As filed with the Securities and Exchange Commission on December 3, 2001
                                                       Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
--------------------------------------------------------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          NORTHWEST ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

            Oregon                         4931                  93-1329989
(State or other jurisdiction of      (Primary Standard        (I.R.S. Employer
incorporation or organization)    Industrial Code Number)    Identification No.)

                               One Pacific Square,
                             220 N.W. Second Avenue
                             Portland, Oregon 97209
                             Telephone: 503-226-4211
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

          RICHARD G. REITEN                          BRUCE R. DeBOLT                   RICHARD S. GREEN, Esq.
Chairman and Chief Executive Officer    Senior Vice President, Finance, and Chief        JOHN T. HOOD, Esq.
         One Pacific Square                         Financial Officer                 Thelen Reid & Priest LLP
       220 N.W. Second Avenue                      One Pacific Square                    40 West 57th Street
       Portland, Oregon 97209                    220 N.W. Second Avenue               New York, New York 10019
            503-226-4211                         Portland, Oregon 97209                     212-603-2000
                                                      503-226-4211

        (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)


     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to effect a reorganization to cause the Registrant to become the holding company of Northwest Natural Gas Company ("NW Natural"), as described in the enclosed Proxy Statement/Prospectus, have been satisfied.

--------------------------------------------------------------------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                    Amount            Proposed maximum      Proposed maximum
Title of Each Class of Securities to be              to be           Offering Price Per    Aggregate Offering        Amount of
Registered                                        Registered             Share (1)              Price (1)         Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock...............................    26,000,000 shares           $23.87            $620,620,000.00        $148,328.18
------------------------------------------------------------------------------------------------------------------------------------
Common Share Purchase Rights (2)...........    26,000,000 rights         ----------            ----------            ----------
====================================================================================================================================

(1) Estimated pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended ("Securities Act"), based upon the market value of the shares of NW Natural common stock to be converted into common stock of the Registrant in the plan of reorganization ($23.87 per share, which is the average of the high and low sales prices of a share of NW Natural common stock on the consolidated transaction reporting system on November 29, 2001).

(2) Since no separate consideration is paid for the Common Share Purchase Rights ("Rights"), the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the NW Natural common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell nor is it an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION--DATED December 3, 2001

                           PROXY STATEMENT/PROSPECTUS

                          NORTHWEST NATURAL GAS COMPANY
                               ONE PACIFIC SQUARE
                             220 N.W. SECOND AVENUE
                             PORTLAND, OREGON 97209
                                 (503) 226-4211

                                         Portland, Oregon, ______________, 200__

Dear Fellow Shareholder:

     The board of directors of Northwest Natural Gas Company ("NW Natural") has agreed to a transaction under which Northwest Energy Corporation, a wholly owned subsidiary of NW Natural, will acquire all of the issued and outstanding shares of common stock of Portland General Electric Company ("PGE") from Enron Corp. ("Enron"). In order to facilitate the acquisition of PGE, NW Natural has agreed to create a holding company structure under which Northwest Energy Corporation will own all of the common stock of both NW Natural and PGE. At the time of the completion of these transactions:

     o NW Natural will become a subsidiary of Northwest Energy Corporation (which may be renamed prior to the completion of the transaction). In this proxy statement/prospectus, Northwest Energy Corporation is referred to as Holding Company.

     o Each share of your NW Natural common stock will be converted into one share of common stock of Holding Company. The common stock of Holding Company will be traded on the New York Stock Exchange. NW Natural's outstanding preference stock and preferred stock will not be exchanged in the transaction and, following the completion of the transaction, will remain issued and outstanding.

     o Holding Company will acquire all the issued and outstanding shares of common stock of PGE from Enron for $1.55 billion in cash, an estimated $50 million of common stock and Class B common stock of Holding Company and $200 million of FELINE PRIDES(SM) of Holding Company.

     In order for these transactions to be completed, NW Natural's shareholders must approve the reorganization of NW Natural to establish a holding company structure and the issuance by Holding Company of the equity securities described above to Enron.

     NW Natural's board of directors believes that NW Natural's proposed acquisition of PGE represents a unique opportunity for NW Natural and its shareholders and recommends that you vote FOR approval of these proposals.

     Whether or not you plan to attend the Special Meeting, please take the time to vote by signing and returning the enclosed proxy card, or by granting a proxy by telephone or the Internet in accordance with the instructions on the enclosed proxy card.

     Only NW Natural common shareholders of record at the close of business on _____, 200_ are entitled to attend or vote at the Special Meeting. The Special Meeting will be held at ________ on [day], [date], at 2:00 P.M., Pacific Standard Time.

     Information about the transaction and the matters to be voted on at the Special Meeting is contained in this proxy statement/prospectus. Please see the section entitled "Risk Factors" beginning on page 16 for a discussion of potential risks involved in the transaction.

                                                   Very truly yours,


                                                   Richard G. Reiten
                                                   Chairman of the Board and
                                                   Chief Executive Officer

                       YOUR VOTE IS VERY IMPORTANT TO US.
     PLEASE VOTE BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY OR BY GRANTING A PROXY BY TELEPHONE OR THROUGH THE INTERNET.

     Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved this document or the securities to be issued in connection with the transaction or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.

     This proxy statement/prospectus is dated _________, 200__ and was first mailed to shareholders on or about _________, 200__.

                          NORTHWEST NATURAL GAS COMPANY
                               ONE PACIFIC SQUARE
                             220 N.W. SECOND AVENUE
                             PORTLAND, OREGON 97209
                                 (503) 226-4211

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                               Portland, Oregon, ________ , 200_

To the Shareholders:

     A Special Meeting of the holders of the common stock of Northwest Natural Gas Company ("NW Natural") will be held at __________, on [day], [date], 200_, at 2:00 P.M., Pacific Standard Time, for the following purposes:

     1. To consider and vote upon a proposal to approve the agreement and plan of merger and reorganization, dated October 5, 2001, among NW Natural, Northwest Energy Corporation, an Oregon corporation and a wholly owned subsidiary of NW Natural ("Holding Company"), and Northwest Energy Sub Corp., an Oregon corporation and a wholly owned subsidiary of Holding Company, to effect a reorganization of NW Natural to establish a holding company structure, as described in this proxy statement/prospectus; and

     2. To consider and vote upon a proposal to approve the issuance by Holding Company of equity securities to Enron Corp. ("Enron"), and/or one or more entities designated by, and affiliated with, Enron, as a portion of the consideration for all of the issued and outstanding shares of common stock of Portland General Electric Company ("PGE") pursuant to the Stock Purchase Agreement, dated October 5, 2001, among Enron, Enron NW Assets, LLC, an affiliate of Enron, NW Natural and Holding Company, as described in this proxy statement/prospectus.

     NW Natural is submitting the two proposals to shareholders in order to facilitate the acquisition of PGE. Copies of the agreement and plan of merger and reorganization and of the stock purchase agreement are attached as Annexes A and B, respectively, to this proxy statement/prospectus.

     After the establishment of the holding company structure, the articles of incorporation of NW Natural will be amended. A copy of the amended articles of incorporation of NW Natural is attached as an exhibit to the agreement and plan of merger and reorganization. Holding Company, as the holder of all of the common stock of NW Natural, will approve those amendments.

     Holders of common, preferred and preference stock of NW Natural of record at the close of business on [date], 200_ are entitled to notice of the Special Meeting. However, only holders of NW Natural common stock are entitled to vote at the Special Meeting.

     The board of directors of NW Natural is soliciting the proxies of all holders of common stock who may be unable to attend the meeting in person. These proxies also will instruct the relevant fiduciary under NW Natural's Dividend Reinvestment and Stock Purchase Plan, its Retirement K Savings Plan or its

Employee Stock Purchase Plan to vote any shares held for the shareholders' benefit under those Plans, as indicated on the proxies. A proxy and a stamped return envelope are enclosed herewith for your use. No postage is needed if mailed in the United States.

                       YOUR VOTE IS VERY IMPORTANT TO US.

     We urge you to vote by promptly marking, signing, dating and returning the enclosed proxy card or by granting a proxy by telephone or the Internet in accordance with the instructions on the enclosed proxy card as soon as possible. Your prompt vote will save NW Natural the additional expense of further requests to ensure that the required shareholder votes are obtained. You may vote in person at the Special Meeting whether or not you previously have returned your proxy.

                                            By Order of the Board of Directors,


                                            Secretary

                                Table of Contents


QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS AND MEETING.......................1

Summary........................................................................4

      Northwest Natural Gas Company............................................4

      Portland General Electric Company........................................4

      The Transaction..........................................................4

      Exchange of Shares.......................................................5

      Appraisal Rights Are Not Available.......................................5

      Opinion of NW Natural's Financial Advisor................................5

      The Special Meeting......................................................6

      The Board's Recommendations to Shareholders..............................6

      Shareholder Vote Required................................................6

      Ownership of Holding Company after the Reorganization....................7

      Financing Holding Company's Acquisition of PGE...........................8

      Board of Directors of Holding Company after the Transaction..............8

      Tax-Free Reorganization..................................................8

      Accounting Treatment.....................................................8

      Listing of Holding Company Common Stock..................................8

      Comparison of Shareholders' Rights.......................................8

      Conditions to Completion of the Holding Company Reorganization
      and the Acquisition of PGE by Holding Company............................9

      Termination.............................................................10

      Recent Developments Regarding Enron.....................................10

      Market Prices And Dividends Paid........................................11

      Selected Historical Financial Information...............................12

      Selected Unaudited Pro Forma Combined Condensed Financial Information...15

RISK FACTORS RELATING TO THE TRANSACTION......................................16

A CAUTION ABOUT FORWARD-LOOKING STATEMENTS....................................19

THE SPECIAL MEETING OF NW NATURAL SHAREHOLDERS................................21

      Date and Purpose of the Special Meeting.................................21

      Who Is Entitled to Vote at the NW Natural Meeting.......................21

      Quorum Requirements and Vote Required...................................21

      Voting by Proxy and How to Revoke Your Proxy............................22

      Solicitation of Proxies.................................................23

INTRODUCTION..................................................................23

      General.................................................................23

      What Shareholders Will Receive..........................................24

PROPOSAL 1....................................................................25

      Reorganization of NW Natural to Establish a Holding Company Structure...25

PROPOSAL 2....................................................................25

      Issuance of Certain Holding Company Securities to Enron as a
      Portion of the Purchase Price for Portland General......................25

BACKGROUND OF THE TRANSACTION.................................................27

OPINION OF FINANCIAL ADVISOR TO NW NATURAL....................................33

REASONS FOR THE TRANSACTION...................................................40

RECOMMENDATION OF THE BOARD OF DIRECTORS OF NW NATURAL........................41

THE REORGANIZATION TO ESTABLISH A HOLDING COMPANY.............................43

      General.................................................................43

      The Agreement and Plan of Merger and Reorganization.....................43

      Effects of the Reorganization...........................................44

      Conditions to Effectiveness of the Reorganization.......................44

      Amendment and Termination...............................................45

      Appraisal Rights Are Not Available......................................45

      Amendment of Articles of Incorporation of NW Natural....................45

THE ACQUISITION OF PORTLAND GENERAL...........................................46

      Stock Purchase Agreement................................................46

      Representations and Warranties of NW Natural and Enron..................47

      Covenants Relating to the Conduct of Business Before the Closing........47

      Employment Related Obligations; Employee Benefits.......................49

      Other Agreements........................................................49

      Conditions to the Transaction...........................................50

      Regulatory Approvals Required to Complete the Transaction...............51

      Termination of the Stock Purchase Agreement.............................55

      Financing the Acquisition...............................................55

      Financing Commitment....................................................56

      Issuance of Certain Holding Company Securities to Enron.................57

      Common Stock and Class B Common Stock...................................57

      FELINE PRIDES...........................................................57

      Preferred Shares Issued in connection with Holding Company
      FELINE PRIDES...........................................................59

      Securityholders and Registration Rights Agreement.......................60

      Newly Created Directorships and Enron Directors.........................62

      U.S. Federal Income Tax Consequences....................................63

      Expenses................................................................65

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS...................66

HOLDING COMPANY FOLLOWING THE TRANSACTION.....................................73

      Management of Holding Company...........................................73

      Business of Holding Company.............................................73

      Operation and Headquarters of Holding Company...........................73

      Dividend Policy.........................................................73

      Exchange of Stock Certificates..........................................74

      Preferred Stock of NW Natural and PGE...................................75

      Listing of Holding Company Common Stock.................................75

DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK..................................76

      Holding Company's Capitalization........................................76

      Holding Company Preferred Stock.........................................76

      Holding Company Common Stock and Class B Common Stock...................76

COMPARATIVE RIGHTS OF SHAREHOLDERS............................................80

      Controlling Law and Documents...........................................80

      Indemnification and Limitation of Liability.............................80

      Authorized Common Stock.................................................81

      Authorized Preferred Stock..............................................81

      Potential Anti-Takeover Effects of Board of Directors
      Discretion to Authorize Preferred Stock.................................81

      Amended and Restated Articles of Incorporation..........................82

      Amended and Restated Bylaws.............................................82

WHAT INFORMATION YOU SHOULD RELY ON...........................................82

EXPERTS.......................................................................82

LEGAL MATTERS.................................................................83

WHERE YOU CAN FIND MORE INFORMATION...........................................84

ANNEX A - Agreement and Plan of Merger and Reorganization

ANNEX B - Stock Purchase Agreement

ANNEX C - Securityholders and Registration Rights Agreement

ANNEX D - Opinion of Financial Advisor to NW Natural

            QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS AND MEETING


Q:   What will happen in the proposed transactions?

A: NW Natural, Holding Company and a wholly-owned subsidiary of Holding Company have entered into an agreement and plan of merger and reorganization whereby NW Natural will become a subsidiary of Holding Company. Following the establishment of the holding company structure, Holding Company will acquire the common stock of PGE, and, as a result, will own two operating utilities - PGE and NW Natural. As a result of the transaction, shareholders of NW Natural common stock will hold Holding Company common stock and Enron or one of its designees will hold common stock and other securities of Holding Company.

     At the time of the closing of Holding Company's acquisition of PGE, Holding Company, Enron and any entity designated by Enron, will enter into a securityholders and registration rights agreement which, among other things, will grant to Enron the right to designate up to two individuals to serve on Holding Company's board of directors, and will restrict Enron's disposition of securities issued by Holding Company for a period of time and, after such restricted period, give Enron certain rights to publicly offer the securities acquired by it for sale.

Q:   When and where will the NW Natural special meeting of shareholders be held?

A: The NW Natural special meeting of shareholders will be held on _______, __________ at _____, local time, at _____________.

Q:   What are the NW Natural shareholders being asked to vote on?

A:   NW Natural common shareholders are being asked to vote upon two proposals:

          o a proposal to approve the agreement and plan of merger to effect a reorganization of NW Natural to establish a holding company structure; and

          o a proposal to approve the issuance by Holding Company of equity securities to Enron, and/or one or more entities designated by, and affiliated with, Enron, in connection with the acquisition of PGE by Holding Company.

Q:   Who must approve the proposals?

A: The affirmative vote of a majority of the outstanding shares of NW Natural common stock is required to approve the reorganization to establish the holding company structure. The issuance by Holding Company of equity securities to Enron in connection with the acquisition of PGE requires the affirmative vote of a majority of the votes cast at the meeting, provided that the total number of votes cast with respect to the proposal represents a majority of NW Natural's outstanding common shares.

Q: How does the NW Natural board of directors recommend I vote on the proposals?

A:   The NW Natural board recommends that you vote "FOR" both proposals.

Q:   What shares are included on the enclosed proxy card for NW Natural?

A: The number of shares indicated on the enclosed proxy card consists of the number of shares of NW Natural common stock that, as of the close of business on _________, 200_, you held of record. These proxy cards also will instruct the relevant fiduciary under NW Natural's Dividend Reinvestment and Stock Purchase Plan, its Retirement K Savings Plan or its Employee Stock Purchase Plan to vote any shares held for the shareholders' benefits under those Plans, as indicated on the proxy cards.

Q:   Can I change my vote after I have returned my proxy card?

A: Yes. You can change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice to the Corporate Secretary of NW Natural stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the special meeting and vote in person. Your attendance alone will not, however, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q:   What if I don't vote?

A: Abstentions and broker non-votes (proxies from brokers or nominees indicating that they have not received voting instructions from the beneficial owners or other persons entitled to vote shares) represented at the NW Natural special meeting will be considered present for the purpose of establishing a quorum. In determining whether the proposal for reorganization to establish a holding company structure has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes cast against the proposal. In determining whether the proposal to approve Holding Company's issuance of equity securities to Enron has received the requisite number of affirmative votes, abstentions will have the same effect as a vote against the proposal, while broker non-votes will not be included among the votes cast with respect to the proposal.

Q:   Should I send in my NW Natural common stock certificates now?

A: No. After the reorganization is completed, Holding Company will send shareholders additional information explaining how to exchange their NW Natural common stock certificates for Holding Company common stock certificates.

Q:   What do I need to do now?

A: After you carefully read this document, please vote your shares in accordance with the voting procedures outlined on your proxy card. That way, your shares will be represented and voted at NW Natural's special meeting on _________, 2002. You can also take advantage of the telephone and Internet options to vote your shares, as described on page 22 and on your proxy card.

Q: My shares are held by my broker or bank. Will my broker or bank vote my shares for me?

A: No. If your shares are held by a broker or bank, you will receive separate written instructions on how to vote. We urge you to contact your broker or bank if you do not receive instructions on how to direct your bank or broker to vote your shares. If you do not direct your bank or broker to vote your shares, they will not be voted at NW Natural's special meeting.

Q:   How can I get more information about NW Natural?

A: Both NW Natural and PGE file periodic reports and other information with the Securities and Exchange Commission. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see pages 84 and 85.

Q:   Who can help answer my questions?

A: If you have any questions about the proposed transactions or if you need additional copies of this proxy statement/prospectus, you should contact:

     Jim Boehlke, Director,
       Investor Relations
     Tel: 800-422-4012 ext. 2451
     Fax: 503-721-2516
     E-mail: investorinformation@nwnatural.com

                                     SUMMARY

     This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the detailed information that may be important to you. To understand the transaction fully and for a more complete description of the legal terms of the transaction, you should read carefully this entire proxy statement/prospectus and the other documents to which we refer. For more information about NW Natural, PGE and Holding Company, see "Where You Can Find More Information," on page 84.

     Northwest Natural Gas Company

     Northwest Natural Gas Company
     220 N.W. Second Avenue
     Portland, Oregon  97209

     Northwest Natural Gas Company ("NW Natural") is principally engaged in the sale and distribution of natural gas and has as its exclusive service territory a major portion of western Oregon, including the Portland metropolitan area, most of the Willamette Valley and the coastal area from Astoria to Coos Bay. NW Natural also serves portions of three Washington counties bordering the Columbia River. At year-end 2000, NW Natural had about 468,100 residential customers, 54,700 commercial customers and 600 industrial customers.

     NW Natural also operates a wholly-owned subsidiary, NNG Financial Corporation. NNG Financial Corporation holds financial investments as a limited partner in three solar electric generating plants, four windpower electric generation projects and a hydroelectric project, all located in California, and two low-income housing projects in Portland.

     Portland General Electric Company

     Portland General Electric Company
     121 SW Salmon Street
     Portland, Oregon  97204

     Portland General Electric Company ("PGE" or "Portland General"), a wholly-owned subsidiary of Enron Corp. ("Enron"), is an electric utility engaged in the generation, purchase, sale, transmission and distribution of electricity to industrial, commercial and residential customers in the State of Oregon. PGE also sells energy to wholesale customers throughout the western United States. PGE's Oregon service area is 3,150 square miles, including 51 incorporated cities, of which Portland and Salem are the largest, within a state-approved service area allocation of 4,070 square miles. PGE estimates that its service area population is approximately 1.5 million, comprising about 44% of the state's population.

     The Transaction

     The agreement and plan of merger and reorganization, the stock purchase agreement and the securityholders and registration rights agreement are attached as Annex A, Annex B and Annex C, respectively, to this proxy statement/prospectus. They are the legal documents that govern the reorganization to establish a holding company structure, the acquisition of Portland General and related transactions. We encourage you to read these documents carefully. In this proxy statement/prospectus, we refer to the agreement and plan of merger and reorganization as the plan of reorganization and the securityholders and registration rights agreement as the securityholders agreement.

     NW Natural and Enron entered into the stock purchase agreement providing for the acquisition by Holding Company from Enron of all of the issued and outstanding common stock of Portland General.

     To facilitate this transaction, NW Natural, Holding Company and a wholly-owned subsidiary of Holding Company have entered into the plan of reorganization under which NW Natural will become a subsidiary of Holding Company. Following the establishment of the holding company structure, Holding Company will acquire all of the outstanding common stock of Portland General from Enron, and, as a result, will own two operating utilities -- PGE and NW Natural. Upon completion of the transaction, shareholders of NW Natural common stock will hold Holding Company common stock and Enron will hold common stock and other securities of Holding Company.

     At the time of the closing of the acquisition of PGE, Holding Company, Enron, and any entity designated by Enron to receive any of the securities to be issued in connection with the acquisition of PGE shall enter into the securityholders agreement which, among other things, will grant to Enron the right to designate up to two individuals to serve on Holding Company's board of directors, and will restrict Enron's disposition of securities issued by Holding Company for a period of time and, after such restricted period, give Enron certain rights to publicly offer the securities acquired by it for sale.

     Exchange of Shares

     At the effective time of the reorganization, each outstanding share of common stock of NW Natural will be converted into one share of common stock of Holding Company. NW Natural's outstanding shares of preferred stock and preference stock will remain outstanding.

     Appraisal Rights Are Not Available

     Under Oregon law, the holders of NW Natural common stock do not have any right to an appraisal of the value of their shares in connection with the merger provided for in the plan of reorganization.

     Opinion of NW Natural's Financial Advisor

     In deciding to approve the acquisition of PGE by Holding Company, the board of directors of NW Natural considered the opinion of its financial advisor. NW Natural received an opinion from Merrill Lynch, Pierce, Fenner & Smith Incorporated dated October 5, 2001 as to the fairness from a financial point of view to Holding Company of the consideration to be paid by Holding Company in the acquisition of PGE. This opinion, including a discussion of the assumptions made, matters considered and limitations on the review undertaken, are described in this proxy statement/prospectus, and the complete text of the opinion is attached as Annex D.

     The Special Meeting

     A special meeting of the holders of NW Natural common stock will be held on _____________, ____________ at _______, local time, at
_________________________. At the special meeting you will be asked:

     1. To consider and vote upon a proposal to approve the plan of reorganization to effect a reorganization of NW Natural to establish a holding company structure; and

     2. To consider and vote upon a proposal to approve the issuance by Holding Company of equity securities to Enron and/or one or more entities designated by Enron, in connection with the acquisition by Holding Company from Enron of all of the issued and outstanding shares of common stock of PGE pursuant to the stock purchase agreement.

     The Board's Recommendations to Shareholders

     The NW Natural board of directors, by unanimous vote of all directors present with one director being absent, has adopted and approved the plan of reorganization. The NW Natural board believes that the reorganization to facilitate the purchase of PGE by Holding Company from Enron is in the best interest of NW Natural and is advisable, fair to you and in your best interest, and recommends that you vote FOR the holding company reorganization.

     The NW Natural board of directors, by unanimous vote of all directors present with one director being absent, also has adopted and approved the stock purchase agreement providing for the issuance of certain Holding Company equity securities to Enron in connection with Holding Company's acquisition of PGE. The NW Natural board believes that the acquisition of PGE and the issuance of equity securities to Enron with respect to such acquisition is in the best interest of the Company and is advisable, fair to you and in your best interest, and recommends that you vote FOR the issuance of equity securities of Holding Company to Enron for the purpose of Holding Company's acquisition of PGE.

     Shareholder Vote Required

     You may cast one vote at the special meeting for each share of NW Natural common stock you owned at the close of business on ___________________, 200_.

     On __________________, 200_, there were approximately __________
shareholders of record and __________________ shares of NW Natural common stock outstanding and entitled to vote.

     Approval of the holding company reorganization requires the affirmative vote of a majority of the outstanding shares of NW Natural common stock. Approval of the issuance by Holding Company of equity securities to Enron in connection with the acquisition of PGE by Holding Company requires the affirmative vote of the majority of the votes cast, provided the total number of votes cast with respect to the proposal represents a majority of the outstanding shares of NW Natural common stock. Holders of NW Natural's preferred stock and preference stock will receive notice of the proposed reorganization and the issuance of equity securities to

Enron in connection with Holding Company's acquisition of Portland General, but shares of NW Natural preferred stock and preference stock are not entitled to vote upon either proposal.

     As of ___________, 200_, directors and executive officers of NW Natural and its affiliates owned an aggregate of approximately 1.4% of the outstanding shares of NW Natural common stock with no director or officer owning 1% or more of the outstanding shares.

     Ownership of Holding Company after the Reorganization

     Holding Company will have two classes of common securities after the reorganization - common stock and Class B common stock. The common stock and the Class B common stock will have identical rights in all respects except that the Class B common stock will be non-voting. Each share of Class B common stock will be convertible at any time into one share of common stock except that the conversion cannot result in the holder of such converted stock beneficially owning 5% or more of the outstanding shares of common stock.

     Upon the closing of the acquisition of PGE by Holding Company, Holding Company will issue an estimated $50 million of common stock and Class B common stock and $200 million in FELINE PRIDES(SM)* to Enron as a portion of the purchase price paid to acquire PGE. The actual aggregate number of shares of common stock and Class B common stock issued will be equal to the quotient resulting from the division of $50 million divided by the average of the closing sales prices of one share of NW Natural common stock on the New York Stock Exchange ("NYSE") for the 20 consecutive trading days ending on the third trading day prior to the closing of the acquisition. However, in no event will Enron or its designee receive less than 1,877,938 shares or more than 2,295,257 shares.

     The shares of Holding Company common stock to be issued to Enron will represent approximately 4.9% of the outstanding Holding Company common stock immediately following consummation of the reorganization and the acquisition of PGE. If 1,877,938 shares of common stock and Class B common stock are issued to Enron or its designee in connection with the acquisition of PGE, Enron, together with any of its designees, will own approximately 7% of the outstanding shares of Holding Company common stock and Class B common stock (excluding any Class B common stock issuable upon the settlement of the purchase contract that is part of the FELINE PRIDES). If 2,295,257 shares of common stock and Class B common stock are issued to Enron or its designee in connection with the acquisition of PGE, Enron, together with any of its designees, will own approximately 8% of the outstanding Holding Company common stock and Class B common stock immediately following consummation of the reorganization and the acquisition of PGE (excluding any Class B common stock issuable upon the settlement of the purchase contract that is part of the FELINE PRIDES). This information is based on the price and number of shares of NW Natural common stock outstanding as of __________ and does not take into account stock options or equity-based awards or any other shares which may be issued before the closing of the acquisition of PGE.

--------------
* FELINE PRIDES, Income PRIDES and Growth PRIDES are service marks of Merrill Lynch & Co.

     Financing Holding Company's Acquisition of PGE

     The cash portion of the purchase price for PGE will be raised through loans to Holding Company from commercial banks and institutional lenders arranged, pursuant to a written financing commitment, by Merrill Lynch and Credit Suisse First Boston.

     The stock purchase agreement provides that, if the closing has not occurred by December 8, 2002, NW Natural and Holding Company have the obligation to use their best efforts to obtain an extension of this financing commitment or enter into or extend a new financing commitment which provides for similar financing. Holding Company is required to accept any such extended financing commitment or new financing commitment if the funding conditions and other terms and conditions are not materially adverse to Holding Company in comparison to the original financing commitment.

     Board of Directors of Holding Company after the Transaction

     Following the reorganization to establish the holding company structure and the closing of the acquisition of PGE by Holding Company, the board of directors of Holding Company will have 12 to 14 members. The directors of NW Natural (currently there are 12) immediately prior to the effective date of the reorganization will become directors of Holding Company. In addition, Enron will have the right initially to appoint and subsequently to nominate as part of the management slate of directors up to two individuals to the board of directors of Holding Company, of which one will be required to be appointed to the audit committee of the board of directors of Holding Company.

     Tax-Free Reorganization

     Holders of NW Natural common stock will not recognize gain or loss for U.S. federal income tax purposes on the receipt of Holding Company common stock in the reorganization. Holding Company will not recognize gain or loss for U.S. federal income tax purposes pursuant to the reorganization or the acquisition of PGE.

     Accounting Treatment

     Holding Company will account for the acquisition of PGE as a purchase for financial reporting purposes.

     Listing of Holding Company Common Stock

     Holding Company will apply for the shares of its common stock to be issued in connection with the holding company reorganization to be listed on the NYSE under a symbol to be determined at a later date.

     Comparison of Shareholders' Rights

     NW Natural and Holding Company are both incorporated in Oregon, so the rights of NW Natural shareholders who become Holding Company shareholders will continue to be governed by Oregon law. There are some differences in the rights of shareholders under the respective articles of incorporation and other documents relating to Holding Company and NW Natural. These differences primarily consist of the existence of Class B common stock of Holding Company, the right of the board of directors of Holding Company to establish the terms and conditions of a series of preferred stock and the lack of cumulative voting for directors of Holding Company.

     Conditions to Completion of the Holding Company Reorganization and the Acquisition of PGE by Holding Company

     The completion of the holding company reorganization and the acquisition of PGE by Holding Company depend upon meeting a number of conditions, including the following:

     o the absence of any injunction, order, law or regulation preventing consummation of the sale by Enron of the outstanding common stock of PGE to Holding Company;

     o the receipt by Enron, NW Natural and Holding Company of required approvals from regulatory authorities, which include the Oregon Public Utility Commission ("OPUC"), the Washington Utilities and Transportation Commission ("WUTC"), the Federal Energy Regulatory Commission ("FERC"), the Nuclear Regulatory Commission and the Securities and Exchange Commission ("SEC") and any terms and conditions imposed by such approvals do not have a material adverse effect on PGE or on Holding Company, NW Natural and PGE taken as a whole;

     o the approval by NW Natural's common shareholders of the reorganization to establish the holding company structure and the issuance by Holding Company of equity securities to Enron and/or its designees pursuant to the stock purchase agreement;

     o the availability of the debt financing on the conditions stated in the stock purchase agreement;

     o the performance by Enron and NW Natural of their obligations under the stock purchase agreement;

     o the accuracy of Enron's and NW Natural's representations and warranties;

     o no event having occurred that would have a material adverse effect on PGE;

     o Holding Company not being required to register as a "holding company" for purposes of the Public Utility Holding Company Act of 1935 ("PUHCA"); and

     o receipt by Enron of a no-action letter from the staff of the SEC that the staff of the SEC will not take any action to assert that Enron or its affiliates will become a "holding company" or an "affiliate" of Holding Company for purposes of PUHCA.

     Termination

     The stock purchase agreement may be terminated under certain circumstances, including termination by either party if (i) the closing does not occur on or before December 8, 2002 or, if the required regulatory approvals are not obtained on or prior to December 8, 2002, the first business day which is 18 months after the date of the stock purchase agreement or (ii) any of the required regulatory approvals have been denied by a final and nonappealable order, judgment or decree. The stock purchase agreement may be terminated by NW Natural if there is a breach or violation by Enron of any covenant, representation or warranty that results in a material adverse effect on PGE and such breach or violation is not cured by the earlier of the closing date or within 30 days of notice to Enron. The stock purchase agreement may be terminated by Enron if there is a material breach or violation by Holding Company or NW Natural of any covenant, representation or warranty and such breach or violation is not cured by the earlier of the closing date or within 30 days of notice to NW Natural.

     If the stock purchase agreement is terminated or the purchase of PGE by Holding Company will not otherwise occur, the plan of reorganization will be terminated, and NW Natural will not undertake its reorganization or establish the holding company structure.

RECENT DEVELOPMENTS REGARDING ENRON

     On November 9, 2001, Enron reported that it entered into a merger agreement with Dynegy Inc., a Houston-based energy trading and power company, under which Dynegy had agreed to acquire all of the outstanding common stock of Enron. On November 28, 2001, citing concerns about the viability of the merger agreement with Dynegy and the liquidity implications of the possible failure of that transaction, Standard & Poor's lowered its long-term corporate credit rating on Enron to "B-" from "BBB-." In addition, citing similar concerns, Moody's Investors Service downgraded Enron's senior unsecured debt ratings to B2 from Baa3. Later in the day on November 28, 2001, Dynegy reported that it terminated the merger agreement with Enron, claiming that Enron had breached representations, warranties, covenants and agreements in the merger agreement, including the material adverse change provision.

     We are assessing the effect of the downgrades and the termination of the merger agreement on the transactions contemplated by this proxy statement/prospectus. While we do not believe that such events will materially affect the proposed transactions or Holding Company, we cannot assure you such events will have no effect on Holding Company or such transactions or that such affects will not be material. For example, such events may adversely affect Enron's ability to indemnify Holding Company for certain PGE California receivables as required under the Stock Purchase Agreement.

[This section and other relevant portions of this proxy statement/prospectus will be updated upon the filing of each amendment to the Registration Statement.]

                        Market Prices And Dividends Paid

     Effective July 27, 2000, NW Natural's common stock was listed and began trading on the New York Stock Exchange under the symbol "NWN." Prior to that, the common stock was traded on the National Market tier of the Nasdaq Stock Market under the symbol "NWNG." All PGE common stock is held by Enron. As of ____________, 200_, NW Natural common stock was held of record by approximately
_________ persons. The quarterly high and low trades for NW Natural's common stock since 1999 and dividends declared per share were as follows:

                                           NW Natural Common Stock
                                  -----------------------------------------
                                           Price                   Dividend
                                  -----------------------          Declared
                                   High              Low           --------
                                  -------         -------
1999
   First Quarter..........        $27.00           $21.00           $.305
   Second Quarter.........         27.00            19.50            .305
   Third Quarter..........         27.88            23.31            .305
   Fourth Quarter.........         27.00            21.13            .31*
2000
   First Quarter..........         22.50            17.75            .31
   Second Quarter.........         23.88            18.88            .31
   Third Quarter..........         24.63            21.63            .31
   Fourth Quarter.........         27.50            21.88            .31
2001
   First Quarter..........         26.69            23.05            .31
   Second Quarter.........         25.25            21.65            .31
   Third Quarter..........         25.85            22.39            .31


* Includes the regular quarterly dividend of $0.305 per share paid on November 13, 1999, and the special dividend of $0.005 per share paid on December 15, 1999.

     On October 4, 2001, the last full trading day before the date of the execution of the stock purchase agreement, and on ________, 200_, the last full trading day for which information was available before the date of this proxy statement/prospectus, the high, low and closing sales prices, as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions, for NW Natural common stock were as follows:

                                                October 4, 2001                ___________, 200_
                                         -----------------------------     ------------------------
                                          High        Low      Closing      High     Low    Closing
                                          ----        ---      -------      ----     ---    -------
     NW Natural common stock.........    $26.00     $24.69      $25.99     $        $        $

The market price of NW Natural common stock is subject to fluctuation. As a result, NW Natural shareholders are urged to obtain current market quotations for NW Natural shares.

                    Selected Historical Financial Information

     The following table contains selected historical consolidated financial data for NW Natural and PGE, including certain historical per share data for NW Natural. The selected historical consolidated financial data for NW Natural and PGE for each year in the five-year period ended Dec. 31, 2000 have been derived from the audited financial statements of NW Natural and PGE, and the nine months ended Sept. 30, 2001 and 2000 have been derived from the unaudited financial statements of NW Natural and PGE. The selected historical financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of NW Natural and PGE as presented in their respective Annual Reports on Form 10-K, as amended for NW Natural, and in their respective Quarterly Reports on Form 10-Q, which are incorporated by reference herein.

                                   NW Natural
                  (Millions of Dollars, Except Per Share Data)

                                                                                                                   Nine Months
                                                                Year Ended Dec. 31,                              Ended Sept. 30,
                                              ---------------------------------------------------------         -----------------
                                              2000         1999         1998          1997         1996         2001         2000
                                              ----         ----         ----          ----         ----         ----         ----
Statement of
Income Data:
   Gross Operating Revenues..............     $532         $456         $404          $352         $371         $414         $334
   Net Operating Revenues................      258          244          231           221          229          183          175
   Total Operating Expenses..............      154          149          144           133          136          120          111
   Income from Operations................      104           95           87            88           93           63           63
   Net Income from Continuing Operations.       48           45           27            43           46           26           27
   Earnings from Continuing Operations
   Applicable to Common Stock............       45           42           24            40           43           24           25
   Earnings Per Share of Common Stock:
      Basic - From Continuing Operations.     1.80         1.70         1.01          1.77         1.95         0.95         0.99
      Diluted - From Continuing
      Operations.........................     1.79         1.69         1.01          1.75         1.92         0.95         0.99
   Dividends Per Share of Common Stock...     1.24        1.225         1.22         1.205         1.20         0.93         0.93

                                                                      Dec. 31,                                      Sept. 30,
                                              ---------------------------------------------------------         -----------------
                                              2000         1999         1998          1997         1996         2001         2000
                                              ----         ----         ----          ----         ----         ----         ----
Balance Sheet Data:
   Total Assets...........................    $1,279       $1,244       $1,192        $1,112        $989       $1,355       $1,193
   Capitalization:
      Long-term Debt......................       401          396          367           344         272          399          376
      Redeemable Preference Stock.........        25           25           25            25          25           25           25
      Redeemable Preferred Stock..........        10           11           12            13          13            9           10
      Total Common Stock Equity...........       452          430          412           366         347          451          439
                                              ------       ------       ------        ------      ------       ------       ------
   Total Capitalization...................      $888         $862         $816          $748        $657         $884         $850
   Book Value per Share of Common Stock...    $17.93       $17.12       $16.59        $16.02      $15.37       $17.93       $17.42

                                       PGE
                              (Millions of Dollars)

                                                                                                                   Nine Months
                                                                Year Ended Dec. 31,                              Ended Sept. 30,
                                              ---------------------------------------------------------         -----------------
                                              2000         1999         1998          1997         1996         2001         2000
                                              ----         ----         ----          ----         ----         ----         ----
Statement of Income Data:
   Operating Revenues.................      $2,253        $1,378       $1,176        $1,416       $1,110       $2,502       $1,555
   Operating Expenses.................       2,047         1,188          976         1,208          880        2,398        1,410
   Net Operating Income...............         206           190          200           208          230          104          145
   Net Income(1)(2)...................         141           128          137           126          156           56           96

                                                                      Dec. 31,                                      Sept. 30,
                                              ---------------------------------------------------------         -----------------
                                              2000         1999         1998          1997         1996         2001         2000
                                              ----         ----         ----          ----         ----         ----         ----
Balance Sheet Data:
   Total Assets ..........................    $3,452       $3,167       $3,162       $3,256       $3,398       $3,590       $3,125
   Capitalization:
      Long-term Obligations...............       798          701          744        1,008          933          776          800
      Cumulative Preferred Stock -
      Subject to Mandatory Redemption.....        30           30           30           30           30           29           30
      Total Common Stock Equity...........     1,099        1,041          996          910          927        1,124        1,075
   Total Capitalization...................    $1,927       $1,772       $1,770       $1,948       $1,890       $1,929       $1,905

----------
(1) PGE's results for the nine months ended Sept. 30, 2001 exclude the cumulative effect of a change in accounting principle, net of tax, from PGE's adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," on Jan. 1, 2001.

(2) PGE's selected historical results do not include earnings per share data because PGE was sholly owned by Enron.

      Selected Unaudited Pro Forma Combined Condensed Financial Information

     The following selected unaudited pro forma combined condensed financial information gives effect to the acquisition of PGE by Holding Company in a transaction recorded using the purchase method of accounting. The pro forma balance sheet data is based on the historical balance sheets of NW Natural and PGE and has been prepared to reflect the acquisition of PGE by Holding Company as of Sept. 30, 2001. The pro forma statement of income data is based on the historical statements of income of NW Natural and PGE and have been prepared to reflect the combined results of operations of NW Natural and PGE for the year ended Dec. 31, 2000 and the nine months ended Sept. 30, 2001 as if the acquisition had occurred on Jan. 1, 2000. The pro forma financial position and results of operations are not necessarily indicative of the actual financial position or operating results that would have resulted had the transaction been consummated on the dates indicated and should not be construed as necessarily indicative of future financial position or operating results. The following information is based on, and should be read in conjunction with, the unaudited pro forma combined condensed statements of income and balance sheet presented elsewhere in this proxy statement/prospectus.

                                 HOLDING COMPANY
                  (Millions of Dollars, Except Per Share Data)

                                                        Nine Months             Year Ended
                                                    Ended Sept. 30, 2001      Dec. 31, 2000
                                                    --------------------      -------------
Statement of Income Data:
      Gross Operating Revenues.........................    $2,916.3             $2,786.0
      Net Operating Revenues...........................       665.9              1,050.5
      Total Operating Expenses.........................       470.0                648.1
      Income from Operations...........................       195.9                402.4
      Net Income from Continuing Operations............        29.1                118.2
      Earnings from Continuing Operations
           Applicable to Common Stock..................        14.0                 98.8
      Earnings Per Share of Common Stock:
           Basic - From Continuing Operations..........         .51                 3.62
           Diluted - From Continuing Operations........         .51                 3.58

      Dividends Per Share of Common Stock..............         .93                 1.24

                                                         Sept. 30, 2001
                                                         --------------
Balance Sheet Data:
      Total Assets.....................................     $5,797.7
      Capitalization
           Long-term Debt .............................      2,334.5
           Redeemable Preference Stock.................         25.0
           Redeemable Preferred Stock..................        238.0
           Total Common Stock Equity...................        501.1

      Total Capitalization.............................     $3,098.6

      Book Value per Share of Common Stock.............      $ 18.36

                    RISK FACTORS RELATING TO THE TRANSACTION

     You should consider carefully all the information contained in this proxy statement/prospectus and its exhibits. You should also consider the information in the documents we have incorporated by reference. In addition, you should pay particular attention to the following factors in evaluating the proposals to be voted on at the special meeting.

The establishment of the holding company structure and the acquisition of PGE are subject to regulatory approvals which may impose conditions that could have an adverse effect on the operations of Holding Company after the completion of the transactions.

     Our obligation to establish the holding company structure and acquire PGE are conditioned upon our receiving satisfactory approvals from various governmental regulatory authorities. While we hope to obtain the required regulatory approvals by the fourth quarter of 2002, we cannot be certain that all of the required approvals and consents will be obtained within that time frame or without terms or conditions that may have an adverse effect on the operations of Holding Company and its prospective subsidiaries after the acquisition. If these conditions would have a material adverse effect on PGE, NW Natural and Holding Company, taken as a whole, either we or Enron may elect not to complete the acquisition. If these conditions would have a material adverse effect on PGE, we may elect not to complete the acquisition.

We may fail to implement the acquisition successfully, to achieve savings and to realize the other anticipated benefits from the acquisition because of difficulties in integrating the business operations of the two companies.

     The integration of NW Natural and Portland General following the acquisition will be complex and time-consuming and will present us with significant challenges. As a result, we may not be able to operate the companies as efficiently as we expect. We may also fail to achieve the expected potential benefits of the acquisition as quickly or as cost effectively as we anticipate or may not be able to achieve those benefits at all. Specifically, we will face significant challenges integrating the two companies' organizations, procedures and operations in a timely and efficient manner and retaining key NW Natural and PGE personnel. In addition, the management of Holding Company will have to dedicate substantial effort to integrating the two operating companies and, theretofore, its focus and resources may be diverted from other strategic opportunities and from operational matters. We will also have the added burden of effecting the integration amidst recent and future developments in the electric and gas utility industries, including deregulation and increased competition.

Holding Company could be adversely affected by substantial changes affecting the electric utility industry.

     Holding Company's financial condition and results of operations will be significantly affected by the financial condition and results of operations of PGE, an electric utility. The electric utility industry is undergoing significant regulatory change designed to encourage competition in the sale of electricity and related services. After the acquisition, PGE will continue to be subject to regulation in Oregon as well as extensive federal regulation. Each of these jurisdictions has implemented or is in the process of implementing changes to the regulatory and legislative framework applicable to the electric utility industry, including a change to a competitive market for the sale of electricity. The continuing effects of changes that have been implemented, the possible effects of changes under consideration and the possible effects of changes that may occur in the future could have a material adverse effect on PGE and Holding Company. Moreover, increased competition resulting from legislative changes, regulatory changes or other factors may create greater risks to the stability of utility earnings generally. In a deregulated environment, formerly regulated utility companies that are not responsive to a competitive energy marketplace could suffer erosion in market share, revenues and profits as competitors gain access to their service territories.

PGE is exposed to volatility in purchased power costs and may not recover all such costs through its power cost adjustment sharing mechanism with customers.

     As PGE's generation and long-term power purchase contracts provide only a portion of its customers' load, PGE has relied increasingly upon short-term wholesale power purchase contracts and wholesale spot market purchases. To assure supply and reliability to its retail customers, PGE buys and sells power in a wholesale market in which prices have become increasingly volatile. In order to protect both PGE and its customers from such volatility, PGE is authorized to defer, for future rate making treatment, actual net variable power costs which differ from certain baseline amounts approved by the OPUC. The existing power cost mechanism is authorized to remain in effect through December 31, 2002 and provides that a portion of differences between the baseline amounts and actual costs will be subject to recovery (or refund) with the remainder being borne by PGE. If a similar mechanism is not authorized for later periods and costs exceed the amount authorized for recovery, PGE's and Holding Company's future results of operations could be adversely affected.

NW Natural is exposed to lower margin revenues from reduced customer consumption resulting from higher costs of purchased gas.

     We believe that the recent reduction in gas consumption by NW Natural's customers was caused by (a) NW Natural's higher cost of purchased gas, which was passed on to customers as rate increases last fall, and (b) combined efforts throughout the region to conserve energy. NW Natural has filed with the OPUC for approval of a new regulatory mechanism that is intended to stabilize margin revenues in the face of variable consumption patterns, thereby reducing earnings volatility. If such a regulatory mechanism is not approved, NW Natural's results of future operations may be adversely affected.

Holding Company's high level of debt may adversely affect its financial condition and results of future operations.

     The cash portion of the purchase price to be paid to Enron, $1.55 billion, will be raised through loans to Holding Company from commercial banks and institutional lenders. The terms of these financings may contain covenants that may limit the amount of dividends which Holding Company may pay and that may adversely affect the ability of Holding Company and its subsidiaries to enter into possible future transactions. As a result of the proposed financings, the pro forma consolidated capitalization of Holding Company after giving effect to the acquisition of PGE, consists of approximately 20.7% common equity and preferred stock not subject to mandatory redemption and approximately 79.3% long-term debt, short-term debt expected to be refinanced and preferred stock subject to mandatory redemption, resulting in a substantially more leveraged capital structure than either NW Natural or PGE has currently. Holding Company expects to obtain the funds necessary to make debt service payments primarily from dividends paid to it by PGE and NW Natural. Any impairment in the ability of PGE or NW Natural to pay dividends to Holding Company could jeopardize the ability of Holding Company to meet its debt service obligations.

Significant increases in interest rates may adversely affect Holding Company's future results of operations.

     All of Holding Company's debt incurred to finance the acquisition of PGE will bear interest at variable rates. Although Holding Company expects to enter into some interest rate hedging mechanisms and to refinance a portion of such debt with long term fixed rate debt within a year after the closing of the acquisition, significant increases in interest rates could correspondingly increase the amount of Holding Company's interest expense, and, as a result, could have an adverse effect on Holding Company's future results of operations.

An economic downturn in the areas served by NW Natural and Portland General may adversely affect Holding Company's future results of operations.

     The level of demand for natural gas distributed by NW Natural and the electricity generated and distributed by PGE depend in part upon the level of economic activity in the areas that NW Natural and Portland General serve. A decline in the level of economic activity in the areas served by NW Natural and Portland General might be reflected in reduced demand for natural gas and electricity, and, as a consequence, may adversely affect Holding Company's future results of operations.

                   A CAUTION ABOUT FORWARD-LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been made in this proxy statement/prospectus. The matters discussed throughout this proxy statement/prospectus that are not historical facts are forward-looking. Such statements are based on management's beliefs as well as assumptions made by, and information currently available to, management. When used herein, the words "will," "anticipate," "estimate," "expect," "believe" and similar expressions are intended to identify forward-looking statements that involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

     Examples of factors that should be considered with respect to any forward-looking statements made throughout this proxy statement/prospectus include the following:

     o developments affecting prevailing federal and state governmental policies and regulatory actions, including those of the OPUC, the WUTC and the FERC, with respect to allowed rates of return, industry and rate structure, purchased electricity and gas, investment recovery, acquisitions and dispositions of assets and facilities, operation and construction of plant facilities, and present or prospective wholesale and retail competition;

     o risks relating to the failure to realize the synergies and other benefits expected from the acquisition of PGE;

     o risks relating to the interest rate environment as it may affect the financing commitment and the interest rates borne by the debt financing;

     o risks and uncertainties relating to delays in obtaining, or adverse conditions contained in, regulatory approvals necessary for the plan of reorganization and acquisition of PGE;

     o changes in tax laws and policies, and changes in and compliance with environmental and safety laws and policies;

     o the pace of electric industry deregulation in Oregon and in the United States;

     o    weather conditions and other natural phenomena;

     o unanticipated population growth or decline, and changes in market demand and demographic patterns;

     o    competition for retail and wholesale customers;

     o pricing of natural gas and electricity relative to other energy sources;

     o changes in customer consumption patterns due to electric and gas commodity price changes;

     o unanticipated changes in interest or foreign currency exchange rates or in rates of inflation;

     o economic factors which could cause a severe downturn in certain key industries, thus affecting the demand for natural gas and electricity;

     o    unanticipated changes in operating expenses and capital expenditures;

     o    capital market conditions;

     o    competition for new energy development opportunities; and

     o    legal and administrative proceedings and settlements.

     All subsequent forward-looking statements, whether written or oral and whether made by or on behalf of Holding Company, NW Natural or PGE, also are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and Holding Company, NW Natural and PGE undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for Holding Company, NW Natural or PGE to predict all such factors, nor can any of the companies assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

                 THE SPECIAL MEETING OF NW NATURAL SHAREHOLDERS

Date and Purpose of the Special Meeting

     NW Natural is furnishing this proxy statement/prospectus to holders of shares of NW Natural common stock in connection with the solicitation of proxies by the NW Natural board of directors for use at the NW Natural special meeting of shareholders. At the special meeting, NW Natural shareholders will be asked to vote to adopt the plan of reorganization and to approve the issuance of Holding Company equity securities to Enron in connection with the acquisition of PGE. The enclosed proxy card, when properly completed by you and returned to us, either by mail, telephone or Internet, authorizes the voting of your shares of NW Natural common stock represented by the proxy on these proposals and at any adjournment or postponement of the meeting, unless otherwise indicated. No other business will be considered at the NW Natural special meeting.

     The NW Natural special meeting is scheduled to be held on _____,_____ at ____, local time, at _________________. As a holder of NW Natural common stock, you will be entitled to one vote for each share of NW Natural common stock held of record by you as of the NW Natural record date, which is _____________.

Who Is Entitled to Vote at the NW Natural Meeting

     As of ______, 200_, __________ shares of NW Natural common stock were outstanding. Each share of NW Natural common stock entitles its holder to one vote for each share held on the record date on each of the two matters that will be presented at the meeting.

Quorum Requirements and Vote Required

     In order to hold the meeting, the holders of a majority of the shares of NW Natural common stock outstanding at the close of business on _____, 200_ must be represented at the meeting, in person or by proxy. Abstentions (completed proxy with issues not voted upon), failures to vote (physical presence at special meeting but no vote), and broker non-votes (proxies from brokers or nominees indicating they have not received voting instructions from beneficial owners or others entitled to vote) are all counted as present for the purposes of establishing a quorum. If a quorum is not present at the meeting, management may adjourn or postpone the NW Natural special meeting in order to solicit additional proxies.

     Approval of the reorganization requires the affirmative vote of a majority of the outstanding shares of NW Natural common stock. Approval of the issuance by Holding Company of equity securities to Enron in connection with the acquisition of PGE by Holding Company requires the affirmative vote of the majority of the votes cast, provided that the total number of votes cast represents a majority of NW Natural's outstanding common shares. In determining whether the proposal for a reorganization to establish a holding company structure has received the requisite number of votes, abstentions, failures to vote and broker non-votes will have the same effect as votes cast against the proposal. In determining whether the proposal to approve the Holding Company's issuance of equity securities to Enron has received the requisite number of affirmative votes, abstentions will have the same effect as a vote against the proposal, while broker non-votes will not be included among the votes cast with respect to the proposal.

     The NW Natural board urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope, or, in the alternative, to grant a proxy by telephone or the Internet, in accordance with the instructions on the enclosed proxy card.

Voting by Proxy and How to Revoke Your Proxy

     You may vote shares either in person or by duly authorized proxy. You may use the proxy accompanying this proxy statement/prospectus if you are unable to attend the meeting in person or you wish to have your shares voted by proxy even if you do attend the meeting. If you are a registered shareholder, you may vote by telephone, Internet or mail, or you may vote your shares in person at the special meeting. To vote:

     o    By telephone (do not return your proxy card)

          o On a touch-tone telephone, call the toll-free number indicated on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 9:00 a.m. Eastern time on ________, 200_.

          o    Enter your control number indicated on your proxy card.

          o    Follow the simple recorded instructions.

     o    By Internet (do not return your proxy card)

          o Go to the Web site indicated on your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 9:00 a.m. Eastern time on _________, 200_.

          o    Enter your control number indicated on your proxy card.

          o    Follow the simple instructions.

     o    By mail

          o Mark your choice on your proxy card. If you properly execute your proxy card but do not specify your choice, your shares will be voted "FOR" both proposals as recommended by the NW Natural board of directors.

          o    Date and sign your proxy card.

          o Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to NW Natural, One Pacific Square, 220 N.W. Second Avenue, Portland, Oregon 97209, Attention: Shareholder Services.

     You may revoke your proxy at any time before the proxy is exercised (1) by delivering a written notice of revocation, (2) by filing with the corporate secretary of NW Natural a subsequently dated, properly executed proxy, or (3) by attending the meeting and voting in person. Your attendance at the meeting, by itself, will not constitute a revocation of a proxy. You should address any written notices of proxy revocation to:

               NW Natural
               220 NW Second Ave.
               Portland, OR  97209
               Attention:  Corporate Secretary

     If your shares are held in nominee or street name by a bank or broker, you should follow the directions on the instruction form you receive from your bank or broker as to how to vote, change your vote, or revoke your proxy.

     If an adjournment of the meeting occurs, it will have no effect on the ability of NW Natural shareholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.

Solicitation of Proxies

     Proxies may be solicited on behalf of the board of directors of NW Natural by regular employees in person or by mail, telephone, Internet or facsimile transmission. NW Natural will reimburse brokers or other persons holding stock in their names or in the names of the nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by NW Natural. NW Natural has retained __________ to assist in the solicitation of proxies from banks, brokers and nominees at a fee of [$______] plus reasonable out-of-pocket expenses.

                                  INTRODUCTION

This section of the proxy statement/prospectus describes certain aspects of the proposed transaction, but may not include all the information that a shareholder would like to know. The agreement and plan of merger and reorganization is attached as Annex A to this proxy statement/prospectus. The stock purchase agreement is attached as Annex B. We urge shareholders to read these agreements in their entirety.

General

     On October 5, 2001, NW Natural and Enron entered into the stock purchase agreement, providing for the acquisition, by Holding Company, of all outstanding shares of PGE common stock. The transaction requires NW Natural shareholder approval of both (1) a reorganization of NW Natural to create a holding company structure to facilitate the acquisition of PGE from Enron, and (2) the issuance of Holding Company securities to Enron as part of the consideration for the PGE acquisition.

     The plan of reorganization is among NW Natural, Holding Company and Northwest Energy Sub Corporation, a wholly-owned subsidiary of Holding Company ("Merger Sub"). The plan of reorganization provides for a merger transaction in which NW Natural will become a subsidiary of Holding Company. Pursuant to the plan of reorganization, each outstanding share of common stock of NW Natural will be converted into one share of common stock of Holding Company.

     In the acquisition, Enron will sell PGE to Holding Company for $1.8 billion, comprised of $1.55 billion in cash and an estimated $250 million of equity securities to be issued to Enron (consisting of an estimated $50 million in the form of common stock and Class B common stock of Holding Company and $200 million in the form of FELINE PRIDES of Holding Company). In addition, a $71.97 million payment obligation from Enron to PGE, remaining from Enron's purchase of PGE in 1996, will be assumed by Holding Company. PGE will retain its approximately $1.1 billion in existing debt and preferred stock.

What Shareholders Will Receive

     In the NW Natural reorganization, each share of NW Natural common stock held by the shareholders of NW Natural immediately prior to the effective time of the transaction will automatically be converted into one share of common stock of Holding Company. If a NW Natural common shareholder holds a fractional share of NW Natural common stock in the NW Natural Dividend Reinvestment and Stock Purchase Plan, the NW Natural Retirement K Savings Plan or other NW Natural plan, that fractional share will be converted to an equivalent fractional share of Holding Company common stock. NW Natural's outstanding shares of preferred stock and preference stock will remain outstanding.

                                   PROPOSAL 1

Reorganization of NW Natural to Establish a Holding Company Structure

     The board of directors of NW Natural unanimously (with one director absent) believes that it is in the best interests of NW Natural and its shareholders to approve the plan of reorganization providing for the reorganization of NW Natural to establish a holding company structure to facilitate the acquisition of PGE. In the reorganization:

     o NW Natural will become a separate subsidiary of a new parent holding company, Holding Company;

     o NW Natural common stock will be converted into the common stock of Holding Company; and

     o    Holding Company will hold all of the common stock of NW Natural.

     To carry out the reorganization, NW Natural has incorporated Merger Sub. Merger Sub will be merged with NW Natural, with NW Natural being the surviving and sole subsidiary of Holding Company prior to the acquisition of PGE. The outstanding shares of NW Natural common stock will be converted into shares of Holding Company common stock. NW Natural shareholders will receive full and fractional shares of Holding Company common stock equal to and in exchange for the number of full and fractional shares of NW Natural common stock held at the effective time of the merger.

     If the stock purchase agreement is terminated or the purchase of PGE by Holding Company does not otherwise occur, the plan of reorganization will be terminated and NW Natural will not undertake its reorganization or establish the holding company structure.

     The board of directors of NW Natural, by the unanimous vote of all directors present with one director being absent, has adopted and approved the plan of reorganization. The board believes that the reorganization to facilitate Holding Company's purchase of PGE from Enron is in the best interest of NW Natural, and is advisable, fair to you and in your best interest and recommends that you vote "FOR" the holding company reorganization.

                                   PROPOSAL 2

Issuance of Certain Holding Company Securities to Enron as a Portion of the Purchase Price for Portland General.

     The NW Natural board unanimously (with one director absent) believes that it is in the best interests of NW Natural and its shareholders to cause Holding Company to issue Holding Company common stock, Class B common stock, and FELINE PRIDES as part of the consideration for the acquisition of PGE.

     The number of shares of Holding Company's common stock and Class B common stock that Enron will receive will be determined by dividing $50 million by the average market price of NW Natural common stock for each of twenty consecutive trading days ending on the third trading day prior to the closing date. The aggregate number of shares to be issued will, however, be no more than 2,295,257 and no less than 1,877,938. The aggregate number of shares of Holding Company common stock to be issued at closing will be equal to 4.9% of the outstanding shares of common stock as of the closing date and the remainder of shares to be issued will be Class B common stock. Each share of Class B common stock will be convertible at any time into one share of Holding Company common stock except that the conversion cannot result in any holder of converted stock beneficially owning 5% or more of the outstanding shares of Holding Company common stock. Class B common stock is non-voting.

     Holding Company will issue $200 million in FELINE PRIDES to Enron as a portion of the purchase price. The FELINE PRIDES will consist of 4,000,000 shares of preferred stock of Holding Company with a liquidation value of $50 per share, together with a forward purchase agreement of Enron to purchase Holding Company Class B common stock at a price determined as described in the stock purchase agreement. The number of shares of Class B common stock will, however, be no more than 9,182,800 and no less than 6,534,000.

     The board of directors of NW Natural, by the unanimous vote of all directors present with one director being absent, has adopted and approved the stock purchase agreement and the issuance of Holding Company's equity securities to Enron in connection with Holding Company's acquisition of PGE. The board believes that the acquisition of PGE and the issuance of equity securities to Enron with respect to such acquisition is in the best interest of NW Natural, and is advisable, fair to you and in your best interest, and recommends that you vote "FOR" the issuance of the equity securities of Holding Company to Enron for the purpose of Holding Company's acquisition of PGE.

                          BACKGROUND OF THE TRANSACTION

     As part of its general oversight of NW Natural's strategic direction, NW Natural's board of directors, working with management, has periodically considered the potential benefits to NW Natural and its shareholders of a strategic acquisition or business combination. In general, however, the NW Natural board concluded, at the time each was considered, that none of the opportunities presented merited further consideration.

     NW Natural's board and management, however, did conclude that the acquisition by NW Natural of PGE, if it could be accomplished on reasonable terms, would offer significant operational and financial benefits to NW Natural and its shareholders. Consequently, NW Natural submitted a preliminary indication of interest in acquiring PGE to Enron in connection with a solicitation of bids made by Enron in the third quarter of 1999. Enron, however, did not invite NW Natural to pursue its proposal further, indicating to NW Natural that it had more attractive proposals from other bidders. On November 5, 1999, Enron entered into a binding agreement to sell all of the issued and outstanding shares of common stock of PGE to Sierra Pacific Resources ("Sierra Pacific") for a purchase price of $2.1 billion. The $2.1 billion purchase price consisted of the assumption by Sierra Pacific of a merger receivable payable by Enron to PGE outstanding at the time of the closing (expected to be $80 million at the time the transaction was expected to close), with the remaining $2.02 billion in cash.

     In March 2001, Sierra Pacific advised Enron that, although both Enron and Sierra Pacific remained firmly committed to closing the sale of PGE in accordance with the terms of their agreement, Sierra Pacific was willing to permit Enron to speak with third parties about acquiring PGE in the event that the sale of PGE to Sierra Pacific did not close. On March 29, 2001, Enron and NW Natural entered into a confidentiality agreement with respect to PGE. Shortly thereafter, NW Natural conducted a preliminary due diligence investigation of PGE.

     On April 26, 2001, Enron and Sierra Pacific announced that they had terminated their agreement with respect to the sale of PGE.

     In April and May 2001, management gave general briefings to the NW Natural board regarding the possibility of acquiring Portland General, and, at those meetings, was authorized by the board to pursue this acquisition opportunity.

     NW Natural Considers an All-Cash Purchase Price; Seeks Private Equity and Conducts Due Diligence Investigation

     Following the termination of the agreement with Sierra Pacific, Enron invited NW Natural and other parties to begin discussions concerning the potential acquisition of PGE. Enron informed NW Natural that, if the Sierra Pacific transaction were terminated, it would be conducting an auction process designed to conclude the transaction quickly and therefore would not be seeking a purchase price higher than Sierra Pacific was willing to pay. Therefore, Enron indicated that it was contacting a limited number of buyers and that the first viable buyer that matched both the purchase price and contractual terms of the Sierra Pacific transaction would be invited to sign a purchase agreement. Merrill Lynch, NW Natural's financial advisor, recommended that a purchase price consisting entirely of cash be financed with a combination of debt and equity securities.

     On April 20, 2001, Richard G. Reiten, NW Natural's Chairman and Chief Executive Officer, informed Enron that, based upon the information that it had reviewed at that time, NW Natural believed that it could finance a transaction consistent with the procedure outlined by Enron. On April 25, 2001, representatives of Merrill Lynch met with representatives of Enron and Credit Suisse First Boston, Enron's financial advisor, to discuss the general terms of NW Natural's financing plan.

     NW Natural, assisted by Merrill Lynch and outside consultants, conducted a due diligence investigation of Portland General in May and June 2001.

     Shortly thereafter, with the assistance of Merrill Lynch, NW Natural sought out potential private equity investors to provide a portion of the equity financing required to support NW Natural's acquisition of PGE for a purchase price consisting entirely of cash. After NW Natural held preliminary discussions with five major private equity firms NW Natural elected to pursue equity financing to facilitate NW Natural's acquisition of PGE with one of those firms. This firm promptly conducted a due diligence investigation of both PGE and NW Natural. In connection with this due diligence, representatives of Enron met with representatives of NW Natural and the private equity firm on June 1, 2001. At this meeting, Enron reiterated its strong preference for an all-cash transaction at the price and substantially on the terms of the Sierra Pacific transaction. Based upon discussions with the private equity firm, however, NW Natural determined that, in light of the cost of the equity financing to be provided by the private equity firm, NW Natural's proposal to Enron would need to include a lower purchase price than the Sierra Pacific transaction.

     Enron Proposes Seller Financing of Equity Securities

     On July 10, 2001, representatives of NW Natural, led by Mr. Reiten, met in Denver, Colorado with representatives of Enron, led by Mark Metts, Enron's Executive Vice President of Corporate Development. At this meeting, Mr. Reiten proposed to acquire all of the issued and outstanding common stock of PGE for a total consideration of $1.7 billion, consisting of $1.55 billion in cash, including $200 million of proceeds from the sale of shares of Holding Company equity securities to the private equity firm, and the issuance by Holding Company to Enron of units of hybrid preferred stock having an aggregate liquidation/redemption preference of $150 million. In responding to this proposal, Enron reiterated that it was willing to conclude its sales process once a viable bidder was willing to pay a purchase price of $2.1 billion. Enron's representatives also suggested that it was apparent from NW Natural's presentation that the rate of returns required by the private equity firm would necessarily limit both the amount of equity that the private equity firm would be willing to provide and the maximum purchase price that NW Natural would be able to pay.. Enron therefore proposed providing the equity financing instead of the private equity firm. In doing so, Enron offered to acquire a total of up to $375 million of equity securities of Holding Company if such an arrangement would enable NW Natural to pay $2.1 billion.

     On July 17, 2001, after considering Enron's proposal, NW Natural directed Merrill Lynch to present to Credit Suisse First Boston a proposal to acquire PGE for a purchase price of $1.95 billion, consisting of $1.55 billion in cash, shares of common stock and Class B common stock to be valued at $125 million, and hybrid preferred stock having an aggregate liquidation/redemption preference of $200 million, as well as the assumption of the approximately $72 million merger obligation payable by Enron to PGE.

     On July 20, 2001, Mr. Metts informed Mr. Reiten that the proposed $1.95 billion purchase price and the elements of the proposed equity financing were generally acceptable. Mr. Metts did indicate that several questions about the preferred equity needed to be resolved.

     Negotiation of Terms of Acquisition, the Holding Company Securities to be Issued to Enron and the Financing Commitment

     At a meeting of the NW Natural board on July 26, 2001, senior officers of NW Natural, led by Mr. Reiten, summarized developments regarding the potential acquisition of PGE. Management's review included, among other matters, a comparison of the approaches and the constraints entailed by the equity financing proposed by Enron and by the private equity firm, the proposed structure of the transaction, key projected financial statistics and a general description of the potential legal issues, including regulatory issues, involved in a transaction. Mr. Reiten advised the board that management had decided to terminate its discussions with the private equity firm, and, instead, to focus on obtaining equity financing from Enron.

     On July 27, 2001, Merrill Lynch sent Credit Suisse First Boston a draft term sheet for the hybrid preferred security. On July 30 and 31, 2001, representatives of NW Natural and their financial advisors met to discuss the financing plan, including the terms of these securities. In light of Enron's response to NW Natural's proposal, NW Natural, in consultation with Merrill Lynch, determined to offer FELINE PRIDES in place of the hybrid preferred stock.

     On August 14, 2001, Messrs. Reiten and Mark S. Dodson, NW Natural's President and Chief Operating Officer, updated the NW Natural board regarding the parties' tentative agreement on price, reviewed the major points of difference and also discussed the terms of the debt financing of the acquisition and proposed fees and the principal economic terms of the FELINE PRIDES. On August 14 and 15, 2001, the members of the Enron and NW Natural negotiating teams, together with counsel and financial advisors, met to discuss the issues under the stock purchase agreement, the financing for the transaction, and the terms of the FELINE PRIDES.

     Following Enron's execution of a confidentiality agreement with NW Natural, on August 29 through 31, 2001, Enron representatives, counsel and financial advisors conducted a due diligence investigation of NW Natural at an off-site location in Portland, Oregon.

     On August 31, 2001, NW Natural's management briefed the NW Natural board concerning the status of the negotiations with Enron, indicating that although progress had been made, certain major differences remained unresolved. Management also summarized the parties' general discussions of the terms that would be included in the securityholders agreement, with particular attention to issues of board representation and consent rights. Management and the board also discussed the allocation of the equity financing between common stock and FELINE PRIDES, and certain details of the terms of the FELINE PRIDES. In addition, management also reviewed its ongoing analysis of the potential effect of the transaction on earnings per share for Holding Company, and certain of the actions that would be required to achieve projected results of operations.

     On September 5 and 6, 2001, the Enron and NW Natural negotiating teams met to discuss pricing and financing issues, and Enron's counsel and NW Natural's counsel engaged in negotiations on the terms of the stock purchase agreement. In the course of these discussions, among other things, the parties identified differences between their assumptions concerning Portland General's future earnings in light of the order of the OPUC in Portland General's general rate case.

     On September 11, 2001, at a meeting of the Executive Committee of the NW Natural board, Mr. Reiten advised the committee that although negotiations with Enron had been progressing in a generally satisfactory fashion, the terrorist attacks that had occurred that day in New York and at the Pentagon could delay the timetable for completion of negotiations. He summarized the issues that remained unresolved. Management and the Executive Committee also discussed the possible effects that the terrorist attacks might have on the capital markets and on the United States economy generally.

     At a meeting of the NW Natural board on September 21, 2001, Mr. Reiten reviewed management's efforts over the preceding several months to negotiate a satisfactory stock purchase agreement with Enron. Mr. Reiten reaffirmed his view that the acquisition would represent a significant opportunity for NW Natural to build shareholder value, in significant part due to the many operating efficiencies and savings that could be achieved through a combination of NW Natural with PGE. Mr. Reiten reviewed the positions taken by Enron in the course of the negotiations. Mr. Reiten advised the NW Natural board that it would also be necessary for management to assess the turmoil and uncertainty caused by the recent terrorist attacks before management could make a final recommendation to the board regarding the transaction.

     At this meeting, members of management, including Mr. Dodson and Bruce R. DeBolt, Senior Vice President and Chief Financial Officer of NW Natural, reviewed the structure of the transaction, the transaction's key financial statistics, and major business issues. In particular, management reviewed the postponement of rating agency presentations while the terms of the FELINE PRIDES were developed, the terms and conditions of the current drafts of the stock purchase agreement and the securityholders agreement, as well as term sheets for the debt financing, and the impact of the decision of the OPUC in Portland General's general rate case. Management also reviewed with the board the need for acceptable immediate earnings accretion and the impact of this requirement on the proposed purchase price. In addition, management advised the board that there had to exist sufficient confidence that Holding Company would be able to sell $150 million of common equity successfully at or shortly after the time of the closing of the acquisition and that NW Natural could support acceptable financial projections for 2002 and 2003. Management also indicated that the rating agencies would have to confirm that the ratings of Holding Company and the two operating utility subsidiaries would be sufficient to support the assumed costs of financing, and that the parties would have to negotiate a satisfactory resolution of the remaining governance issues under the securityholders agreement.

     Mr. Reiten advised the NW Natural board that, as a result of the factors discussed by management, it had become apparent to NW Natural management that it would be necessary for NW Natural to negotiate a reduction in the purchase price in order to make the transaction feasible. He then presented an analysis prepared by management showing key financial statistics after giving effect to a reduction in the purchase price.

     At the conclusion of this meeting, the NW Natural board authorized management to continue negotiations with Enron, and to request a reduction in the purchase price as discussed at the meeting.

     On September 24 and 25, 2001, the NW Natural and Enron negotiating teams, together with their financial advisors and counsel, met in Portland, Oregon. At those meetings, after extensive discussion, the parties reached an agreement on a purchase price consisting of $1.55 billion in cash and $250 million in equity, comprised of $200 million in FELINE PRIDES and $50 million of shares of common stock and Class B common stock. The parties also agreed to the assumption by Holding Company of Enron's merger obligation payable of approximately $72 million. The parties also continued their negotiations of the principal remaining open issues in the stock purchase agreement and the securityholders agreement, including the valuation of the shares of Holding Company common stock to be issued at the closing, the financing condition, and the major unresolved governance issues, and reached a tentative agreement regarding these issues.

     On September 28, 2001, management of NW Natural briefed the NW Natural board regarding the outcome of the negotiations.

     On October 1, 2001, representatives of NW Natural and PGE presented the proposed transaction to Moody's Advisory Service. On October 3, 2001, Moody's advised NW Natural that it would assign an investment grade rating of Baa3 to the senior debt of Holding Company and a rating of A3 to the senior debt of NW Natural and PGE.

     On Friday, October 5, 2001, The Wall Street Journal reported that Enron and NW Natural were in negotiations regarding the acquisition of Portland General. On October 5, 2001, NW Natural issued its press release confirming that the negotiations were taking place, but that a final agreement had not yet been reached.

     On October 5, 2001, the parties completed negotiations on the final terms of the stock purchase agreement and the commitment letter for the debt financing.

     At a meeting of the NW Natural Board on October 5, 2001, management made a presentation concerning the final outcome of the negotiations and a financial and operational assessment of the potential effects of the transaction. Counsel made a presentation concerning the structure of the transaction and the terms of the transaction documents. Merrill Lynch delivered its opinion as to the fairness, from a financial point of view, of the consideration to be paid by Holding Company to Enron in the acquisition of PGE. After receiving management's recommendation that it approve the transaction, the NW Natural board, by the unanimous vote of all directors present with one director being absent, approved the execution and delivery of the stock purchase agreement and the reorganization of NW Natural into a holding company structure to facilitate the acquisition of PGE.

     The board of directors of Enron approved the transaction at a meeting, also held on October 5, 2001.

     The same day, after the board meetings and the execution by NW Natural, Merrill Lynch and Credit Suisse First Boston of the commitment letter with respect to the debt financing and certain related documents, and the execution of the plan of reorganization, the parties executed the stock purchase agreement. The parties publicly announced the transaction before the opening of the securities markets on Monday, October 8, 2001.

                   OPINION OF FINANCIAL ADVISOR TO NW NATURAL

     On April 25, 2001, Merrill Lynch was engaged by the board of directors of NW Natural to provide financial advisory services in connection with the potential acquisition of PGE, and, if such an acquisition were to be agreed to, to deliver an opinion as to whether the consideration proposed to be paid by Holding Company for the acquisition by Holding Company of the capital stock of PGE is fair to Holding Company from a financial point of view.

     On October 5, 2001, Merrill Lynch delivered its oral opinion to the board of directors of NW Natural, subsequently confirmed in writing, that as of such date and based upon the assumptions made, matters considered and limitations on the review described in Merrill Lynch's opinion, the consideration proposed to be paid by Holding Company for the acquisition is fair from a financial point of view to Holding Company.

     THE FULL TEXT OF MERRILL LYNCH'S OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX D TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED INTO THIS DOCUMENT BY REFERENCE. THE DESCRIPTION OF MERRILL LYNCH'S OPINION BELOW SETS FORTH THE MATERIAL TERMS OF THE OPINION. SHAREHOLDERS ARE URGED TO AND SHOULD READ THE OPINION CAREFULLY IN ITS ENTIRETY. THE FOLLOWING SUMMARY OF MERRILL LYNCH'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     Merrill Lynch's opinion is addressed to the members of the board of directors of NW Natural and addresses only the fairness from a financial point of view of the consideration proposed to be paid by Holding Company for the acquisition. The opinion does not address the merits of the underlying decision by NW Natural to engage in the acquisition, and does not constitute, nor should it be construed as, a recommendation to any shareholder of NW Natural as to how he or she should vote with respect to the proposed acquisition or any related matter.

     In connection with the preparation of the opinion, Merrill Lynch, among other things:

     o Reviewed certain publicly available business and financial information relating to PGE and NW Natural that Merrill Lynch deemed to be relevant;

     o Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of PGE and NW Natural, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the proposed acquisition (the "Expected Synergies"), furnished to Merrill Lynch by PGE and NW Natural;

     o Conducted discussions with members of senior management and other representatives of PGE and NW Natural concerning the matters described in the first two bullet points above, as well as their respective businesses and prospects before and after giving effect to the acquisition and the Expected Synergies;

     o Reviewed the terms of the FELINE PRIDES to be issued by Holding Company, compared them to the terms of publicly traded FELINE PRIDES of other issuers and the market prices of such other FELINE PRIDES, and considered the illiquidity of the FELINE PRIDES to be issued by Holding Company to Enron;

     o Reviewed the terms of the shares of common stock and Class B common stock of Holding Company to be issued by Holding Company to Enron and considered the illiquidity thereof;

     o Reviewed the results of operations of PGE and NW Natural, and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

     o Compared the proposed financial terms of the acquisition with the financial terms of certain other transactions which Merrill Lynch deemed to be relevant;

     o Participated in discussions and negotiations among representatives of PGE and NW Natural and their financial and legal advisors;

     o Reviewed the potential pro forma impact of the acquisition on Holding Company;

     o    Reviewed the stock purchase agreement; and

     o Reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information, including publicly available information, supplied or otherwise made available to Merrill Lynch, as well as information discussed with or reviewed by or for Merrill Lynch. Merrill Lynch did not assume any responsibility for independently verifying any of this information or undertaking an independent evaluation or appraisal of the assets or liabilities of PGE or NW Natural, nor was Merrill Lynch furnished with any such independent evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct, nor did it conduct, any physical inspection of the properties or facilities of PGE or NW Natural. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with Merrill Lynch by PGE or NW Natural, Merrill Lynch has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of PGE's or NW Natural's management as to the expected future financial performance of PGE or NW Natural, as the case may be, and the Expected Synergies.

     Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and upon the information made available to Merrill Lynch as of, the date of its opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the acquisition, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the acquisition.

     The following is a summary of the material financial and comparative analyses performed by Merrill Lynch in connection with providing Merrill Lynch's opinion.

Valuation of Portland General

     Selected Comparable Publicly Traded Companies Analysis. Merrill Lynch compared certain of PGE's financial and operating ratios with the corresponding financial and operating ratios for a group of publicly traded companies engaged primarily in the utility industry that Merrill Lynch deemed to be comparable to PGE. For the purpose of its analyses, the following companies in the utility industry were used as companies comparable to PGE: IDACORP, NW Natural, OGE Energy Corp. and Puget Energy, Inc.

     For each of the comparable companies, Merrill Lynch calculated market capitalization (defined as the sum of market value of equity, debt, redeemable preferred stock and minority interests, less cash and equivalents) as a multiple of the latest twelve months earnings before interest, taxes, depreciation and amortization (commonly referred to as "EBITDA") using stock prices as of October 2, 2001. This analysis resulted in the following relevant ranges for the comparable companies as of October 2, 2001: a range of market capitalization as a multiple of the latest twelve months EBITDA of 6.5x to 7.5x with a mean of 7.0x. Based on the foregoing, Merrill Lynch determined a reference range for an implied equity value for PGE as of December 31, 2001 of $1.875 billion to $2.325 billion, using NW Natural management's projections for PGE and assuming net debt of $1,052.7 million and preferred stock of $30.0 million. In light of the extraordinary power costs incurred by PGE in 2001, Merrill Lynch utilized estimated EBITDA for 2002, reduced by $23.9 million for power cost amortizations, for the latest twelve months EBITDA of PGE.

     For each of the comparable companies, Merrill Lynch also calculated stock price as a multiple of estimated forward net income for the calendar years ending 2001 and 2002. Stock prices and annualized earnings were based on publicly available information as of October 2, 2001. This analysis resulted in the following relevant ranges for the comparable companies as of October 2, 2001: a range of stock price as a multiple of estimated forward net income of 11.0x to 12.5x with a mean (excluding NW Natural) of 11.7x. Based on the foregoing, Merrill Lynch determined a reference range for an implied equity value for PGE as of December 31, 2001 of $1.200 billion to $1.350 billion, using NW Natural management's projections for PGE and assuming net debt of $1,052.7 million and preferred stock of $30.0 million.

     To calculate the trading multiples utilized in the analysis of selected comparable publicly traded companies, Merrill Lynch used publicly available information concerning the historical and projected financial performance of the comparable companies, including publicly available historical financial information and analysts' consensus earnings estimates.

     None of the comparable companies is, of course, identical to PGE. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results. Such an analysis involves complex considerations and judgments concerning differences in the financial and operating characteristics of the companies found by Merrill Lynch to be comparable to PGE, as well as other factors that could affect the public trading value of the companies found by Merrill Lynch to be comparable to PGE. In addition, the multiples of market capitalization to the estimated latest twelve months EBITDA and estimated forward net income for the companies found by Merrill Lynch to be comparable to PGE are based on projections prepared by research analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

     Selected Comparable Transactions Analysis. Using publicly available information, Merrill Lynch considered selected transactions in the electric utility industry that Merrill Lynch deemed to be relevant. Specifically, Merrill Lynch reviewed the following transactions which it deemed to be comparable to the acquisition: Energy East's proposed acquisition of RGS Energy Group; Potomac Electric's proposed acquisition of Conectiv; Public Service of New Mexico's proposed acquisition of Westar Energy; National Grid's proposed acquisition of Niagara Mohawk; FirstEnergy's proposed acquisition of GPU, Inc.; AES Corp's acquisition of IPALCO; PowerGen's acquisition of LG&E Energy Corp; Sierra Pacific's proposed acquisition of Portland General (which was subsequently terminated); Teton's acquisition of MidAmerican; Consolidated Edison's proposed acquisition of Northeast Utilities (which was subsequently terminated); Carolina Power & Light's acquisition of Florida Progress; Energy East Corp.'s acquisition of CMP Group Inc.; Dynegy's acquisition of Illinova; Buyer Group's acquisition of TNP Enterprises; UtiliCorp United's proposed acquisition of Empire District (which was subsequently terminated); UtiliCorp United's acquisition of St. Joseph Power & Light; New England Electric System's acquisition of Eastern Utilities Assoc.; National Grid Group's acquisition of New England Electric System; Scottish Power's acquisition of PacifiCorp; BEC Energy's acquisition of Commonwealth Energy; and Consolidated Edison's acquisition of Orange & Rockland.

     Using publicly available information concerning historical financial performance, Merrill Lynch calculated the transaction values for the target companies as a multiple of the latest twelve months EBITDA for the comparable transactions for the latest twelve months immediately preceding the announcement of each of the respective transactions. This analysis resulted in the following relevant ranges for the comparable transactions: a range of enterprise value as a multiple of the latest twelve months EBITDA of 5.4x to 10.7x, with a mean of 7.8x. Based on the foregoing, Merrill Lynch determined a reference multiple range of the estimated latest twelve months EBITDA for the calendar year ending 2002 for PGE of 7.0x to 8.0x, resulting in a reference range for an implied equity value for PGE as of December 31, 2001 of $2.100 billion to $2.550 billion, using NW Natural management's projections for PGE and assuming net debt of $1,052.7 million and preferred stock of $30.0 million. In light of the extraordinary power costs incurred by PGE in 2001, Merrill Lynch utilized EBITDA for 2002, reduced by $23.9 million for power cost amortization, for the latest twelve months EBITDA of PGE.

     Also using publicly available information concerning historical performance, Merrill Lynch calculated the transaction values for the target companies as a multiple of estimated forward net income for the calendar year ending 2002 for the comparable transactions. This analysis resulted in the following relevant ranges for the comparable transactions: a range of equity value (determined using prices for the five trading days prior to the initial announcement date of the proposed transaction) to estimated forward net income of 11.4x to 21.1x, with a mean of 16.6x. Based on the foregoing, Merrill Lynch determined a reference range multiple of estimated forward net income for the calendar year ending 2002 for PGE of 14.0x to 16.0x, resulting in a reference range for an implied equity value for PGE as of December 31, 2001 of

$1.525 billion to $1.725 billion, using NW Natural management's projections for PGE and assuming net debt of $1,052.7 million and preferred stock of $30.0 million.

     No company utilized in the selected comparable transaction analysis is identical to PGE nor is any transaction identical to the contemplated transaction involving PGE and NW Natural. An analysis of the results therefore requires complex considerations and judgments regarding the financial and operating characteristics of PGE and the companies involved in the comparable transactions, as well as other facts that could affect their publicly-traded and/or transaction values. The numerical results are not in themselves meaningful in analyzing the contemplated transaction as compared to comparable transactions.

     Discounted Cash Flow Analysis. Merrill Lynch performed a discounted cash flow analysis (i.e., an analysis of the present value of the projected unlevered after-tax cash flows for the periods using the discount rates indicated) for PGE based upon NW Natural's management's projections of PGE's free cash flow for the fiscal years ending 2002 through 2008, inclusive, using discount rates ranging from 6.25% to 7.25% and terminal value multiples for year 2008 EBITDA ranging from 6.5x to 7.5x. Based upon the foregoing, and assuming net debt of $1,052.7 million and preferred stock of $30.0 million as of December 31, 2001, Merrill Lynch determined that the range of the total equity value of PGE was $2.2488 billion to $2.7977 billion.

Valuation of NW Natural

     Historical Trading Performance. Merrill Lynch reviewed the performance of the per share market price of common stock of NW Natural for the 52-week trading period ending on October 2, 2001. This analysis showed that the 52-week high and the 52-week low prices per share of NW Natural common stock were $27.50 and $21.65, respectively. Based on 25.2 million fully diluted shares outstanding at such time, Merrill Lynch calculated an equity value of $599.4 million for NW Natural. Merrill Lynch calculated an enterprise value of $1,072.1 million for NW Natural by adding debt of $490.5 million and subtracting $17.8 million in cash from the equity value. NW Natural's enterprise value as a multiple of revenues was 4.17x for 2000 and is estimated to be 4.01x and 3.86x for 2001 and 2002, respectively. Based on NW Natural management's projections, NW Natural's stock price as a multiple of earnings per share was 12.6x in 2000 and is estimated to be 12.9x and 12.5x for 2001 and 2002, respectively.

     Selected Comparable Publicly Traded Companies Analysis. Merrill Lynch compared certain financial and operating ratios for NW Natural with the corresponding financial and operating ratios for a group of publicly traded companies engaging primarily in the electric and gas industry that Merrill Lynch deemed to be comparable to NW Natural. For the purpose of its analyses, the following companies in the electric and gas industry were used as companies comparable to NW Natural: Piedmont Natural Gas, Laclede Gas, WGL Holdings, Peoples Energy Corp. and NiSource Inc.

     For each of the comparable companies, Merrill Lynch calculated market capitalization (defined as the sum of market value of equity, debt, redeemable preferred stock and minority interests, less cash and equivalents) as a multiple of the latest twelve months EBITDA using stock prices as of October 2, 2001. This analysis resulted in the following relevant ranges for the comparable companies as of October 2, 2001: a range of market capitalization as a multiple of the latest twelve months EBITDA of 7.6x to 8.4x, with a mean of 7.9x (as compared to market capitalization as a multiple of the latest twelve months EBITDA for NW Natural of 6.6x). Based on the foregoing, Merrill Lynch determined a reference range for an implied value per share for NW Natural common stock of $24.50 to $30.50 as of December 31, 2001 (as compared to the stock price of NW Natural common stock on October 2, 2001 of $23.78), using NW Natural management's projections and assuming net debt of $558.1 million and 25.2 million shares outstanding.

     For each of the comparable companies, Merrill Lynch also calculated stock price as a multiple of estimated forward earnings per share for the calendar years ending 2001 and 2002. Price and annualized earnings estimates were based on publicly available information as of October 2, 2001. This analysis resulted in the following relevant ranges for the comparable companies as of October 2, 2001: a range of stock price as a multiple of estimated 2002 forward earnings per share of 12.0x to 14.0x, with a mean of 13.0x (as compared to stock price as a multiple of estimated 2002 forward earnings per share of 13.2x for NW Natural). Based on the foregoing, Merrill Lynch determined a reference range for an implied value per share of $22.75 to $26.50 as of December 31, 2001 (as compared to the stock price of NW Natural common stock on October 2, 2001 of $23.78), using NW Natural management's projections and assuming net debt of $558.1 million and 25.2 million shares outstanding.

     To calculate the trading multiples utilized in the analysis of selected comparable publicly traded companies, Merrill Lynch used publicly available information concerning the historical and projected financial performance of the comparable companies, including public historical financial information and analysts' consensus earnings estimates.

     None of the comparable companies is, of course, identical to NW Natural. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results. Such an analysis involves complex considerations and judgments concerning differences in the financial and operating characteristics of the companies found by Merrill Lynch to be comparable to NW Natural, as well as other factors that could affect the public trading volume of the companies found by Merrill Lynch to be comparable to NW Natural, as well as that of NW Natural. In addition, the multiples of market capitalization to the latest twelve months EBITDA and stock price to estimated 2002 forward earnings for the companies found by Merrill Lynch to be comparable to NW Natural are based on projections prepared by research analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

     Discounted Cash Flow Analysis. Merrill Lynch performed a discounted cash flow analysis (i.e., an analysis of the present value of the projected unlevered after-tax cash flows for the periods using the discount rates indicated) for NW Natural based upon projections provided by NW Natural management of its free cash flow for the fiscal years ending 2002 through 2008, inclusive, using discount rates ranging from 6.25% to 7.25% and terminal value multiples for year 2008 EBITDA ranging from 7.5x to 8.5x. Based upon the foregoing, Merrill Lynch determined a reference range for an implied value per share for NW Natural common stock of $27.50 to $36.50 as of December 31, 2001 (as compared to the stock price of NW Natural common stock on October 2, 2001 of $23.78), using NW Natural management's projections and assuming net debt of $558.1 million and 25.2 million shares outstanding and year 2008 EBITDA of $220.6 million.

Pro Forma Analysis

     Merrill Lynch analyzed the impact of the acquisition on the projected earnings per share of Holding Company for the period from fiscal year ending 2003 to 2008. Such analysis was based on publicly available information and NW Natural management's projections for NW Natural and for PGE and the Expected Synergies of $16.0 million in 2003, $26.0 million in 2004, $26.0 million in 2005, $25.0 million in 2006, $22.5 million in 2007 and $20.0 million in 2008.
This analysis indicated that the acquisition would be accretive to NW Natural's earnings per share, as set forth in the table below.


                                Pro Forma Earnings Per Share
             -------------------------------------------------------------------
                                                    Without
             With Goodwill   Percent Earnings      Goodwill     Percent Earnings
   Year      Amortization       Accretion        Amortization       Accretion
   ----      ------------       ---------        ------------       ---------
   2003        $2.17                7.5%            $2.79             37.9%
   2004         2.42                8.6              3.03             36.0
   2005         2.64                8.2              3.17             29.9
   2006         2.99               16.6              3.51             37.2
   2007         3.11               17.4              3.55             34.1
   2008         3.46               24.9              3.90             40.8

     There can be no assurance that the combined company will be able to realize the Expected Synergies in the amounts estimated by NW Natural's management, or at all, following the acquisition. The actual results achieved by NW Natural may vary from projected results and the variations may be material.

     The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily amenable to partial analysis or summary description. Merrill Lynch believes that its analyses must be considered as a whole and that selecting any portion of its analyses and of the factors considered by it, without considering the analyses as a whole, would create an incomplete view of the process underlying Merrill Lynch's opinion. In arriving at its opinion, Merrill Lynch considered the results of all its analyses. The analyses performed by Merrill Lynch are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by Merrill Lynch's analyses. The analyses do not purport to be appraisals or to reflect the prices at which PGE or NW Natural might actually be sold or the prices at which NW Natural or PGE common stock may trade at any time in the future. The analyses were prepared solely for the purposes of Merrill Lynch providing its opinion to the board of directors of NW Natural as to the fairness, from a financial point of view, of the consideration to be paid by Holding Company pursuant to the acquisition. Analyses based upon forecasts of future results are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by Merrill Lynch's analyses. Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including factors related to general economic and competitive conditions beyond the control of the parties or their respective advisors, none of Merrill Lynch, PGE, NW Natural or any other person assumes responsibility if future results or actual values are materially different from those forecast. The foregoing summary does not purport to be a complete description of the analyses performed by Merrill Lynch and is qualified by reference to the written opinion dated as of October 5, 2001 of Merrill Lynch, which is attached as Annex D to this proxy statement/prospectus.

     The board of directors of NW Natural selected Merrill Lynch to render a fairness opinion because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the proposed acquisition and because it is familiar with NW Natural and its business. Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

     Under the terms of an engagement letter dated April 25, 2001, Holding Company will pay a fee of $9.57 million to Merrill Lynch for its services and for rendering its opinion as to whether the consideration to be paid by Holding Company is fair from a financial point of view to Holding Company. Holding Company and NW Natural will also pay fees to Merrill Lynch, Credit Suisse First Boston and the other lenders in connection with the loans to Holding Company which will be utilized to provide the cash portion of the purchase price for the acquisition of PGE. The payment of a significant portion of these fees is conditioned upon the consummation of the acquisition. In addition, NW Natural has agreed to indemnify Merrill Lynch, its affiliates and each of their respective directors, officers, agents, employees and controlling persons against liabilities, including liabilities under U.S. federal securities laws, related to or arising out of the engagement of Merrill Lynch.

     Merrill Lynch currently provides and has, in the past, provided financial advisory and financing services to NW Natural and PGE and their affiliates and may continue to do so, and has received, and may in the future receive, fees for the rendering of these services. In addition, in the ordinary course of its business, Merrill Lynch may actively trade the securities of NW Natural for Merrill Lynch's own account and for the accounts of its customers and, accordingly, Merrill Lynch may at any time hold a long or short position in such securities.

                           REASONS FOR THE TRANSACTION

     The board of directors of NW Natural believes that the acquisition will result in the following significant benefits to NW Natural:

     Unique Opportunity. The termination in April 2001 by Enron and Sierra Pacific of their agreement providing for the acquisition by Sierra Pacific of PGE after it had become clear that such proposed sale would not be consummated as scheduled, presented a unique opportunity for NW Natural. In particular, Enron's announced plan to negotiate and execute a new agreement to sell PGE as promptly as possible after the termination of the agreement with Sierra Pacific, together with a favorable interest rate environment, provided NW Natural the opportunity to negotiate an agreement on terms that would not have been available to NW Natural previously.

     Increased Earnings for Shareholders. The acquisition is expected to be accretive to earnings for holders of NW Natural common stock. See "Earnings Available for Common Stock" under the Selected Unaudited Pro Forma Combined Condensed Financial Information in the Summary. The combined enterprise is also expected to generate favorable cash flow.

     Improved Operating Efficiencies. The overlapping service territories and shared customers of PGE and NW Natural are expected to enable the combined enterprise to realize significant operating efficiencies that neither PGE nor NW Natural could accomplish separately. NW Natural and PGE have worked together in the past to achieve savings through operational efficiencies. NW Natural and PGE currently have a joint meter reading program in effect, and conduct common trenching for new construction projects. In particular, in addition to joint meter reading and trenching projects, there exists the potential for savings in such areas as combined call centers, combined billing, combined marketing and support crews, combined customer addition and build-out efforts, and shared support services, as well as savings in administrative areas. The combination of the gas purchasing capabilities of PGE and NW Natural should produce economies of scale that NW Natural could not have achieved on its own.

     Benefits from Management Experience. NW Natural's management, in particular, Mr. Richard G. Reiten, NW Natural's Chairman and Chief Executive Officer, who served as President and Chief Operating Officer of PGE and as President of PGE's parent, Portland General Corporation, for seven years before he joined NW Natural in 1996, is familiar with the management and operations of PGE. Mr. Reiten believes that NW Natural's management team will work well with PGE's management team to achieve increased efficiencies and to hold down electric and gas prices to customers and deliver more convenient and comprehensive customer service over the long term. The combined NW Natural and PGE management teams will be able to apply their talents to a larger and more diverse asset and customer base.

     Potential for Future Growth. The combination of PGE and NW Natural is expected to position the combined enterprise favorably for future growth. NW Natural and PGE will serve approximately 725,000 electric customers and approximately 528,000 gas customers. The combination of PGE with NW Natural will present the opportunity to link NW Natural gas procurement, transportation and storage capabilities with PGE's generation supply portfolio. In addition, the application of PGE's discipline and expertise in engaging in energy trading to manage PGE's electricity supply assets and retail load to the combined electric and gas businesses of PGE and NW Natural should provide significant operational benefits.

     The larger, more diverse set of customers will benefit from the combination of PGE and NW Natural. Additional energy products and services can be marketed jointly and the larger asset base can be used to provide additional ancillary generation and distribution services.

             RECOMMENDATION OF THE BOARD OF DIRECTORS OF NW NATURAL

     At a special meeting held on October 5, 2001, the board of directors of NW Natural approved the stock purchase agreement and the plan of reorganization by the unanimous vote of all directors present (with one director being absent), after determining that the transaction was fair to and in the best interests of NW Natural and its shareholders.

     During the course of their deliberations relating to the transaction, NW Natural's board of directors consulted with NW Natural's management and legal and financial advisors and considered the following factors, in addition to the benefits described above:

     Purchase Price; Terms and Conditions of the Stock Purchase Agreement. The terms and conditions of the stock purchase agreement, including the amount of the purchase price, the nature of the consideration proposed to be paid for the PGE acquisition and the closing conditions, as well as the general course and outcome of the negotiations resulting in management's recommendation to approve the stock purchase agreement.

     Amount and Terms of Holding Company Equity Securities; Terms of the Securityholders and Registration Rights Agreement. The terms and conditions under which Holding Company will issue the shares of common stock, Class B common stock and FELINE PRIDES to Enron, entities affiliated with or designated by Enron, or both, and the terms and conditions of the securityholders agreement, including the provisions of that agreement relating to board representation and consent rights.

     Availability and Terms of Financing for the Transaction. The terms and conditions set forth in the financing commitment, including the amount of financing, funding conditions, and other terms and conditions of the debt financing.

     Operating and Financial Condition. The business, operations, financial condition, operating results and prospects of NW Natural and PGE, including the order of August 31, 2001, issued by the OPUC in connection with PGE's general rate case.

     Fit and Compatibility. The strategic fit of PGE's electric businesses with NW Natural's gas distribution businesses, including the significant overlap of the two companies' service territories and customer bases.

     Fairness Opinion. The analysis presented by Merrill Lynch to the board of directors on October 5, 2001 and Merrill Lynch's opinion of October 5, 2001, to the effect that, as of that date and based upon the assumptions made, matters considered and limitations reviewed with the board of directors, the consideration proposed to be paid by Holding Company in connection with the acquisition was fair to Holding Company from a financial point of view.

     Timing of Closing and Ability to Complete the Transaction. The anticipated timing required to complete the transaction, including, in particular, the expected time required to obtain required regulatory approvals and management's view concerning the likelihood of obtaining the required regulatory approvals without the imposition of conditions that would have a material adverse effect on NW Natural, PGE or Holding Company, and management's assessment that the conditions to the receipt of the debt financing under the financing commitment can be satisfied on a timely basis.

     Transactional Factors. The costs of undertaking and completing the transaction, including the costs, the devotion of significant management time to the exploration of the transaction, the negotiation of the transaction documents, the tasks required to complete the transaction, and the potential impact of fluctuations in financial and energy market conditions until the transaction is consummated.

     Risk Factors. The risks believed to be involved in the transaction. These risks are discussed under "Risk Factors" above.

     The discussion above of the material factors considered by the NW Natural board of directors in its consideration of the stock purchase agreement and the plan of reorganization is not intended to be all-inclusive. In view of the variety of the factors considered, the amount of time involved in the process of the development and negotiation of the transaction, and the amount of information that the NW Natural board of directors considered, the NW Natural board did not consider it practicable to make, and did not make, specific assessments of, quantify, or otherwise assign specific weights to the specific factors that it considered in determining to approve the execution, delivery and performance by NW Natural of the stock purchase agreement and the plan of reorganization. The board of directors determined to approve the execution, delivery and performance by NW Natural of the stock purchase agreement and the plan of reorganization after considering all of the factors taken as a whole, although individual directors may have assigned different weights to particular individual factors.

     The board of directors of NW Natural by the unanimous vote of all directors present with one director absent, recommends that holders of NW Natural common stock vote "FOR" approval of the reorganization of NW Natural to establish a holding company structure and "FOR" approval of the issuance by Holding Company of the shares of common stock, Class B common stock and units of FELINE PRIDES to Enron or entities designated by Enron as provided in the stock purchase agreement.


                THE REORGANIZATION TO ESTABLISH A HOLDING COMPANY

General

     To facilitate the purchase of PGE, NW Natural proposes to first effect the reorganization to create a holding company structure. The primary purpose of the reorganization is to establish the optimal corporate structure for the acquisition of PGE.

The Agreement and Plan of Merger and Reorganization

     The discussion in this proxy statement/prospectus of the plan of reorganization is subject to and qualified in its entirety to the plan of reorganization, a copy of which is attached to this proxy statement/prospectus as Annex A and is incorporated herein by reference.

     The plan of reorganization, which is among NW Natural, Holding Company, and Merger Sub, has been adopted by the parties' respective boards of directors and approved by Holding Company as the sole shareholder of Merger Sub. The consummation of the holding company reorganization requires the approval of holders of a majority of the outstanding shares of NW Natural common stock pursuant to the requirements of the Oregon Business Corporation Act.

     In the reorganization:

     o Merger Sub, a wholly-owned subsidiary of Holding Company, will be merged with and into NW Natural, with NW Natural being the surviving corporation;

     o each share of NW Natural common stock outstanding immediately prior to the effective time of the merger will be converted into an equal number of new shares of Holding Company common stock;

     o each share of Merger Sub common stock outstanding immediately prior to the merger will be converted into shares of NW Natural, resulting in Holding Company becoming the owner of all outstanding shares of NW Natural common stock;

     o each outstanding share of NW Natural preferred stock and preference stock will remain outstanding; and

     o the shares of Holding Company common stock held by NW Natural immediately prior to the merger will be canceled.

Effects of the Reorganization

     All shares of Holding Company common stock outstanding immediately after the reorganization and prior to the acquisition of PGE will be owned by the former holders of NW Natural common stock outstanding immediately prior to the reorganization. All shares of NW Natural preferred stock and all shares of NW Natural preference stock issued and outstanding immediately prior to the reorganization will remain unchanged as outstanding securities of NW Natural, a subsidiary of Holding Company.

     After the reorganization, the Rights Agreement, dated as of February 27, 1996, as amended, between NW Natural and Mellon Investor Services, LLC will be amended so that the common share purchase rights issued pursuant to the Rights Agreement will be deemed to represent for all purposes rights to purchase shares of Holding Company common stock or Class B common stock, as the case may be, on the terms set forth in the Rights Agreement.

Conditions to Effectiveness of the Reorganization

     Completion of the reorganization is subject to the satisfaction of the following conditions:

     o the principal terms of the plan of reorganization will have been approved by such holders of the capital stock of the parties to the plan of reorganization as are required by the Oregon Business Corporation Act.

     o all conditions for the listing on the NYSE of Holding Company common stock to be issued and to be reserved for issuance pursuant to the reorganization will have been satisfied.

     o all necessary orders, consents, authorizations, approvals or waivers from the Secretary of State of Oregon and all other regulatory bodies, boards or agencies, or from other third parties, will have been received, remain in full force and effect, and will not include, in the sole judgment of the NW Natural board of directors, unacceptable conditions.

     o all documents that are required to be filed pursuant to the Oregon Business Corporation Act will have been duly executed and filed with the appropriate agency.

     o NW Natural will have received an opinion of Thelen Reid & Priest LLP confirming the United States federal income tax consequences of the reorganization described in this proxy statement/prospectus.

Amendment and Termination

     The parties to the plan of reorganization, by consent of their respective boards of directors, may amend the plan of reorganization as agreed upon by them in writing at any time before or after approval of the plan of reorganization by the shareholders of NW Natural. However, no such amendment, if agreed to after approval by the shareholders of NW Natural, may change any of the principal terms of the plan of reorganization in a manner that would materially and adversely affect the rights of the shareholders of NW Natural.

     The plan of reorganization may be terminated and the transactions involved in the plan of reorganization abandoned, before or after approval of the plan of reorganization, by the shareholders of NW Natural or by action of the board of directors of NW Natural.

Appraisal Rights Are Not Available

     Under the Oregon Business Corporation Act, the holders of NW Natural common stock do not have any right to an appraisal of the value of their shares in connection with the plan of reorganization.

Amendment of the Restated Articles of Incorporation of NW Natural

     The Restated Articles of Incorporation of NW Natural will be amended and restated following the effective date of the reorganization. Holding Company, as the holder of all the common stock of NW Natural, will approve the amendment. All shares of NW Natural preferred stock and preference stock outstanding prior to the effective date of the reorganization will remain outstanding, but will not be entitled to vote on the amendment. The purpose of the amendment is to remove the provisions in the articles which are inconsistent with NW Natural being a wholly-owned subsidiary of another company rather than being publicly owned. In particular, the classification of the board of directors, cumulative voting and fair price provisions will be eliminated. A copy of the Amended and Restated Articles of Incorporation of NW Natural, as proposed to be amended, is attached as an exhibit to the plan of reorganization which is attached as Annex A.

                       THE ACQUISITION OF PORTLAND GENERAL

Stock Purchase Agreement

     The complete text of the stock purchase agreement is attached as Annex B to this proxy statement/prospectus. We urge you to read the full text of the stock purchase agreement.

     Enron owns all of the issued and outstanding shares of common stock of PGE. Enron NW Assets holds an option to purchase all the shares of PGE common stock from Enron. Portland General Holdings, an Oregon corporation and a wholly-owned subsidiary of Enron ("PGH"), owns all the issued and outstanding shares of common stock of PGH II, Inc., an Oregon corporation ("PGH II"), which owns certain unregulated businesses engaged in, among other things, telecommunication infrastructure and development of district cooling projects.

     Under the stock purchase agreement, Enron NW Assets will exercise its option to purchase all the shares of PGE common stock from Enron. Holding Company will then purchase all such PGE common stock from Enron NW Assets. If for any reason Enron NW Assets does not exercise its option to purchase the shares, Holding Company will purchase the shares of PGE common stock directly from Enron. Holding Company will also purchase all of the shares of PGH II from PGH. As a result of the two transactions, PGE and PGH II will become wholly-owned subsidiaries of Holding Company.

     As consideration for the PGE common stock, Holding Company will pay Enron NW Assets $1.549 billion in cash, and will issue to Enron shares of two classes of Holding Company common stock and 4,000,000 units of FELINE PRIDES for the PGE common stock. The two classes of common stock to be issued will be common stock of Holding Company and a newly created Class B common stock of Holding Company. Both classes of common stock will have identical rights except that the Class B common stock will be non-voting and may be converted into common stock. The aggregate number of shares of both classes of common stock to be issued will be equal to the quotient of $50 million divided by the average of the closing prices of one share of NW Natural common stock as reported on the NYSE for each of the twenty consecutive trading days ending on the third trading day immediately prior to the closing date. However, the aggregate number of shares issued will be no more than 2,295,257 and no less than 1,877,398. Of these shares, Holding Company will issue a number of shares of its common stock to Enron NW Assets equal to approximately 4.9% of the outstanding shares of that class of common stock immediately following consummation of the acquisition of PGE and issue shares of Class B common stock for the remaining shares to be issued. In the alternative, if Enron gives written notification to Holding Company and NW Natural no later than the fifth business day prior to the closing date, Holding Company will sell such shares of its common stock and FELINE PRIDES to a transferee designated by Enron and then pay the proceeds of the sale to Enron NW Assets for the PGE common stock. Also, if NW Natural undergoes a change of control, then the entire purchase price for the PGE common stock will be cash in the amount of $1.799 billion.

     Holding Company will pay $1 million in cash for the PGH II common stock.

     As of the closing date, Holding Company will also assume from Enron, and will indemnify Enron, Enron NW Assets and any transferees for all obligations of Enron to PGE for the period from and after the closing date. As of the date of the stock purchase agreement, Enron no longer is required to make payments of principal and interest with respect to these obligations, which, as of September 30, 2001, totaled $71.97 million.

Representations and Warranties of NW Natural and Enron

     The stock purchase agreement contains several reciprocal representations and warranties made by NW Natural and Holding Company concerning themselves, on the one hand, and Enron, concerning PGE and PGH II, on the other hand, some of which are qualified as to materiality, regarding the following matters, among others:

     o    Corporate organization and qualification;

     o    Subsidiaries;

     o Corporate power and authority to execute, deliver and perform its obligations under the stock purchase agreement and to complete the acquisition;

     o    Compliance with laws;

     o    Reports and financial statements;

     o    Absence of certain changes or events;

     o    Litigation;

     o    Tax matters;

     o    Employee benefit plans and labor agreements;

     o    Environmental protection;

     o    Regulation as a utility; and

     o    Insurance.

     Enron has made additional representations as to material contracts between PGE and Enron as well as to the status of PGE's nuclear facility. NW Natural has made additional representations as to the financing commitment it has received for the transaction.

Covenants Relating to the Conduct of Business Before the Closing

     Each of NW Natural, Holding Company and Enron has undertaken various covenants in the stock purchase agreement that govern the conduct of the parties in certain respects before the closing of the acquisition. The following summarizes the more significant of these covenants:

     Conduct of PGE's Business. Enron will cause PGE and its subsidiaries to carry on its business in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact its present business organizations and goodwill.

     Dividends and Repurchases. Generally, Enron will not allow PGE to: (a) declare any dividends or make any distributions in respect of its capital stock or the capital stock of any of its subsidiaries; (b) split, combine or reclassify any of its capital stock or the capital stock of any of its subsidiaries; or (c) redeem, repurchase or otherwise acquire any shares of its capital stock or the capital stock of its subsidiaries. However, this restriction will not limit: (a) dividends on outstanding PGE preferred stock; or
(b) dividends on, or repurchases of, PGE common stock in an amount not to exceed the sum of (i) the aggregate amount of PGE consolidated net income for the period from January 1, 2001 through the closing date and (ii) $104.2 million.

     NW Natural and Holding Company may not declare or pay any dividends on or make other distributions in respect of any of its capital stock other than: (a) dividends on NW Natural preferred stock and NW Natural preference stock and (b) dividends on the NW Natural common stock payable at approximately the same times as paid during the year ended December 31, 2000 and in amounts per share not to exceed those paid on the NW Natural common stock during the quarter ended September 30, 2001, except for such increases as may be approved by the board of directors of NW Natural in the ordinary course consistent with past practice, and provided that such increases are not inconsistent with the debt financing and cannot reasonably be expected to delay the obtaining of, or increase the risk of not obtaining, any NW Natural regulatory approvals required to consummate the transaction.

     Amendment of Charter Documents. Neither NW Natural nor PGE will amend or propose to amend its certificate or articles of incorporation or by-laws in any way that would adversely affect the consummation of the transaction.

     Acquisitions. Generally, Enron will not permit PGE to acquire or merge with another business or acquire assets other than in the ordinary course of business consistent with past practice, not to exceed $20 million.

     Dispositions. Generally, Enron will not permit PGE to sell or dispose of any assets material to PGE unless it is in the ordinary course of business consistent with past practice, not to exceed $20 million.

     Indebtedness. Enron will not permit PGE to incur any indebtedness other than (a) an aggregate of up to $550 million in short-term indebtedness outstanding at any time, (b) long-term indebtedness incurred in connection with the financing of existing indebtedness or (c) up to $300 million in additional indebtedness. NW Natural and Holding Company will not, and will not permit any of their respective subsidiaries to, incur or guarantee any indebtedness that would be significantly inconsistent with the debt financing or cause a condition to borrowing under the financing commitment not to be satisfied.

     Capital Expenditures. Except for certain budgeted projects or as required by law, Enron will not permit PGE to make any capital expenditures, other than capital expenditures for facilities destroyed or damaged due to casualty or accident.

     PGE Nuclear Operations. Enron will not permit PGE to (a) breach any existing contract or arrangement for the disposal or storage of spent nuclear fuel or components of PGE's nuclear facility or (b) obligate itself to the payment of decommissioning expenses for PGE's nuclear facility or propose or adopt a budget for decommissioning expenses which exceeds the forecasted budget by an amount sufficient to constitute a material adverse effect on PGE.

     Contracts. Except as permitted by the stock purchase agreement, as required by law or in the ordinary course of business consistent with past practice, Enron will not permit PGE to, nor will NW Natural: (a) amend, terminate or fail to use commercially reasonable efforts to renew any material contract or (b) enter into any new material contracts.

Employment Related Obligations; Employee Benefits

     Following the effective time of the transaction, and subject to the other terms of the stock purchase agreement, Holding Company will, or will cause an appropriate subsidiary to:

     o take certain actions to cause Holding Company to assume and honor the PGH Pension Plan, the PGH Voluntary Employees' Beneficiary Association and any related trusts or other funding vehicles to be transferred to and assumed by PGH II and PGE;

     o for at least two years after the effective time, provide PGE and PGH II employees with employee benefits that are not materially less favorable in the aggregate than those provided to PGE employees immediately prior to the closing or to similarly situated employees of NW Natural and its subsidiaries; and

     o negotiate, execute and implement an agreement involving the executive and officer plans of PGE and PGH.

Other Agreements

     California Receivables. Enron has agreed to indemnify Holding Company against losses incurred as a result of the failure of PGE to collect all of the California receivables for sales in 2000 (net of applicable reserves) and 10% of the California receivables for sales in 2001 (net of applicable reserves), subject to adjustment to reflect actual recovery of these amounts through the power cost adjustment provided for in the OPUC order in Portland General's general rate case, together with any related litigation and carrying costs that exceed a total of $10 million.

     Stock Option Charge-back. Holding Company has agreed that PGE will pay to Enron an amount equal to the net federal tax benefit to PGE of any tax deduction taken by PGE attributable to the exercise of Enron stock options granted to PGE employees for services rendered to PGE.

     Executive and Director Plans. Enron and Holding Company have agreed to negotiate in good faith and to execute and implement an agreement regarding certain benefit plans and trusts for the benefit of directors and officers of Portland General that would place Enron and PGE in the same economic position as if simultaneously prior to closing, PGE had distributed to Enron the life insurance policies and other assets in the trusts that are earmarked for PGE's liability under the plans, and an amount of cash equal to the net deferred tax benefit of the liabilities of the plans and Enron had assumed PGE's liabilities under the plans. Enron and Holding Company have also agreed to consummate the transaction so that PGE will not realize any further economic consequences from these plans and so that Enron will be responsible for, and realize, the economic consequences. Enron has also agreed to provide adequate security (including a pledge of the life insurance policies now held in trusts established for the plans) to protect against the bankruptcy of Enron or any of its affiliates.

Conditions to the Transaction

     Mutual Closing Conditions. The obligations of NW Natural, Holding Company and Enron to complete the acquisition are subject to the satisfaction or waiver of the following conditions:

     o the absence of any injunction, order, law or regulation preventing consummation of the sale by Enron of the outstanding common stock of PGE to Holding Company;

     o approval by the NW Natural shareholders of the plan of reorganization and the issuance of Holding Company equity securities to Enron and/or its designees pursuant to the stock purchase agreement;

     o those persons providing the debt financing advising Holding Company that they are unconditionally ready, willing and able to deliver the debt financing to Holding Company;

     o receipt of a no-action letter from the staff of the SEC that the staff of the SEC will not take any action to assert that Enron or its affiliates will become a "holding company" or "affiliate" of Holding Company for purposes of PUHCA; and

     o execution and delivery of agreements by Holding Company, Enron and any other person to whom FELINE PRIDES are issued.

     Closing Conditions of NW Natural and Holding Company. In addition to the mutual conditions listed above, the obligations of NW Natural and Holding Company to complete the transaction are subject to the satisfaction or waiver of the following conditions:

     o receipt of all required statutory approvals, which approvals do not, in the aggregate, impose terms and conditions that would have a material adverse effect on PGE or on Holding Company, NW Natural and PGE, taken as a whole;

     o Enron and its subsidiaries have performed, in all material aspects, all of their obligations and all representations and warranties of Enron are true and correct as of the closing date, except for such failures of representations and warranties to be true and correct that would not result in a material adverse effect on PGE;

     o since October 5, 2001, no PGE material adverse effect shall have occurred and be continuing. A PGE material adverse effect means any change or effect that is materially adverse to the business, condition or results of operations of PGE, PGH II and their respective subsidiaries, taken as a whole;

     o Holding Company will not be required to register as a "holding company" under the registration provisions of PUHCA and the regulations of the SEC promulgated thereunder; and

     o the aggregate amount of short-term debt of PGE and its subsidiaries outstanding at the closing shall not exceed $300 million.

     Closing Conditions of Enron. In addition to the mutual conditions listed above, the obligations of Enron to complete the transaction are subject to the satisfaction or waiver of the following conditions:

     o receipt of all required statutory approvals, which approvals do not impose terms or conditions that would have a material adverse effect on Holding Company, NW Natural and PGE, taken as a whole;

     o NW Natural and Holding Company have performed, in all material respects, all of their obligations, and all representations and warranties of NW Natural and Holding Company are true and correct as of the closing date, except for such failures of representations and warranties to be true and correct that would not result in a material adverse effect on NW Natural; and

     o since October 5, 2001, no material adverse effect on PGE, NW Natural and Holding Company combined that is not substantially the result of any concurrent PGE material adverse effect shall have occurred and be continuing.

Regulatory Approvals Required to Complete the Transaction

     Certain federal and state regulatory requirements must be complied with before we can complete the transaction. While we cannot give any assurances as to if and when any of the consents or approvals required for the transaction will be obtained or of the conditions that may be contained therein, we currently believe that the necessary approvals can be obtained by the fourth quarter of 2002.

     State Approvals

     Oregon. NW Natural and PGE are subject to the jurisdiction of the OPUC. The approval of the OPUC is required before Holding Company can acquire the stock of PGE or exercise control over PGE or NW Natural. The OPUC must determine whether the acquisition and exercise of control will serve utility customers in the public interest. This standard requires a finding that the transaction will provide net benefits to customers.

     In November 2001, Holding Company and NW Natural filed an application with the OPUC seeking such approval. As part of that application, Holding Company has offered certain proposed acquisition conditions which, if adopted by the OPUC, would be incorporated into the terms of the OPUC order approving Holding Company's acquisition of PGE. These include, among others:

     o a guarantee by Holding Company that customers of PGE and NW Natural will be held harmless if the acquisition of PGE results in higher revenue requirements for either PGE or NW Natural than if the acquisition had not occurred;

     o exclusion of all acquisition related costs and goodwill created in the transaction from each utility's regulated accounts;

     o the agreement of PGE and NW Natural that they will have the burden of establishing the reasonableness of Holding Company costs allocated or directly assigned to PGE or NW Natural and that the OPUC will have the authority to approve such costs for ratemaking purposes;

     o the agreement of PGE not to seek changes in its Oregon jurisdictional per customer revenue requirement for distribution and transmission service, and the agreement of NW Natural not to seek changes in its Oregon jurisdictional per customer margin or transportation revenue requirements, that would be in effect sooner than January 1, 2009, except that:

          o PGE may file to adjust its unbundled transmission rates to the extent that the FERC approves changes;

          o NW Natural may file to adjust rates to incorporate a Coos County distribution system and Mist storage and pipeline investments;

          o NW Natural and PGE may continue to seek deferred accounting and amortization of deferred accounts; and

          o either PGE or NW Natural may initiate a rate proceeding that may become effective sooner than January 1, 2009, if warranted by extraordinary circumstances or events beyond PGE's or NW Natural's control;

     o a commitment that neither PGE or NW Natural will make any distributions to Holding Company that would reduce the common stock equity of either company to below 45% of total capitalization (defined to include common equity, preferred equity, and long-term debt) without OPUC approval.

     Other proposed acquisition conditions are designed to address the sharing of rate benefits, ongoing customer issues, affiliate transactions, and the maintenance of accounting records, among other matters.

     Washington. NW Natural is subject to the jurisdiction of the WUTC. Approval by the WUTC is required for the formation of Holding Company, and the exchange of NW Natural common stock for Holding Company shares. In determining whether to grant approval, the WUTC will consider whether such a corporate reorganization is consistent with the public interest, applying a "no harm" standard. The WUTC has indicated that in evaluating the public interest in mergers and property transfers, it will use the following four standards:

     o the transaction should not harm customers by causing rates or risks to increase, or by causing service quality and reliability to decline, compared with what could reasonably be expected to have occurred in the absence of the transaction;

     o the transaction, with conditions required for its approval, should strike a balance between the interests of customers, shareholders, and the broader public that is fair and that preserves affordable, efficient, reliable, and available service;

     o the transaction, with conditions required for its approval, should not distort or impair the development of competitive markets where such markets can effectively deliver affordable, efficient, reliable, and available service; and

     o the jurisdictional effect of the transaction should be consistent with the WUTC's role and responsibility to protect the interests of Washington gas and electricity customers.

NW Natural and Holding Company intend to seek the approval of the WUTC consistent with these requirements.

     Following completion of the reorganization, the activities of NW Natural will continue to be subject to regulation by the OPUC and the WUTC and the activities of PGE will continue to be subject to regulation by the OPUC.

     Transactions between NW Natural, PGE and any other entity, including Holding Company, which is an "affiliated interest" of NW Natural and PGE within the meaning of the Oregon statute, are subject to prior approval by the OPUC.

     The OPUC and the WUTC each has full authority to investigate public utilities for purposes of determining efficiency and economy of operation, to conduct continuing reviews and audits and to issue appropriate directives. Each of the commissions reviews the cost allocations between the two states made by NW Natural and, in every rate case, requires NW Natural to submit substantial data to support both rate-base components and cost components between or among divisions, utility or non-utility.

     Federal Approvals

     Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission, the transaction may not be consummated until Holding Company, Enron and NW Natural file notifications and provide certain information to the Federal Trade Commission and the Antitrust Division of the Department of Justice and specified waiting period requirements are satisfied. Even after the HSR Act waiting period expires or terminates, the Federal Trade Commission or the Antitrust Division of the Department of Justice may later challenge the transaction on antitrust grounds. If the transaction is not completed within 12 months after the expiration or earlier termination of the initial HSR Act waiting period, the parties would be required to submit new information under the HSR Act and a new waiting period would begin. The parties intend to file notification and report forms under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice so that the waiting period will expire or terminate within 12 months before the anticipated closing of the transaction.

     Public Utility Holding Company Act. In connection with the transaction, Holding Company must obtain SEC approval under Sections 9(a)(2) and 10 of PUHCA.
Section 9(a)(2) requires that a person who owns, or will by virtue of a transaction come to own, directly or indirectly, 5% or more of the outstanding voting securities of a public utility company, must obtain the approval of the SEC under Section 10 before acquiring a direct or indirect interest in 5% or more of the voting securities of any additional public utility company in the same or a separate transaction. The transaction will result in Holding Company acquiring 5% or more of the voting securities of the following two public utility companies: NW Natural and PGE. Under the applicable standards of PUHCA, the SEC must determine whether:

     o the transaction would tend towards detrimental interlocking relations or a detrimental concentration of control of public utility companies;

     o the consideration to be paid in connection with the transaction is reasonable;

     o the transaction would unduly complicate the capital structure or be detrimental to the proper functioning of Holding Company's holding company system; or

     o    the transaction would violate applicable state law.

     In addition, under Section 10 of PUHCA, to approve the transaction, the SEC must also find that the transaction would serve the public interest because it would tend toward the economical and efficient development of an integrated public utility system.

     Holding Company intends to file an application with the SEC requesting approval of the transaction under PUHCA in the fourth quarter of 2001.

     In addition, Holding Company intends to file for an exemption from being required to register, and being regulated, as a "holding company" under PUHCA.

     Federal Power Act. The FERC must approve the transaction. The FERC has interpreted Section 203 of the Federal Power Act as requiring it to approve a change in control over a "public utility" if it finds such action consistent with the public interest. In reviewing an acquisition, the FERC generally evaluates:

     o    whether the acquisition will adversely affect competition;

     o    whether the acquisition will adversely affect rates; and

     o    whether the acquisition will impair the effectiveness of regulation.

     NW Natural and PGE intend to file an application with the FERC requesting approval of the transaction under the Federal Power Act in the fourth quarter of 2001.

     Atomic Energy Act. PGE holds licenses issued by the Nuclear Regulatory Commission in connection with its 67.5% ownership interest in the Trojan Nuclear Plant. The Atomic Energy Act of 1954 requires that any direct or indirect transfer of a license must be approved by the Nuclear Regulatory Commission. The transaction will constitute a direct change of control of PGE and therefore a direct transfer of its nuclear licenses. PGE intends to file an application with the Nuclear Regulatory Commission in connection with the transaction as appropriate.

     Other. We are not aware of any material governmental consents or approvals that are required prior to the parties' consummation of the transaction other than those described above. Under the terms of the stock purchase agreement, Holding Company, NW Natural and Enron have each agreed to use their reasonable best efforts to obtain all regulatory approvals, consents and clearances required for the transaction.

Termination of the Stock Purchase Agreement

     The stock purchase agreement may be terminated at any time prior to the closing in any of the following ways:

     o    by mutual consent of Enron and NW Natural;

     o by either Enron or NW Natural if there is any legal prohibition which will prevent the closing of the acquisition;

     o by either Enron or NW Natural if the closing has not occurred on or before December 8, 2002, provided that (a) this right to terminate will not be available to a party if such party is the cause of the failure to close and (b) if on December 8, 2002 the required statutory approvals have not been obtained and all other conditions to closing have been fulfilled or waived or are capable of being fulfilled, then the right of a party to terminate will not arise unless the closing has not occurred on or before April 7, 2003;

     o by either Enron or NW Natural if any of the required statutory approvals have been denied by a final and nonappealable order;

     o by either Enron or NW Natural if the other party has materially breached any covenant, representation or warranty contained in the stock purchase agreement and such breach is not cured within thirty days after the party receives notice of the breach; or

     o by either Enron or NW Natural if the NW Natural shareholders do not approve the plan of reorganization and the issuance of Holding Company equity securities to Enron and/or its designees pursuant to the stock purchase agreement.

Financing the Acquisition

     Holding Company will finance the purchase of PGE through several means. In order to pay the $1.55 billion cash portion of the purchase price for PGE, Holding Company intends to raise funds through loans from commercial banks and institutional lenders arranged, pursuant to a written financing commitment (which we refer to as the "Financing Commitment"), by Merrill

Lynch and Credit Suisse First Boston. Holding Company will also issue $250 million of equity securities to Enron, consisting of an estimated $50 million in the form of common stock and Class B common stock of Holding Company and $200 million in the form of FELINE PRIDES of Holding Company.

Financing Commitment

     The Financing Commitment contemplates that Holding Company will enter into credit facilities for $1.55 billion in term loans to provide acquisition financing and a $100 million revolving credit agreement for the payment of acquisition expenses relating to the PGE acquisition and for working capital purposes. The Financing Commitment further contemplates that the term loan credit facility would include a $450 million tranche with a term of one year and other tranches with terms ranging from six to eight and a half years. The revolving credit facility is expected to have a term of six years. The loans would bear interest at variable rates.

     The Financing Commitment for Holding Company contemplates the offer and sale of approximately $150 million of Holding Company common stock at or shortly after the closing of the acquisition with the proceeds being utilized to repay a portion of the loans. The Financing Commitment also contemplates the refinancing of the portion of the loans which mature in one year through the issuance by Holding Company of senior notes within one year after the closing.

     We expect that Holding Company's obligations under the credit facilities will be collateralized with a security interest in the common stock of NW Natural and PGE owned by Holding Company.

     We also expect that Holding Company's credit facility will provide for limitations on the activities of Holding Company and its subsidiaries, including limitations on liens, mergers, sale of assets, transactions with affiliates, the payment of dividends and changes in lines of business. The Financing Commitment contemplates a dividend covenant that will permit Holding Company to pay annual dividends on common stock and Class B common stock in an amount equal to the lesser of (a) a scheduled amount to be agreed upon with the lenders for each fiscal year and (b) Holding Company's operating cash flow minus the sum of debt service and preferred stock payments and taxes. We expect that no dividends will be permitted to be paid on either Holding Company common stock or Class B common stock so long as any default or event of default under the terms of the credit facility shall have occurred and be continuing. We further expect that Holding Company will be required to maintain certain minimum financial ratios.

     The final terms of Holding Company's credit facilities remain subject to negotiation and may be changed to the extent necessary to ensure a successful syndication of the credit facilities.

     In addition to Holding Company credit facilities, the Financing Commitment contemplates that PGE will enter into a $300 million five year revolving credit facility for working capital purposes and that NW Natural will enter into a $150 million five year revolving credit facility for working capital purposes.

Issuance of Certain Holding Company Securities to Enron

     As part of the consideration for the purchase of PGE, Holding Company will issue a combination of shares of the two classes of its common stock, common stock and Class B common stock, and FELINE PRIDES to Enron.

Common Stock and Class B Common Stock

     The aggregate number of shares of Holding Company common stock and Class B common stock that Holding Company will issue to Enron will be determined by dividing $50 million by the average closing price of NW Natural common stock for the twenty consecutive trading days ending on the third trading day prior to the closing date. However, the aggregate number of shares will be no more than 2,295,257 and no less than 1,877,938. The aggregate number of shares of Holding Company common stock to be issued at closing will be equal to 4.9% of the shares of common stock to be outstanding immediately after the closing date of the acquisition and the remaining shares to be issued will be Class B common stock. For a description of Holding Company common stock and Class B common stock, please see "Description of Holding Company Capital Stock," below.

FELINE PRIDES

     Holding Company will issue 4,000,000 FELINE PRIDES, with an aggregate stated amount of $200 million, to Enron as a portion of the purchase price. The FELINE PRIDES will be units, with each unit consisting of: (a) one share of mandatorily redeemable preferred stock of Holding Company with a liquidation value of $50 per share; and (b) one stock purchase contract which requires Enron to purchase a specified number of shares of Class B common stock of Holding Company for $50 per share on the settlement date of the stock purchase contract, which will be four years after the closing date of the acquisition.

     The preferred stock will be pledged as collateral to secure the holder's obligation to purchase the Class B common stock.

     A FELINE PRIDES unit consisting of a stock purchase contract and one share of mandatorily redeemable preferred stock is referred to as an Income PRIDE. From the date of the closing until five business days before the settlement date of the stock purchase contract, the holder of the Income PRIDES may create a Growth PRIDES out of the Income PRIDES. This may be done in two ways. First, the holder may substitute zero-coupon U.S. Treasury Securities for the related preferred shares. Second, in the alternative, prior to a registration of the units under the Securities Act of 1933, as amended, and so long as the Enron Credit Condition shall not have occurred and be continuing, the holder may substitute non-interest bearing demand notes payable by Enron in an amount per unit equal to $50. "Enron Credit Condition" means (a) Enron's senior unsecured debt shall be rated below the rating listed below by at least two of the three following rating agencies:

                            1)  S&P - BBB-;
                            2)  Moody's - Baa3;
                            3)  DCR (Fitch) - BBB-; or

     (b) a default has occurred and is continuing under the Indenture, dated as of November 1, 1985, as amended, modified or supplemented, between Enron and The Bank of New York, as trustee.

     The holder also has the ability to recreate Income PRIDES. To do so, the holder, on or prior to the fifth business day prior to the settlement date of the purchase contract, may resubstitute preferred shares for the related U.S. Treasury Securities or Enron notes.

     The holders of either Income PRIDES or Growth PRIDES may elect to settle the forward contract with cash instead of the pledged U.S. Treasury Securities or Enron notes, as the case may be, so long as the holder gives notice on or prior to the fifth business day before the settlement date. If the holder gives such notice and then settles the contract with cash on the business day immediately preceding the settlement date, then the related U.S. Treasury Securities or Enron notes, as the case may be, will be released to such holder.

     If the holder of Income PRIDES does not give the required notice, the preferred shares will be remarketed on the third business day prior to the settlement date. A remarketing agent will be engaged to sell the preferred shares at a price of approximately 100.25% of the aggregate stated liquidation amount of such shares, plus accumulated and unpaid dividends, if any, thereon. The portion of the proceeds equal to the aggregate stated liquidation amount of such shares will be applied to satisfy in full the holder's obligation to purchase Class B common stock. Further, after deducting a remarketing fee not to exceed 25 basis points, the remarketing agent will remit the remaining portion of the proceeds, if any, for the benefit of the holder. In the event that the remarketing agent is unable to remarket the preferred stock, then Holding Company will exercise its rights as a secured party and dispose of the shares in order to satisfy the holder's obligation.

     If the holder of Growth PRIDES has not given notice of its intention to settle with cash, the holder's purchase contract will be settled in different ways depending on whether the holder has U.S. Treasury Securities or Enron notes. If the holder has U.S. Treasury Securities, the amount of the related U.S. Treasury Securities, when paid at maturity, will automatically be applied pursuant to the exercise of the rights of Holding Company as a secured party. If the holder has Enron notes, Holding Company will exercise its rights as a secured party to obtain possession of the Enron notes to satisfy such holder's obligation.

     The number of shares of Class B common stock issuable upon settlement of each purchase contract on the settlement date (which is referred to as the settlement rate) shall be determined based on the average closing price for the common stock of Holding Company during the twenty trading day period ending three days prior to the settlement date, known as the "settlement price."

     The settlement rate will equal:

     (a) if the settlement price is equal to or less than the reference price (as defined below), then each holder of a purchase contract will receive a number of shares of Class B common stock equal to $50 per unit divided by the reference price;

     (b) if the settlement price is greater than the reference price but less than the threshold appreciation price (as defined below), then each holder of a purchase contract will receive a number of shares of Class B common stock equal to $50 per unit divided by the settlement price; and

     (c) if the settlement price is equal to or greater than the threshold appreciation price, then each holder of a purchase contract will receive a number of shares of Class B common stock equal to $50 per unit divided by the threshold appreciation price.

     "Reference price" means: (a) if the closing price (as defined below) is equal to or greater than $26.62, then $26.62; (b) if the closing price is greater than $21.78 but less than $26.62, the closing price; or (c) if the closing price is less than or equal to $21.78, then $21.78.

     "Closing price" means the average closing price of NW Natural common stock during the twenty trading day period immediately preceding the third trading day preceding the date of closing of Holding Company's acquisition of PGE.

     "Threshold appreciation price" means the reference price multiplied by 1.15.

     As a result of the settlement of the purchase contracts, Holding Company will issue a maximum of 9,182,800 and a minimum of 6,534,000 shares of Holding Company Class B common stock.

Preferred Shares Issued in connection with Holding Company FELINE PRIDES

     Upon the closing of the acquisition of PGE and as part of the FELINE PRIDES units issued to Enron (see description of FELINE PRIDES, above), Holding Company will issue preferred shares. Under the terms of the FELINE PRIDES, the preferred shares will initially be pledged to Holding Company to secure the holders' obligation to purchase the Class B common stock of Holding Company. The terms of the preferred shares and FELINE PRIDES have been outlined in a term sheet as part of the stock purchase agreement with respect to Holding Company's acquisition of PGE. The final documents with respect to the FELINE PRIDES and preferred shares will be completed prior to the closing of the PGE acquisition.

     Liquidation Amount. The preferred shares will have no par value and will have a stated value and stated liquidation amount of $50 per share.

     Mandatory Redemption. The preferred shares will be subject to mandatory redemption five years following the closing of the acquisition of PGE at a price of $50 per share, plus any accumulated and unpaid dividends. The redemption price for the preferred shares may be paid, at Holding Company's option, in cash or demand notes of Enron that may be received as part of the FELINE PRIDES.

     Dividend Rights. Holders of preferred shares will be entitled to receive aggregate cash dividends payable quarterly in arrears on February 15, May 15, August 15, and November 15, equal to 6.0% per annum of the aggregate stated liquidation amount of the preferred shares held by such holder for the first eight consecutive quarters following the closing date of the transaction and 9.0% per annum of the aggregate stated liquidation amount of such preferred shares for the next eight consecutive quarters until four years from the closing date of the transaction, if, when, and as authorized and declared by Holding Company's board of directors.

On the date four years from the closing date of the transaction, the dividend rate on the preferred shares will be reset in connection with an intended remarketing of the preferred shares under the terms of the FELINE PRIDES.

     o Dividends on the preferred shares will be cumulative whether or not Holding Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Any accumulated and unpaid dividends will accrue a yield at the rates set forth in the preceding paragraph.

     o In the event that dividends on the preferred shares are not declared, Holding Company will not declare or pay any dividend on any capital stock of Holding Company nor purchase, acquire, redeem or make a liquidation payment with respect to any such capital stock until all accumulated and unpaid dividends on the preferred shares have been paid.

     o To the extent that there are any accumulated and unpaid dividends on the preferred shares on the redemption date for such shares, Holding Company will, on such redemption date, issue to the holders of the preferred shares, in lieu of a cash payment, a number of shares of Class B common stock equal to the accumulated amount of such payment payable to the holder divided by an average trading price of Holding Company common stock at that time.

     Voting Rights. Except as provided by law, preferred shares will not have voting rights.

     Preemptive Rights. The holders of preferred shares have no preemptive rights to purchase additional shares of Holding Company capital stock.

     Liquidation Rights and Ranking. In the event of any liquidation, dissolution or winding up of Holding Company, after payment (or making provision for payment) of the debts and liabilities of Holding Company, the holders of the preferred shares are entitled to receive the stated liquidation amount of $50 and any accrued but unpaid dividends on the preferred shares prior to any payments or distributions made to holders of Holding Company common stock or Class B common stock. The preferred shares will rank equally with all other preferred stock issued by Holding Company and senior to all other outstanding capital stock of Holding Company.

Securityholders and Registration Rights Agreement

     The complete text of the securityholders and registration rights agreement is attached as Annex C to this proxy statement/prospectus. We urge you to read the full text of the securityholders and registration rights agreement.

     Pursuant to the stock purchase agreement, at the closing of the acquisition, Holding Company and Enron and its designated transferee of common stock, Class B common stock and FELINE PRIDES will enter into a securityholders and registration rights agreement. The agreement covers several issues relating to the issuance of the various securities of Holding Company in connection with the stock purchase agreement.

     Holding Company Board of Directors. See "Newly Created Directorships and Enron Directors," below for a discussion of Enron's rights under the securityholders agreement to appoint directors.

     Consent Rights. During the period commencing on the closing date and ending on the earlier of (a) the date when Enron, its affiliates and its designated transferees, as a group, own less than 25% of the securities issued to them in the acquisition and (b) the fifth anniversary of the closing date, the prior approval of Enron shall be necessary for any of the following activities:

     o the authorization, creation or issuance of any shares of any class of capital stock equal to or having priority to the preferred shares of Holding Company issued as part of the FELINE PRIDES;

     o any action by Holding Company that would result in Enron, together with its affiliates and any designated transferees holding in excess of 4.9% of the voting securities of Holding Company or Enron, any of its affiliates or any designated transferee becoming subject to regulation under PUHCA;

     o any of the following actions that would result in a downgrade in the rating of any indebtedness of Holding Company, PGE or NW Natural or of the FELINE PRIDES below specified levels:

          o a merger, consolidation, acquisition, sale, transfer of a material portion of assets, or business combination involving Holding Company, PGE or NW Natural, whether in a single transaction or a series of related transactions;

          o the issuance of any equity securities of any of Holding Company's subsidiaries to a third party;

          o a spin-off, split-off, dividend or distribution by Holding Company or any of its subsidiaries (other than cash dividends declared and paid with respect to the preferred shares of Holding Company issued as part of the FELINE PRIDES, the common stock and the Class B common stock as permitted by the terms of the Company's senior indebtedness and other than dividends and distributions declared and paid solely to Holding Company or a wholly owned subsidiary of Holding Company); or

     o the amendment of Holding Company's rights agreement to alter the provisions of the rights agreement that exempt Enron or the designated transferees or any of their respective affiliates from the definition of "Acquiring Person" in the rights agreement.

     Transfer Restrictions. Until the earliest to occur of (a) the last day of the 30th calendar month following the closing date, (b) six months following the consummation of an equity offering that, combined with any proceeds received by Holding Company from any other equity offering that has been consummated, totals at least $300 million or (c) the occurrence of a change of control involving Holding Company, Enron and its designated purchaser or transferees shall not generally be permitted to sell or transfer any of their securities of Holding Company. However, Enron and its designated purchaser or transferees may transfer all or a portion of its Holding Company securities in a transaction not involving a public offering or transfer any of its Holding Company securities to any of its affiliates or a designated transferee provided that such transferee becomes bound to such transfer restrictions. Designated transferee means any corporation, partnership, limited liability company, or other entity created in connection with a monetization, securitization, or other structured finance transaction by, or on behalf of, Enron or any of its affiliates.

     Registration Rights. Under the securityholders agreement, Holding Company will take steps to allow Enron, its affiliates and designated transferees which own Holding Company securities to sell their securities in a public offering.

     At least 30 days before the transfer restrictions period described above ends, Holding Company will file with the SEC an "evergreen" shelf registration statement on the relevant form that will provide for an offering to be made on a continuous basis. Once the registration statement is declared effective, Holding Company will use commercially reasonable efforts to keep the registration in effect until Enron, its affiliates and its designated transferees own less than 10% of the securities issued to them in connection with the PGE acquisition.

     Holding Company will furnish to Enron, its affiliates and designated transferees which own Holding Company securities copies of the registration statement, prospectus and other relevant documents so that such holder can sell Holding Company securities. Holding Company will also register and qualify the securities in each jurisdiction as such holder may reasonably request.

     Standstill. During the period commencing on the date of the securityholders agreement and continuing to the earlier of the time at which Enron, its affiliates and its designated transferees own, as a group, less than 10% of Holding Company securities issued to them in connection with the acquisition or the fifth anniversary of the closing date, Enron and its designated transferees shall not (a) acquire any additional voting securities of Holding Company in excess of the voting shares delivered at the closing of the acquisition, (b) attempt to cause a business combination or extraordinary transaction involving Holding Company, or (c) solicit any proxies. However, these restrictions shall not apply to a third party that is not an affiliate of Enron or a designated transferee of Enron.

Newly Created Directorships and Enron Directors

     Enron, for a period commencing on the closing date and ending on the earlier of (a) five years from the date of closing and (b) the date at which Enron, its affiliates and its designated transferees own, as a group, less than 10% of Holding Company securities that will be issued to them in connection with the acquisition, will, subject to the provisions of applicable laws and regulations, be entitled to nominate two individuals to Holding Company's board of directors. This will be the case until Enron, its affiliates and its designated transferees own, as a group, less than 50% of the securities to be issued to them in connection with the acquisition, at which point the number of directors they will be entitled to nominate will be reduced to one. When this threshold is reached, Enron will cause one of its nominated directors to promptly resign from the board.

     For so long as Enron is entitled to designate at least one Holding Company director, one of the Enron directors of Holding Company is entitled to serve on the audit committee of the board of directors of Holding Company.

     Holding Company will initially elect or cause to be elected to the board of directors of PGE and NW Natural a number of individuals designated by Enron, proportional to Enron's then current representation on the board of directors of Holding Company. If, however, the board of directors of a Holding Company subsidiary consists solely of officers or employees of Holding Company or any of its subsidiaries and for so long as the board of directors of such subsidiary remains an "insider board," Holding Company will not be obligated to elect or cause to be elected any Enron designee.

     Holding Company will permit one individual designated by Enron to attend as a non-voting observer all meetings of the executive committee and the compensation committee. Holding Company will also transmit to such individual all information and materials provided by Holding Company to such committee members.

     If Holding Company determines that applicable laws and regulations prohibit Enron from designating members to either Holding Company's board of directors, a subsidiary board of directors, or the audit committee, an Enron representative will be entitled to attend as a non-voting observer. Holding Company will also provide advance notice to any Enron director with respect to each regular and special meeting of Holding Company's board of directors and the audit committee.

     No Enron director or Enron designee will be subject to removal, without cause, from any board or the audit committee other than with the express written consent of Enron. If Enron determines to remove any Enron director or designee, Holding Company agrees to take all actions reasonably necessary to effect such action. Enron will later be able to replace the individual with another Enron director or designee. If a vacancy is created on any board or the audit committee by virtue of the death, disability, retirement, resignation or removal of any Enron director or Enron designee, Enron will be able to fill the vacancy with another individual designated by Enron.

U.S. Federal Income Tax Consequences

     General. The following general discussion summarizes certain U.S. federal income tax considerations relating to the reorganization of NW Natural. This summary is included for general information only. It addresses only United States Holders who hold NW Natural common stock as capital assets. For this purpose, a "United States Holder" is any beneficial owner of NW Natural common stock, that is (i) a United States citizen or resident, (ii) a corporation, partnership, or any other entity created or organized under the laws of the United States or any state thereof, or (iii) any estate or trust subject to United States federal income tax on its income, regardless of its source. It does not discuss all aspects of income taxation that may be relevant to a particular shareholder of NW Natural common stock in light of the personal tax circumstances of such shareholder or to certain types of shareholders subject to special treatment under federal, state, local or foreign income tax laws.

     Except as otherwise indicated, statements of legal conclusion regarding federal tax treatments, effects or consequences reflect the opinion of Thelen Reid & Priest LLP. The opinion of Thelen Reid & Priest LLP will be based upon certain assumptions and upon representations by the management of Holding Company and NW Natural, which if incorrect or untrue in any respect may undermine the ability of NW Natural common shareholders to rely on such opinion. In the event that the opinion could not be relied upon, the tax consequences of the plan of reorganization would be substantially different from those described below. Holding Company and NW Natural are not aware of any facts or circumstances which would cause any such representation or assumption to be incorrect or untrue in any material respect. Nevertheless, if the plan of reorganization were held to be taxable, NW Natural common shareholders would be subject to tax on the plan of reorganization, which tax could be material. While such statements and conclusions represent the legal judgment of Thelen Reid & Priest LLP, such judgment is not binding in any manner on the Internal Revenue Service ("IRS") or the courts. No rulings have been requested from the IRS or any other taxing authority. Accordingly, each shareholder should consult such shareholder's own tax advisor as to the specific tax consequences to such shareholder, including the application and effect of federal, state or local income and other tax laws.

     The following discussion is based on existing statutory provisions, existing and proposed regulations and existing administrative interpretations and court decisions. Future legislation, regulations, administrative interpretations, or court decisions could significantly change such authorities either prospectively or retroactively.

     The conversion of the common stock of NW Natural into common stock of Holding Company pursuant to the plan of reorganization will be treated as a transfer of all of the outstanding NW Natural common stock held by the former NW Natural shareholders to Holding Company solely in exchange for Holding Company common stock, in an exchange qualifying for nonrecognition under Section 351 of the Internal Revenue Code of 1986, as amended.

     Tax Implications to the Shareholders. For federal income tax purposes, no gain or loss will be recognized by the former holders of NW Natural common stock from the conversion of the common stock of NW Natural into common stock of Holding Company. The aggregate tax basis of the common stock of Holding Company will be the same as the shareholder's aggregate tax basis in the common stock of NW Natural that was converted pursuant to the reorganization. The holding period of Holding Company common stock held by each shareholder will include the period during which such shareholder held the NW Natural common stock, provided that the NW Natural common stock was held as a capital asset on the date of the conversion. In addition, the conversion will not give rise to the recognition of gain or loss for federal income tax purposes by any holders of the NW Natural preferred stock or the NW Natural preference stock.

     Tax Implications to the Holding Company. No gain or loss will be recognized by the Holding Company for U.S. federal income tax purposes upon the issuance of Holding Company common stock in exchange for NW Natural common stock pursuant to the plan of reorganization. No gain or loss will be recognized by Holding Company for U.S. federal income tax purposes upon the issuance of Holding Company common stock, Class B common stock or FELINE PRIDES in connection with Holding Company's acquisition of PGE.

     Other Tax Aspects. Apart from federal income tax aspects discussed above, no attempt has been made to determine any tax that may be imposed on a shareholder by the country, state or jurisdiction in which the shareholder resides or is a citizen. Shareholders may be subject to other taxes, such as state or local income taxes, that may be imposed by various jurisdictions. Shareholders may also be subject to intangible property, estate and inheritance taxes in their state of domicile. Shareholders should consult their own tax advisors with regard to state and local income, inheritance, estate and foreign taxes.

     THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INTENDED TO PROVIDE ONLY A GENERAL SUMMARY, AND DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY FOREIGN, FEDERAL, STATE OR LOCAL TAX CONSEQUENCES OF THE DISPOSITION OF THE COMMON STOCK OF NW NATURAL OR HOLDING COMPANY EITHER BEFORE OR AFTER THE REORGANIZATION. ACCORDINGLY, EACH SHAREHOLDER IS STRONGLY URGED TO CONSULT WITH SUCH SHAREHOLDER'S TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE REORGANIZATION OR SUCH DISPOSITION OF STOCK.

Expenses

     Except as described above, all costs and expenses incurred in connection with the stock purchase agreement and related transactions will be paid by the party incurring such costs or expenses. We estimate that acquisition-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, will total approximately $60 million, assuming the acquisition is completed.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         The following unaudited pro forma combined condensed financial statements give effect to the acquisition by NW Natural of PGE and PGH II in a transaction recorded using the purchase method of accounting. The unaudited pro forma combined condensed balance sheet is based on the historical balance sheets of NW Natural, PGE and PGH II and has been prepared to reflect the acquisition by NW Natural of PGE and PGH II as if the acquisition had occurred on Sept. 30, 2001. The unaudited pro forma combined condensed statements of income are based on the historical statements of income of NW Natural, PGE and PGH II and have been prepared to reflect the results of operations of NW Natural, PGE and PGH II for the year ended Dec. 31, 2000 and the nine months ended Sept. 30, 2001 as if the acquisition occurred on Jan. 1, 2000. The pro forma financial position and results of operations are preliminary and not necessarily indicative of the actual financial position or operating results that would have resulted had the transaction been consummated on the dates indicated and should not be construed as necessarily indicative of future financial position or operating results. The following information is based on, and should be read in conjunction with, NW Natural's and PGE's financial statements and related notes included in their respective 2000 Annual Reports on Form 10-K, as amended for NW Natural, and in their respective Quarterly Reports on Form 10-Q for the period ended Sept. 30, 2001.

                                 HOLDING COMPANY
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2001
                                   (Millions)

                                               Northwest           Portland                      Acquisition       Holding Company
                                                Natural            General                        Pro Forma            Pro Forma
                                              Gas Company      Electric Company     PGH II       Adjustments           Combined
-----------------------------------------------------------------------------------------------------------------------------------
 Assets:
 Plant and Property                                $ 948.4        $ 1,940.0             $ -                               $ 2,888.4

 Other Property and Investments                       19.1            180.0             9.3           (72.0) 3(i)             136.4

 Current Assets                                      133.8            795.0             0.8           (28.6) 3(h)             926.1
                                                                                                       25.1  3(d)
 Regulatory Assets                                   190.6            575.0               -                                   765.6

 Other Assets                                         63.2            100.0             8.7           909.3  3(d)           1,081.2
                                                                                                       27.9  3(c)
                                                                                                      (27.9) 3(i)
                                              -------------    -------------    ------------     -----------       -----------------

         Total Assets                            $ 1,355.1        $ 3,590.0          $ 18.8         $ 833.8               $ 5,797.7
                                              =============    =============    ============     ===========       =================


 Capitalization and Liabilities:
 Capitalization:
    Common stock                                   $ 319.0          $ 640.0           $ 3.9        $ (640.0) 3(d)           $ 369.0
                                                                                                       (3.9) 3(d)
                                                                                                       50.0  3(c)
    Earnings invested in the business                132.1            484.0           (30.2)         (128.0) 3(a)             132.1
                                                                                                     (356.0) 3(d)
                                                                                                       30.2  3(d)
                                              -------------    -------------    ------------     -----------       -----------------
         Total common stock equity                   451.1          1,124.0           (26.3)       (1,047.7)                  501.1

    Redeemable preference stock                       25.0                -               -                                    25.0
    Redeemable preferred stock                         9.0             29.0               -           200.0  3(c)             238.0
    Long-term debt                                   398.5            776.0               -         1,160.0  3(c)           2,334.5
                                              -------------    -------------    ------------     -----------       -----------------

         Total capitalization                        883.6          1,929.0           (26.3)          312.3                 3,098.6
                                              -------------    -------------    ------------     -----------       -----------------

 Current Liabilities                                 180.9            915.0            45.1           128.0  3(a)           1,690.4
                                                                                                      (28.6) 3(h)
                                                                                                       72.0  3(c)
                                                                                                      450.0  3(c)
                                                                                                      (72.0) 3(i)
 Regulatory Liabilities                                1.9             31.0               -                                    32.9

 Other Liabilities                                   288.7            715.0               -           (27.9) 3(i)             975.8
                                              -------------    -------------    ------------     -----------       -----------------

         Total Capitalization and Liabilities    $ 1,355.1        $ 3,590.0          $ 18.8         $ 833.8               $ 5,797.7
                                              =============    =============    ============     ===========       =================


See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
Statements



                                 HOLDING COMPANY
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                                   (Millions)

                                                         Northwest      Portland                   Acquisition     Holding Company
                                                          Natural       General                    Pro Forma         Pro Forma
                                                        Gas Company  Electric Company   PGH II     Adjustments       Combined
---------------------------------------------------------------------------------------------------------------------------------

Operating Revenues:
  Gross operating revenues                                  $ 413.9       $ 2,502.0          0.4                       $ 2,916.3
  Cost of sales                                               230.4         2,020.0            -                         2,250.4
                                                        ------------ ---------------  -----------  ----------      --------------
        Net operating revenues                                183.5           482.0          0.4           -               665.9

Operating Expenses:
  Operations and maintenance                                   60.8           184.0          1.9                           246.7
  Taxes other than income taxes                                22.2            49.0            -                            71.2
  Depreciation, depletion and amortization                     37.0           115.0          0.1                           152.1
                                                        ------------ ---------------  -----------  ----------      --------------
        Total operating expenses                              120.0           348.0          2.0           -               470.0
                                                        ------------ ---------------  -----------  ----------      --------------
Income (Loss) from Operations                                  63.5           134.0         (1.6)          -               195.9

Other Income                                                    0.8             2.0                                          2.8
Interest Charges - net                                         24.5            54.0          1.9         5.9  3(b)         166.3
                                                                                                        80.0  3(e)
                                                        ------------ ---------------  -----------  ----------      --------------
Income (Loss) Before Income Taxes                              39.8            82.0         (3.5)      (85.9)               32.4

Income Tax Expense (Benefit)                                   14.0            26.0         (1.5)      (35.2) 3(f)           3.3

                                                        ------------ ---------------  -----------  ----------      --------------
Net Income (Loss) from Continuing Operations                   25.8            56.0         (2.0)      (50.7)               29.1

  Redeemable Preferred and Preference Stock
     Dividend Requirements                                      1.8             2.0            -        11.3  3(g)          15.1
                                                        ------------ ---------------  -----------  ----------      --------------
Earnings (Loss) from Continuing Operations
     Applicable to Common Stock                              $ 24.0          $ 54.0       $ (2.0)    $ (62.0)             $ 14.0
                                                        ============ ===============  ===========  ==========      ==============

Average Common Shares Outstanding                              25.2                                      2.1                27.3

Basic Earnings Per Share of Common Stock
     from Continuing Operations                              $ 0.95                                                       $ 0.51
                                                        ============                                               ==============

Diluted Earnings Per Share of Common Stock
     from Continuing Operations                              $ 0.95                                                       $ 0.51
                                                        ============                                               ==============

Dividends Per Share of Common Stock                          $ 0.93                                                       $ 0.93
                                                        ============                                               ==============

See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
Statements



                                 HOLDING COMPANY
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2000
                                   (Millions)

                                               Northwest        Portland                      Acquisition       Holding Company
                                                Natural          General                       Pro Forma           Pro Forma
                                              Gas Company    Electric Company     PGH II      Adjustments           Combined
---------------------------------------------------------------------------------------------------------------------------------

Operating Revenues:
   Gross operating revenues                        $ 532.1         $ 2,253.0          $ 0.9                            $ 2,786.0
   Cost of sales                                     274.2           1,461.0            0.3                              1,735.5
                                              -------------  ----------------   ------------  ------------      -----------------
         Net operating revenues                      257.9             792.0            0.6             -                1,050.5

 Operating Expenses:
   Operations and maintenance                         77.8             263.0            2.3                                343.1
   Taxes other than income taxes                      28.4              65.0            0.1                                 93.5
   Depreciation, depletion and amortization           47.4             164.0            0.1                                211.5

                                              -------------  ----------------   ------------  ------------      -----------------
         Total operating expenses                    153.6             492.0            2.5             -                  648.1
                                              -------------  ----------------   ------------  ------------      -----------------
 Income (Loss) from Operations                       104.3             300.0           (1.9)            -                  402.4

 Other Income (Expense)                                3.9              10.0           (1.0)                                12.9
 Interest Charges - net                               33.6              72.0            2.2           7.8  3(b)            222.3
                                                                                                    106.7  3(e)
                                              -------------  ----------------   ------------  ------------      -----------------
 Income (Loss) Before Income Taxes                    74.6             238.0           (5.1)       (114.5)                 193.0

 Income Tax Expense (Benefit)                         26.8              97.0           (2.1)        (46.9) 3(f)             74.8

                                              -------------  ----------------   ------------  ------------      -----------------
 Net Income (Loss) from Continuing Operations         47.8             141.0           (3.0)        (67.6)                 118.2

  Redeemable Preferred and Preference Stock
     Dividend Requirements                             2.4               2.0              -          15.0  3(g)             19.4
                                              -------------  ----------------   ------------  ------------      -----------------
 Earnings (Loss) from Continuing Operations
      Applicable to Common Stock                    $ 45.4           $ 139.0         $ (3.0)      $ (82.6)                $ 98.8
                                              =============  ================   ============  ============      =================

 Average Common Shares Outstanding                    25.2                                            2.1                   27.3

Basic Earnings Per Share of Common Stock
     from Continuing Operations                     $ 1.80                                                                $ 3.62
                                              =============                                                     =================

Diluted Earnings Per Share of Common Stock
     from Continuing Operations                     $ 1.79                                                                $ 3.58
                                              =============                                                     =================

 Dividends Per Share of Common Stock                $ 1.24                                                                $ 1.24
                                              =============                                                     =================

See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
Statements


                                 HOLDING COMPANY
                      NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS


Note 1.  Basis of Financial Statements

         The pro forma financial statements of Holding Company reflect the combined historical financial position and results of operations of Northwest Natural Gas Company (NW Natural), Portland General Electric Company (PGE), and PGH II, Inc. (PGH II), giving effect to the capital changes proposed by NW Natural in the acquisition of PGE and PGH II, on a retroactive basis, and the valuation of assets and liabilities required by Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations."

         Certain reclassifications have been made to the historical financial statements of PGE and PGH II to conform with the presentation expected to be used by Holding Company upon completion of the acquisition of PGE and PGH II.

Note 2.  Purchase Agreement

         NW Natural and Enron Corp., an Oregon corporation (Enron), entered into a Stock Purchase Agreement (the Stock Purchase Agreement) providing for the acquisition by a wholly-owned subsidiary of NW Natural (now named Northwest Energy Corporation, but which will be finally named at a later date) formed to serve as a holding company (Holding Company), of all of the issued and outstanding common stock of PGE (PGE Shares) and PGH II (PGH II Shares).

         To facilitate this transaction, NW Natural, Holding Company and a wholly-owned subsidiary of Holding Company have entered into an Agreement and Plan of Merger and Reorganization (the Plan of Reorganization) whereby NW Natural will become a subsidiary of Holding Company. Following the establishment of the holding company structure, Holding Company will acquire the PGE Shares and PGH II Shares. Pursuant to the Plan of Reorganization, each outstanding share of common stock of NW Natural will be converted into one share of common stock of Holding Company. NW Natural's outstanding shares of preferred stock and preference stock will remain outstanding. Holding Company will have two classes of common equity - common stock and Class B common stock. Each class of common equity will have identical rights in all respects except that the Class B common stock is non-voting. Each share of Class B common stock will be convertible at any time into one share of common stock except that the conversion cannot result in any holder of such converted stock beneficially owning 5 percent or more of the outstanding shares of common stock.

         Under the terms of the Stock Purchase Agreement, Holding Company will pay $1.8 billion for the PGE Shares and PGH II Shares, comprised of $1.55 billion in cash and $250 million in equity securities to be issued to Enron ($50 million in the form of common stock and Class B common stock of Holding Company and $200 million in the form of FELINE PRIDES(SM) of Holding Company). The FELINE PRIDES(SM) will consist of 4 million shares of preferred stock of Holding Company with a liquidation value of $50 per share, together with a forward purchase agreement of Enron to purchase Class B common stock of Holding Company at a price determined as described in the Stock Purchase Agreement. In addition, Holding Company expects to incur $60 million in transaction costs.

         The number of shares of Holding Company's common stock and Class B common stock issued to Enron will be determined by dividing $50 million by the average market price of NW Natural common stock for each of twenty consecutive trading days ending on the third trading day prior to the closing date; provided, however, that the aggregate number of shares shall be no more than 2,295,257 and no less than 1,877,938. The aggregate number of shares of Holding Company common stock to be issued to Enron at closing shall be equal to 4.9 percent of the outstanding shares of common stock as of the closing date, and the remainder of shares to be issued will be Class B common stock.

Note 3.  Pro Forma Adjustments

         Pro forma adjustments are made to reflect:

          (a) The reduction of Earnings Invested in the Business by an estimated $128.0 million related to the dividend PGE must declare and pay to Enron pursuant to the Stock Purchase Agreement, with a corresponding increase in short-term debt.

         (b) Interest charges on the debt incurred for the dividend payment to Enron, using the Company's estimated short-term borrowing rate. A one-eighth percent change in the estimated interest rate would have the effect of increasing or decreasing interest charges by $0.2 million.

          (c) The issuance of acquisition financing proposed by NW Natural, consisting of $50 million in common stock, $200 million of preferred stock, and $1,610 million in term debt, including $450 million of one-year term loans expected to be refinanced into long-term senior notes, $1,100 million in term loans maturing in six to eight and a half years, and $60 million in revolving credit lines maturing in six years. The investment in PGE and PGH II primarily consists of assets and liabilities, which are substantially regulated by state and federal agencies and are principally subject to cost recovery. Therefore, the carrying cost of PGE's and PGH II's assets and liabilities is assumed to be equal to fair value except as described in other adjustments herein. The allocation of purchase price includes the assumption of a $72 million merger payable, along with a corresponding $27.9 million deferred tax asset, from Enron to PGE. If it is ultimately determined that the estimated fair value of these assets or liabilities is more or less than their carrying value at the time of the completion of the purchase, then goodwill will be adjusted accordingly. This adjustment is applicable to PGE and PGH II assets and liabilities only. A one-eighth percent change in the estimated interest rate would have the effect of increasing or decreasing interest charges by $2 million.

         (d) The allocation of purchase price, including the elimination of the common stock equity accounts of PGE and PGH II and the recognition of the fair value of PGE's pension plan assets in excess of benefit obligations, and the recognition of goodwill in connection with the purchase of PGE and PGH II. Goodwill represents the excess of the purchase price over fair value of PGE's and PGH II's assets and liabilities after taking into account the other adjustments described herein. The pro forma adjustment to record the goodwill resulting from the purchase is summarized as follows:

                                                                           (In millions)
                                                                           -------------

Purchase price of PGE and PGH II common shares ..........................   $  1,800.0
Estimated transaction costs .............................................         60.0
Elimination of PGE and PGH II common stock equity on Sept. 30, 2001 .....     (1,097.7)
Fair value adjustments to PGE's net pension plan assets .................        (25.1)
Assumption of Enron's merger payable to PGE..............................         72.0
Assumption of deferred tax asset related to Enron's merger payable to PGE        (27.9)
PGE's estimated dividend to Enron .......................................        128.0
                                                                            ----------

                                                                            $    909.3
                                                                            ==========

         No amortization of goodwill is included in the pro forma combined condensed financial statements pursuant to the provision of SFAS No. 142, "Goodwill and Other Intangible Assets," which is effective for acquisitions after June 30, 2001.

         (e)  The interest charges on issuance of new debt, consisting of:

                                                        (In millions)

                                                               Annualized
                                                       Debt     Interest
                                                      Amount     Expense

5.50%    Short-term Term Loan /1/,/2/              $   450      $ 24.8
6.60%    Term Loan A due 2005 /1/                      300        19.8
7.25%    Term Loan B due 2009 /1/                      500        36.3
7.50%    Term Loan C due 2011 /1/                      300        22.5
5.50%    Revolving Credit due 2007 /1/                  60         3.3
                                                   ----------   --------

         Total                                       1,610     $ 106.7
                                                               =========
         Less term debt due within one year            450
                                                   ----------

         Total long-term debt                      $ 1,160
                                                   ==========

/1/ Interest rates are based on assumptions of market conditions and credit ratings for Holding Company.

/2/ The short-term Term Loan is expected to be refinanced by Holding Company within one year after closing through the issuance of Senior Notes with a term of approximately 10 years.

         (f) The reduction of federal and state income taxes relating to the foregoing adjustments, assuming an estimated 41% statutory income tax rate.

         (g) The dividend requirements relating to the $200 million of preferred stock issued as part of the acquisition financing.

         (h) The elimination of all intercompany balances and activity for PGE and PGH II.

         (i) The elimination of the intercompany balances between Holding Company and PGE.

                    HOLDING COMPANY FOLLOWING THE TRANSACTION

Management of Holding Company

     Following the reorganization and the closing of the acquisition of PGE by Holding Company, the board of directors of Holding Company will have 12 to 14 members. The directors of NW Natural immediately prior to the effective date of the reorganization will become members of the board of directors of Holding Company. In addition, Enron will have the right to initially appoint up to two individuals to the board of directors of Holding Company. See "Newly Created Directorships and Enron Directors," above. The 12 current directors of NW Natural are: Richard G. Reiten, Mary Arnstad, Thomas E. Dewey, Jr., Tod R. Hamachek, Wayne D. Kuni, Randall C. Pape, Robert L. Ridgley, Dwight A. Sangrey, Melody C. Teppola, Russell F. Tromley, Benjamin R. Whiteley, and Richard L. Woolworth. It is anticipated that the following officers will serve as officers of Holding Company in the same capacity as they served as officers of NW
Natural: Richard G. Reiten will serve as Chairman and Chief Executive Officer, Mark S. Dodson will serve as President, Bruce R. DeBolt will serve as Senior Vice President, Finance, and Chief Financial Officer, Stephen P. Feltz will serve as Treasurer and Controller, and C.J. Rue will serve as Secretary and Assistant Treasurer.

     Enron will also be granted certain consent rights. The approval of Enron will be necessary, in addition to any vote or consent of Holding Company's board or the shareholders of Holding Company required by law or the articles of incorporation, in order to authorize, effect or validate certain actions by Holding Company. See "Securityholders and Registration Rights Agreement," above.

Business of Holding Company

     Holding Company was organized to act as a holding company for the shares of common stock of NW Natural, PGE and PGH II.

Operation and Headquarters of Holding Company

     The headquarters of Holding Company will be located at One Pacific Square, 220 N.W. Second Avenue, Portland, Oregon 97209, NW Natural's current headquarters.

Dividend Policy

     Holding Company does not now, nor will it immediately after the reorganization and acquisition, conduct directly any revenue generating business operations. Holding Company initially plans to obtain operating funds primarily from dividends paid to Holding Company on the stock of its subsidiaries, and possibly from the sale of securities or debt issued by Holding Company. Initially, dividends on Holding Company common stock will depend primarily upon the earnings, financial condition and capital requirements of NW Natural and PGE, and upon the dividends paid by NW Natural and PGE to Holding Company. Holding Company presently expects to continue NW Natural's policy of paying an appropriate percentage of earnings to holders of its common stock.

     NW Natural will continue to pay dividends on its outstanding preferred stock in accordance with the preferred stock terms and any dividends that NW Natural may pay in the future on its common stock will be subject to the rights of the holders of such preferred stock. NW Natural will also continue to pay dividends on its outstanding preference stock in accordance with the preference stock terms and any dividends that NW Natural may pay in the future on its common stock will be subject to the rights of the holders of such preference stock.

     Holding Company will issue preferred stock to Enron in connection with Holding Company's acquisition of PGE and, although it has no present intention to do so, may issue additional preferred stock in the future to meet its capital requirements. As discussed previously in this proxy statement/prospectus, the preferred shares will have preferential dividend rights over Holding Company common securities and additional preferred stock issued by Holding Company could have preferential dividend rights over Holding Company common stock and Class B common stock.

     Holding Company presently expects to pay quarterly dividends on Holding Company common stock at least equal to the rate, and on approximately the same schedule as, the dividend most recently declared by NW Natural on its common stock. The quarterly dividend most recently declared by NW Natural's board of directors on NW Natural common stock was $ ____per share, payable ____________, to holders of record on __________. As currently is the case with respect to NW Natural, the payment and amount of future dividends, however, is at the discretion of Holding Company's board of directors based on financial and other factors and cannot be assured. The amount of dividends paid by NW Natural and PGE to Holding Company following the reorganization is expected to be greater than the amount of dividends Holding Company may pay on its common stock, as Holding Company will need to make debt service payments and preferred stock dividend payments, and may need to retain funds for its holding company activities.

Exchange of Stock Certificates

     Upon the effectiveness of the reorganization, certificates previously representing shares of NW Natural common stock will automatically represent the same number of shares of Holding Company common stock and will entitle the holder to receive a certificate representing shares of Holding Company common stock. Holding Company will issue certificates representing shares of Holding Company common stock into which outstanding shares of NW Natural common stock have been converted. Promptly after the effectiveness of the reorganization, Holding Company will send to each person who was a NW Natural common shareholder of record immediately prior to the effectiveness of the reorganization written instructions and transmittal materials for use in surrendering NW Natural common stock certificates to the transfer agent. NW Natural shareholders should NOT send in their stock certificates to the transfer agent until they receive the transmittal letter after the effectiveness of the reorganization.

     Holding Company also will send to brokers, banks and other nominee record holders of NW Natural common stock appropriate instructions and transmittal materials for use in surrendering NW Natural stock certificates to the transfer agent, so that the shares held by these record holders on behalf of beneficial owners of NW Natural common stock can be exchanged for the shares of Holding Company common stock.

     After a former common shareholder of NW Natural properly surrenders the shareholder's stock certificate along with a completed transmittal letter to the transfer agent, the transfer agent will issue, register and deliver to the shareholder a Holding Company common stock certificate. The holder of record of NW Natural common stock at the effectiveness of the reorganization, or someone on the holder's behalf, must surrender the NW Natural certificate representing the shares. After the effectiveness of the reorganization, there will be no further transfers of NW Natural common stock on the stock transfer books of NW Natural nor the registration or any transfer of a NW Natural common stock certificate.

     Except as described with respect to lost or otherwise missing certificates below, the transfer agent will not deliver a Holding Company common stock certificate to any former common shareholder of NW Natural until the shareholder properly surrenders the shareholder's NW Natural stock certificate(s) along with a completed transmittal letter. But, subject to state abandoned property law, when a shareholder properly surrenders their NW Natural common stock certificate(s), the transfer agent will issue to the shareholder a new certificate for the shares of Holding Company common stock represented by the NW Natural certificate(s). Any shareholder of NW Natural whose certificate evidencing shares of NW Natural common stock has been lost, destroyed, stolen or otherwise is missing will have the right to receive a certificate representing shares of Holding Company common stock under any conditions imposed by the transfer agent or Holding Company, which may include a requirement that the shareholder provide a lost instrument indemnity or surety bond in form, substance and amount satisfactory to the transfer agent and Holding Company.

     Until NW Natural shareholders surrender their certificate(s), no dividend or other distribution payable to holders of record of Holding Company common stock after the reorganization will be delivered to the holder of the NW Natural certificates. Upon proper surrender of the NW Natural certificate(s), the transfer agent will pay to the registered holder of the shares of Holding Company common stock represented by the NW Natural certificate(s), the amount without interest of any cash, dividends, or distributions which have accrued but remain unpaid with respect to such shares.

Preferred Stock of NW Natural and PGE

     All shares of NW Natural preferred stock and preference stock issued and outstanding immediately prior to the reorganization and acquisition shall remain unchanged as outstanding shares of NW Natural. All shares of PGE preferred stock issued and outstanding immediately prior to the reorganization and acquisition shall remain unchanged as outstanding shares of PGE.

Listing of Holding Company Common Stock

     Holding Company is applying to have its common stock listed on the NYSE. It is expected that the listing will be effective at the effective time of the plan of reorganization. The ticker symbol of Holding Company common stock will be determined and quotations will be carried in newspapers as they have been for NW Natural common stock.

     Following the reorganization, NW Natural common stock will no longer be quoted or traded and will be delisted from the NYSE.

                  DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK

     Immediately prior to the effective time of the transaction, Holding Company's current articles of incorporation and bylaws will be replaced with the amended and restated articles of incorporation of Holding Company (which we refer to as Holding Company's articles) and the amended and restated bylaws of Holding Company (which we refer to as Holding Company's bylaws). The material provisions of Holding Company's articles and Holding Company's bylaws are described below and are attached to this proxy statement/prospectus as exhibits to Annex A. This summary of the characteristics of Holding Company's capital stock and the rights of Holding Company's shareholders under Holding Company's articles and Holding Company's bylaws at the effective time are qualified in all respects by reference to Holding Company's articles and Holding Company's bylaws.

Holding Company's Capitalization

     As of the date of this proxy statement/prospectus, Holding Company's total authorized equity capitalization consisted of 1,000 shares of which 100 shares of common stock, without par value, were outstanding. These 100 shares which are owned by NW Natural will be canceled, without any consideration, at the effective time of the plan of reorganization.

     At the effective time, the authorized equity capitalization of Holding Company will be 90,000,000 shares, divided into 65,000,000 shares of common stock, without par value, 15,000,000 shares of Class B common stock, without par value, and 10,000,000 shares of preferred stock, without par value.

Holding Company Preferred Stock

     The Holding Company board of directors has the authority under Holding Company's articles to issue, without any vote or action by Holding Company shareholders, shares of Holding Company preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations and restrictions of the stock, including the dividend rights, conversion rights, terms of redemption, including sinking fund provisions, liquidation preferences and the number of shares constituting any series. Holding Company's board of directors may also fix the voting rights, if any, of a series. With the exception of the preferred shares (please see "Preferred Shares issued in connection with Holding Company FELINE PRIDES," above) to be issued in connection with the FELINE PRIDES to Enron, there are no shares of Holding Company preferred stock designated or outstanding as of the date of this proxy statement/prospectus, and there are no existing agreements or understandings, other than the preferred shares involved with the issuance of the FELINE PRIDES, for the designation of any series of preferred stock or the issuance of preferred shares.

Holding Company Common Stock and Class B Common Stock

     This description of Holding Company common stock and Class B common stock assumes that, with the exception of the preferred shares issued as part of Holding Company's

FELINE PRIDES, no other Holding Company preferred stock is issued and outstanding. The rights and preferences of Holding Company common stock and Class B common stock, as generally described below, may change in relation to any additional shares of Holding Company preferred stock that might be issued in the future.

     Par Value. Holding Company common stock and Class B common stock each have no par value.

     Dividend Rights. Subject to the prior rights of holders of Holding Company preferred stock, including the preferred shares to be issued in connection with the FELINE PRIDES, holders of Holding Company common stock and Class B common stock are entitled to any dividends that might be declared by the Holding Company board of directors. The rights of holders of Holding Company common stock and Class B common stock to receive dividends, when declared by the Holding Company board of directors, will be identical, and no other dividend will be declared or paid on Holding Company common stock or Class B common stock unless a dividend of the same nature and equal in amount per share is also declared and paid with respect to the other class of common stock. The Holding Company board of directors may pay these dividends from any funds, property or shares legally available for this purpose.

     Voting Rights and Cumulative Voting. Each share of Holding Company common stock is entitled to one vote on all matters on which holders of common stock are entitled to vote. Only the common stock has voting rights. Shares of Class B common stock do not have voting rights except as provided by law. Holders of Holding Company common stock do not have cumulative voting rights for the election of directors.

     Preemptive Rights. The holders of Holding Company common stock and Class B common stock have no preemptive rights to purchase additional shares of Holding Company common stock, Class B common stock or other securities of Holding Company.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of Holding Company, after payment (or provision for payment) of the debts and liabilities of Holding Company and payment of the full preferential amounts to which the holders of any series of preferred stock are entitled, including the preferred shares to be issued in connection with the FELINE PRIDES, the holders of Holding Company common stock and Class B common stock are entitled to receive the net balance of any of Holding Company's remaining assets. The rights of the holders of shares of Holding Company common stock and Class B common stock upon any dissolution, liquidation, or winding up of Holding Company, will be identical, and no distribution may be declared or made with respect to the common stock or the Class B common stock unless a distribution of the same nature and equal in amount per share is also declared and made with respect to the other class of common stock.

     Conversion of Class B Common Stock. Each share of Class B common stock is convertible, at the option of its holder, into one share of Holding Company common stock, except that, if, after giving effect to any proposed conversion, the holder of Class B common stock would then own shares of Holding Company common stock entitled to cast five percent or more of the total number of votes entitled to be cast by all issued and outstanding shares of Holding Company common stock, the conversion will be effective only as to those shares of

Class B common stock that, when converted, would result in the holder owning shares of Holding Company common stock entitled to cast less than five percent of the total number of votes entitled to be cast by all then issued and outstanding shares of common stock, and the proposed conversion of the balance of the shares of Class B common stock will be of no force or effect. The term holder in this provision of Holding Company's articles includes any beneficial owner of Class B common stock and "beneficial owner" has the meaning given to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. For purposes of this provision, any person's beneficial ownership of Holding Company common stock and Class B common stock is calculated in accordance with the provisions of such Rule, except that, for purposes of calculating beneficial ownership of Holding Company common stock entitled to cast votes, beneficial ownership of shares of Class B common stock is excluded. Upon the conversion of shares of Class B common stock, or upon any other acquisition by Holding Company of shares of Class B common stock, by purchase or otherwise, such shares of Class B common stock will be cancelled and retired, and will not be reissued.

     Classification of the Board of Directors. The Holding Company board of directors may consist of not less than nine nor more than fourteen persons, as determined by the board of directors, divided into three classes as nearly equal in number as possible. The actual number of board members following the effective date of the transaction is expected to be between twelve and fourteen. One class is elected for a three-year term at each annual meeting of shareholders. Vacancies, including those resulting from an increase in the size of the board, may be filled by a majority vote of the directors then in office. One or more of the directors may be removed, with or without cause, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote thereon, except that no director designated by Enron pursuant to the securityholders agreement may be removed without cause by the shareholders without the express written consent of Enron, as provided in the securityholders agreement. Except for those persons nominated by the Holding Company board of directors, no person shall be eligible for election as a director unless a request from a shareholder entitled to vote in the election of directors that such person be nominated and such person's consent thereto shall be delivered to the Secretary of Holding Company within the time period specified in advance of the meeting at which such election shall be held. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote at an election of directors.

     Transactions with Related Persons. Holding Company shall not enter into any business transaction with a related person or in which a related person shall have an interest (except proportionately as a shareholder of Holding Company) without first obtaining both (1) the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the capital stock of Holding Company not held by such related person, and (2) the determination of a majority of the continuing directors that the cash or fair market value of the property, securities or other consideration to be received per share by the holders, other than such related person, of the shares of each class or series of the capital stock of Holding Company in such business transaction shall not be less than the highest purchase price paid by such related person in acquiring any of its holdings of shares of the same class or series, unless the continuing directors by a majority vote shall either (a) have expressly approved the acquisition of the shares of the capital stock of the Company that caused such related person to become a related person, or (b) have expressly approved such business transaction. As used in this paragraph: a "business transaction" includes a merger, consolidation, reorganization or recapitalization, a purchase, sale, lease, exchange or mortgage of all or a substantial part (10% or more) of the property of Holding Company or a related person, an issuance, sale or exchange of securities and a liquidation, spin-off or dissolution; a "related person" includes a person, organization or group thereof owning 10% or more of the capital stock of Holding Company; "continuing directors" are those whose nominations for directorship shall have been approved by a majority of the directors in office on the effective date of the transaction or by a majority of the then continuing directors. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares of the capital stock of Holding Company (other than shares held by related persons).

     Other Provisions. At the effective time of the reorganization, all the issued and outstanding shares of Holding Company's common stock will be fully paid and nonassessable.

     Transfer Agent and Registrar. Holding Company will be the transfer agent and registrar for Holding Company common stock and Class B common stock.

     Common Share Purchase Rights. The holders of Holding Company common stock and Class B common stock will have one right for each of their shares. Each right, initially evidenced by and traded with the Holding common stock and Class B common stock, entitles the holder to purchase one-tenth of a share of Holding Company common stock or Class B common stock at a purchase price of $6.67, subject to adjustment. The rights will be exercisable only if a person or group shall acquire ownership of 15% or more of Holding Company common stock or shall announce a tender offer, the consummation of which would result in such person or group acquiring ownership of 15% or more of Holding Company common stock.

     If the rights become exercisable, each right, other than rights owned by the person or group who triggered such rights (which shall be void), may be exercised by its holder to purchase, at a 50% discount, shares of Holding Company common stock and Class B common stock having a market value equal to 20 times the $6.67 purchase price. If a person or group triggers the rights but has not acquired ownership of 50% or more of Holding Company common stock and Class B common stock combined, the Holding Company board of directors may provide for the exchange of all or a part of the rights (other than rights which shall be void as described above) for Holding Company common stock and Class B common stock at a ratio of one share per right.

     In the event that (a) Holding Company shall consolidate or merge with any other person, (b) any person shall consolidate or merge with Holding Company and Holding Company shall be the surviving corporation and, in connection therewith, all or part of Holding Company common stock shall be changed into or exchanged for stock or other securities of any person (including Holding Company) or cash or any other property, or (c) Holding Company shall sell or otherwise transfer, assets or earning power aggregating 50% or more of the assets or earning power of Holding Company to any other person, each right, except rights owned by a person or group triggering the rights (which shall be void), may be exercised by its holder to purchase, at a 50% discount, shares of common stock of the other person having a market value equal to 20 times the $6.67 purchase price.

     At any time prior to any person or group triggering the rights, Holding Company's board of directors may redeem the rights at a price of $.01 per right. The rights will expire on March 15, 2006 unless they are exchanged or redeemed (as described above) earlier than that date.

     The issuance of Holding Company common stock and Class B common stock upon exercise of the rights will be subject to any necessary regulatory approvals.

     The rights have anti-takeover effects because they will cause substantial dilution of Holding Company common stock and Class B common stock if a person or group attempts to acquire Holding Company on terms not approved by Holding Company's board of directors.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

Controlling Law and Documents

     The rights of NW Natural common, preferred and preference shareholders are governed by the corporate laws of the state of Oregon, the NW Natural restated articles of incorporation, and the NW Natural bylaws, as amended. In the transaction, holders of NW Natural common stock will become holders of Holding Company common stock. The rights of Holding Company common shareholders will be governed by the corporate law of the state of Oregon, Holding Company's amended and restated articles of incorporation and Holding Company's bylaws, as amended. The rights of the holders of NW Natural preferred stock and NW Natural preference stock will not be affected by the transaction.

     The material differences between the rights of a NW Natural common shareholder under the NW Natural articles, the NW Natural bylaws and Oregon law as of the date of this proxy statement/prospectus, on the one hand, and the rights of holders of either Holding Company common stock or Class B common stock under Holding Company's articles of incorporation, Holding Company's bylaws and Oregon law as of the effective time, on the other hand, are summarized below.

     This summary does not purport to be a complete statement of all differences, and is qualified in its entirety by reference to the relevant provisions of the laws and the documents discussed below. Also, this summary does not reflect any rules of the NYSE that may apply to NW Natural or Holding Company in connection with the matters discussed.

Indemnification and Limitation of Liability

     Holding Company's articles of incorporation will, and NW Natural's articles of incorporation do, provide for indemnification of directors as set forth in
Article VII of Holding Company's amended and restated articles of incorporation and in Article VII of NW Natural's restated articles of incorporation. Holding Company's bylaws will, and NW Natural's bylaws do, contain provisions indemnifying directors, officers, employees and agents of the respective corporations against expenses, judgments, fines and amounts paid in settlement.

Authorized Common Stock

     The number of authorized shares of NW Natural common stock, as stated in NW Natural's restated articles of incorporation, is 60,000,000, with a par value of $3-1/6 per share. The number of authorized shares of common stock of Holding Company, as stated in Holding Company's amended and restated articles of incorporation, is 65,000,000 without par value. At the time of the reorganization, Holding Company will issue the same number of shares of common stock as there are shares of NW Natural common stock outstanding at that time. The additional authorized but unissued shares of Holding Company common stock will be available for issuance under the existing stock purchase agreement with Enron as well as for other general corporate purposes. Holding Company will also be authorized to issue 15,000,000 shares of Class B common stock without par value. Holding Company Class B common stock will have no voting rights, except to the extent any statute of the State of Oregon otherwise provides. No dividend shall be declared or paid with respect to the common stock of Holding Company or the Class B stock of Holding Company unless a dividend of the same nature and equal in amount per share shall also be declared and paid with respect to the other class of common stock. Upon any dissolution, liquidation or winding up of Holding Company, whether voluntary or involuntary, the net assets of the corporation, after satisfaction of any of Holding Company's obligations to its preferred stockholders, shall be distributed ratably in accordance with their holdings to the holders of Holding Company common stock and Class B common stock. Shares of the Class B common stock will be, for purposes of stock dividends, distributions, stock-splits, or other subdivision, treated like common shares on a per share basis. Each share of Holding Company Class B common stock will be convertible, at the option of the holder, into one share of common stock. If, however, after such conversion, the holder would thereby beneficially own shares of common stock entitled to cast five percent (5%) or more of the total number of votes entitled to be cast by all issued and outstanding shares of common stock, the act of conversion shall be effective only as to those shares of Class B common stock that, when converted, would result in the holder beneficially owning shares of common stock entitled to cast less than five percent (5%) of the total number of votes entitled to be cast by all shares then issued and outstanding.

Authorized Preferred Stock

     NW Natural presently has 1,500,000 authorized shares of preferred stock without par value. NW Natural presently has 2,000,000 authorized shares of preference stock without par value. The rights of the holders of the NW Natural preferred and preference stock will be unaffected by the reorganization and acquisition. Holding Company's amended and restated articles of incorporation authorize the issuance of 10,000,000 shares of Holding Company preferred stock without par value and no preference stock. The board of directors of Holding Company will have the authority to divide Holding Company preferred stock into series and to determine the designation, preferences, limitations and relative rights of the shares of each series so established, all to the extent and in the manner provided by law.

Potential Anti-Takeover Effects of Board of Directors Discretion to Authorize Preferred Stock

     After the reorganization, Holding Company articles will allow its board of directors the discretion to authorize series of preferred stock and fix the rights associated with such preferred stock, including the rate of dividend and conversion rights. The ability of the board to authorize preferred stock and to determine its relative rights may have potential anti-takeover effects.

Amended and Restated Articles of Incorporation

     Cumulative Voting. The articles of incorporation of NW Natural provide that at each election of directors of NW Natural, holders of shares of common stock have the right to cumulative voting. This means that a holder of NW Natural common stock is allowed to cast as many votes for one candidate as is equal to the number of shares held of record multiplied by the number of directors to be elected, or to distribute that number of votes among any number of candidates. Holding Company's articles do not provide for cumulative voting.

Amended and Restated Bylaws

     The Holding Company bylaws are the same in all material respects as the amended bylaws of NW Natural.

                       WHAT INFORMATION YOU SHOULD RELY ON

     We have not authorized any person to give any information or to make any representation that differs from, or adds to, the information discussed in this proxy statement/prospectus or in the other documents that we specifically incorporate by reference. Therefore, if anyone gives you different or additional information, you should not rely on it.

     The information contained in this proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies. This proxy statement/prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, any Holding Company securities or to ask for proxies, to or from any person to whom it is unlawful to direct these activities.

                                     EXPERTS

     The consolidated financial statements incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of NW Natural, as amended, for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements in the Annual Report on Form 10-K of PGE for the year ended December 31, 2000 incorporated by reference in this proxy statement/prospectus have been audited by Arthur Andersen, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS


     The validity of the shares of Holding Company common stock to be issued in connection with the plan of reorganization will be passed upon by Mark S. Dodson, Esq., President, Chief Operating Officer and General Counsel of NW Natural.

     The material U.S. federal income tax consequences of the plan of reorganization are being passed upon by Thelen Reid & Priest LLP, special counsel to NW Natural and Holding Company.

                       WHERE YOU CAN FIND MORE INFORMATION

     NW Natural and PGE file annual, quarterly and current reports, and other information with the SEC. Anything the companies file may be read and copied at the following location at the SEC:

                             Public Reference Room
                             Room 1024, Judiciary Plaza
                             450 Fifth Street, N.W.
                             Washington, DC  20549

     Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. NW Natural and PGE filings should also be available to the public from commercial document retrieval services and at the Internet world-wide web site that the SEC maintains at http://www.sec.gov. In addition, materials and information concerning NW Natural and PGE can be inspected at the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005, where shares of NW Natural common stock and certain securities of PGE are listed.

     The SEC allows NW Natural and PGE to "incorporate by reference" information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus, or in later filed documents incorporated by reference in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents set forth below that were previously filed with the SEC by NW Natural (SEC File No. 0-994). These incorporated documents contain important information about NW Natural.

     o NW Natural's Annual Report on Form 10-K for the year ended December 31, 2000, as amended by its Annual Report on Form 10-K/A dated August 10, 2001;

     o NW Natural's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2001, June 30, 2001 and September 30, 2001; and

     o NW Natural's Current Reports on Form 8-K filed April 5, 2001, May 24, 2001 and October 9, 2001.

     NW Natural may have already sent you some of the documents incorporated by reference in this proxy statement/prospectus. Nevertheless, you may obtain any of them through either NW Natural, the SEC, or the SEC's Internet world-wide web site as previously described.

     Documents incorporated by reference are available from NW Natural, without charge, excluding all exhibits unless such exhibits have specifically been incorporated by reference in this proxy statement/prospectus, by requesting them from NW Natural at the following:

Jim Boehlke, Director, Investor Relations
Tel: 800-422-4012 ext. 2451
Fax: 503-721-2516
E-mail: investorinformation@nwnatural.com

     This proxy statement/prospectus incorporates by reference the documents set forth below that were previously filed with the SEC by PGE (SEC File No. 001-05532-99). These incorporated documents contain important information about PGE.

     o    PGE's Annual Report on Form 10-K for the year ended December 31, 2000;

     o PGE's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2001, June 30, 2001 and September 30, 2001; and

     o PGE's Current Reports on Form 8-K filed February 22, 2001 and October 25, 2001.

     You may obtain any document through PGE, the SEC, or the SEC's Internet world-wide web site. Documents incorporated by reference are available from PGE, without charge, excluding all exhibits unless such exhibits have specifically been incorporated by reference in this proxy statement/prospectus, by requesting them from PGE at the following:

Jim Lobdell, Vice President, Risk Management, Reporting, Controls and Credit
PGE
P.O. Box 4404
Portland, OR 97208

If you would like to request documents from PGE or NW Natural, please do so promptly in order to receive them before the special meeting.

     The SEC may require PGE and NW Natural to file other documents pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this proxy statement/prospectus and the termination of this offering and between the date of the filing of the registration statement of which this proxy statement/prospectus is a part and the date such registration is declared effective. These other documents shall be deemed to be incorporated by reference in this proxy statement/prospectus, and will automatically update and supersede prior information.

                                         By Order of the Board of Directors


Portland, Oregon                         __________________________________
_________, 200_                                 C. J. Rue
                                                Secretary

                                                                         ANNEX A

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of October ___, 2001 (the "Agreement"), by and among NORTHWEST NATURAL GAS COMPANY, an Oregon corporation ("NW Natural"), NORTHWEST ENERGY CORPORATION, an Oregon corporation and a wholly-owned subsidiary of NW Natural ("Holdco") and NORTHWEST ENERGY SUB CORP., an Oregon corporation and a wholly-owned subsidiary of Holdco ("Merger Sub"),

                                   WITNESSETH:

         WHEREAS, the Board of Directors of each of NW Natural, Holdco and Merger Sub deems it advisable to merge Merger Sub with and into NW Natural in accordance with the Oregon Business Corporation Act (the "Oregon Business Corporation Act") and to approve this Agreement for the purpose of establishing Holdco as the parent corporation of NW Natural, as a result of which the holders of common stock, $3 1/6 par value per share, of NW Natural (the "NW Natural Common Stock") would hold, in lieu thereof, common stock of Holdco (the "Holdco Common Stock");

         WHEREAS, the Board of Directors of each of NW Natural, Holdco and Merger Sub has determined to recommend that their respective shareholders approve this Agreement, the merger of Merger Sub with and into NW Natural (the "Merger") and the other matters set forth herein;

         NOW, THEREFORE, in consideration of the premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                   THE MERGER

         1.1 MERGER. Merger Sub shall be merged with and into NW Natural, with NW Natural being the corporation surviving the Merger.

         1.2 ARTICLES OF MERGER. Subject to and in accordance with the provisions of this Agreement, Articles of Merger of NW Natural shall be delivered for filing with the Office of the Secretary of State of Oregon, all as provided by applicable law.

         1.3 EFFECTIVE TIME. The Merger shall become effective at the time of filing on the date on which the Articles of Merger are filed with the Office of the Secretary of State of Oregon, as contemplated by Section 1.2 above, unless otherwise specified in such Articles of Merger (the "Effective Time"). At the Effective Time, the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into NW Natural, which shall continue its corporate existence as the surviving corporation (NW Natural and Merger Sub being sometimes referred to herein as the "Constituent Corporations" and NW Natural, as the surviving corporation, being sometimes referred to herein as the "Surviving Corporation"). NW Natural shall succeed, without other transfer, to all the rights and property of Merger Sub, shall be subject to all the debts and liabilities of Merger Sub in the same manner as if NW Natural had itself incurred them and all rights of creditors and all liens upon the property of each of NW Natural and Merger Sub shall be preserved unimpaired, all as provided in Section 60.497 of the Oregon Business Corporation Act.

         1.4 APPROPRIATE ACTIONS. Prior to and after the Effective Time, Holdco, NW Natural and Merger Sub shall take all such actions as may be necessary or appropriate in order to effectuate the Merger. In this connection, Holdco shall issue and deliver the shares of Holdco Common Stock into which outstanding shares of NW Natural Common Stock will be converted on the basis and to the extent provided in Article 2 of this Agreement, and shall take such other actions as are necessary to fulfill Holdco's obligations hereunder, including, without limitation, those specified in Article 6 of this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets, privileges, rights, immunities and franchises of either of the Constituent Corporations, NW Natural and the individuals who were the officers and directors of Merger Sub as of the Effective Time shall take all such further action.

                                   ARTICLE 2
                   TERMS OF CONVERSION AND EXCHANGE OF SHARES

         2.1 NW NATURAL COMMON STOCK. At the Effective Time, shares of NW Natural Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically changed and converted into shares of Holdco Common Stock, in the ratio of one share of Holdco Common Stock for each one share of NW Natural Common Stock, and such Holdco Common Stock shall thereupon be issued and outstanding and shall be fully-paid and non-assessable.

         2.2 NW NATURAL PREFERRED STOCK. At the Effective Time, shares of NW Natural Preferred Stock issued and outstanding immediately prior to the Merger shall remain unchanged.

         2.3 NW NATURAL PREFERENCE STOCK. At the Effective Time, shares of NW Natural Preference Stock issued and outstanding immediately prior to the Merger shall remain unchanged.

         2.4 MERGER SUB COMMON STOCK. The shares of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically changed and converted into all of the issued and outstanding shares of Common Stock of the Surviving Corporation, which shall thereupon be issued and outstanding and fully-paid and non-assessable, with the effect that the number of issued and outstanding shares of Common Stock of the Surviving Corporation shall be the same as the number of issued and outstanding shares of Merger Sub Common Stock immediately prior to the Effective Time.

         2.5 HOLDCO COMMON STOCK. Each share of Holdco Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled.

         2.6 COMMON STOCK PURCHASE RIGHTS. At the Effective Time, the common share purchase rights issued pursuant to the Rights Agreement dated as of February 27, 1996, as amended to date (the "Rights Agreement"), between NW Natural and ChaseMellon Shareholder Services, as Rights Agent (the "Rights Agent"), shall be deemed to represent for all purposes rights to purchase shares of Holdco Common Stock on the terms set forth in the Rights Agreement, and Holdco, NW Natural and the Rights Agent shall execute and deliver an amendment to the Rights Agreement to effectuate the assumption by Holdco of the obligations of the Company under the Rights Agreement, so that, for purposes of the Rights Agreement, the term "Company" shall be deemed to refer to Holdco. Holdco shall take such other corporate action (including, without limitation, the declaration of a dividend on its common stock) that is required in order for Holdco to assume the obligations of the Company under the Rights Agreement pursuant to this Section 2.6.

                                   ARTICLE 3
                      ARTICLES OF INCORPORATION AND BYLAWS

         3.1 NW NATURAL ARTICLES AND BYLAWS. Promptly after the Effective Time and until thereafter amended in accordance with applicable law, the Articles of Incorporation of NW Natural shall be amended and restated as provided in Exhibit A, attached hereto, and the Board of Directors of NW Natural shall take such further steps as necessary to amend and restate the Bylaws of NW Natural, pursuant to the Oregon Business Corporation Act. [A COPY OF THE AMENDED AND RESTATED BYLAWS OF NW NATURAL WAS EXHIBIT B TO THE AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, EXHIBIT 10.2 OF THE 8-K FILED BY NW NATURAL OCTOBER 9, 2001.]

         3.2 HOLDCO ARTICLES AND BYLAWS. Immediately prior to the Effective Time and until thereafter amended in accordance with applicable law, the Board of Directors of Holdco shall take such further steps as necessary to amend and restate the Articles of Incorporation and Bylaws of Holdco, pursuant to the Oregon Business Corporation Act, as provided in Exhibits C and D, respectively, attached hereto.

                                   ARTICLE 4
                             DIRECTORS AND OFFICERS

         4.1 NW NATURAL DIRECTORS AND OFFICERS. The persons who are officers of NW Natural immediately prior to the Effective Time shall continue as officers of NW Natural and shall continue to hold office as provided in the Articles of Incorporation and Bylaws of NW Natural. [A LIST OF INDIVIDUALS WHO SHALL, AS OF THE EFFECTIVE TIME, BECOME DIRECTORS OF NW NATURAL AND SHALL HOLD OFFICE AS PROVIDED IN THE ARTICLES OF INCORPORATION AND BYLAWS OF NW NATURAL WAS EXHIBIT E TO THE AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, EXHIBIT 10.2 OF THE 8-K FILED BY NW NATURAL OCTOBER 9, 2001]

         4.2 HOLDCO DIRECTORS AND OFFICERS. NW Natural, as sole shareholder of Holdco prior to the Effective Time, shall take such steps as necessary to cause, pursuant to the Oregon Business Corporation Act, the persons who are directors of NW Natural prior to the Effective Time to become, immediately prior to the Effective Time, directors of Holdco and shall hold office as provided in the Articles of Incorporation and Bylaws of Holdco, as amended and restated pursuant to Section 3.2 above. The directors shall be divided into three classes as follows:

                  (a) persons whose terms as directors of NW Natural would have expired at the first annual meeting of shareholders following the Effective Time shall be Class I directors;

                  (b) persons whose terms as directors of NW Natural would have expired at the second annual meeting of shareholders following the Effective Time shall be Class II directors; and

                  (c) persons whose terms as directors of NW Natural would have expired at the third annual meeting of shareholders following the Effective Time shall be Class III directors.

The persons who are officers of Holdco immediately prior to the Merger shall continue as officers of Holdco and shall hold office as provided in the Bylaws of Holdco.

                                   ARTICLE 5
                               STOCK CERTIFICATES

         5.1 RIGHTS OF HOLDERS OF CERTIFICATES. Following the Effective Time, certificates representing shares of NW Natural Common Stock outstanding at the Effective Time (herein sometimes referred to as "NW Natural Certificates") shall represent the same number of shares of Holdco Common Stock and shall evidence the right of the registered holder thereof to receive, and may be exchanged for, certificates for the shares of Holdco Common Stock into which such shares of NW Natural Common Stock were converted in accordance with Section 2.1. At the Effective Time, Holdco shall issue and deliver, or cause to be issued and delivered, to the transfer agent for Holdco Common Stock (the "Transfer Agent") certificates representing whole shares of Holdco Common Stock into which outstanding shares of NW Natural Common Stock have been converted as provided above. As promptly as practicable following the Effective Time, Holdco shall send or cause to be sent to each former shareholder of record of NW Natural immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering NW Natural Certificates to the Transfer Agent. Upon the proper surrender and delivery to the Transfer Agent (in accordance with Holdco's instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of NW Natural of such shareholder's NW Natural Certificate(s), and in exchange therefor, the Transfer Agent shall, as soon as practicable, issue, register and deliver to such shareholder a certificate evidencing the shares of Holdco Common Stock as contemplated in Section 2.1 above.

         5.2 OUTSTANDING CERTIFICATES. Each outstanding certificate which, prior to the Effective Time, represented NW Natural Common Stock shall be deemed for all corporate purposes to represent the same number of shares of Holdco Common Stock and the right to receive certificates therefor.

         5.3 STOCK TRANSFER BOOKS. The stock transfer books for NW Natural Common Stock shall be deemed to be closed at the Effective Time and no transfer of shares of NW Natural Common Stock outstanding prior to the Effective Time shall thereafter be made on such books. As of the Effective Time, Holdco shall establish a stock register reflecting ownership of Holdco Common Stock by former holders of record of NW Natural Common Stock.

         5.4 POST-MERGER RIGHTS OF HOLDERS. Following the Effective Time, the holders of certificates for NW Natural Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the stock of NW Natural and their sole rights shall be with respect to the Holdco Common Stock into which their shares of NW Natural Common Stock shall have been converted by the Merger.

         5.5 UNSURRENDERED CERTIFICATES. Subject to Section 5.6 below, no Holdco Common Stock certificate shall be delivered to any former holder of NW Natural Common Stock unless and until such shareholder shall have properly surrendered to the Transfer Agent the NW Natural Certificate(s) formerly representing his or her shares of NW Natural Common Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by Holdco for that purpose. Further, until such NW Natural Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of Holdco Common Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such NW Natural Certificate(s). However, subject to prior escheatment under applicable law, upon the proper surrender of such NW Natural Certificate(s), the Transfer Agent shall pay to the registered holder of the shares of Holdco Stock represented by such NW Natural Certificate(s) the amount without interest of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither Holdco, NW Natural nor the Transfer Agent shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment.

         5.6 LOST, ETC., CERTIFICATES. Any former holder of NW Natural Common Stock whose certificate for shares of NW Natural Common Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Holdco Common Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Transfer Agent or Holdco (including, without limitation, a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, in substance and amount satisfactory to the Transfer Agent and Holdco).

                                   ARTICLE 6
                        NORTHWEST NATURAL GAS STOCK PLANS

         NW Natural and Holdco shall take all actions required to provide that, from and after the Effective Time, all director, officer, employee, customer, shareholder and other plans of NW Natural or its affiliates, to the extent they directly or indirectly utilize NW Natural Common Stock, shall utilize Holdco Common Stock instead of NW Natural Common Stock.

                                   ARTICLE 7
                    NORTHWEST NATURAL CONVERTIBLE DEBENTURES

         7.1 Pursuant to Sections 6.01 and 11.15 of the Indenture (the "Indenture") dated January 15, 1987, between NW Natural and The Bank of New York, a New York corporation, (the "Trustee"), providing for NW Natural's 7 1/4% Convertible Debentures due March 1, 2012, NW Natural and Holdco shall enter into a supplemental indenture (the "Supplemental Indenture") immediately prior to the Effective Time which shall provide that the Holder of a Debenture may convert such Debenture, as provided for in Article 11 of the Indenture, into the amount of shares of Holdco Common Stock which such Holder would have owned immediately after the Merger if such Holder had converted the Debenture immediately before the Effective Time. The Supplemental Indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in Article 11 of the Indenture. Holdco shall mail to the Debentureholders a notice briefly describing the Supplemental Indenture.

         7.2 Pursuant to Section 11.15 of the Indenture, NW Natural shall deliver to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that the Merger and Supplemental Indenture comply with Article 6 and
Section 11.15 of the Indenture.

         7.3 With respect to this Article 7, capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Indenture.

                                   ARTICLE 8
                            CONDITIONS OF THE MERGER

         Completion of the Merger is subject to the satisfaction of the following conditions:

         8.1 SHAREHOLDER APPROVAL. The principal terms of this Agreement shall have been approved by such holders of capital stock of the parties hereto as is required by the Oregon Business Corporation Act.

         8.2 STOCK EXCHANGE LISTING. All conditions for the listing on the New York Stock Exchange as of the Effective Time of the Holdco Common Stock to be issued and to be reserved for issuance pursuant to the Merger shall have been satisfied.

         8.3 REGULATORY APPROVALS. All necessary orders, consents, authorizations, approvals or waivers from the Secretary of State of Oregon and all other regulatory bodies, boards or agencies, or from other third parties, shall have been received, remain in full force and effect, and shall not include, in the sole judgment of the Board of Directors of NW Natural, unacceptable conditions.

         8.4 FILINGS. All documents that are required to be filed pursuant to the Oregon Business Corporation Act shall have been duly executed and filed with the appropriate agency.

         TAX OPINION. NW Natural shall have received an opinion of Thelen Reid & Priest LLP confirming the United States federal income tax consequences of the Merger and reorganization contemplated by this Agreement.

                                   ARTICLE 9
                            AMENDMENT AND TERMINATION

         9.1 AMENDMENT. The parties to this Agreement, by consent of their respective boards of directors, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after approval of this Agreement by the pre-Merger shareholders of NW Natural (as provided in Section 8.1 above); provided, however, that no such amendment, modification or supplement shall, if agreed to after such approval by the pre-Merger shareholders of NW Natural, change any of the principal terms of this Agreement in a manner that would materially and adversely affect the rights of the shareholders of NW Natural.

         9.2 TERMINATION. This Agreement may be terminated and the transactions provided for by this Agreement may be abandoned at any time, whether before or after approval of this Agreement by the pre-Merger shareholders of NW Natural, by action of the Board of Directors of NW Natural if such Board of Directors determines for any reason that the completion of the transactions provided for herein would for any reason be inadvisable or not in the best interests of NW Natural or its shareholders.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof.

         10.2 OREGON LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Oregon, without giving effect to the conflict of laws principles thereof.

         IN WITNESS WHEREOF, NW Natural, Holdco and Merger Sub have each caused this Agreement to be executed by an authorized officer.

                                          NORTHWEST NATURAL GAS COMPANY

                                          By:
                                               ---------------------------------
                                          Its:
                                                --------------------------------


                                          NORTHWEST ENERGY CORPORATION

                                          By:
                                               ---------------------------------
                                          Its:
                                                --------------------------------


                                          NORTHWEST ENERGY SUB CORP.

                                          By:
                                          Its:
                                                --------------------------------

                                                                       EXHIBIT A









                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       of

                          NORTHWEST NATURAL GAS COMPANY

















                     as Filed and Effective __________, 200_

                                 STATE OF OREGON

                              CORPORATION DIVISION

Registry Number:
014302-14

       AMENDED AND RESTATED ARTICLES OF INCORPORATION
       Business Corporation

1.     The name of the corporation is Northwest Natural Gas Company.

2.     A copy of the Amended and Restated Articles of Incorporation is attached.

3. The Amended and Restated Articles of Incorporation do not contain amendments which require shareholder approval. These Amended and Restated Articles were duly adopted by the Board of Directors.




Execution:        _____________          _____________         _________________
                  Signature              Printed Name          Title

Person to contact
about this filing:         C. J. Rue (503) 220-2411
                           Name     Daytime Phone

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          NORTHWEST NATURAL GAS COMPANY

(These Amended and Restated Articles of Incorporation of Northwest Natural Gas Company supersede its theretofore existing Restated Articles of Incorporation and all amendments thereto.)

                                   ARTICLE I.

A. The name of this corporation is NORTHWEST NATURAL GAS COMPANY, and its duration shall be perpetual.

                                  ARTICLE II.

A. The purposes of the corporation are to engage in any lawful activity for which corporations may be organized under the Oregon Business Corporation Act.

                                  ARTICLE III.

A. The aggregate number of shares of capital stock which the corporation shall have authority to issue is 63,500,000 shares, divided into 1,500,000 shares of Preferred Stock without par value, issuable in series as hereinafter provided, 2,000,000 shares of Preference Stock without par value, issuable in series as hereinafter provided, and 60,000,000 shares of Common Stock without par value.

B. A statement of the preferences, limitations and relative rights of each class of capital stock of the corporation, namely, the Preferred Stock, the Preference Stock and the Common Stock, of the variations in the relative rights and preferences as between series of the Preferred Stock and as between series of the Preference Stock, insofar as the same are fixed by these Amended and Restated Articles of Incorporation, and of the authority vested in the board of directors of the corporation to establish series of Preferred Stock and series of Preference Stock and to fix and determine the variations in the relative rights and preferences as between series insofar as the same are not fixed by these Amended and Restated Articles of Incorporation, is as follows:

                                 Preferred Stock

     1. The shares of the Preferred Stock may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series of the Preferred Stock and all other classes of capital stock of the corporation. To the extent that these Amended and Restated Articles of Incorporation shall not have established series of the Preferred Stock and fixed and determined the variations in the relative rights and preferences as between series, the board of directors shall have authority, and is hereby expressly vested with authority, to divide the Preferred Stock into series and, within the limitations set forth in these Amended and Restated Articles of Incorporation and such limitations as may be provided by law, to fix and determine the relative rights and preferences of any series of the Preferred Stock so established. Such action by the board of directors shall be expressed in a resolution or resolutions adopted by it prior to the issuance of shares of each series, which resolution or resolutions shall also set forth the distinguishing designation of the particular series of the Preferred Stock established thereby. Without limiting the generality of the foregoing, authority is hereby expressly vested in the board of directors so to fix and determine with respect to any series of the Preferred Stock:

        (a) The rate of dividend;

        (b) The price at which and the terms and conditions on which shares may be redeemed;

        (c) The amount payable upon shares in the event of voluntary and involuntary liquidation;

        (d) Sinking fund provisions, if any, for the redemption or purchase of shares; and

        (e) The terms and conditions, if any, on which shares may be converted if the shares of any series are issued with the privilege of conversion.

     All shares of the Preferred Stock of the same series shall be identical except that shares of the same series issued at different times may vary as to the dates from which dividends thereon shall be cumulative; and all shares of the Preferred Stock, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank, and shall be identical except as to the designation thereof, the date or dates from which dividends on shares thereof shall be cumulative, and the relative rights and preferences set forth above in clauses (a) through (e) of this subdivision, as to which there may be variations between different series. Except as otherwise may be provided by law, by subdivision III.B.7., or by the resolutions establishing any series of Preferred Stock in accordance with the foregoing provisions of this subdivision, whenever the written consent, affirmative vote, or other action on the part of the holders of the Preferred Stock may be required for any purpose, such consent, vote or other action shall be taken by the holders of the Preferred Stock as a single class irrespective of series and not by different series.

     2. The holders of shares of the Preferred Stock of each series shall be entitled to receive dividends, when and as declared by the board of directors, out of any funds legally available for the payment of dividends, at the annual rate fixed and determined with respect to each series either by these Amended and Restated Articles of Incorporation or in accordance with subdivision III.B.1., and no more, payable quarterly on the 15th day of February, May, August and November in each year or on such other date or dates as the board of directors shall determine in the resolutions establishing such series. Such dividends shall be cumulative in the case of shares of each series either from the date of issuance of shares of such series or from the first day of the current dividend period within which shares of such series shall be issued, as the board of directors shall determine, so that if dividends on all outstanding shares of each particular series of the Preferred Stock, at the annual dividend rates fixed and determined by the board of directors for the respective series, shall not have been paid or declared and set apart for payment for all past dividend periods and for the then current dividend periods, the deficiency shall be fully paid or dividends equal thereto declared and set apart for payment at said rates before any dividends on the Preference Stock or the Common Stock shall be paid or declared and set apart for payment. In the event more than one series of the Preferred Stock shall be outstanding, the corporation, in making any dividend payment on the Preferred Stock, shall make payments ratably upon all outstanding shares of the Preferred Stock in proportion to the amount of dividends accumulated thereon to the date of such dividend payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

     3. In the event of any dissolution, liquidation or winding up of the corporation, before any distribution or payment shall be made to the holders of the Preference Stock or the Common Stock, the holders of the Preferred Stock of each series then outstanding shall be entitled to be paid out of the net assets of the corporation available for distribution to its shareholders the respective amounts per share fixed and determined with respect to each series either by these Amended and Restated Articles of Incorporation or in accordance with subdivision III.B.1., and no more. If upon dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the net assets of the corporation available for distribution to its shareholders shall be insufficient to pay the holders of all outstanding shares of Preferred Stock of all series the full amounts to which they shall be respectively entitled as aforesaid, the entire net assets of the corporation available for distribution shall be distributed ratably to the holders of all outstanding shares of Preferred Stock of all series in proportion to the amounts to which they shall be respectively so entitled. For the purposes of this subdivision, any dissolution, liquidation or winding up which may arise out of or result from the condemnation or purchase of all or a major portion of the properties of the corporation by (i) the United States Government or any authority, agency or instrumentality thereof, (ii) a State of the United States or any political subdivision, authority, agency or instrumentality thereof, or (iii) a district, cooperative or other association or entity not organized for profit, shall be deemed to be an involuntary dissolution, liquidation or winding up; and a consolidation, merger or amalgamation of the corporation with or into any other corporation or corporations shall not be deemed to be a dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary.

     4. (a) Subject to the limitations set forth in subdivision III.B.9. or fixed and determined in accordance with subdivision III.B.1., the Preferred Stock of all series, or of any series thereof, or any part of any series thereof, at any time outstanding, may be redeemed by the corporation, at its election expressed by resolution of the board of directors, at any time or from time to time, at the then applicable redemption price fixed and determined with respect to each series either by these Amended and Restated Articles of Incorporation or in accordance with subdivision III.B.1. If less than all of the shares of any series are to be redeemed, the redemption shall be made either pro rata or by lot in such manner as the board of directors shall determine.

        (b) In the event the corporation shall so elect to redeem shares of the Preferred Stock, notice of the intention of the corporation to do so and of the date and place fixed for redemption shall be mailed not less than thirty days before the date fixed for redemption to each holder of shares of the Preferred Stock to be redeemed at his address as it shall appear on the books of the corporation, and on and after the date fixed for redemption and specified in such notice (unless the corporation shall default in making payment of the redemption price), such holders shall cease to be shareholders of the corporation with respect to such shares and shall have no interest in or claim against the corporation with respect to such shares, excepting only the right to receive the redemption price therefor from the corporation on the date fixed for redemption, without interest, upon endorsement, if required, and surrender of their certificates for such shares.

        (c) Contemporaneously with the mailing of notice of redemption of any shares of the Preferred Stock as aforesaid or at any time thereafter on or before the date fixed for redemption, the corporation may, if it so elects, deposit the aggregate redemption price of the shares to be redeemed with any bank or trust company doing business in The City of New York, New York, or Portland, Oregon, having a capital and surplus of at least $25,000,000, named in such notice, payable on the date fixed for redemption in the proper amounts to the respective holders of the shares to be redeemed, upon endorsement, if required, and surrender of their certificates for such shares, and on and after the making of such deposit such holders shall cease to be shareholders of the corporation with respect to such shares and shall have no interest in or claim against the corporation with respect to such shares, excepting only the right to exercise such redemption, conversion or exchange rights, if any, on or before the date fixed for redemption as may have been provided with respect to such shares or the right to receive the redemption price of their shares from such bank or trust company on the date fixed for redemption, without interest, upon endorsement, if required, and surrender of their certificates for such shares.

        (d) If the corporation shall have elected to deposit the redemption moneys with a bank or trust company as permitted by subdivision (c) above, any moneys so deposited which shall remain unclaimed at the end of six years after the redemption date shall be repaid to the corporation, and upon such repayment holders of Preferred Stock who shall not have made claim against such moneys prior to such repayment shall be deemed to be unsecured creditors of the corporation for an amount, without interest, equal to the amount they would theretofore have been entitled to receive from such bank or trust company. Any redemption moneys so deposited which shall not be required for such redemption because of the exercise, after the date of such deposit, of any right of redemption, conversion or exchange or otherwise, shall be returned to the corporation forthwith. The corporation shall be entitled to receive any interest allowed by any bank or trust company on any moneys deposited with such bank or trust company as herein provided, and the holders of any shares called for redemption shall have no claim against any such interest.

        (e) Nothing herein contained shall limit any legal right of the corporation to purchase or otherwise acquire any shares of the Preferred Stock.

     5. The holders of shares of the Preferred Stock shall have no right to vote in the election of directors or for any other purpose, except as may be otherwise provided by law or by subdivisions III.B.6, 7 and 8. Holders of Preferred Stock shall be entitled to notice of each meeting of shareholders at which they shall have any right to vote, but shall not be entitled to notice of any other meeting of shareholders.

     6. (a) If at any time dividends payable on any share or shares of Preferred Stock shall be in arrears in an amount equal to four full quarterly dividends or more per share, a default in preferred dividends for the purpose of this subdivision shall be deemed to have occurred, and having so occurred, such default shall be deemed to exist thereafter until, but only until, all unpaid accumulated dividends on all shares of Preferred Stock shall have been paid to the last preceding dividend period. If and whenever a default in preferred dividends shall occur, a special meeting of shareholders of the corporation shall be held for the purpose of electing directors upon the written request of the holders of at least 10% of the total number of shares of Preferred Stock then outstanding. Such meeting shall be called by the secretary of the corporation upon such written request and shall be held at the earliest practicable date upon like notice as that required for the annual meeting of shareholders of the corporation and at the place for the holding of such annual meeting. If notice of such special meeting shall not be mailed by the secretary within thirty days after personal service of such written request upon the secretary of the corporation or within thirty days of mailing the same in the United States of America by registered mail addressed to the secretary at the principal office of the corporation, then the holders of at least 10% of the total number of shares of Preferred Stock then outstanding may designate in writing one of their number to call such meeting and the person so designated may call such meeting upon like notice as that required for the annual meeting of shareholders and to be held at the place for the holding of such annual meeting. Any holder of Preferred Stock so designated shall have access to the stock books of the corporation for the purpose of causing a meeting of shareholders to be called pursuant to the foregoing provisions of this subdivision.

        (b) At any such special meeting, or at the next annual meeting of shareholders of the corporation for the election of directors and at each other meeting, annual or special, for the election of directors held thereafter (unless at the time of any such meeting such default in preferred dividends shall no longer exist), the holders of the outstanding shares of Preferred Stock, voting separately as a class irrespective of series, shall have the right to elect the smallest number of directors which shall constitute at least one-fourth of the total number of directors of the corporation, or two directors, whichever shall be the greater, and the holders of the outstanding shares of Common Stock, voting as a class, shall have the right to elect all other members of the board of directors, anything herein or in the bylaws of the corporation to the contrary notwithstanding. The terms of office, as directors, of all persons who may be directors of the corporation at any time when such special right to elect directors shall become vested in the holders of the Preferred Stock shall terminate upon the election of any new directors to succeed them as aforesaid.

        (c) At any meeting, annual or special, of the corporation, at which the holders of Preferred Stock shall have the special right to elect directors as aforesaid, the presence in person or by proxy of the holders of a majority of the total number of shares of Preferred Stock then outstanding shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the total number of shares of Common Stock then outstanding shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of shares of any such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other class, if the necessary quorum of the holders of such other class shall be present at such meeting or any adjournment thereof; and provided further, that in the absence of a quorum of holders of shares of any class, a majority of the holders of the shares of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time, without notice other than announcement at the meeting, until the requisite quorum of holders of such class shall be present in person or by proxy, but no such adjournment shall be made to a date beyond the date for the mailing of the notice of the next annual meeting of shareholders of the corporation or special meeting in lieu thereof.

        (d) So long as a default in preferred dividends shall exist, any vacancy in the office of a director elected by the holders of the Preferred Stock may be filled at any meeting of shareholders, annual or special, for the election of directors held thereafter, and a special meeting of shareholders, or of the holders of shares of the Preferred Stock, may be called for the purpose of filling any such vacancy. So long as a default in preferred dividends shall exist, any vacancy in the office of a director elected by the holders of the Common Stock may be filled by a majority vote of the remaining directors elected by the holders of Common Stock.

        (e) If and when the default in preferred dividends which permitted the election of directors by the holders of the Preferred Stock shall cease to exist, the holders of the Preferred Stock shall be divested of any special right with respect to the election of directors, and the voting power of the holders of the Preferred Stock and of the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the Preferred Stock were not paid in full, subject to revesting in the event of each and every subsequent like default in preferred dividends. Upon the termination of any such special right, the terms of office of all persons who may have been elected directors by vote of the holders of the Preferred Stock pursuant to such special right shall forthwith terminate, and the resulting vacancies shall be filled by the majority vote of the remaining directors.

     7. So long as any shares of the Preferred Stock shall be outstanding, the corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the total number of shares of the Preferred Stock then outstanding, (i) create or authorize any new class of stock ranking prior to the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, or (ii) amend, alter or repeal any of the express terms of the Preferred Stock then outstanding in a manner substantially prejudicial to the holders thereof. Notwithstanding the foregoing provisions of this subdivision, if any proposed amendment, alteration or repeal of any of the express terms of any outstanding shares of the Preferred Stock would be substantially prejudicial to the holders of shares of one or more, but not all, of the series of the Preferred Stock, only the written consent or affirmative vote of the holders of at least two-thirds of the total number of outstanding shares of all series so affected shall be required. Any affirmative vote of the holders of the Preferred Stock, or of any one or more series thereof, which may be required in accordance with the foregoing provisions of this subdivision, upon a proposal to create or authorize any class of stock ranking prior to the Preferred Stock or to amend, alter or repeal the express terms of outstanding shares of the Preferred Stock or of any one or more series thereof in a manner substantially prejudicial to the holders thereof may be taken at a special meeting of the holders of the Preferred Stock or of the holders of one or more series thereof called for the purpose, notice of the time, place and purposes of which shall have been given to the holders of the shares of the Preferred Stock entitled to vote upon any such proposal, or at any meeting, annual or special, of the shareholders of the corporation, notice of the time, place and purposes of which shall have been given to holders of shares of the Preferred Stock entitled to vote on such a proposal.

     8. So long as any shares of the Preferred Stock shall be outstanding, the corporation shall not, without the written consent or affirmative vote of the holders of at least a majority of the total number of shares of Preferred Stock then outstanding:

        (a) issue any shares of the Preferred Stock, or of any other class of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, unless (i) the net income of the corporation available for the payment of dividends for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance of such shares (including, in any case in which such shares are to be issued in connection with the acquisition of new property, the net income of the property so to be acquired, computed on the same basis as the net income of the corporation) is at least equal to two times the annual dividend requirements on all shares of the Preferred Stock, and on all shares of all other classes of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, which will be outstanding immediately after the issuance of such shares, including the shares proposed to be issued, and (ii) the gross income of the corporation available for the payment of interest for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance of such shares (including, in any case in which such shares are to be issued in connection with the acquisition of new property, the gross income of the property so to be acquired, computed on the same basis as the gross income of the corporation) is at least equal to one and one-half times the aggregate of the annual interest requirements on all securities evidencing indebtedness of the corporation, and the annual dividend requirements on all shares of the Preferred Stock and on all shares of all other classes of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, which will be outstanding immediately after the issuance of such shares, including the shares proposed to be issued; or

        (b) issue any shares of the Preferred Stock, or of any other class of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, unless the aggregate of the capital of the corporation applicable to the Common Stock and the surplus of the corporation (paid-in, earned or other, if any) shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation or winding up of the corporation on all shares of the Preferred Stock, and on all shares of all other classes of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, which will be outstanding immediately after the issuance of such shares, including the shares proposed to be issued; provided, however, that if, for the purposes of meeting the requirements of this subdivision, it shall become necessary to take into consideration any surplus of the corporation the corporation shall not thereafter pay any dividends on shares of the Preference Stock or the Common Stock which would result in reducing the aggregate of the capital of the corporation applicable to the Common Stock and the surplus of the corporation to an amount less than the aggregate amount payable, on involuntary dissolution, liquidation or winding up of the corporation, on all shares of the Preferred Stock and of any stock ranking prior to or on a parity with the Preferred Stock, as to dividends or upon dissolution, liquidation or winding up, at the time outstanding.

        In any case where it would be appropriate, under generally accepted accounting principles, to combine or consolidate the financial statements of any predecessor or subsidiary of the corporation with those of the corporation, the foregoing computations may be made on the basis of such combined or consolidated financial statements. Any affirmative vote of the holders of the Preferred Stock, which may be required in accordance with the foregoing provisions of this subdivision, may be taken at a special meeting of the holders of the Preferred Stock called for the purpose, notice of the time, place and purposes of which shall have been given to the holders of the outstanding shares of the Preferred Stock, or at any meeting, regular or special, of the shareholders of the corporation, notice of the time, place and purposes of which shall have been given to the holders of the outstanding shares of the Preferred Stock.

     9. The series of Preferred Stock heretofore established and outstanding on the date of the adoption of these Amended and Restated Articles of Incorporation, together with a statement of the rights and preferences of each series, are as follows:

                                  $7.125 Series

        (a) The Preferred Stock $7.125 Series, of which 90,000 shares were outstanding at the time of the adoption of these Amended and Restated Articles of Incorporation, shall have the following rights and preferences:

            (i) (1) the rate of dividend of shares of said Series shall be $7.125 per annum plus that amount, if any, which will maintain each holder's after Federal income tax dividend yield on each dividend with respect to which any legislative enactment, administrative action, judicial decision or other change in law shall reduce or eliminate the dividends received deduction of 70% provided by Section 243(a)(1) of the Internal Revenue Code of 1986, as amended, as in effect on April 1, 1988 (the "Dividends Received Deduction"), at the level at which such yield would have been if such dividend had been paid to such holder on April 1, 1988 (each holder's after Federal income tax dividend yield on April 1, 1988 being calculated on the bases of (i) a cost per share of $100,
(ii) the Dividends Received Deduction, and (iii) an assumed Federal income tax rate of 34%; and, thereafter, such holder's after Federal income tax dividend yield being calculated on the bases of (i) and (iii) and any reduced dividends received deduction at the time then in effect); provided, however, that any such increased dividend shall be payable only (A) on shares of said Series in respect of which the holder shall have delivered to the corporation no later than 360 days after the effective date of any such reduction or elimination of the Dividends Received Deduction a written notice (I) stating that such holder is entitled to an increased dividend as a result of such reduction or elimination,
(II) specifying the amount per share of such increase, and (III) specifying the total number of shares of said Series held by such holder, and (B) in respect of dividends payable after the date of receipt of such notice by the corporation;
(2) the dividend payment dates shall be the 15th days of February, May, August and November in each year, commencing on February 15, 1994; and (3) dividends shall be cumulative from December 1, 1993;

            (ii) (1) other than as provided in subdivision (2) below, shares of said Series shall not be redeemable at the election of the corporation prior to May 1, 1998. On and after May 1, 1998, the shares of said Series may be redeemed, at the election of the corporation, at the following redemption prices:

If Redeemed                                              If Redeemed
During 12-Months                     Redemption          During 12-Months                 Redemption
Period Ending                          Price             Period Ending                       Price
April 30                             Per Share           April 30                          Per Share
--------                             ---------           --------                          ---------

1999..................                $104.750           2004..................            $102.375
2000..................                $104.275           2005..................            $101.900
2001..................                $103.800           2006..................            $101.425
2002..................                $103.325           2007..................            $100.950
2003..................                $102.850           2008..................            $100.475

and thereafter $100 per share, plus an amount in each case equal to accrued unpaid dividends, if any, to the date of redemption; and (2) all but not less than all of the shares of said Series held by any holder which shall have given notice that such holder will be entitled to an increased dividend in accordance with subdivision (i)(1) above may be redeemed, at the election of the corporation, at the redemption price of $100 per share, plus an amount equal to accrued unpaid dividends to the date of redemption, within the period of 360 days commencing on the date of receipt by the corporation of such notice.

            (iii) the amount payable upon shares of said Series in the event of involuntary liquidation shall be $100 per share and in the event of voluntary liquidation (1) occurring prior to May 1, 1994, shall be $107.125 per share, (2) occurring during the 12 months periods ending April 30, 1995, 1996, 1997 and 1998, shall be, respectively, $106.650, $106.175, $105.700 and $105.225 per share and (3) occurring on or after May 1, 1998, shall be an amount equal to the then applicable redemption price of shares of said Series, plus in each case, an amount equal to accrued unpaid dividends, if any, to the date of payment;

            (iv) shares of said Series shall not be, by their terms, convertible;

            (v) shares of said Series shall be entitled to the benefits of a sinking fund as follows:

                (1) The corporation (unless such action, in the opinion of counsel for the corporation, would be contrary to any applicable law or to any rule or regulation of any governmental authority having jurisdiction in the premises) as a sinking fund for the retirement of shares of said Series, shall redeem, in the manner herein provided, 7,500 shares of said Series on June 15, 1994 and 7,500 shares of said Series on the 15th day of June of each year thereafter so long as any shares of said Series shall remain outstanding, at $100.00 per share plus accrued unpaid dividends to the date fixed for redemption. The total number of shares to be redeemed and the number of shares to be redeemed from any holder shall be adjusted to the nearest full share so that fractional shares need not be redeemed. The corporation may, on any redemption date as above provided and at its option, credit against its sinking fund obligation such number of shares of said Series theretofore redeemed by the corporation, otherwise than for the account of its sinking fund obligation, or such number of shares of said Series theretofore purchased by the corporation at a price per share not in excess of $100.00 plus accrued unpaid dividends, and in either case not theretofore applied as a credit on its sinking fund obligation. The sinking fund for said Series shall not be cumulative. Notice of redemption for each sinking fund shall be given, and deposit of the aggregate redemption price may be made, subject to the general terms and provisions for redemption of the Preferred Stock set forth in subdivision III.B.4 of the Amended and Restated Articles of Incorporation;

                (2) Shares of said Series redeemed pursuant to the provisions of the sinking fund or credited thereto shall be cancelled, shall not be reissued as shares of said Series, and shall be restored to the status of authorized but unissued shares of the Preferred Stock of the corporation;

                (3) Unless otherwise provided by law, nothing herein contained shall prevent or in any manner restrict the Board of Directors of the corporation from authorizing and issuing any other series of Preferred Stock entitled to a purchase fund, sinking fund or other analogous device for the benefit of the holders of such other series of Preferred Stock of the corporation, whether or not the provisions therefor shall correspond with the provisions for said Series; provided that the dates on which such other fund or device shall operate in any particular year shall correspond with the date applicable to said Series and in the event there is a deficiency in the funds available in any particular year for the fulfillment of the maximum requirements of the purchase funds, sinking funds or other analogous devices of all outstanding series of Preferred Stock of the corporation in accordance with the terms thereof, such funds as are available in accordance with such terms for such purpose shall be prorated among all such series so that the percentage allocated to any particular series of Preferred Stock shall correspond with its portion of the total amount due; and

                (4) After June 15, 1994, so long as any shares of said Series shall be outstanding, no dividends on the Common Stock or the Preference Stock of the corporation shall, without the written consent or affirmative vote of the holders of at least a majority of the total number of shares of said Series then outstanding, be declared and set apart for payment, unless the corporation, on the June 15th immediately preceding the declaration of such dividend, shall have redeemed 7,500 shares of said Series at $100.00 per share plus accrued unpaid dividends to such June 15th or in accordance with the terms hereof shall have taken credits against the shares of said Series sinking fund which, with shares redeemed pursuant to such fund obligation, aggregate 7,500 shares of said Series; and

            (vi) Whenever any of the dates mentioned with respect to said Series shall not be a full business day in the City of Portland, Oregon, then any action to be taken on said date may be taken on the next succeeding full business day.

                                Preference Stock

        10. The shares of the Preference Stock may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series of the Preference Stock and all other classes of capital stock of the corporation. To the extent that these Amended and Restated Articles of Incorporation shall not have established series of the Preference Stock and fixed and determined the variations in the relative rights and preferences as between series, the board of directors shall have authority, and is hereby expressly vested with authority, to divide the Preference Stock into series and, within the limitations set forth in these Amended and Restated Articles of Incorporation and such limitations as may be provided by law, to fix and determine the relative rights and preferences of any series of the Preference Stock so established. Such action by the board of directors shall be expressed in a resolution or resolutions adopted by it prior to the issuance of shares of each series, which resolution or resolutions shall also set forth the distinguishing designation of the particular series of the Preference Stock established thereby. Without limiting the generality of the foregoing, authority is hereby expressly vested in the board of directors so to fix and determine with respect to any series of the Preference Stock:

            (a) The rate of dividend;

            (b) The price at which and the terms and conditions on which shares may be redeemed;

            (c) The amount payable upon shares in the event of voluntary and involuntary liquidation;

            (d) Sinking fund provisions, if any, for the redemption or purchase of shares;

            (e) The terms and conditions, if any, on which shares may be converted if the shares of any series are issued with the privilege of conversion; and

            (f) Any other relative right or preference as permitted by law.

     All shares of the Preference Stock of the same series shall be identical except that shares of the same series issued at different times may vary as to the dates from which dividends thereon shall be cumulative; and all shares of the Preference Stock, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank, and shall be identical except as to the designation thereof, the date or dates from which dividends on shares thereof shall be cumulative, and the relative rights and preferences set forth above in clauses (a) through (f) of this subdivision, as to which there may be variations between different series. Except as otherwise may be provided by law or by the resolutions establishing any series of Preference Stock in accordance with the foregoing provisions of this subdivision, whenever the written consent, affirmative vote, or other action on the part of the holders of the Preference Stock may be required for any purpose, such consent, vote or other action shall be taken by the holders of the Preference Stock as a single class irrespective of series and not by different series.

     11. The payment of dividends on the shares of the Preference Stock shall be subordinate to the dividend and other distributive rights of the holders of the Preferred Stock. No dividend shall be paid on the Preference Stock, unless (i) dividends on all outstanding shares of each particular series of the Preferred Stock, at the annual dividend rates fixed and determined either by these Amended and Restated Articles of Incorporation or in accordance with subdivision III.B.1., shall have been paid or declared and set apart for payment for all past dividend periods and for the then current dividend periods, and (ii) all amounts due and payable to the holders of the Preferred Stock, by virtue of purchase funds, sinking funds, or other analogous devices for the retirement of the Preferred Stock, or by virtue of dissolution, liquidation or winding up of the corporation, shall have been paid or funds for the payment thereof shall have been set apart for payment. Subject to the foregoing, the holders of shares of the Preference Stock of each series shall be entitled to receive dividends, when and as declared by the board of directors, out of any funds legally available for the payment of dividends, at the annual rate fixed and determined with respect to each series either by these Amended and Restated Articles of Incorporation or in accordance with subdivision III.B.10., and no more, payable quarterly on the 15th day of February, May, August and November in each year or on such other date or dates as the board of directors shall determine in the resolutions establishing such series. Such dividends shall be cumulative in the case of shares of each series either from the date of issuance of shares of such series or from the first day of the current dividend period within which shares of such series shall be issued, as the board of directors shall determine, so that if dividends on all outstanding shares of each particular series of the Preference Stock, at the annual dividend rates fixed and determined either by these Amended and Restated Articles of Incorporation or in accordance with subdivision III.B.10., shall not have been paid or declared and set apart for payment for all past dividend periods and for the then current dividend periods, the deficiency shall be fully paid or dividends equal thereto declared and set apart for payment at said rates before any dividends on the Common Stock shall be paid or declared and set apart for payment. In the event more than one series of the Preference Stock shall be outstanding, the corporation, in making any dividend payment on the Preference Stock, shall make payments ratably upon all outstanding shares of the Preference Stock in proportion to the amount of dividends accumulated thereon to the date of such dividend payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

     12. Distribution or payment upon dissolution, liquidation or winding up of the corporation to the holders of the Preference Stock shall be subordinate to the dividend and other distributive rights of the holders of the Preferred Stock. No such distribution or payment shall be made on the Preference Stock, unless all amounts due by virtue of the dissolution, liquidation or winding up of the corporation to the holders of all outstanding shares of the Preferred Stock of all series shall have been paid or funds for the payment thereof set apart for payment. Subject to the foregoing, in the event of any dissolution, liquidation or winding up of the corporation, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Preference Stock of each series then outstanding shall be entitled to be paid out of the net assets of the corporation available for distribution to its shareholders the respective amounts per share fixed and determined with respect to each series either by these Amended and Restated Articles of Incorporation or in accordance with subdivision III.B.10., and no more. If upon dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the net assets of the corporation available for distribution to its shareholders (after all amounts due by virtue of the dissolution, liquidation or winding up of the corporation to the holders of all outstanding shares of the Preferred Stock of all series shall have been paid or funds for the payment thereof set apart for payment) shall be insufficient to pay the holders of all outstanding shares of Preference Stock of all series the full amounts to which they shall be respectively entitled as aforesaid, the net assets of the corporation so available for distribution shall be distributed ratably to the holders of all outstanding shares of Preference Stock of all series in proportion to the amounts to which they shall be respectively so entitled. For the purposes of this subdivision, any dissolution, liquidation or winding up which may arise out of or result from the condemnation or purchase of all or a major portion of the properties of the corporation by (i) the United States Government or any authority, agency or instrumentality thereof (ii) a State of the United States or any political subdivision, authority, agency or instrumentality thereof, or
(iii) a district, cooperative or other association or entity not organized for profit, shall be deemed to be an involuntary dissolution, liquidation or winding up; and a consolidation, merger or amalgamation of the corporation with or into any other corporation or corporations shall not be deemed to be a dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary.

     13. (a) Subject to the limitations set forth in subdivision III.B.15., or fixed and determined in accordance with subdivision III.B.10., the Preference Stock of all series, or of any series thereof, or any part of any series thereof, at any time outstanding, may be redeemed by the corporation, at its election expressed by resolution of the board of directors, at any time or from time to time, at the then applicable redemption price fixed and determined with respect to each series either by these Amended and Restated Articles of Incorporation or in accordance with subdivision III.B.10. If less than all of the shares of any series are to be redeemed, the redemption shall be made either pro rata or by lot in such manner as the board of directors shall determine.

         (b) In the event the corporation shall so elect to redeem shares of the Preference Stock, notice of the intention of the corporation to do so and of the date and place fixed for redemption shall be mailed not less than thirty days before the date fixed for redemption to each holder of shares of the Preference Stock to be redeemed at his address as it shall appear on the books of the corporation, and on and after the date fixed for redemption and specified in such notice (unless the corporation shall default in making payment of the redemption price), such holders shall cease to be shareholders of the corporation with respect to such shares and shall have no interest in or claim against the corporation with respect to such shares, excepting only the right to receive the redemption price therefor from the corporation on the date fixed for redemption, without interest, upon endorsement, if required, and surrender of their certificates for such shares.

         (c) Contemporaneously with the mailing of notice of redemption of any shares of the Preference Stock as aforesaid or at any time thereafter on or before the date fixed for redemption, the corporation may, if it so elects, deposit the aggregate redemption price of the shares to be redeemed with any bank or trust company doing business in The City of New York, New York, or Portland, Oregon, having a capital and surplus of at least $25,000,000, named in such notice, payable on the date fixed for redemption in the proper amounts to the respective holders of the shares to be redeemed, upon endorsement, if required, and surrender of their certificates for such shares, and on and after the making of such deposit such holders shall cease to be shareholders of the corporation with respect to such shares and shall have no interest in or claim against the corporation with respect to such shares, excepting only the right to exercise such redemption, conversion or exchange rights, if any, on or before the date fixed for redemption as may have been provided with respect to such shares or the right to receive the redemption price of their shares from such bank or trust company on the date fixed for redemption, without interest, upon endorsement, if required, and surrender of their certificates for such shares.

         (d) If the corporation shall have elected to deposit the redemption moneys with a bank or trust company as permitted by subdivision (c) above, any moneys so deposited which shall remain unclaimed at the end of six years after the redemption date shall be repaid to the corporation, and upon such repayment holders of Preference Stock who shall not have made claim against such moneys prior to such repayment shall be deemed to be unsecured creditors of the corporation for an amount, without interest, equal to the amount they would theretofore have been entitled to receive from such bank or trust company. Any redemption moneys so deposited which shall not be required for such redemption because of the exercise, after the date of such deposit, of any right of redemption, conversion or exchange or otherwise, shall be returned to the corporation forthwith. The corporation shall be entitled to receive any interest allowed by any bank or trust company on any moneys deposited with such bank or trust company as herein provided, and the holders of any shares called for redemption shall have no claim against any such interest.

         (e) Nothing herein contained shall limit any legal right of the corporation to purchase or otherwise acquire any shares of the Preference Stock.

     14. The holders of shares of the Preference Stock shall have no right to vote in the election of directors or for any other purpose, except as may be otherwise provided by law or by resolutions establishing any series of Preference Stock in accordance with subdivision III.B.10. Holders of Preference Stock shall be entitled to notice of each meeting of shareholders at which they shall have any right to vote, but shall not be entitled to notice of any other meeting of shareholders.

     15. The series of Preference Stock heretofore established and outstanding on the date of the adoption of these Amended and Restated Articles of Incorporation, together with a statement of the rights and preferences of each series, are as follows:

                                  $6.95 Series

         (a) The Preference Stock $6.95 Series, of which 250,000 shares were outstanding at the time of the adoption of these Amended and Restated Articles of Incorporation, shall have the following rights and preferences:

            (i) The rate of dividend of shares of said Series shall be $6.95 per annum; the dividend payment dates shall be the 15th days of February, May, August and November in each year, commencing on February 15, 1993; and dividends shall be cumulative from the date of original issue;

            (ii) The shares of said Series shall not be redeemable prior to December 31, 2002; and on such date, all of the outstanding shares of said Series shall be subject to mandatory redemption (unless such action, in the opinion of counsel for the corporation, would be contrary to any applicable law or to any rule or regulation of any governmental authority having jurisdiction in the premises) at the mandatory redemption price of $100 per share, plus unpaid accumulated dividends; provided, however, that the payment of such mandatory redemption price shall be subordinate to the dividend and other distributive rights of the Preferred Stock, so that such redemption price shall not be paid and the shares of said Series shall not be redeemed unless (i) dividends on all outstanding shares of each particular series of the Preferred Stock, at the annual dividend rates fixed and determined either by these Amended and Restated Articles of Incorporation or in accordance with subdivision III.B.1 thereof, shall have been paid or declared and set apart for payment for all past dividend periods and for the then current dividend periods, and (ii) all amounts due and payable to the holders of Preferred Stock, by virtue of purchase funds, sinking funds, or other analogous devices for the retirement of the Preferred Stock, or by virtue of dissolution, liquidation or winding up of the corporation, shall have been paid or funds for the payment thereof shall have been set apart for payment;

            (iii) The amount payable upon shares of said Series in the event of either involuntary or voluntary liquidation shall be $100 per share, plus unpaid accumulated dividends, if any, to the date of payment;

            (iv) All shares of said Series redeemed by the corporation shall be cancelled and thereupon restored to the status of authorized but unissued Preference Stock of the corporation, undesignated as to series; and

            (v) Whenever any of the dates mentioned with respect to said Series shall not be a full business day in the City of Portland, Oregon, then any action to be taken on said date may be taken on the next succeeding full business day.

                                  Common Stock

     16. Subject to the limitations set forth in subdivisions III.B.2. and 11. (and subject to the rights of any class of stock hereafter authorized), dividends may be paid upon the Common Stock when and as declared by the board of directors of the corporation out of any funds legally available for the payment of dividends.

     17. Subject to the limitations set forth in subdivisions III.B.3. and 12. (and subject to the rights of any other class of stock hereafter authorized), upon any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the net assets of the corporation shall be distributed ratably to the holders of the Common Stock.

     18. Subject to the limitations set forth in subdivisions III.B.6, 7, 8, 9 and 15. (and subject to the rights of any class of stock hereafter created), and except as may be otherwise provided by law or by the resolutions establishing any series of Preference Stock in accordance with subdivision III.B.10., the holders of the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. In the election of directors of the corporation, every holder of record of any share or shares of the Common Stock of the corporation shall have the right to cast as many votes for in the election as shall equal the number of shares that the holder owns.

     19. Upon the issuance for money or other consideration of any shares of capital stock of the corporation, or of any security convertible into capital stock of the corporation, no holder of shares of the capital stock, irrespective of the class or kind thereof, shall have any preemptive or other right to subscribe for, purchase or receive any proportionate or other amount of such shares of capital stock, or such security convertible into capital stock, proposed to be issued; and the board of directors may cause the corporation to dispose of all or any of such shares of capital stock, or of any such security convertible into capital stock, as and when said board may determine, free of any such right, either by offering the same to the corporation's then shareholders or by otherwise selling or disposing of such shares or other securities, as the board of directors may deem advisable.

                                  ARTICLE IV.

A. The business and affairs of the corporation shall be managed by a board of directors. Except as provided in subdivision B. below, the number of members of the board, their terms of office, and the manner of their election and removal shall be as follows:

     1. The number of directors shall be that number, not less than three or more than six, determined from time to time by resolution adopted by affirmative vote of a majority of the entire board of directors.

     2. A director shall hold office until the annual meeting for the year in which his or her term shall expire and until his or her successor shall have been elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the board of directors, however caused, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The term of a director elected to fill a newly created directorship or any other vacancy shall expire at the next shareholders' meeting at which directors are elected.

     3. One or more of the directors may be removed with or without cause by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote thereon at a meeting of the shareholders called expressly for that purpose.

     4. No person, except those persons nominated by the board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination shall be received from a shareholder of record entitled to vote at such election by the secretary of the corporation not later than the latter of
(a) the thirtieth day prior to the date fixed for the meeting, or (b) the tenth day after the mailing of notice of that meeting, together with the written consent of the nominee to serve as a director.

B. Notwithstanding the provisions of subdivision A. above, whenever the holders of any one or more classes of the capital stock of the corporation shall have the right, voting separately as a class or classes, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of these Amended and Restated Articles of Incorporation applicable thereto. The board of directors shall consist of such directors in addition to the directors determined as provided in subdivision A. above.

C. This Article IV may not be repealed or amended in any respect unless such action shall be approved by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote at an election of directors determined as provided in subdivision A. above, at a meeting of the shareholders called expressly for that purpose.

                                   ARTICLE V.

            No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director; provided that this Article V shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

                                  ARTICLE VI.

            The corporation shall indemnify to the fullest extent then permitted by law any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against all judgments, amounts paid in settlement, fines and such expenses (including attorneys' fees), actually and reasonably incurred in connection therewith. This Article shall not be deemed exclusive of any other provisions for indemnification of directors and officers that may be included in any statute, bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office.

                                                                       EXHIBIT C
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          NORTHWEST ENERGY CORPORATION


(These Amended and Restated Articles of Incorporation of NORTHWEST ENERGY CORPORATION supersede its theretofore existing Articles of Incorporation and all amendments thereto.)

                                   ARTICLE I.

A. The name of this corporation is NORTHWEST ENERGY CORPORATION, and its duration shall be perpetual.

                                  ARTICLE II.

A. The purposes of the corporation are to engage in any lawful activity for which corporations may be organized under the Oregon Business Corporation Act.

                                  ARTICLE III.

A. The aggregate number of shares of capital stock which the corporation shall have the authority to issue is 90,000,000 shares, divided into 10,000,000 shares of Preferred Stock without par value, 65,000,000 shares of Common Stock without par value, and 15,000,000 shares of Class B Common Stock without par value.

B. A statement of the preferences, limitations and relative rights of each class of capital stock of the corporation, namely, the Preferred Stock, the Common Stock and the Class B Common Stock, and of the authority vested in the Board of Directors of the corporation to establish series of Preferred Stock and to fix and determine the variations in the relative rights and preferences as between series insofar as the same are not fixed by these Amended and Restated Articles of Incorporation, is as follows:

                                 PREFERRED STOCK

            1. The Board of Directors of the corporation shall have the authority to divide the Preferred Stock into series and to determine the designation, preferences, limitations and relative rights of the shares of each series so established, all to the extent and in the manner provided by law.

                      COMMON STOCK AND CLASS B COMMON STOCK

            2. Subject to the limitations, if any, specified with respect to the Preferred Stock, or any series thereof, dividends may be paid on the Common Stock and the Class B Common Stock when and as declared by the Board of Directors of the corporation out of any funds legally available for the payment of dividends, and dividends shall be distributed ratably in accordance with their holdings to the holders of the Common Stock and the Class B Common Stock. The rights of the holders of shares of Common Stock and of the Class B Common

Stock to receive dividends, when and as declared by the Board of Directors of the corporation, shall be identical, and no dividend shall be declared or paid with respect to the Common Stock or the Class B Common Stock unless a dividend of the same nature and equal in amount per share shall also be declared and paid with respect to the other class of common stock.

            3. Subject to the limitations, if any, specified with respect to the Preferred Stock, or any series thereof, upon any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the net assets of the corporation shall be distributed ratably in accordance with their holdings to the holders of the Common Stock and of the Class B Common Stock. The rights of the holders of shares of Common Stock and of the Class B Common Stock upon any dissolution, liquidation, or winding up of the corporation, whether voluntary or involuntary, shall be identical, and no such distribution shall be declared or made with respect to the Common Stock or the Class B Common Stock unless a distribution of the same nature and equal in amount per share shall also be declared and made with respect to the other class of common stock.

            4. All voting power shall be vested exclusively in the holders of shares of the Common Stock, except to the extent any statute of the State of Oregon shall expressly otherwise provide, and except as and to the extent otherwise specified with respect to the Preferred Stock, or any series thereof, and each holder of the Common Stock shall, in the election of directors and upon each other matter coming before any meeting of shareholders, be entitled to one vote for each share of such stock standing in the name of such holder on the books of the corporation.

            5. If the corporation shall at any time (i) declare a stock dividend upon the Common Stock payable in shares of its Common Stock, or (ii) make any distribution upon the Common Stock payable in shares of Common Stock, or (iii) subdivide the outstanding shares of Common Stock into a greater number of shares or (iv) combine the outstanding shares of Common Stock into a smaller number of shares, then and in any such event the corporation shall also, declare, make or effect a ratable stock dividend or distribution or subdivision on the Class B Common Stock payable in shares of Class B Common Stock that is, on a per share basis, equal in effect to that declared, made or effected on the Common Stock.

            6. Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one share of Common Stock; provided, however, that if, after giving effect to any proposed act of conversion, the holder of Class B Common Stock would thereby then own shares of Common Stock entitled to cast five percent (5%) or more of the total number of votes entitled to be cast by all issued and outstanding shares of Common Stock, the act of conversion shall be effective only as to those shares of Class B Common Stock that, when converted, would result in the holder owning shares of Common Stock entitled to cast less than five percent (5%) of the total number of votes entitled to be cast by all then issued and outstanding shares of Common Stock and shall be ineffective and of no force or effect with respect to the balance of the shares of Class B Common Stock. The holder of Class B Common Stock shall convert shares of Class B Common Stock by surrendering to the corporation at any office of the corporation, or at the office of the transfer agent or registrar thereof, for cancellation, the certificate representing the shares of Class B Common Stock to be converted, and such other documentation that the corporation may reasonably request in connection with such conversion, and, upon such surrender, shall be entitled to receive one or more certificates representing the number of shares of Common Stock that the corporation is required to issue upon conversion of shares of Class B Common Stock as provided herein. As used in this subdivision III.B.6, the term holder shall include any beneficial owner of Class B Common Stock and beneficial owner shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on the Effective Date (as defined in subdivision IV.A.1 below), and any person's beneficial ownership of Common Stock and Class B Common Stock shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of calculating beneficial ownership of Common Stock entitled to cast votes, beneficial ownership of shares of Class B Common Stock shall be excluded.

            7. Upon the conversion of shares of Class B Common Stock, or upon any other acquisition by the corporation of shares of Class B Common Stock, by purchase or otherwise, such shares of Class B Common Stock shall be cancelled and retired, and may not be reissued.

            8. Upon the issuance for money or other consideration of any shares of capital stock of the corporation or of any security convertible into or exchangeable for shares of capital stock of the corporation, no holder of shares of the capital stock of the corporation, irrespective of the class or kind thereof, shall have any preemptive or other right to subscribe for, purchase or receive any proportionate or other amount of such shares of capital stock, or such security convertible into shares of capital stock, proposed to be issued; and the Board of Directors of the corporation may cause the corporation to dispose of all or any of such shares of capital stock, or any such security convertible into or exchangeable for shares of capital stock, as such Board of Directors of the corporation may determine, free of any such right, either by offering the same to the corporation's then shareholders or by otherwise selling or disposing of such shares or other securities, as the Board of Directors may deem advisable.

                                  ARTICLE IV.

A. The business and affairs of the corporation shall be managed by a board of directors. Except as provided in subdivision B below, the number of members of the board, their classifications and terms of office, and the manner of their election and removal shall be as follows:

            1. The number of directors shall be that number, not less than nine or more than fourteen, determined from time to time by resolution adopted by affirmative vote of a majority of the entire board of directors. The directors shall be divided into three classes, designated Class I, Class II, and Class
III. Each class shall consist, as nearly as possible, of one-third of the total number of directors. The terms of office of directors shall be classified as follows: (a) the term of Class I shall expire at the first annual meeting of shareholders following the effective date of these Amended and Restated Articles of Incorporation (the "Effective Date"), (b) the term of Class II shall expire at the second annual meeting of shareholders following the Effective Date and
(c) the term of Class III shall expire at the third annual meeting of shareholders following the Effective Date. At each succeeding annual meeting of shareholders, successors to directors whose terms expire at that annual meeting shall be of the same class as the directors they succeed, and shall be elected for three-year terms. If the number of directors should be changed by resolution of the board of directors, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

            2. A director shall hold office until the annual meeting for the year in which his or her term shall expire and until his or her successor shall have been elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the board of directors, however caused, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The term of a director elected to fill a newly created directorship or any other vacancy shall expire at the next shareholders' meeting at which directors are elected.

            3. One or more of the directors may be removed with or without cause by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote thereon at a meeting of the shareholders called expressly for that purpose, except that no Enron Director, as such term is define in the Securityholders and Registration Rights Agreement dated as of _____________, among Enron Corp., the Company, and other entities named as parties thereto (the "Enron Securityholders' Agreement"), a copy of which is on file with the Secretary of the Company, may be removed without cause by the shareholders without the express written consent of Enron, as provided in Section 2.3 of the Enron Securityholders' Agreement.

            4. No person, except those persons nominated by the board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination shall be received from a shareholder of record entitled to vote at such election by the secretary of the corporation not later than the later of
(a) the thirtieth day prior to the date fixed for the meeting or (b) the tenth day after the mailing of notice of that meeting, together with the written consent of the nominee to serve as a director.

B. This Article IV may not be repealed or amended in any respect unless such action shall be approved by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote at an election of directors determined as provided in subdivision A. above, at a meeting of the shareholders called expressly for that purpose.

                                   ARTICLE V.

A. For purposes of this Article V:

            1. The term "Affiliate", as used to indicate a relationship with a specified "Person" (as hereinafter defined), shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

            2. The term "Associate", as used to indicate a relationship with a specified Person, shall mean (a) any Person (other than the corporation) of which such specified Person is a director, officer, partner, trustee, guardian, fiduciary or official or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities or any beneficial interest,

(b) any Person who is a director, officer, partner, trustee, guardian, fiduciary or official or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities or any beneficial interest of or in such specified Person (other than the corporation), and (c) any relative or spouse of such specified Person, or any relative of such spouse who has the same home as such specified Person.

            3. The term "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on the Effective Date; provided, however, that, notwithstanding the provisions of such Rule, a Person shall be deemed to be the Beneficial Owner of any share of the capital stock of the corporation that such Person shall have the right to acquire at any time pursuant to any agreement, contract, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, and any such share of capital stock shall be deemed to be outstanding for purposes of subdivision V.A.9.

            4. The term "Business Transaction" shall include, without limitation, (a) any merger, consolidation or plan of exchange of the corporation, or any Person controlled by or under common control with the corporation, with or into any "Related Person" (as hereinafter defined), (b) any merger, consolidation or plan of exchange of a Related Person with or into the corporation or any Person controlled by or under common control with the corporation, (c) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions) including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the property and assets of the corporation, or any Person controlled by or under common control with the corporation, to or with a Related Person, (d) any purchase, lease, exchange, transfer or other acquisition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any Substantial Part of the property and assets of a Related Person, by or with the corporation or any Person controlled by or under common control with the corporation, (e) any recapitalization of the corporation that would have the effect of increasing the voting power of a Related Person, (f) the issuance, sale, exchange or other disposition of any securities of the corporation, or of any Person controlled by or under common control with the corporation, by the corporation or by any Person controlled by or under common control with the corporation, (g) any liquidation, spinoff, splitoff, splitup or dissolution of the corporation, and
(h) any agreement, contract or other arrangement providing for any of the transactions described in this subdivision.

            5. The term "Continuing Director" shall mean a director who was a director of the corporation on the Effective Date and a director who shall become a director subsequent thereto whose election, or whose nomination for election by the shareholders, shall have been approved by a vote of a majority of the then Continuing Directors.

            6. The term "Highest Purchase Price" shall mean, with respect to the shares of any class or series of the capital stock of the corporation, the highest amount of consideration paid by a Related Person for a share of the same class and series at any time regardless of whether the share was acquired before or after such Related Person became a Related Person; provided, however, that the Highest Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of that class or series, or the declaration of a stock dividend thereon. The Highest Purchase

Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by such Related Person with respect to any shares of the capital stock acquired by such Related Person.

            7. The term "Other Consideration" shall include, without limitation, capital stock to be retained by the shareholders of the corporation in a Business Transaction in which the corporation shall be the survivor.

            8. The term "Person" shall mean any natural person, corporation, partnership, trust, firm, association, government, governmental agency or any other entity whether acting in an individual, fiduciary or other capacity.

            9. The term "Related Person" shall mean (a) any Person which, together with its Affiliates and Associates, shall be the Beneficial Owner in the aggregate of 10 percent or more of the capital stock of the corporation, and
(b) any Affiliate or Associate (other than the corporation or a wholly owned subsidiary of the corporation) of any such Person. Notwithstanding anything to the contrary in this Article V, during the period beginning on the Effective Date and ending on the Termination Date (as such term is defined in the Enron Securityholders' Agreement) neither Enron Corp., an Oregon corporation, any of its Affiliates or Associates nor any of their successors or assigns shall be deemed to be a Related Person under this Article V. Two or more Persons acting in concert for the purpose of acquiring, holding or disposing of the capital stock of the corporation shall be deemed to be a "Related Person". A Related Person shall be deemed to have acquired a share of capital stock at the time when such Related Person became the Beneficial Owner thereof. With respect to the shares of the capital stock of the corporation owned by any Related Person, if the price paid for such shares cannot be determined by a majority of the Continuing Directors, the price so paid shall be deemed to be the market price of the shares in question at the time when such Related Person became the Beneficial Owner thereof.

            10. The term "Substantial Part" shall mean 10 percent or more of the fair market value of the total assets of a Person, as reflected on the most recent balance sheet of such Person available to the Continuing Directors on the date of mailing of the notice of the meeting of shareholders called for the purpose of voting with respect to a Business Transaction involving the assets constituting any such Substantial Part.

B. The corporation shall not enter into any Business Transaction with a Related Person or in which a Related Person shall have an interest (except proportionately as a shareholder of the corporation) without first obtaining both (1) the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the capital stock of the corporation not held by such Related Person, and (2) the determination of a majority of the Continuing Directors that the cash or fair market value of the property, securities or Other Consideration to be received per share by the holders, other than such Related Person, of the shares of each class or series of the capital stock of the corporation in such Business Transaction shall not be less than the Highest Purchase Price paid by such Related Person in acquiring any of its holdings of shares of the same class or series, unless the Continuing Directors by a majority vote shall either (a) have expressly approved the acquisition of the shares of the capital stock of the corporation that caused such Related Person to become a Related Person, or (b) have expressly approved such Business Transaction.

C. For the purposes of this Article V, a majority of the Continuing Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (1) the number of shares of capital stock of the corporation of which any Person shall be the Beneficial Owner, (2) whether a Person is an Affiliate or Associate of another Person, (3) whether a Person has an agreement, contract, arrangement or understanding with another Person as to the matters referred to in subdivision V.A.3. or clause (h) of subdivision V.A.4., (4) the Highest Purchase Price paid by a Related Person for shares of any class or series of the capital stock, (5) whether the assets subject to any Business Transaction constitute a Substantial Part, (6) whether any Business Transaction is one in which a Related Person has an interest (except proportionately as a shareholder of the corporation), and (7) such other matters with respect to which a determination may be required under this Article V.

D. In determining whether to give their approval as provided in subdivision V.B., the Continuing Directors shall give due consideration to all relevant factors involved, including, without limitation, (1) the value of the corporation in a freely negotiated transaction and its future value as an independent entity, (2) the recognition of gain or loss to the corporation for tax purposes or the postponement of such recognition in a tax-free transaction,
(3) the anticipated developments of the business of the corporation not yet reflected in the price of its shares, and (4) the impact on employees, customers, suppliers and the public generally within the geographical area it serves.

E. This Article V may not be repealed or amended in any respect unless such action shall be approved by the affirmative vote of the holders of not less than two-thirds of the capital stock of the corporation not held by a Related Person at a meeting of the shareholders called expressly for that purpose.

                                  ARTICLE VI.

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director; provided that this Article VI shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

                                  ARTICLE VII.

The corporation shall indemnify to the fullest extent then permitted by law any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against all judgments, amounts paid in settlement, fines and such expenses (including attorneys' fees), actually and reasonably incurred in connection therewith. This Article shall not be deemed exclusive of any other provisions for indemnification of directors and officers that may be included in any statute, bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office.

                                                                       EXHIBIT D


                  BYLAWS

                  OF

                  NORTHWEST

                  ENERGY

                  CORPORATION


                  AS ADOPTED BY THE BOARD OF DIRECTORS
                  _________, 200_
                  AS AMENDED THROUGH _________, 200_

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I. OFFICES..........................................................A-38
   Section 1.     Office....................................................A-38
   Section 2.     Registered Office.........................................A-38
ARTICLE II. MEETINGS OF SHAREHOLDERS........................................A-38
   Section 1.     Annual Meeting............................................A-38
   Section 2.     Special Meetings..........................................A-38
   Section 3.     Notice....................................................A-38
   Section 4.     Fixing Record Date........................................A-38
   Section 5.     Record of Shareholders....................................A-39
   Section 6.     Quorum....................................................A-39
   Section 7.     Voting....................................................A-39
   Section 8.     Conduct of Meetings.......................................A-39
ARTICLE III. BOARD OF DIRECTORS.............................................A-40
   Section 1.     Directors.................................................A-40
   Section 2.     Chairman of the Board.....................................A-40
   Section 3.     Lead Director.............................................A-40
   Section 4.     Retired Directors.........................................A-40
   Section 5.     Compensation..............................................A-40
ARTICLE IV. MEETINGS OF THE BOARD OF DIRECTORS..............................A-40
   Section 1.     Regular Meetings..........................................A-40
   Section 2.     Special Meetings..........................................A-41
   Section 3.     Waiver of Notice..........................................A-41
   Section 4.     Quorum....................................................A-41
   Section 5.     Manner of Acting..........................................A-41
   Section 6.     Action Without a Meeting..................................A-41
ARTICLE V. COMMITTEES OF THE BOARD..........................................A-41
   Section 1.     Executive Committee.......................................A-41
   Section 2.     Audit Committee...........................................A-42
   Section 3.     Retirement Committee......................................A-42
   Section 4.     Pension Committee.........................................A-42
   Section 5.     Organization and Executive Compensation Committee.........A-42
   Section 6.     Environmental Policy Committee............................A-42
   Section 7.     Finance Committee.........................................A-43
   Section 8.     Other Committees..........................................A-43
   Section 9.     Changes of Size and Function..............................A-43
   Section 10.    Conduct of Meetings.......................................A-43
   Section 11.    Compensation..............................................A-43
ARTICLE VI. NOTICES.........................................................A-44
   Section 1.     Form and Manner...........................................A-44
   Section 2.     Waiver....................................................A-44
ARTICLE VII. OFFICERS.......................................................A-44
   Section 1.     Election..................................................A-44
   Section 2.     Compensation..............................................A-44
   Section 3.     Term......................................................A-44

   Section 4.     Removal...................................................A-44
   Section 5.     President.................................................A-44
   Section 6.     Vice Presidents...........................................A-45
   Section 7.     Secretary.................................................A-45
   Section 8.     Treasurer.................................................A-45
ARTICLE VIII. CONTRACTS, LOANS, CHECKS AND DEPOSITS.........................A-45
   Section 1.     Contracts.................................................A-45
   Section 2.     Loans.....................................................A-45
   Section 3.     Checks and Drafts.........................................A-45
   Section 4.     Deposits..................................................A-45
ARTICLE IX. CERTIFICATES FOR SHARES AND THEIR TRANSFER......................A-46
   Section 1.     Certificates for Shares...................................A-46
   Section 2.     Transfer..................................................A-46
   Section 3.     Owner of Record...........................................A-46
ARTICLE X. INDEMNIFICATION AND INSURANCE....................................A-46
   Section 1.     Indemnification...........................................A-46
   Section 2.     Insurance.................................................A-47
ARTICLE XI. SEAL............................................................A-47
ARTICLE XII. AMENDMENTS.....................................................A-47

                                     BYLAWS
                                       OF
                          NORTHWEST ENERGY CORPORATION

                                   ARTICLE I.

                                     OFFICES

     SECTION 1. OFFICE. The principal office of the company shall be located in the City of Portland, Oregon. The company also may have offices at such other places both within and without the State of Oregon as the board of directors from time to time may determine.

     SECTION 2. REGISTERED OFFICE. The registered office of the company required by law to be maintained in the state shall be at the same location as the principal office unless otherwise designated by resolution of the board of directors.

                                  ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

     SECTION 1. ANNUAL MEETING The annual meeting of shareholders of the company for the election of directors and for the transaction of other business shall be held at the company's office in the City of Portland, Oregon, or such other place in that City as shall be determined by the board of directors, on the fourth Thursday of May in each year, unless such day shall be a legal holiday, in which event such meeting shall be held on the next business day. If such meeting shall not be held on such day in any year, it shall be held within 60 days thereafter on such day as shall be fixed by the board of directors and be specified in the notice of the meeting. Every such meeting shall be held at the hour of two o'clock p.m., or at such other hour as shall be fixed by the board and specified in such notice.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders of the company may be called by the board of directors or the holders of not less than one-tenth of all shares entitled to vote at the meeting. Each special meeting shall be held for such purposes, at such place in the City of Portland, Oregon, and at such time as shall be specified in the notice thereof.

     SECTION 3. NOTICE. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the board of directors or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

     SECTION 4. FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in the case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 5. RECORD OF SHAREHOLDERS. The officer or agent having charge of the transfer books for shares of the company shall make, at least 10 days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each, which record, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the company and shall be subject to inspection by any shareholder at any time during usual business hours. Such record also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original transfer books for shares shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of the shareholders.

     SECTION 6. QUORUM. A majority of the shares of the company entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of shareholders. If a quorum is present, in person or by proxy, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number, or voting by classes, is required by law or the Amended and Restated Articles of Incorporation.

     If a quorum shall not be represented at any meeting of shareholders, the shareholders represented may adjourn the meeting from time to time without further notice. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 7. VOTING. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by law or the Amended and Restated Articles of Incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the company before or at the time of the meeting.

     SECTION 8. CONDUCT OF MEETINGS. Every meeting of shareholders shall be presided over by the chairman of the board, in his or her absence by the president, in their absence by a vice president or, if none be present, by a chairman appointed by the shareholders present at the meeting. The minutes of such meeting shall be recorded by the secretary or an assistant secretary but, if neither be present, by a secretary appointed for that purpose by the chairman of the meeting.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

     SECTION 1. DIRECTORS. The business and affairs of the company shall be managed by its board of directors. The number of members of the board, their classification and terms of office, and the manner of their election and removal shall be determined as provided by the Amended and Restated Articles of Incorporation. Directors need not be residents of the State of Oregon or shareholders of the company. No person who has reached the age of 72 years shall be eligible to be elected a director, but a director may serve until the next annual meeting of shareholders after reaching that age.

     SECTION 2. CHAIRMAN OF THE BOARD. The board of directors may elect one of its members as chairman of the board. The chairman of the board, if that position be filled, shall preside at all meetings of the shareholders and the board of directors and shall have such other duties and responsibilities as may be prescribed by the board of directors. If there shall be no chairman of the board, or in his or her absence or disability, the president also shall exercise the duties and responsibilities of that position.

     SECTION 3. LEAD DIRECTOR. The board of directors shall elect one of its members as lead director. The lead director shall, in the absence of the chairman of the board and the president, preside at meetings of the board of directors and shall preside at all meetings of the executive committee. The lead director shall have such other duties and responsibilities as may be prescribed by the board of directors.

     SECTION 4. RETIRED DIRECTORS. Any person who, upon retirement as a director after reaching age 72, shall have served as a director of the company for ten or more years shall be appointed a retired director of the company for life. Any other person who shall have served as a director of the company may be elected by the board as a retired director of the company for one or more terms of one year or less. A retired director may attend meetings of the board but shall not have the right to vote at such meetings.

     SECTION 5. COMPENSATION. Directors shall receive such reasonable compensation for their services as may be fixed from time to time by resolution of the board of directors, and shall be reimbursed for their expenses properly incurred in the performance of their duties as directors. No such payment shall preclude any director from serving the company in any other capacity and receiving such reasonable compensation for such services as may be fixed by resolution of the board.

                                  ARTICLE IV.

                       MEETINGS OF THE BOARD OF DIRECTORS

     SECTION 1. REGULAR MEETINGS. Regular meetings of the board of directors shall be held in the company's offices at two o'clock p.m., Pacific Time, on the fourth Thursday of February, April, May, July and September, and on the third Thursday of December, or on such other date or at such other hour and place as shall be specified in the notice of meeting. The date, time and place for holding regular meetings of the board of directors may be changed upon the giving of notice to all directors by or at the request of the chairman of the board or the president. The board may provide by resolution the time and place either within or without the State of Oregon for holding of meetings or may omit the holding of any meeting without other notice than such resolution.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the lead director, the president or any two directors. The person or persons authorized to call special meetings of the board may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the board called by them. Notice of the time and place of special meetings shall be given to each director at least one day in advance by the secretary or other officer performing his or her duties.

     SECTION 3. WAIVER OF NOTICE. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise provided by law or the Amended and Restated Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 4. QUORUM. A majority of the number of directors at any time fixed by resolution adopted by the affirmative vote of a majority of the entire board of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present.

     SECTION 5. MANNER OF ACTING. Except as otherwise provided by law or the Amended and Restated Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                   ARTICLE V.

                             COMMITTEES OF THE BOARD

     SECTION 1. EXECUTIVE COMMITTEE. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint an executive committee composed of the chairman of the board, the lead director, and such other number of directors as the board may from time to time determine. The lead director, or in his or her absence, the chairman of the board, shall act as chairman. The committee shall have and may exercise all of the authority of the board of directors in the management of the company, except with respect to matters upon which by law only the board of directors may act. The duties of the committee shall include recommending to the board nominees for election as directors, the conduct of periodic reviews of board effectiveness and the performance of such other functions as the board by resolution from time to time may direct.

     SECTION 2. AUDIT COMMITTEE. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint an audit committee composed of three or more directors, none of whom shall be an officer of the company. The board shall designate one member of the committee as chairman. The duties of the committee shall be to discuss and review with the company's independent auditors the annual audit of the company, including the scope of the audit, and report the results of this review to the board; to meet with the independent auditors at such other times as the committee shall deem to be advisable; and to perform such other functions as the board by resolution from time to time may direct.

     SECTION 3. RETIREMENT COMMITTEE. The board of directors at any time, by resolution adopted by a majority of the board of directors, shall appoint a retirement committee composed of three or more directors, a majority of whom shall not be members under the company's Non-Bargaining Unit Employees Retirement Plan established by the board. Any action required or permitted to be taken by the committee must be approved by both (a) a majority of the committee members present at a meeting at which a quorum is present, and (b) a majority of the total number of committee members who are not members under said Plan. The chairman of the committee shall not be a member under said Plan. The duties of the committee shall be to monitor the general administration of the company's Non-Bargaining Unit Employees Retirement Plan and the committee shall be responsible for monitoring the carrying out of its provisions as more fully set forth under the terms of the Plan.

     SECTION 4. PENSION COMMITTEE. The board of directors at any time, by resolution adopted by a majority of the board of directors, shall appoint three or more directors to serve on the pension committee provided for in the company's Bargaining Unit Employees Retirement Plan established by the board. The duties of the committee shall be to monitor the general administration of the Bargaining Unit Employees Retirement Plan and the committee shall be responsible for monitoring the carrying out of its provisions as more fully set forth under the terms of the Plan.

     SECTION 5. ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint an organization and executive compensation committee composed of three or more directors, none of whom shall be an officer of the company. The board shall designate one member of the committee as chairman. The duties of the committee shall be to discuss and review the management of the affairs of the company relating to its organization and to executive personnel and their compensation, and to perform such other functions as the board by resolution from time to time may direct.

     SECTION 6. ENVIRONMENTAL POLICY COMMITTEE. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint an environmental policy committee composed of three or more directors, a majority of whom shall not be officers or retired officers of the company. Any action required or permitted to be taken by the committee must be approved by both (a) a majority of the committee members present at a meeting at which a quorum is present, and (b) a majority of the total number of committee members who are not officers or retired officers of the company. The board shall designate one member of the committee who is not an officer or retired officer of the company as chairman. The duties of the committee shall be to develop and recommend to the board appropriate environmental policies and to perform such other functions as the board by resolution from time to time may direct.

     SECTION 7. FINANCE COMMITTEE. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint a finance committee composed of three or more directors, a majority of whom shall not be officers or retired officers of the company. Any action required or permitted to be taken by the committee must be approved by both (a) a majority of the committee members present at a meeting at which a quorum is present, and
(b) a majority of the total number of committee members who are not officers or retired officers of the company. The board shall designate one member of the committee who is not an officer or retired officer of the company as chairman. The duties of the committee shall be to discuss and review the management of the affairs of the company relating to financing, including the development of long-range financial planning goals and financial policy, and to perform such other functions as the board by resolution from time to time may direct.

     SECTION 8. OTHER COMMITTEES. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint from among its members such other committees and the chairmen thereof as it may deem to be advisable. Each such committee shall have such powers and authority as are set forth in the resolutions pertaining thereto from time to time adopted by the board.

     SECTION 9. CHANGES OF SIZE AND FUNCTION. Subject to the provisions of law, the board of directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any members thereof and to change the functions and terminate the existence thereof.

     SECTION 10. CONDUCT OF MEETINGS. Each committee shall conduct its meetings in accordance with the applicable provisions of these bylaws relating to the conduct of meetings of the board of directors. Each committee shall adopt such further rules and regulations regarding its conduct, keep such minutes and other records and appoint such subcommittees and assistants as it shall deem to be appropriate.

     SECTION 11. COMPENSATION. Persons serving on any committee shall receive such reasonable compensation for their services on such committee as may be fixed by resolution of the board of directors, provided that no person shall receive compensation for his or her services on any committee while serving as an officer of the company.

                                  ARTICLE VI.

                                     NOTICES

     SECTION 1. FORM AND MANNER. Whenever, under the provisions of law or the Amended and Restated Articles of Incorporation, notice is required to be given to any director or shareholder, unless otherwise specified, it shall be given in writing by mail addressed to such director or shareholder at his or her address as it appears on the stock transfer books or other records of the company, with postage thereon prepaid, and such notice shall be deemed to be delivered when deposited in the United States Mail. Notice to directors also shall be given by telephone or in any other manner which is reasonably calculated to give adequate notice.

     SECTION 2. WAIVER. Whenever any notice whatever is required to be given under the provisions of law, the Amended and Restated Articles of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE VII.

                                    OFFICERS

     SECTION 1. ELECTION. The board of directors, at its first meeting following the annual meeting of shareholders each year, shall elect one of its members as president and shall elect a secretary. At such meeting, or at any other time it shall deem appropriate, the board may elect one or more vice presidents and a treasurer. The board also may elect or appoint such other officers and agents as it may deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.

     SECTION 2. COMPENSATION . The officers of the company shall receive such reasonable compensation for their services as from time to time may be fixed by resolution of the board of directors.

     SECTION 3. TERM. The term of office of all officers shall commence upon their election or appointment and shall continue until the first meeting of the board of directors following the annual meeting of shareholders and thereafter until their successors shall be elected or until their resignation or removal. A vacancy occurring in any office of the company for whatever reason may be filled by the board.

     SECTION 4. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board whenever in its judgment the best interests of the company will be served thereby but such removal shall be without prejudice to the contract rights, if any, of the officer or agent so removed.

     SECTION 5. PRESIDENT. Unless otherwise determined by the board of directors, the president shall be the chief executive officer of the company and, subject to the control of the board of directors, shall be responsible for the general administration and operation of the company. He shall have such other duties and responsibilities as may pertain to such office or be prescribed by the board of directors. In the absence or disability of the president, an officer designated by the board shall exercise the duties and responsibilities of the president.

     SECTION 6. VICE PRESIDENTS. Each vice president shall have such duties and responsibilities as may be prescribed by the board of directors and the president. The board or the president may confer a special title upon a vice president.

     SECTION 7. SECRETARY. The secretary shall record and keep the minutes of the shareholders in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; and perform such other duties as may be prescribed by the board or the president. The secretary shall have custody of the corporate seal of the company and shall affix the seal to any instrument requiring it and attest the same by his or her signature.

     The assistant secretaries shall have such duties as may be prescribed from time to time by the board, the president or the secretary. In the absence or disability of the secretary, his or her duties shall be performed by an assistant secretary.

     SECTION 8. TREASURER. The treasurer shall have charge and custody and be responsible for all funds and securities of the company; deposit all moneys and other valuable effects in the name and to the credit of the company in such depositories as may be designated by the board of directors; and disburse the funds of the company as may be authorized by the board and take proper vouchers for such disbursements. The treasurer shall have such other duties as may be prescribed from time to time by the board or the president. In the absence or disability of the treasurer, his or her duties shall be performed by an assistant treasurer.

                                 ARTICLE VIII.

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The board of directors by resolution may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the company, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the company shall be signed by such officer or officers, agent or agents of the company and in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION 4. DEPOSITS. All funds of the company not otherwise employed shall be deposited from time to time to the credit of the company in such banks, trust companies or other depositories as the board of directors or officers of the company designated by the board may select, or be invested as authorized by the board.

                                  ARTICLE IX.

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the company shall be issued only for whole numbers of shares and shall be in such form as the board of directors may, from time to time, prescribe in accordance with the laws of the State of Oregon. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles thereof. In case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the company as the board may authorize.

     SECTION 2. TRANSFER. Shares of stock of the company shall be transferable on the books of the company by the holder of record thereof, or by his or her legal representative who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by duly executed power of attorney, and on surrender for cancellation of the certificates for such shares. The board of directors may appoint one or more transfer agents and registrars of stock of the company.

     SECTION 3. OWNER OF RECORD. The company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE X.

                          INDEMNIFICATION AND INSURANCE

     SECTION 1. INDEMNIFICATION. The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or any employee benefit plan, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding to the fullest extent permissible under the Oregon Business Corporation Act or the indemnification provisions of any successor Act. The foregoing rights of indemnification shall not be exclusive of any other rights to which any such person so indemnified may be entitled, under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office; shall continue as to a person who has ceased to be a director, officer, employee or agent; and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 2. INSURANCE. The company may purchase and maintain insurance (and pay the entire premium therefor) on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the company would have the power to indemnify him or her against such liability under the provisions of the Oregon Business Corporation Act or any successor Act; and on behalf of any person who is or was a fiduciary under the Employee Retirement Income Security Act of 1974 with regard to an employee benefit plan of the company against any liability asserted against him or her and incurred by him or her in his or her fiduciary capacity.

                                  ARTICLE XI.

                                      SEAL

         The corporate seal of the company shall be circular in form and shall bear an inscription containing the name of the company, the year of its organization, the state of its incorporation and the words "Corporate Seal."

                                  ARTICLE XII.

                                   AMENDMENTS

         These bylaws, or any of them, may be altered, amended or repealed, or new bylaws adopted, by resolution of a majority of the board of directors, subject to repeal or change by action of the shareholders.

                                   CERTIFICATE

     I, C. J. Rue, Secretary of Northwest Energy Corporation, a corporation organized and existing under the laws of the State of Oregon, HEREBY CERTIFY that the foregoing eight printed pages entitled "Bylaws of Northwest Energy Corporation" constitute a full and true copy of the Bylaws of said corporation as of the date hereof.

     WITNESS my hand and the seal of said corporation this ______ day of
____________________________________.


                                    ____________________________________
                                    C. J. Rue
                                    Secretary

                                                                         ANNEX B






                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG



                                  ENRON CORP.,



                          ENRON NORTHWEST ASSETS, LLC,



                          NORTHWEST NATURAL GAS COMPANY



                                       AND



                          NORTHWEST ENERGY CORPORATION






                                 OCTOBER 5, 2001

                                TABLE OF CONTENTS
                                -----------------


                                    ARTICLE I
                         SALE AND PURCHASE OF THE SHARES

Section 1.1       Sale and Purchase of the Shares...............................................................B-2
Section 1.2       First Alternative Procedure for Sale and Purchase of Shares...................................B-2
Section 1.3       Second Alternative Procedure for Sale and Purchase of Shares..................................B-4
Section 1.4       Assumption of Enron Merger Obligation.........................................................B-4
Section 1.5       Determination of Numbers of Shares of Common Stock and Class B Common Stock...................B-4
Section 1.6       NW Natural Change of Control Adjustment.......................................................B-5

                                   ARTICLE II
                                     CLOSING

Section 2.1       Closing.......................................................................................B-5
Section 2.2       Closing Transactions..........................................................................B-6

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.1       Organization and Qualification................................................................B-7
Section 3.2       Subsidiaries..................................................................................B-8
Section 3.3       Capitalization................................................................................B-8
Section 3.4       Authority; Non-Contravention; Statutory Approvals; Compliance.................................B-9
Section 3.5       Reports and Financial Statements.............................................................B-11
Section 3.6       Absence of Certain Changes or Events.........................................................B-11
Section 3.7       Litigation...................................................................................B-11
Section 3.8       Tax Matters..................................................................................B-12
Section 3.9       Employee Benefit Plans and Labor Agreements..................................................B-12
Section 3.10      Environmental Protection.....................................................................B-14
Section 3.11      Regulation as a Utility......................................................................B-15
Section 3.12      Insurance....................................................................................B-16
Section 3.13      Status of PGE Nuclear Facility...............................................................B-16
Section 3.14      Purchase for Investment......................................................................B-17
Section 3.15      Due Diligence................................................................................B-17
Section 3.16      No Knowledge of Breach.......................................................................B-17
Section 3.17      Contracts with Enron.........................................................................B-17
Section 3.18      Limitation of Representations and Warranties.................................................B-17

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                           OF NW NATURAL AND PURCHASER

Section 4.1       Organization and Qualification...............................................................B-17
Section 4.2       Capitalization...............................................................................B-18

Section 4.3       Financing Commitment.........................................................................B-19
Section 4.4       Authority; Non-Contravention; Statutory Approvals; Compliance................................B-19
Section 4.5       NW Natural SEC Reports and Financial Statements..............................................B-21
Section 4.6       Absence of Certain Changes or Events.........................................................B-22
Section 4.7       Litigation...................................................................................B-22
Section 4.8       Tax Matters..................................................................................B-22
Section 4.9       Employee Benefit Plans and Labor Agreements..................................................B-22
Section 4.10      Environmental Protection.....................................................................B-24
Section 4.11      Regulation as a Utility......................................................................B-25
Section 4.12      Insurance....................................................................................B-25
Section 4.13      Purchase for Investment......................................................................B-26
Section 4.14      Due Diligence................................................................................B-26
Section 4.15      No Knowledge of Breach.......................................................................B-26
Section 4.16      Limitation of Representations and Warranties.................................................B-26

                                    ARTICLE V
                      CONDUCT OF BUSINESS OF PGE AND PGH II
                               PENDING THE CLOSING

Section 5.1       Ordinary Course of Business..................................................................B-26
Section 5.2       Dividends and Repurchases....................................................................B-27
Section 5.3       Issuance of Securities.......................................................................B-28
Section 5.4       Charter Documents............................................................................B-28
Section 5.5       Acquisitions.................................................................................B-29
Section 5.6       No Dispositions..............................................................................B-29
Section 5.7       Indebtedness.................................................................................B-29
Section 5.8       Capital Expenditures.........................................................................B-29
Section 5.9       Compensation, Benefits.......................................................................B-29
Section 5.10      Cooperation, Notification....................................................................B-30
Section 5.11      Insurance....................................................................................B-30
Section 5.12      Permits......................................................................................B-30
Section 5.13      Nuclear Operations...........................................................................B-30
Section 5.14      Discharge of Liabilities.....................................................................B-31
Section 5.15      Contracts....................................................................................B-31
Section 5.16      Certain Actions..............................................................................B-31
Section 5.17      Non-Solicitation.............................................................................B-31
Section 5.18      Accounting Matters...........................................................................B-32

                                   ARTICLE VI
                        CONDUCT OF BUSINESS OF NW NATURAL
                               PENDING THE CLOSING

Section 6.1       Ordinary Course of Business..................................................................B-32
Section 6.2       Dividends and Repurchases....................................................................B-32
Section 6.3       Issuance of Securities.......................................................................B-33
Section 6.4       Charter Documents............................................................................B-33

Section 6.5       Indebtedness.................................................................................B-33
Section 6.6       Compensation, Benefits.......................................................................B-33
Section 6.7       Cooperation, Notification....................................................................B-34
Section 6.8       Insurance....................................................................................B-34
Section 6.9       Permits......................................................................................B-34
Section 6.10      Discharge of Liabilities.....................................................................B-34
Section 6.11      Contracts....................................................................................B-34
Section 6.12      Certain Actions..............................................................................B-34
Section 6.13      Accounting Matters...........................................................................B-34

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

Section 7.1       Access to Information........................................................................B-36
Section 7.2       Regulatory Matters...........................................................................B-36
Section 7.3       Cooperation; Best Efforts....................................................................B-37
Section 7.4       Public Announcements.........................................................................B-38
Section 7.5       Employee Benefit Plan........................................................................B-38
Section 7.6       Expenses.....................................................................................B-41
Section 7.7       No Breach, Etc...............................................................................B-41
Section 7.8       Directors' and Officers' Indemnification.....................................................B-41
Section 7.9       Insurance....................................................................................B-41
Section 7.10      Corporate Name...............................................................................B-42
Section 7.11      Related Party Contracts......................................................................B-42
Section 7.12      Tax Matters..................................................................................B-42
Section 7.13      Evidence of Financing Availability...........................................................B-45
Section 7.14      Information Supplied.........................................................................B-46
Section 7.15      NW Natural Shareholders Meeting..............................................................B-46
Section 7.16      Registration Statement.......................................................................B-46
Section 7.17      Rights Plan..................................................................................B-47
Section 7.18      California Receivables.......................................................................B-47

                                  ARTICLE VIII
                                   CONDITIONS

Section 8.1       Joint Conditions to Obligations of the Parties...............................................B-48
Section 8.2       Conditions to Obligations of NW Natural and Purchaser........................................B-49
Section 8.3       Conditions to Obligations of Seller and Enron NW Assets......................................B-49

                                   ARTICLE IX
                                   TERMINATION

Section 9.1       Termination..................................................................................B-50
Section 9.2       Procedure and Effect of Termination..........................................................B-51

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.1      Non-Survival of Representations, Warranties, Covenants and Agreements........................B-52
Section 10.2      Brokers......................................................................................B-52
Section 10.3      Notices......................................................................................B-53
Section 10.4      Miscellaneous................................................................................B-53
Section 10.5      Interpretation...............................................................................B-54
Section 10.6      Counterparts; Effect.........................................................................B-54
Section 10.7      Parties in Interest..........................................................................B-54
Section 10.8      Specific Performance.........................................................................B-54
Section 10.9      Governing Law................................................................................B-54
Section 10.10     Disclosure Schedules.........................................................................B-55



EXHIBIT A:        Agreement and Plan of Merger and Reorganization [ATTACHED AS
                  ANNEX A TO THIS PROXY STATEMENT/PROSPECTUS]
EXHIBIT B:        Form of Securityholders Agreement [ATTACHED AS ANNEX C TO
                  THIS PROXY STATEMENT/PROSPECTUS]
EXHIBIT C:        Financing Commitment [OMITTED]

EXHIBIT D:        Form of Amended and Restated Articles of Incorporation
                  [ATTACHED AS EXHIBIT C TO THE AGREEMENT AND PLAN OF MERGER
                  AND REORGANIZATION, ATTACHED AS ANNEX A TO THIS PROXY
                  STATEMENT/PROSPECTUS]

EXHIBIT E:        Term Sheet Regarding FELINE PRIDES [FILED AS EXHIBIT 10.4 TO
                  NW NATURAL'S 8-K REPORT FILED ON OCTOBER 9, 2001]

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated October 5, 2001 is by and among ENRON CORP., an Oregon corporation ("Seller"), ENRON NORTHWEST ASSETS, LLC, a Delaware limited liability company ("Enron NW Assets"), NORTHWEST NATURAL GAS COMPANY, an Oregon corporation ("NW Natural") and NORTHWEST ENERGY CORPORATION, an Oregon corporation and a wholly-owned subsidiary of NW Natural ("Purchaser"). Capitalized terms used herein shall have the meanings ascribed to them in Annex A hereto, unless otherwise expressly provided in this Agreement. Seller, Enron NW Assets, NW Natural and Purchaser are referred to individually as a "Party," and collectively as the "Parties."

                                R E C I T A L S:

         NW Natural, Purchaser, and Northwest Energy Sub Corporation, an Oregon corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub") have entered into an Agreement and Plan of Reorganization and Merger dated as of the date hereof, a copy of which is attached hereto as Annex A (the "NW Natural Merger Agreement"), which provides for the merger of Merger Sub with and into NW Natural, with NW Natural being the surviving corporation in such merger (the "NW Natural Merger"), pursuant to which each issued and outstanding share of common stock, par value $3-1/6 per share ("NW Natural Common Stock") will be converted into one share of Common Stock and upon consummation of the NW Natural Merger, NW Natural will become a subsidiary of Purchaser;

         Seller owns all of the issued and outstanding common stock, par value $3.75 per share (the "PGE Shares") of Portland General Electric Company, an Oregon corporation ("PGE");

         Enron NW Assets holds an option to purchase all of the PGE Shares from Seller (the "PGE Option") pursuant to an Option Agreement dated as of May 7, 2001 (the "PGE Option Agreement");

         Portland General Holdings, Inc., an Oregon corporation and a wholly-owned subsidiary of Seller ("PGH"), owns all of the issued and outstanding common stock, par value $1.00 per share (the "PGH II Shares") of PGH II, Inc., an Oregon corporation ("PGH II");

         Purchaser desires to purchase, and Seller and Enron NW Assets desire to sell, the PGE Shares, subject in all respects to the provisions of this Agreement; and

         Purchaser desires to purchase, and Seller desires to cause PGH to sell, the PGH II Shares, subject in all respects to the provisions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I
                         SALE AND PURCHASE OF THE SHARES

         Section 1.1 Sale and Purchase of the Shares.
         --------------------------------------------

         (a) Sale and Purchase of PGE Shares. Upon the terms and subject to the
             -------------------------------
satisfaction of the conditions contained in this Agreement, at the Closing, (i) Enron NW Assets shall exercise the PGE Option to purchase the PGE Shares from Seller, (ii) Seller shall sell, transfer and deliver to Enron NW Assets, and Enron NW Assets shall purchase pursuant to the PGE Option Agreement, and accept delivery from Seller of, the PGE Shares, and (iii) Enron NW Assets shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase and accept delivery from Enron NW Assets of, the PGE Shares.

         (b) PGE Purchase Price. The purchase price (for purposes of this
             ------------------
Section, the "PGE Purchase Price") to be paid by Purchaser to Enron NW Assets for the PGE Shares shall consist of the following:

                  (i) $1,549,000,000 in cash, which (i) shall be adjusted as provided in Section 1.6 and (ii) shall be paid as provided in subsection (g) of Section 2.2 (as so adjusted, the "PGE Cash Purchase Price");

                  (ii) 4,000,000 units of Feline Prides;

                  (iii) a number of shares of Common Stock to be determined pursuant to the provisions of Section 1.5 of this Agreement; and

                  (iv) a number of shares of Class B Common Stock to be determined pursuant to the provisions of Section 1.5 of this Agreement.

         (c) Sale and Purchase of PGH II Shares. Upon the terms and subject to
             ----------------------------------
the satisfaction of the conditions contained in this Agreement, at the Closing, Seller shall cause PGH to sell, transfer and deliver to Purchaser, and Purchaser shall purchase and accept delivery from PGH of, the PGH II Shares.

                  The purchase price for the PGH II Shares shall be $1,000,000 in cash, which shall be paid to PGH as provided in subsection (j) of
         Section 2.2 (the "PGH II Purchase Price").

         Section 1.2. First Alternative Procedure for Sale and Purchase of
                      ----------------------------------------------------
Shares. Upon the terms and subject to the satisfaction of the conditions
------
contained in this Agreement and upon written notice delivered by Seller to NW Natural and Purchaser not later than the 5th Business Day prior to the Closing Date (the "Purchase and Sale Notice"), the sale and purchase of the Shares shall, notwithstanding the provisions of Section 1.1, be completed as follows:

         (a) Sale of the Securities. Purchaser shall sell all or such part of
             ----------------------
the Securities, as the Seller may direct in the Purchase and Sale Notice, to one or more Designated Transferees, as Seller may direct in the Purchase and Sale Notice, which shall purchase such Securities for cash in an amount per unit or share as follows: (i) FELINE PRIDES: $50 per unit; (ii) Common Stock: the Purchase Price Per Share; and (iii) Class B Common Stock: the Purchase Price Per Share.

         (b) Exercise of PGE Option. Enron NW Assets shall exercise the PGE
             ----------------------
Option, and, thereupon, pursuant to the PGE Option Agreement, Seller shall sell, transfer and deliver to Enron NW Assets, and Enron NW Assets shall purchase and accept delivery from Seller of, the PGE Shares.

         (c) Sale of the PGE Shares. Enron NW Assets shall sell, transfer and
             ----------------------
deliver to Purchaser, and Purchaser shall purchase and accept delivery from Enron NW Assets of, the PGE Shares.

         (d) PGE Purchase Price. The purchase price (for purposes of this
             ------------------
Section, the "PGE Purchase Price") to be paid by Purchaser to Enron NW Assets for the PGE Shares shall consist of the following:

                  (i) The PGE Cash Purchase Price plus the amount of cash paid by the Designated Transferee or Transferees to Purchaser pursuant to subsection (a) of this Section 1.2; and

                  (ii) the number of units of the FELINE PRIDES, Common Stock and Class B Common Stock provided in clauses (ii), (iii) and (iv) of subsection (b) of Section 1.1 reduced by the number of units or shares of each such class of Securities issued and sold by Purchaser to the Designated Transferee or Transferees pursuant to subsection (a) of this
         Section 1.2.

         (e) Sale and Purchase of PGE II Shares. Upon the terms and subject to
             ----------------------------------
the satisfaction of the conditions contained in this Agreement, at the Closing, Seller shall cause PGH to sell, transfer and deliver to Purchaser, and Purchaser shall purchase and accept delivery from PGH of, the PGH II Shares.

                  The purchase price for the PGH II Shares shall be the PGH II Purchase Price payable in cash, which shall be paid to PGH as provided in subsection (j) of Section 2.2.

         (f) Seller Risk. If for any reason, any Designated Transferee fails to
             -----------
perform its obligations under this Section 1.2, the sale and purchase of the Shares to be purchased by such Designated Transferee shall be completed, as applicable, pursuant to Section 1.1, in which case the provisions of this
Section 1.2 shall no longer apply, or pursuant to Section 1.3, in which case the provisions of this Section 1.2 shall be deemed to be modified as set forth in
Section 1.3.

         If the PGE Option is exercised prior to the Closing Date, Enron NW Assets will be bound by and perform all of the obligations of Seller under this
Article I and Article II hereof. The exercise of the PGE Option shall not otherwise relieve Seller of its obligations hereunder.

         Section 1.3 Second Alternative Procedure for Sale and Purchase of
         -----------------------------------------------------------------
Shares. If for any reason, Enron NW Assets does not, at the Closing, exercise
------
the PGE Option or fails to complete the purchase of the PGE Shares after exercising the PGE Option and

         (a) No Notice. Seller does not deliver the Purchase and Sale Notice
             ---------
pursuant to Section 1.2, the purchase and sale of the Shares shall be completed as provided in Section 1.1 except that:

                  (i) The provisions of subsection (a) of Section 1.1 shall be deemed to be and read as follows: "Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase and accept delivery from Seller of, the PGE Shares." and

                  (ii) the payment of the PGE Purchase Price contemplated by subsection (b) of Section 1.1 shall be made to Seller rather than to Enron NW Assets; or

         (b) Notice. Seller does deliver the Purchase and Sale Notice pursuant
             ------
to Section 1.2, the purchase and sale of the Shares shall be governed by Section
1.2 except that:

                  (i) The provisions of subsection (b) of Section 1.2 shall no longer apply;

                  (ii) the provisions of subsection (c) of Section 1.2 shall be deemed to be and read as follows: "Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase and accept delivery from Seller of, the PGE Shares"; and

                  (iii) the payment of the PGE Purchase Price contemplated by subsection (d) of Section 1.2 shall be made to Seller rather than Enron NW Assets.

         Section 1.4 Assumption of Enron Merger Obligation. Effective as of the
         -------------------------------------------------
Closing Date, Purchaser shall assume from Seller, and shall indemnify Seller, Enron NW Assets and any Designated Transferee for, all obligations in respect of the Enron Merger Obligation for the period from and after the Closing Date. From and after the date of this Agreement, the Seller will make no further payments of principal or interest with respect to the Enron Merger Obligation, the amount of which as of September 30, 2001, was $71,969,288.

         Section 1.5 Determination of Numbers of Shares of Common Stock and
         ------------------------------------------------------------------
Class B Common Stock. The aggregate number of shares of Common Stock and Class B
--------------------
Common Stock to be issued by Purchaser to pursuant to Section 1.1, Section 1.2 or Section 1.3, as applicable, shall be the quotient resulting from the division of $50,000,000 by the Average Market Price of NW Natural Common Stock as of the Closing Date; provided, however, that the aggregate number of shares shall be no more than 2,295,257 and no less than 1,877,938. The aggregate number of shares of Common Stock to be issued at the Closing to Enron NW Assets, Seller or any Designated Transferee, as applicable, shall be equal to 4.9% of the outstanding shares of Common Stock as of the Closing Date (giving effect to the NW Natural Merger and the issuance of shares of Common Stock and Class B Common Stock pursuant to this Agreement), rounded down to the nearest whole number of shares, and the remainder of the shares to be issued to such entities shall be shares of Class B Common Stock.

         Section 1.6 NW Natural Change of Control Adjustment.
         ----------------------------------------------------

         (a) Prior to the Closing: If a NW Natural Change of Control occurs on
             --------------------
or prior to the Closing Date, at Closing the PGE Purchase Price shall be payable solely in cash. Such PGE Purchase Price shall consist of the PGE Cash Purchase Price plus $250,000,000, but shall not include any FELINE PRIDES, Common Stock or Class B Common Stock, and neither Article II nor the remainder of this Agreement shall be deemed to include any references to such Securities or to the Securityholders Agreement. In such event, Section 1.2 shall no longer be deemed to apply, and, if any Purchase and Sale Notice shall have theretofore been delivered pursuant to Section 1.2, such Purchase and Sale Notice shall be deemed to be of no further force or effect, and the entire PGE Purchase Price shall be paid, in the alternative, to Enron NW Assets pursuant to Section 1.1 or to the Seller pursuant to subsection (a) of Section 1.3, as applicable.

         (b) After the Closing: If:

                  (i) at or prior to the Closing Date, NW Natural has agreed to, or the Board of Directors of NW Natural has not rejected a transaction that, if it were consummated or became effective, would constitute a NW Natural Change of Control,

                  (ii) such transaction has not been consummated or become effective on or before the Closing Date, and

                  (iii) such transaction is consummated or becomes effective after the Closing Date,

then at any time beginning five Business Days after the consummation or effective time of such NW Natural Change of Control, Enron NW Assets, the Designated Transferee or Seller, as the case may be, shall have the option, but not the obligation, by delivering written notice of exercise to Purchaser, to require Purchaser to purchase from Enron NW Assets, the Designated Transferees or Seller, as the case may be, all, but not less than all, of the Securities of Purchaser issued at the Closing for an aggregate purchase price of $250 million in cash, without interest thereon but increased by an amount equal to all accrued but unpaid dividends on the FELINE PRIDES payable at the closing of such sale. At the closing of such sale, the party or parties exercising the option shall deliver the certificates representing the securities being sold, duly endorsed in blank, free and clear of all Liens, together with all required tax transfer stamps attached, against payment of the purchase price by wire transfer of immediately available funds to an account or accounts designated in writing by the party or parties selling such securities.

                                   ARTICLE II
                                     CLOSING

         Section 2.1 Closing. The closing of the purchase and sale of the Shares
         -------------------
(the "Closing") will take place at the offices of Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin, Houston, Texas, as soon as reasonably practicable but in no event later than 20 Business Days following the date on which the conditions specified in Article VIII (other than the conditions which by their terms are only capable of being satisfied on the Closing Date) have been satisfied or waived, unless another time, date and place is agreed to in writing by the Parties. The date of the Closing is referred to in this Agreement as the "Closing Date."

         Section 2.2 Closing Transactions. At the Closing, the following events
         --------------------------------
shall occur, each event being (i) conditioned on the occurrence or waiver of each other event and (ii) being deemed to have occurred simultaneously with the other events, except that the events described in clauses (a), (b) and (c) below shall be deemed to have occurred immediately prior to each other event listed below:

         (a) Amended and Restated Charter. NW Natural and Purchaser (including
             ----------------------------
their respective Boards of Directors) shall take all applicable actions under applicable law duly to adopt and approve the Amended and Restated Charter and pursuant thereto Purchaser shall file with the Secretary of State of the State of Oregon the Amended and Restated Charter, including Articles of Amendment with respect to the Preferred Shares.

         (b) NW Natural Merger Agreement. Merger Sub shall merge with and into
             ---------------------------
NW Natural pursuant to the terms of the NW Natural Merger Agreement and in connection therewith each outstanding share of NW Natural Common Stock shall be converted into one share of Common Stock of Purchaser.

         (c) PGE Option. To the extent required under Section 1.1 or 1.2, Enron
             ----------
NW Assets shall exercise the PGE Option and purchase the PGE Shares in accordance with the terms of the PGE Option Agreement; Seller will deliver to Enron NW Assets the PGE Shares by delivering the certificates representing the PGE Shares duly endorsed for transfer or accompanied by appropriate stock powers duly endorsed for transfer, in favor of Enron NW Assets or its designee.

         (d) PGE Shares. As and to the extent required under Section 1.1, 1.2 or
             ----------
1.3, Enron NW Assets and Seller shall deliver to Purchaser the PGE Shares by delivering the certificates representing the PGE Shares duly endorsed for transfer or accompanied by appropriate stock powers, in favor of Purchaser.

         (e) Securities. To the extent required under Section 1.1 or subsection
             ----------
(a) of Section 1.3, Purchaser shall issue and deliver the Securities to Enron NW Assets or Seller or, to the extent required under Section 1.2 or subsection (b) of 1.3, Purchaser shall sell the Securities to each Designated Transferee as required by the Purchase and Sale Notice and, in any such case, shall deliver to Enron NW Assets, the Seller or the Designated Transferees, as appropriate, the Securities by delivering the certificates representing each class of such Securities so sold by delivering the certificates registered in the name of such entity as is entitled thereto duly executed on behalf of Purchaser and authenticated by Purchaser's stock transfer agent.

         (f) Payment for Securities. To the extent required under Section 1.2 or
             ----------------------
subsection (b) of Section 1.3, each Designated Transferee shall pay the purchase price of the Securities it is required to purchase as set forth in the Purchase and Sale Notice by wire transferring such amount, in lawful money of the United States of America in immediately available funds, to such account of Purchaser as Purchaser shall have designated by written notice to Seller.

         (g) PGE Cash Purchase Price. If either Section 1.1 or subsection (a) of
             -----------------------
Section 1.3 applies, Purchaser shall pay the PGE Cash Purchase Price by wire transferring such amount, in lawful money of the United States of America in immediately available funds, to such account of Enron NW Assets or Seller as Seller shall have designated by written notice to Purchaser.

         (h) Modified PGE Cash Purchase Price. If either Section 1.2 or
             --------------------------------
subsection (b) of Section 1.3 applies, Purchaser shall pay the PGE Cash Purchase Price, as modified by clause (i) of subsection (d) of Section 1.2 or by subsection (a) of Section 1.6, as applicable, by wire transferring such amount, in lawful money of the United States of America in immediately available funds, to such account of Enron NW Assets or Seller as Seller shall have designated by written notice to Purchaser.

         (i) PGH II Shares. Seller will cause PGH to deliver to Purchaser the
             -------------
PGH II Shares by delivering the certificates representing the PGH II Shares duly endorsed for transfer or accompanied by appropriate stock powers duly endorsed for transfer, in favor of Purchaser;

         (j) PGH II Purchase Price. Purchaser will pay the PGH II Purchase Price
             ---------------------
by wire transferring such amount, in lawful money of the United States of America in immediately available funds, to such account as Seller shall have designated, on behalf of PGH, by written notice to Purchaser;

         (k) Enron Merger Obligation. Purchaser will deliver to Seller
             -----------------------
documentation regarding the assumption of the obligations in respect of the Enron Merger Obligation for the period from and after the Closing Date pursuant to Section 1.4 of this Agreement in form reasonably satisfactory to Seller; and

         (l) Securityholders Agreement. Enron NW Assets, any Designated
             -------------------------
Transferee and Seller shall, to the extent they acquired any Common Stock, Class B Common Stock or FELINE PRIDES pursuant to Article I execute and deliver, and Purchaser shall execute and deliver, the Securityholders Agreement.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser that:

         Section 3.1 Organization and Qualification.
         -------------------------------------------

         (a) Seller. Seller is a corporation duly organized, validly existing,
             ------
and in good standing under the Laws of the State of Oregon.

         (b) Enron NW Assets. Enron NW Assets is a limited liability company
             ---------------
duly formed, validly existing and in good standing under the laws of the State of Delaware.

         (c) PGE and PGH II. Each of PGE, PGH II and their respective
             --------------
subsidiaries (i) is a corporation or limited liability company duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and (iii) is duly qualified, licensed or admitted to do business and is in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary.

         Section 3.2 Subsidiaries. Section 3.2 of the Seller Disclosure Schedule
         ------------------------
contains a description as of the date hereof of all subsidiaries and other joint ventures of PGE and PGH II, including the name of each such entity, the state or jurisdiction of its incorporation or organization and PGE's or PGH II's interest therein, as the case may be. Except as disclosed in Section 3.2 of the Seller Disclosure Schedule, all the issued and outstanding shares of capital stock or membership interests, as the case may be, of each subsidiary of PGE and PGH II are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by PGE or PGH II, as the case may be, free and clear of any Liens, and there are no outstanding subscriptions, options, calls, contracts or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or membership interests, as the case may be, or obligating it to grant, extend or enter into any such agreement or commitment.

         Section 3.3 Capitalization.
         ---------------------------

         (a) Shares. The authorized capital stock of PGE consists of 100,000,000
             ------
shares of PGE Common Stock and 30,000,000 shares of PGE Preferred Stock. The authorized capital stock of PGH II consists of 10,000 shares of PGH II Common Stock. Subject to any repurchases of PGE Common Stock after the date hereof permitted by Section 5.2, there are 42,758,877 shares of PGE Common Stock issued and outstanding, all of which are owned by Seller, and 300,000 shares of the 7.75% series of PGE Preferred Stock issued and outstanding. There are 1,000 shares of PGH II Common Stock issued and outstanding, all of which are owned by PGH. Subject to any repurchases of PGE Common Stock after the date hereof permitted by Section 5.2, there are no shares of capital stock held in the treasury of PGE or PGH II. All of the outstanding shares of capital stock of PGE and PGH II are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and are owned free and clear of any Liens. Except as set forth in Section 3.3(a) of the Seller Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Seller, PGE, PGH or PGH II or any Designated Transferee to issue, deliver or sell, or cause to be issued, delivered or sold, shares of the capital stock or other voting securities of PGE or PGH II or their subsidiaries or obligating Seller, PGE, PGH or PGH II or any Designated Transferee to grant, extend or enter into any such agreement or commitment.

         (b) Voting Debt. As of the date of this Agreement, no bonds,
             -----------
debentures, notes or other indebtedness of PGE, PGH II or any of their subsidiaries having the right to vote (or which is convertible into or exercisable for securities having the right to vote) (together, "PGE Voting Debt") on any matters on which shareholders may vote is issued or outstanding nor are there any outstanding options obligating PGE, PGH II or any of their subsidiaries to issue or sell any PGE Voting Debt or to grant, extend or enter into any option with respect thereto.

         Section 3.4 Authority; Non-Contravention; Statutory Approvals;
         --------------------------------------------------------------
Compliance.
----------

         (a) Authority. Seller and Enron NW Assets have all requisite power and
             ---------
authority to enter into this Agreement and each Ancillary Agreement and, subject to the Seller Required Statutory Approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Agreement and the consummation by Seller and Enron NW Assets of the transactions contemplated hereby and thereby have been or, in the case of the execution and delivery of the Securityholders Agreement and the performance thereof by the Seller, Enron NW Assets and each Designated Transferee, if any, will be prior to the Closing duly authorized by all necessary corporate or organizational action on the part of each of them. This Agreement and the PGE Option Agreement have been duly and validly executed and delivered by Seller and Enron NW Assets and the Securityholders Agreement will have been duly executed and delivered prior to the Closing by each of them and each Designated Transferee, if any, to the extent that they are intended to become and do become parties thereto. Assuming the due authorization, execution and delivery of this Agreement and the Securityholders Agreement by NW Natural and Purchaser, this Agreement and each Ancillary Agreement constitutes or will prior to the Closing constitute the legal, valid and binding obligation of Seller, Enron NW Assets and each Designated Transferee, if any, to the extent they are intended to become and do become parties thereto, enforceable against each of them in accordance with their terms. Seller has heretofore delivered a true and complete copy of the PGE Option Agreement to Purchaser.

         (b) Non-Contravention. Except as disclosed in Section 3.4(b) of the
             -----------------
Seller Disclosure Schedule, the execution and delivery by Seller and Enron NW Assets of this Agreement do not and the execution and delivery of the Securityholders Agreement by Seller, Enron NW Assets and each Designated Transferee, if any, to the extent that they are intended to become and do become parties thereto will not, and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of payment, termination, cancellation, modification or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties or assets of PGE or PGH II or any of their respective subsidiaries or, to the Knowledge of Seller, of any of PGE's or PGH II's joint ventures (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "PGE Violation") under, any provisions of (i) the articles of incorporation, bylaws or similar governing documents of Seller, Enron NW Assets, PGE, PGH II or any of their respective subsidiaries or joint ventures or any Designated Transferee, (ii) subject to obtaining the Seller Required Statutory Approvals, any Law, Regulation or Order of any Governmental Authority or Court applicable, directly or indirectly through their properties and assets, to Seller, Enron NW Assets, PGE, PGH II or any of their respective subsidiaries or any Designated Transferee or, to the Knowledge of Seller, any of PGE's or PGH II's joint ventures, or
(iii), subject to obtaining any required third-party consents or other approvals disclosed in Section 3.4(b) of the Seller Disclosure Schedule (the "PGE Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, Permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Seller, Enron NW Assets, PGE, PGH II or any of their respective subsidiaries or any Designated Transferee or, to the Knowledge of Seller, any of PGE's or PGH II's joint ventures, is now a party or by which any of them or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such PGE Violations as would not have, in the aggregate, a PGE Material Adverse Effect.

         (c) Statutory Approvals. Except as disclosed in Section 3.4(c) of the
             -------------------
Seller Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent, finding by or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement or the Securityholders Agreement by Seller, Enron NW Assets or any Designated Transferee to the extent that it is an intended party thereto or the consummation by Seller, Enron NW Assets or any Designated Transferee of the transactions contemplated hereby or thereby, the failure to obtain, make or give which would have, in the aggregate, a PGE Material Adverse Effect (the "Seller Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Seller Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such consents or approvals and having such waiting periods expire as are necessary to avoid a violation of applicable Laws. Notwithstanding the foregoing, authorizations, consents, or approvals of Governmental Authorities necessary for the exercise of the PGE Option shall not be deemed to constitute Seller Required Statutory Approvals if, in the absence of such authorizations, consents or approvals, Seller has obtained all authorizations, consents or approvals necessary for the consummation by Seller of the sale of the PGE Shares pursuant to Section 1.3 and the other transactions contemplated by this Agreement.

         (d) Compliance. Except as disclosed in Section 3.4(d) of the Seller
             ----------
Disclosure Schedule or as disclosed in the PGE SEC Reports filed prior to the date hereof, neither PGE nor PGH II nor any of their respective subsidiaries nor, to the Knowledge of Seller, any of PGE's or PGH II's joint ventures is in violation of, or has been given notice or been charged with, or, to the Knowledge of Seller, under investigation with respect to, any violation of, any Laws (including any applicable Environmental Laws), Regulations or Orders of any Governmental Authority or Court, except for violations that, in the aggregate, would not have a PGE Material Adverse Effect. Except as disclosed in Section 3.4(d) of the Seller Disclosure Schedule, PGE, PGH II, their respective subsidiaries and, to the Knowledge of Seller, PGE's and PGH II's joint ventures have all Permits necessary to conduct their respective businesses as currently conducted, except those which the failure to obtain would not, in the aggregate, have a PGE Material Adverse Effect.

         Section 3.5 Reports and Financial Statements.
         ---------------------------------------------

         (a) PGE SEC Reports and Financial Statements. The filings required to
             ----------------------------------------
be made by PGE since January 1, 1999 under the Securities Act, PUHCA, the Atomic Energy Act, the Exchange Act, applicable Oregon Laws and Regulations and the Power Act have been filed with the appropriate Governmental Authority charged with administration of such Laws and Regulations, and such filings complied in all material respects with all applicable requirements of the such Laws and Regulations. The PGE SEC Reports, including any financial statements or schedules included therein, at the time filed did not, and any forms, reports or other documents filed by PGE with the SEC after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The PGE Financial Statements have been prepared in accordance with GAAP (except as may be indicated therein and except with respect to unaudited statements to the extent permitted by Form 10-Q of the Exchange Act) and fairly present the consolidated financial position of PGE as of the respective dates thereof and the consolidated results of operations and cash flows for the respective periods then ended, subject, in the case of the interim financial statements, to normal, recurring audit adjustments.

         (b) PGH II Financial Statements. The consolidated financial statements
             ---------------------------
of PGH II set forth in Schedule 3.5(b) of the Seller Disclosure Schedule (the "PGH II Financials") fairly present the consolidated financial position of PGH II as of the respective dates thereof and the consolidated results of operations of PGH II for the respective periods then ended, subject in the case of interim financial statements to normal, recurring audit adjustments.

         Section 3.6 Absence of Certain Changes or Events. Except as disclosed
         ------------------------------------------------
in the PGE SEC Reports filed prior to the date hereof or as disclosed in Section
3.6 or 3.7 of the Seller Disclosure Schedule, since June 30, 2001 (i) PGE, PGH II and their respective subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and no event has occurred that has had, and no fact or condition exists that would have or, to the Knowledge of Seller, is reasonably likely to have, a PGE Material Adverse Effect, and (ii) none of PGE, PGH II and their respective subsidiaries has taken any action that would have been prohibited by Article V hereof had this Agreement been in effect at the time of such action.

         Section 3.7 Litigation. Except as disclosed in the PGE SEC Reports
         ----------------------
filed prior to the date hereof or as disclosed in Sections 3.7, 3.8, 3.10 or
3.13 of the Seller Disclosure Schedule, (i) there are no claims, suits, actions or proceedings pending or, to the Knowledge of Seller, threatened, nor, to the Knowledge of Seller, are there any investigations pending or threatened, against, relating to or affecting PGE, PGH II or any of their respective subsidiaries, and (ii) there are no Orders of any Court or Governmental Authority applicable to PGE, PGH II or any of their respective subsidiaries, except for any of the foregoing under clauses (i) and (ii) that individually or in the aggregate would not have a PGE Material Adverse Effect.

         Section 3.8 Tax Matters.
         ------------------------

         (a) Tax Returns. Except as disclosed in Section 3.8 of the Seller
             -----------
Disclosure Schedule and except for such matters as would not have a PGE Material Adverse Effect: (i) all Tax Returns that are required to be filed on or before the Closing Date by or with respect to PGE, PGH II or any of their respective subsidiaries have been or will be duly and timely filed and all such Tax Returns were (or if such returns have not been filed, will be) true, correct and complete; (ii) all Taxes that are shown to be due on such Tax Returns have been or will be timely paid in full; (iii) all Tax withholding requirements imposed on or with respect to PGE, PGH II or any of their respective subsidiaries have been satisfied in full in all respects; (iv) there are no Liens for Taxes upon the assets of PGE, PGH II or any of their respective subsidiaries, except for Liens for Taxes not yet due; (v) no assessment, deficiency or adjustment has been asserted in writing with respect to any such Tax Return; (vi) there is not in force any extension of time with respect to the due date for the filing of any such Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any such Tax Return; and (vii) none of PGE, PGH II and their respective subsidiaries is a party to any agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

         (b) Non-Foreign Status. None of Seller, Enron NW Assets, or the
             ------------------
Designated Transferees, is a foreign corporation or non-resident alien individual subject to FIRPTA withholding under section 1445 of the Code and Treasury Regulations promulgated thereunder.

         Section 3.9 Employee Benefit Plans and Labor Agreements.
         --------------------------------------------------------

         (a) Documents. Each Benefit Plan of PGE, PGH II or any of their
             ---------
subsidiaries is listed in Section 3.9(a) of the Seller Disclosure Schedule (collectively, the "PGE Benefit Plans"). Seller has made available to NW Natural true and correct copies of each of the following, to the extent applicable, with respect to each PGE Benefit Plan: the most recent annual report (Form 5500) filed with the IRS, the plan document, the trust agreement, if any, the most recent summary plan description, the most recent actuarial report, and the most recent determination letter, if any, issued by the IRS.

         (b) Administration. Each PGE Benefit Plan has been administered in
             --------------
accordance with its terms and provisions and in compliance with ERISA, the Code and any other applicable Laws except for such noncompliance as would not, in the aggregate, have a PGE Material Adverse Effect. Except as set forth in Section 3.9(b) of the Seller Disclosure Schedule, since June 30, 2001, there has been no material change to any PGE Benefit Plan.

         (c) Qualification. Each PGE Benefit Plan intended to be qualified under
             -------------
Code Section 401 satisfies in form the requirements of such section except to the extent of amendments that are not required by Law to be made until a date after the date hereof.

         (d) Actions. There are no actions, suits, or claims pending (other than
             -------
routine claims for benefits) or, to the Knowledge of Seller, threatened against, or with respect to, any PGE Benefit Plan or its assets that could reasonably be expected, in the aggregate, to have a PGE Material Adverse Effect.

         (e) Administrative Matters. To the Knowledge of Seller, except as set
             ----------------------
forth in Section 3.9(e) of the Seller Disclosure Schedule, there is no matter pending (other than routine qualification determination filings) with respect to any PGE Benefit Plan before the IRS, the Department of Labor, the PBGC or any other Governmental Authority.

         (f) Termination. As to each PGE Benefit Plan subject to Title IV of
             -----------
ERISA, (i) no notice of intent to terminate such Benefit Plan has been given under Section 4041 of ERISA, (ii) no proceeding has been instituted under
Section 4042 of ERISA to terminate such Benefit Plan, (iii) no liability to the PBGC has been incurred (other than with respect to required premium payments), and (iv) the assets of the PGE Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the PGE Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

         (g) Seller Plans. With respect to any employee benefit plan, within the
             ------------
meaning of Section 3(3) of ERISA, that is not listed in Section 3.9(a) of the Seller Disclosure Schedule but that is sponsored, maintained, or contributed to, or has been sponsored, maintained, or contributed to within six years prior to the date hereof, by Seller or any Commonly Controlled Entity, (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, and (ii) no liability to the PBGC has been incurred by any Commonly Controlled Entity, which liability has not been satisfied.

         (h) Retiree Medical. Except as set forth in Section 3.9(h) of the
             ---------------
Seller Disclosure Schedule, no PGE Benefit Plan provides retiree medical or retiree life insurance benefits to any Person upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

         (i) Multiemployer Plans. None of PGE, PGH II or any of their respective
             -------------------
subsidiaries contributes to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

         (j) Vacation. The vacation policies of PGE and PGH II provide for
             --------
carryover of vacation from one calendar year to the next as described in Section 3.9(j) of the Seller Disclosure Schedule.

         (k) Noncontravention. Other than as set forth in or disclosed in
             ----------------
Section 3.9(k) of the Seller Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from PGE, PGH II or any of their respective subsidiaries under any applicable PGE Benefit Plans to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any PGE Benefit Plan being established or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement.

         (l) Labor Unions. To the Knowledge of Seller, as of the date hereof,
             ------------
there is no current labor union representation issue involving employees of PGE or PGH II or any of their respective subsidiaries and no activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees. Except as disclosed in the PGE SEC Reports or as disclosed in Section 3.9(l) of the Seller Disclosure
Schedule: (i) neither PGE, PGH II nor any of their respective subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against PGE, PGH II or any of their respective subsidiaries pending or, to the Knowledge of Seller, threatened that has, or reasonably may be expected to have, a PGE Material Adverse Effect and (iii) there is no strike, dispute, slowdown, work stoppage or lockout pending or, to the Knowledge of Seller, threatened, against or involving PGE, PGH II or any of their respective subsidiaries that has or, reasonably may be expected to have, a PGE Material Adverse Effect.

         (m) Common Control Plans. There is no act, omission or condition that
             --------------------
could result in liability for PGE, PGH II or Purchaser, or any of their respective subsidiaries, with respect to any plan sponsored, maintained, contributed to or required to be contributed to by Seller or by any entity (other than PGE, PGH II or their respective subsidiaries) under common control with Seller within the meaning of Section 414(b)(c) or (m) of the Code or
Section 4001 of ERISA that would be a PGE Benefit Plan if it was sponsored, maintained or contributed to or required to be contributed to by PGE, PGH II or any of their respective subsidiaries.

         Section 3.10 Environmental Protection.
         --------------------------------------

         (a) Compliance. Except as disclosed in Section 3.10 of the Seller
             ----------
Disclosure Schedule or as disclosed in the PGE SEC Reports, PGE, PGH II and each of their respective subsidiaries has been and is in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not have a PGE Material Adverse Effect. Except as disclosed in Section
3.10 of the Seller Disclosure Schedule or as disclosed in the PGE SEC Reports, neither PGE, PGH II nor any of their respective subsidiaries has received any written notice from any Person or Governmental Authority that alleges that PGE, PGH II or any of their respective subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not have a PGE Material Adverse Effect.

         (b) Environmental Permits. Except as disclosed in Section 3.10 of the
             ---------------------
Seller Disclosure Schedule or as disclosed in the PGE SEC Reports, each of PGE, PGH II and their respective subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of their facilities and the conduct of their operations, and all such required Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and PGE, PGH II and their respective subsidiaries are in compliance with all terms and conditions of all such Environmental Permits, except where the failure to obtain or be in such compliance would not have a PGE Material Adverse Effect. Except as disclosed in
Section 3.10 of the Seller Disclosure Schedule or as disclosed in the PGE SEC Reports, to the Knowledge of Seller, there are no pending Environmental Permit proceedings or Environmental Permit renewal proceedings that are reasonably likely to result in the imposition of more stringent terms or conditions in said Environmental Permits that would have a PGE Material Adverse Effect.

         (c) Environmental Claims. Except as disclosed in Section 3.10 of the
             --------------------
Seller Disclosure Schedule or as disclosed in the PGE SEC Reports, there is no Environmental Claim pending, or to the Knowledge of Seller, threatened against PGE, PGH II or any of their respective subsidiaries that, if adversely determined, would have a PGE Material Adverse Effect.

         (d) Orders. Except as disclosed in Section 3.10 of the Seller
             ------
Disclosure Schedule or as disclosed in the PGE SEC Reports, neither PGE, PGH II nor any of their respective subsidiaries is subject to any Order of any Court or Governmental Authority pursuant to any Environmental Law that would have a PGE Material Adverse Effect.

         (e) Releases. Except as disclosed in Section 3.10 of the Seller
             --------
Disclosure Schedule or as disclosed in the PGE SEC Reports, there has been no Release of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against PGE, PGH II or any subsidiary of PGE or PGH II, except for Releases of Hazardous Materials the liability for which would not have a PGE Material Adverse Effect.

         (f) Predecessors. Except as disclosed in Section 3.10 of the Seller
             ------------
Disclosure Schedule or as disclosed in the PGE SEC Reports, there are no Environmental Claims pending or, to the Knowledge of Seller, threatened, or any Releases of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims with respect to any predecessor of PGE, PGH II or any subsidiary of PGE or PGH II, that would have a PGE Material Adverse Effect.

         Section 3.11 Regulation as a Utility. PGE is subject to regulation as a
         ------------------------------------
"public utility" by the OPUC pursuant to the Laws of the State of Oregon and is subject to regulation as a "public utility" by the FERC pursuant to Part II of the Power Act. PGE is not subject to regulation as a public utility, public utility holding company or public service company (or similar designation) by any other state in the United States or by any foreign country. PGE is a subsidiary of Seller, which is exempt, pursuant to Section 3(a)(1) of PUHCA, and SEC Rule 2 thereunder, from regulation under PUHCA and the SEC's rules thereunder, except Section 9(a)(2) of PUHCA. Neither PGH II or any subsidiary thereof is subject to regulation as a public utility, public utility holding company or public service company (or similar designation) by the federal government of the U.S. or any state or political subdivision thereof or any foreign country.

         Section 3.12 Insurance. Each of PGE, PGH II and each of their
         ----------------------
respective subsidiaries is, and has been continuously since the later of January 1, 1999 and the date of its formation, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by PGE, PGH II and their respective subsidiaries during such time period. Neither PGE, PGH II nor any of their respective subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy. All material insurance policies covering the respective businesses conducted by PGE, PGH II and their respective subsidiaries are valid and enforceable policies.

         Section 3.13 Status of PGE Nuclear Facility. Except as set forth in
         -------------------------------------------
Section 3.13 of the Seller Disclosure Schedule, the operation of the PGE Nuclear Facility and the operations related to decommissioning of the PGE Nuclear Facility have at all times been conducted in compliance with applicable health, safety, regulatory and other legal requirements, except where the failure to be so in compliance would not have a PGE Material Adverse Effect. Such legal requirements include, but are not limited to, the NRC license for the Trojan Nuclear Plant pursuant to 10 C.F.R. Part 50, the NRC license for the Trojan Independent Storage of Spent Nuclear Fuel and High-Level Radioactive Waste (ISFSI) pursuant to 10 C.F.R. Part 72 and Siting Statutes of the State of Oregon at ORS 469.320 (formerly Section 4 of Chapter 609, Oregon Laws of 1971) (the term "PGE Nuclear Facility" includes both the Trojan Nuclear Plant and the Trojan ISFSI Facility). Neither the operations of the PGE Nuclear Facility nor the operations related to decommissioning of the PGE Nuclear Facility are the subject of any outstanding notices of violation or requests for information from the NRC or any other agency with jurisdiction over such facility. PGE maintains, and is in compliance with, emergency plans designed to protect the health and safety of the public in the event of an unplanned release of radioactive materials from the PGE Nuclear Facility, and the NRC has determined that such plans are in compliance with its requirements. Liability insurance to the full extent required by applicable Laws for non-operating nuclear facilities and consistent with Seller's view of the risks inherent in the decommissioning of the PGE Nuclear Facility remains in full force and effect regarding such facility, and the amount of such liability insurance has been approved by the NRC. Plans for the decommissioning of the PGE Nuclear Facility, and for the storage of spent nuclear fuel, conform with the requirements of applicable Laws, and PGE has funded such plans to the extent required by applicable Laws. The Decommissioning Plan is a true and correct copy of the decommissioning plan approved by the NRC, which plan has been amended through Revision 6 as permitted by NRC regulations. The Trojan co-owners, PGE, the City of Eugene (acting by and through the Eugene Water & Electric Board) and PacifiCorp (collectively, the "Trojan Co-Owners"), have severally agreed to fund their shares of all decommissioning costs relating to Trojan, and neither Seller nor PGE, PGH II nor their respective subsidiaries has any reason to believe that the Trojan Co-Owners will not fund such decommissioning costs in the future. The Trojan ISFSI Final Safety Analysis Report is a true and correct copy of the safety plan submitted to the NRC in accordance with NRC requirements. Except as disclosed in
Section 3.13 of the Seller Disclosure Schedule, Seller has no intention of varying PGE's operations from those described in the Decommissioning Plan and the Trojan ISFSI Final Safety Analysis Report and neither Seller nor PGE has any other material commitments (whether written or oral) to Governmental Authorities with respect to the PGE Nuclear Facility.

         Section 3.14 Purchase for Investment. Seller and Enron NW Assets are
         ------------------------------------
acquiring the Securities for their own accounts, for investment only, without a view to distribution, as that phrase has meaning under the Securities Act and the Regulations thereunder. Seller and Enron NW Assets understand that the effect of the representation and warranty made herein is that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is available at the time of any proposed sale or other transfer thereof.

         Section 3.15 Due Diligence. Seller is experienced in the evaluation of
         --------------------------
companies such as NW Natural and Purchaser and the securities thereof. In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Seller has relied solely on its own independent investigation of NW Natural and upon the representations and warranties and covenants in this Agreement.

         Section 3.16 No Knowledge of Breach. Seller does not know, as of the
         -----------------------------------
date of this Agreement, of any breach of warranty or any misrepresentation by NW Natural or Purchaser hereunder.

         Section 3.17 Contracts with Enron. Section 3.17 of the Seller
         ---------------------------------
Disclosure Schedule sets forth, as of the date hereof, a correct and complete list of all material contracts between PGE, PGH II or any of their respective subsidiaries and Seller and its subsidiaries (other than any subsidiary of Seller that is a subsidiary of Seller only by virtue of being a subsidiary of PGE or PGH II) (the "Related Party Contracts").

         Section 3.18 Limitation of Representations and Warranties. EXCEPT FOR
         ---------------------------------------------------------
THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE III, SELLER AND ENRON NW ASSETS ARE NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE SHARES OR THE BUSINESS, ASSETS, OR LIABILITIES OF PGE AND PGH II.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                           OF NW NATURAL AND PURCHASER

         NW Natural and Purchaser jointly and severally represent and warrant to Seller that:

         Section 4.1 Organization and Qualification.
         -------------------------------------------

         (a) NW Natural. Each of NW Natural, and the subsidiaries of NW Natural
             ----------
(including Purchaser) (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and (iii) is duly qualified, licensed or admitted to do business and is in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary.

         (b) Purchaser. Purchaser is a newly organized corporation, and has not
             ---------
conducted or engaged in any business or transaction other than in connection with the NW Natural Merger Agreement and this Agreement.

         Section 4.2 Capitalization.
         ---------------------------

         (a) NW Natural. The authorized capital stock of NW Natural consists of
             ----------
60,000,000 shares of NW Natural Common Stock, 2,000,000 shares of NW Natural Preference Stock, and 1,500,000 shares of NW Natural Preferred Stock. As of October 4, 2001, there are 25,159,375 shares of NW Natural Common Stock issued and outstanding, and a total of 5,236,558 shares of NW Natural Common Stock have been reserved for issuance pursuant to the 7 1/4% Convertible Debentures due 2012, outstanding stock option, dividend reinvestment and stock-based incentive plans, and the outstanding share purchase rights described in the NW Natural SEC Reports. Of the authorized NW Natural Preference Stock, there are issued and outstanding 250,000 shares of $6.95 Series Redeemable Preference Stock, stated value $100 per share, and, of the NW Natural Preferred Stock, there are issued and outstanding 90,000 shares of $7.125 Series Redeemable Preferred Stock, stated value $100 per share. All of the outstanding shares of capital stock of NW Natural are duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights. Other than as described in the NW Natural SEC Reports or in this Agreement, there are no outstanding subscriptions, options, calls, contracts or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating NW Natural or Purchaser to issue, deliver or sell, or cause to be issued, delivered or sold, shares of the capital stock or other voting securities of NW Natural or any of its subsidiaries or obligating NW Natural or any of its subsidiaries (including Purchaser) to grant, extend or enter into any such agreement or commitment. On the Closing Date, Purchaser will own all of the issued and outstanding shares of NW Natural Common Stock, free of pre-emptive rights and free and clear of any Liens.

         (b) Purchaser. Immediately prior to the Closing Date, the authorized
             ---------
capital stock of Purchaser will consist of 10,000,000 shares of Purchaser Preferred Stock, of which 4,000,000 shares shall have been designated Preferred Shares, 65,000,000 shares of Common Stock and 15,000,000 shares of Class B Common Stock, none of which shall be issued and outstanding other than 100 shares of Common Stock.

                  (i) Pursuant to the NW Natural Merger Agreement, Purchaser will, upon consummation thereof, (A) have issued, on conversion of the NW Natural Common Stock, a number of shares of Common Stock equal to the number of shares of NW Natural Common Stock then outstanding and
         (B) have reserved for issuance a number of shares of Common Stock equal to, and for the same purposes as, the number of shares of NW Natural Common Stock then reserved for issuance.

                  (ii) On the Closing Date, the Preferred Shares will be validly issued, fully paid and nonassessable and will have the rights and preferences set forth in the Amended and Restated Charter and the Articles of Amendment.

                  (iii) All of the shares of Common Stock issued and outstanding immediately following the Closing (including the shares issued pursuant to this Agreement) will be validly issued, fully paid and nonassessable and free of pre-emptive rights and will have the rights set forth in the Amended and Restated Charter.

                  (iv) Immediately following the Closing, there will have been reserved for issuance by Purchaser a number of shares of Common Stock equal to the number of shares of Class B Common Stock outstanding, and all such shares of Common Stock will be, when issued upon valid conversion and upon the delivery of the shares of Class B Common Stock, validly issued, fully paid and nonassessable and free of pre-emptive rights and will have the rights set forth in the Amended and Restated Charter.

                  (v) Other than as described in this Agreement, on the Closing Date, there will be no outstanding subscriptions, options, calls, contracts or other commitments, understandings, restrictions, arrangements, rights or warrants, including any rights of conversion or exchange under any outstanding security, instrument or other agreement obligating Purchaser to issue, deliver or sell, or cause to be issued, delivered or sold, shares of the capital stock or other voting securities of Purchaser or its subsidiaries (including NW Natural) or obligating Purchaser to grant, extend or enter into any such agreement or commitment.

         (c) NW Natural Voting Debt. As of the date of this Agreement, there
             ----------------------
are, other than the 7 1/4% Convertible Debentures due 2012, which are convertible into shares of NW Natural Common Stock, no issued and outstanding bonds, debentures, notes or other indebtedness of NW Natural or any of its subsidiaries (including Purchaser) having the right to vote (or which are convertible into or exercisable for securities having the right to vote) ("NW Natural Voting Debt") on any matters on which shareholders may vote, and there are no outstanding options obligating NW Natural or any of its subsidiaries (including Purchaser) to issue or sell any NW Natural Voting Debt or to grant, extend or enter into any option with respect thereto.

         Section 4.3 Financing Commitment. A copy of the written commitment,
         --------------------------------
including the fee letter, from Merrill Lynch & Co. and Credit Suisse First Boston (collectively and as amended from time to time with the consent of Seller and NW Natural, the "Financing Commitment") to provide Debt Financing in an amount of not less than $2.1 billion in the aggregate is attached hereto as Exhibit C [OMITTED] and the terms of such Financing Commitment are incorporated herein by reference.

         Section 4.4 Authority; Non-Contravention; Statutory Approvals;
         --------------------------------------------------------------
Compliance.
-----------

         (a) Authority. NW Natural and Purchaser have all requisite power and
             ---------
authority to enter into this Agreement and the Securityholders Agreement and, subject to the NW Natural Required Statutory Approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Securityholders Agreement and the consummation by NW Natural and Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of NW Natural and Purchaser, except that (i) the consummation of the NW Natural Merger requires the approval of holders of a majority of the outstanding shares of NW Natural Common Stock pursuant to the requirements of the Oregon Business Corporation Act, (ii) the issuance of the Securities pursuant to Article I requires the approval of the holders of a majority of the shares of NW Natural Common Stock cast in favor of or against approval of such issuance (the requirements under clauses (i) and (ii), collectively, the "NW Natural Shareholder Approval") and
(iii) (A) the execution and delivery of the definitive agreements with respect to the Debt Financing will require the approval of the Boards of Directors of Purchaser, NW Natural, and, effective as of the Closing, PGE (but such approval shall not be a condition to the obligations of Purchaser and NW Natural under this Agreement) and (B) the execution and delivery of definitive agreements relating to the FELINE PRIDES (including without limitation, the Articles of Amendment setting forth the rights of the shares of Preferred Stock of Purchaser included in the units comprising the FELINE PRIDES), will require the approval of the Board of Directors of Purchaser, but such approval shall be a condition to the obligations of NW Natural and Purchaser only to the extent provided in
Section 8.1(e). This Agreement has been, and the Securityholders Agreement will be at the Closing, duly and validly executed and delivered by Purchaser and, solely with respect to this Agreement, by NW Natural, and, assuming the due authorization, execution and delivery of this Agreement and the Securityholders Agreement by each party thereto other than NW Natural and Purchaser, constitutes or will constitute the legal, valid and binding obligations of Purchaser and, solely with respect to this Agreement, by NW Natural, enforceable against NW Natural and Purchaser in accordance with their respective terms.

         (b) Non-Contravention. Except as disclosed in Section 4.4(b) of the NW
             -----------------
Natural Disclosure Schedule, the execution and delivery by NW Natural and Purchaser of this Agreement do not and the execution and delivery by Purchaser at the Closing of the Securityholders Agreement will not, and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of payment, termination, cancellation, modification or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties or assets of NW Natural or any of its subsidiaries (including Purchaser) or, to the Knowledge of NW Natural, any of its joint ventures (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "NW Natural Violation"), under, any provisions of (i) the articles of incorporation, bylaws or similar governing documents of NW Natural or any of its subsidiaries or joint ventures (including Purchaser), (ii) subject to obtaining the NW Natural Required Statutory Approvals, any Law, Regulation or Order of any Governmental Authority or Court applicable, directly or indirectly through their ownership of properties and assets, to NW Natural or any of its subsidiaries (including Purchaser) or, to the Knowledge of NW Natural, any of its joint ventures or (iii) subject to obtaining any required third-party consents or other approvals disclosed in Section 4.4(b) of the NW Natural Disclosure Schedule (the "NW Natural Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which NW Natural or any of its subsidiaries (including Purchaser) or, to the Knowledge of NW Natural, any of its joint ventures, is now a party or by which any of them or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such NW Natural Violations that would not have, in the aggregate, a NW Natural Material Adverse Effect and would not have a material adverse effect on the ability of either NW Natural or Purchaser to perform its obligations under this Agreement or reasonably be expected to delay or otherwise interfere with the obtaining of the NW Natural Required Statutory Approvals or the Seller Required Statutory Approvals.

         (c) Statutory Approvals. Except as disclosed in Section 4.4(c) of the
             -------------------
NW Natural Disclosure Schedule, no material declaration, filing or registration with, or notice to or authorization, consent, finding by or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement or the Securityholders Agreement by NW Natural or Purchaser or the consummation by NW Natural or Purchaser of the transactions contemplated hereby or thereby (the "NW Natural Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such NW Natural Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such consents or approvals and having such waiting periods expire as are necessary to avoid a violation of applicable Laws.

         (d) Compliance. Except as disclosed in Section 4.4(d) of the NW Natural
             ----------
Disclosure Schedule or as disclosed in the NW Natural SEC Reports filed prior to the date hereof, neither NW Natural nor any of its subsidiaries (including Purchaser) nor, to the Knowledge of NW Natural, any of NW Natural's joint ventures, is in violation of, or has been given notice or been charged with, or, to the Knowledge of NW Natural, is under investigation with respect to, any violation of, any Laws (including any applicable Environmental Laws), Regulations or Orders of any Governmental Authority or Court, except for violations that, in the aggregate, would not have a NW Natural Material Adverse Effect. Except as disclosed in Section 4.4(d) of the NW Natural Disclosure Schedule, NW Natural, its subsidiaries (including Purchaser) and, to the Knowledge of NW Natural, NW Natural's joint ventures, have all Permits necessary to conduct their respective businesses as currently conducted, except those which the failure to obtain would not, in the aggregate, have a NW Natural Material Adverse Effect.

         Section 4.5 NW Natural SEC Reports and Financial Statements. The
         -----------------------------------------------------------
filings required to be made by NW Natural since January 1, 1999 under the Securities Act, the Exchange Act, applicable Oregon Laws and Regulations, applicable Washington Laws and Regulations and the Power Act have been filed with the appropriate Governmental Authority charged with administration of such Laws and Regulations, and such filings complied in all material respects with all applicable requirements of such Laws and Regulations thereunder. The NW Natural SEC Reports, including any financial statements or schedules included therein, at the time filed did not, and any forms, reports or other documents filed by NW Natural or Purchaser with the SEC after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The NW Natural Financial Statements have been prepared in accordance with GAAP (except as may be indicated therein and except with respect to unaudited statements to the extent permitted by Form 10-Q of the Exchange Act) and fairly present the consolidated financial position of NW Natural as of the respective dates thereof and the consolidated results of operations and cash flows for the respective periods then ended, subject, in the case of the interim financial statements, to normal, recurring audit adjustments.

         Section 4.6 Absence of Certain Changes or Events. Except as disclosed
         ------------------------------------------------
in the NW Natural SEC Reports filed prior to the date hereof or as disclosed in
Section 4.6 or 4.7 of the NW Natural Disclosure Schedule, since June 30, 2001
(i) NW Natural and its subsidiaries (including Purchaser) have conducted their business only in the ordinary course of business consistent with past practice and no event has occurred that has had, and no fact or condition exists that would have or, to the Knowledge of NW Natural, is reasonably likely to have, a NW Natural Material Adverse Effect, and (ii) neither NW Natural nor any of its subsidiaries (including Purchaser) have taken any action that would have been prohibited by Article VI hereof had this Agreement been in effect at the time of such action.

         Section 4.7 Litigation. Except as disclosed in the NW Natural SEC
         ----------------------
Reports filed prior to the date hereof or as disclosed in Sections 4.7, 4.8,
4.10 or 4.13 of the NW Natural Disclosure Schedule, (i) there are no claims, suits, actions or proceedings pending or, to the Knowledge of NW Natural, threatened, nor, to the Knowledge of NW Natural, are there any investigations pending or threatened against, relating to or affecting NW Natural or any of its subsidiaries, and (ii) there are no Orders of any Court or Governmental Authority applicable to NW Natural or any of its subsidiaries, except for any of the foregoing under clauses (i) and (ii) that individually or in the aggregate would not have a Purchaser Material Adverse Effect.

         Section 4.8 Tax Matters. Except as disclosed in Section 4.8 of the NW
         -----------------------
Natural Disclosure Schedule and except for such matters as would not have a NW Natural Material Adverse Effect: (i) all Tax Returns that are required to be filed on or before the Closing Date by or with respect to NW Natural or any of its subsidiaries have been or will be duly and timely filed and all such Tax Returns were (or if such returns have not been filed, will be) true, correct and complete; (ii) all Taxes that are shown to be due on such Tax Returns have been or will be timely paid in full; (iii) all Tax withholding requirements imposed on or with respect to NW Natural or any of its subsidiaries have been satisfied in full in all respects; (iv) there are no Liens for Taxes upon the assets of NW Natural or any of its subsidiaries, except for Liens for Taxes not yet due; (v) no assessment, deficiency or adjustment has been asserted in writing with respect to any such Tax Return; (vi) there is not in force any extension of time with respect to the due date for the filing of any such Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any such Tax Return; and (vii) neither NW Natural nor any of its subsidiaries is a party to any agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

         Section 4.9 Employee Benefit Plans and Labor Agreements.
         --------------------------------------------------------

         (a) Listing. Each Benefit Plan of NW Natural or any of its subsidiaries
             -------
(collectively, the "NW Natural Benefit Plans") has been administered in accordance with its terms and provisions and in compliance with ERISA, the Code and any other applicable laws except for such noncompliance as would not, in the aggregate, have a NW Natural Material Adverse Effect. Since June 30, 2001, there has been no material change to any NW Natural Benefit Plan.

         (b) Qualification. Each NW Natural Benefit Plan intended to be
             -------------
qualified under Code Section 401 satisfies in form the requirements of such section except to the extent of amendments which are not required by Law to be made until a date after the date hereof.

         (c) Actions. Except as set forth in Section 4.9(c) of the NW Natural
             -------
Disclosure Schedule, there are no actions, suits, or claims pending (other than routine claims for benefits) or, to the Knowledge of NW Natural, threatened against, or with respect to, any NW Natural Benefit Plan or its assets that could reasonably be expected, in the aggregate, to have a NW Natural Material Adverse Effect.

         (d) Administrative Matters. Except as set forth in Section 4.9(d) of
             ----------------------
the NW Natural Disclosure Schedule, to the Knowledge of NW Natural, there is no matter pending (other than routine qualification determination filings) with respect to any NW Natural Benefit Plan before the IRS, the Department of Labor, the PBGC or any other Governmental Authority.

         (e) Termination. As to each NW Natural Benefit Plan subject to Title IV
             -----------
of ERISA, (i) no notice of intent to terminate such NW Natural Benefit Plan has been given under Section 4041 of ERISA, (ii) no proceeding has been instituted under Section 4042 of ERISA to terminate such NW Natural Benefit Plan, (iii) no liability to the PBGC has been incurred (other than with respect to required premium payments), and (iv) the assets of the NW Natural Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the NW Natural Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

         (f) Sponsored Plans. With respect to any employee benefit plan, within
             ---------------
the meaning of Section 3(3) of ERISA, that is sponsored, maintained, or contributed to, or has been sponsored, maintained, or contributed to within six years prior to the date hereof, by NW Natural or any Commonly Controlled Entity,
(i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, and (ii) no liability to the PBGC has been incurred by any Commonly Controlled Entity, which liability has not been satisfied.

         (g) Multiemployer Plans. Except as set forth in Section 4.9(g) of the
             -------------------
NW Natural Disclosure Schedule, neither NW Natural nor any of its subsidiaries contributes to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

         (h) Noncontravention. Other than as set forth in or disclosed in
             ----------------
Section 4.9(h) of the NW Natural Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from NW Natural or any of its subsidiaries under any applicable NW Natural Benefit Plans to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any NW Natural Benefit Plan being established or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement.

         (i) Labor Unions. To the Knowledge of NW Natural, as of the date hereof, there is no current labor union representation issue involving employees of NW Natural or any of its subsidiaries or any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees. Except as disclosed in the NW Natural SEC Reports or as disclosed in Section 4.9(i) of the NW Natural Disclosure Schedule: (i) neither NW Natural nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against NW Natural or any of its subsidiaries pending, or to the Knowledge of NW Natural, threatened, that has, or reasonably may be expected to have, a NW Natural Material Adverse Effect; and (iii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the Knowledge of NW Natural, threatened, against or involving NW Natural or any of its subsidiaries that has or, reasonably may be expected to have, a NW Natural Material Adverse Effect.

         (j) Common Control. There is no act, omission or condition that could result in liability for NW Natural, or any of its subsidiaries, with respect to any plan sponsored, maintained, contributed to or required to be contributed to by any entity (other than NW Natural or its subsidiaries) under common control with NW Natural within the meaning of Section 414(b)(c) or (m) of the Code or
Section 4001 of ERISA that would be a NW Natural Benefit Plan if it was sponsored, maintained or contributed to or required to be contributed to by NW Natural or any of its subsidiaries.

         Section 4.10 Environmental Protection.
         --------------------------------------

         (a) Compliance. Except as disclosed in Section 4.10 of the NW Natural
             ----------
Disclosure Schedule or as disclosed in the NW Natural SEC Reports, NW Natural and its subsidiaries have been and are in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not have a NW Natural Material Adverse Effect. Except as disclosed in Section 4.10 of the NW Natural Disclosure Schedule or as disclosed in the NW Natural SEC Reports, neither NW Natural nor any of its subsidiaries has received any written notice from any Person or Governmental Authority that alleges that NW Natural or any of its subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not have a NW Natural Material Adverse Effect.

         (b) Environmental Permits. Except as disclosed in Section 4.10 of the
             ---------------------
NW Natural Disclosure Schedule or as disclosed in the NW Natural SEC Reports, NW Natural and its subsidiaries have obtained or have applied for all Environmental Permits necessary for the construction of their facilities and the conduct of their operations, and all such required Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and NW Natural and its subsidiaries are in compliance with all terms and conditions of all such Environmental Permits, except where the failure to obtain or be in such compliance would not have a NW Natural Material Adverse Effect. Except as disclosed in Section 4.10 of the NW

Natural Disclosure Schedule or as disclosed in the NW Natural SEC Reports, to the Knowledge of NW Natural, there are no pending Environmental Permit proceedings or Environmental Permit renewal proceedings that are reasonably likely to result in the imposition of more stringent terms or conditions in said Environmental Permits that would have a NW Natural Material Adverse Effect.

         (c) Environmental Claims. Except as disclosed in Section 4.10 of the NW
             --------------------
Natural Disclosure Schedule or as disclosed in the NW Natural SEC Reports, there is no Environmental Claim pending, or to the Knowledge of NW Natural, threatened against NW Natural or any of its subsidiaries that, if adversely determined, would have a NW Natural Material Adverse Effect.

         (d) Orders. Except as disclosed in Section 4.10 of the NW Natural
             ------
Disclosure Schedule or as disclosed in the NW Natural SEC Reports, neither NW Natural nor any of its subsidiaries is subject to any Order of any Court or Governmental Authority pursuant to any Environmental Law that would have a NW Natural Material Adverse Effect.

         (e) Releases. Except as disclosed in Section 4.10 of the NW Natural
             --------
Disclosure Schedule or as disclosed in the NW Natural SEC Reports, there has been no Release of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against NW Natural or any subsidiary of NW Natural, except for Releases of Hazardous Materials the liability for which would not have a NW Natural Material Adverse Effect.

         (f) Predecessors. Except as disclosed in Section 4.10 of the NW Natural
             ------------
Disclosure Schedule or as disclosed in the NW Natural SEC Reports, there are no Environmental Claims pending or, to the Knowledge of NW Natural, threatened, or any Releases of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims with respect to any predecessor of NW Natural or any subsidiary of NW Natural, that would have a NW Natural Material Adverse Effect.

         Section 4.11 Regulation as a Utility.
         -------------------------------------

         (a) Current Status. As of the date hereof, NW Natural is not subject to
             --------------
regulation under PUHCA. NW Natural is regulated as a public utility by the FERC and in the States of Oregon and Washington and in no other state. Neither NW Natural nor any "subsidiary company" or "affiliate" (as each such term is defined in PUHCA) of NW Natural is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

         (b) Status After Transactions. Based on the representation in Section
             -------------------------
3.11 that Seller is exempt from regulation under PUHCA pursuant to Section 3(a)(1) of PUHCA, after giving effect to the transactions contemplated by this Agreement, Purchaser would, at the Closing, be entitled to claim exemption pursuant to Rule 2 under Section 3(a)(1) of PUHCA.

         Section 4.12 Insurance. NW Natural and each of its subsidiaries are,
         ----------------------
and have been continuously since the later of January 1, 1999, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by NW Natural and its subsidiaries during such time period. Neither NW Natural nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy. All material insurance policies covering the respective businesses conducted by NW Natural and its subsidiaries are valid and enforceable policies.

         Section 4.13 Purchase for Investment. Purchaser is acquiring the Shares
         ------------------------------------
for its own account, for investment only, without a view to distribution, as that phrase has meaning under the Securities Act and the Regulations thereunder. Purchaser understands that the effect of the representation and warranty made herein is that the Shares must be held by it indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is available at the time of any proposed sale or other transfer thereof.

         Section 4.14 Due Diligence. NW Natural and Purchaser are experienced in
         --------------------------
the evaluation and purchase of companies such as PGE and PGH II. In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, NW Natural and Purchaser have relied solely on their own independent investigation of PGE and PGH II and upon the representations and warranties and covenants in this Agreement.

         Section 4.15 No Knowledge of Breach. NW Natural and Purchaser do not
         -----------------------------------
know, as of the date of this Agreement, of any breach of warranty or any misrepresentation by Seller or Enron NW Assets hereunder.

         Section 4.16 Limitation of Representations and Warranties. EXCEPT FOR
         ---------------------------------------------------------
THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV, NEITHER PURCHASER NOR NW NATURAL IS MAKING ANY REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE BUSINESS, ASSETS, OR LIABILITIES OF NW NATURAL OR PURCHASER AND ITS SUBSIDIARIES.

                                   ARTICLE V
                      CONDUCT OF BUSINESS OF PGE AND PGH II
                               PENDING THE CLOSING

         After the date hereof and prior to the Closing or earlier termination of this Agreement, Seller agrees, except as expressly contemplated or permitted in this Agreement, or to the extent NW Natural and Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld, as follows:

         Section 5.1 Ordinary Course of Business. Seller shall cause PGE, PGH II
         ---------------------------------------
and each of PGE's and PGH II's respective subsidiaries to carry on their respective businesses in all material respects in the usual, regular and ordinary course, consistent with past practice, and shall cause PGE, PGH II and each of their respective subsidiaries to use all reasonable efforts to (i) preserve intact their present business organizations and goodwill, and preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, (ii) subject to prudent management of workforce needs, keep available the services of their present officers and employees as a group, (iii) maintain and keep their material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice,

(iv) with respect to wholesale power and energy trading and transactions, comply with prudent policies, practices and procedures with respect to risk management and trading limitations, all to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Closing and (v) comply with all applicable Laws, Regulations and Orders of Governmental Authorities and Courts except for any violations under clauses (i) through (v) that, in the aggregate, would not have a PGE Material Adverse Effect. For the avoidance of doubt, a course of conduct between the date of this Agreement and the Closing Date the primary purpose of which is to shift consolidated net income from a later accounting period to an earlier accounting period or to shift consolidated net loss from an earlier accounting period to a later accounting period shall not be deemed to be in the ordinary course of business.

         Section 5.2 Dividends and Repurchases.
         --------------------------------------

         (a) Restrictions on Dividends and Repurchases. Except as otherwise
             -----------------------------------------
permitted by subsection (b) of this Section, Seller shall not permit PGE, PGH II or any of PGE's and PGH II's respective subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock, (ii) split, combine or reclassify any of PGE's or PGH II's capital stock or the capital stock of any subsidiary of PGE or PGH II or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of PGE's or PGH II's capital stock or the capital stock of any subsidiary of PGE or PGH II or (iii) redeem, repurchase or otherwise acquire any shares of PGE's or PGH II's capital stock or the capital stock of any subsidiary of PGE or PGH II other than intercompany acquisitions of capital stock and redemptions of PGE Preferred Stock pursuant to its terms.

         (b) Permitted Payments. The restrictions contained in subsection (a) of
             ------------------
this Section shall not prohibit, limit or restrict, on or prior to the Closing, any of the following: (i) dividends by a direct or indirect wholly-owned subsidiary of PGE or PGH II to PGE or PGH II, as the case may be, or another direct or indirect wholly-owned subsidiary of PGE or PGH II, (ii) dividends by a less than a wholly-owned subsidiary of PGE or PGH II consistent with past practice, (iii) dividends on the PGE Preferred Stock outstanding on the date hereof; (iv) dividends on, or repurchases of, PGE Common Stock in an amount not to exceed, in the aggregate, $104.2 million (which amount equals the difference between the net income (as defined below) of PGE for periods prior to January 1, 2001 and actual dividends paid to Seller in respect of such periods); (v) dividends on, or repurchases of, PGE Common Stock in an aggregate amount not to exceed the aggregate amount of Consolidated Net Income for the period from January 1, 2001 through the Closing Date less any dividends on the PGE Common Stock declared and paid by PGE during the period from January 1, 2001 to the date hereof; (vi) dividends on, or repurchases of, PGE Common Stock in an aggregate amount equal to the Specified Enron Merger Obligation Payments; (vii) the transactions contemplated by Section 7.5(i); (viii) payments by any of PGE, PGH II or their respective subsidiaries to Seller or its Affiliates in respect of intercompany payables or accounts or their liability to Seller on account of PGE or PGH II and their respective subsidiaries being a member or members of Seller's affiliated group for federal income tax purposes and, if applicable, any similar combined or unitary group for state income tax purposes other than any liability arising by virtue of Treasury Regulations ss.1.1502-6 or any similar state provision (the "Tax Sharing Payment"); and (ix) redemptions of PGE Preferred Stock pursuant to its terms.

         (c) Stub Period. At least five Business Days before the anticipated
             -----------
Closing Date, Seller will provide Purchaser with Seller's calculation of the net income of PGE for the period commencing on the day next following the date of the consolidated balance sheet of PGE included in the last SEC Report to be filed by it prior to the Closing Date (the "Last Balance Sheet Date") and ending on the Closing Date (as estimated by Seller with respect to the operations through the Closing Date and any other portion of such period for which historical financial information is unavailable) (the "Stub Period"). In addition to any amounts that may be otherwise paid as a dividend on PGE Common Stock or otherwise used to repurchase shares of PGE Common Stock in accordance with the terms of subsection (b)(v) of this Section 5.2 for periods on or prior to the Last Balance Sheet Date, Seller may, subject to the limitations set forth in subsection (b)(v) of this Section 5.2, cause PGE to pay a dividend to it or to repurchase PGE Common Stock pursuant to clause (v) of subsection (b) of this
Section 5.2 on or prior to the Closing in an amount equal to the amount of net income reflected in such calculation (less any dividends described in such clause). If Purchaser disagrees with Seller's calculation of net income for the Stub Period, its sole remedy in respect thereof shall be to refer the matter through Seller to PGE's auditors within 15 Business Days after the Closing Date, who shall, upon Purchaser' s request, calculate PGE's net income for the Stub Period. The auditor's sole inquiry under such circumstances shall be with respect to the net income of PGE for the Stub Period. The calculation of PGE's net income for the Stub Period by its auditors shall be made within 45 days of such request and shall be final and binding on the Parties. If such auditors determine that PGE's net income for the Stub Period is more than 1% less than the amount calculated by Seller, Seller will pay the amount of such difference to Purchaser (provided that the amount of such difference was included in a dividend paid by PGE to Seller on or prior to the Closing or was used to repurchase shares of PGE Common Stock on or prior to the Closing.) If such auditors determine that PGE's net income is more than 1% greater than the amount calculated by Seller, Purchaser will, subject to the limitations set forth in subsection (b) of this Section 5.2, pay the amount of the difference to Seller. Payments required pursuant to this subsection (c) of this Section 5.2 shall be made within two Business Days of the delivery of the auditors' report. Purchaser will be responsible for all out of pocket costs and expenses relating to the accounting review process unless Seller is determined to have overstated net income for the Stub Period by an amount equal to or greater than 5% of the net income reported by Seller for the Stub Period in which case Seller shall be responsible for such costs and expenses.

         Section 5.3 Issuance of Securities. Except as disclosed in Section 5.3
         ----------------------------------
of the Seller Disclosure Schedule, Seller shall not permit PGE, PGH II or any of PGE's or PGH II's respective subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of PGE's or PGH II's capital stock or the capital stock of any subsidiary of PGE or PGH II of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares of capital stock, other than issuances by direct or indirect wholly-owned subsidiaries of PGE or PGH II of securities to PGE or PGH II or to other direct or indirect wholly-owned subsidiaries of PGE or PGH II.

         Section 5.4 Charter Documents. Neither PGE nor PGH II shall amend or
         -----------------------------
propose to amend its certificate or articles of incorporation or by-laws in any way that would adversely affect the consummation of the transactions contemplated by this Agreement.

         Section 5.5 Acquisitions. Except as disclosed in Section 5.5 of the
         ------------------------
Seller Disclosure Schedule, Seller shall not permit PGE, PGH II or any of PGE's or PGH II's subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets material to such companies taken as a whole, other than in the ordinary course of business consistent with past practice, not to exceed $20 million in the aggregate.

         Section 5.6 No Dispositions. Except as disclosed in Section 5.6 of the
         ---------------------------
Seller Disclosure Schedule, Seller shall not permit PGE, PGH II or any of PGE's or PGH II's subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any assets material to such companies taken as a whole, other than in the ordinary course of business consistent with past practice, not to exceed $20 million in the aggregate.

         Section 5.7 Indebtedness. Except as disclosed in Section 5.7 of the
         ------------------------
Seller Disclosure Schedule, Seller shall not permit PGE or PGH II or any of PGE's or PGH II's subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including the issuance of debt securities or warrants or rights to acquire debt) other than
(a) an aggregate of up to $550 million in short-term indebtedness outstanding at any time, (b) long-term indebtedness incurred in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds and (c) up to $300 million in additional indebtedness.

         Section 5.8 Capital Expenditures. Except as disclosed in Section 5.8 of
         --------------------------------
the Seller Disclosure Schedule or as required by Law, Seller shall not permit PGE, PGH II or any of PGE's or PGH II's subsidiaries to, make any capital expenditures, other than capital expenditures to repair or replace facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance) to the equivalent state prior to such casualty or accident. Section
5.8 of the Seller Disclosure Schedule includes estimated allocations of capital expenditures by category. So long as the total amount of capital expenditures for PGE and PGH II, respectively, are not increased, the level of capital expenditures within the various categories listed in Section 5.8 of the Seller Disclosure Letter may vary and new categories of capital expenditure may be added in Seller's reasonable discretion, if no capital expenditures are moved between years without the prior approval of NW Natural and Purchaser.

         Section 5.9 Compensation, Benefits. Except as disclosed in Section 5.9
         ----------------------------------
of the Seller Disclosure Schedule, Seller shall not permit PGE or PGH II or any of PGE's or PGH II's subsidiaries to (a) enter into, adopt, amend or renew (except as may be required by applicable Law), accept assignment of or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by PGE, PGH II or any of their respective subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of PGE or PGH II or any of their respective subsidiaries, except

(i) pursuant to binding legal commitments and (ii) other than with respect to executive officers of PGE or PGH II for whom this clause (ii) shall not apply, for normal (including incentive) increases, extensions, expansions, enhancements, amendments or adoptions, renewals or assignments in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to PGE, PGH II and their respective subsidiaries taken as a whole or (b) enter into, amend, accept assignment of or renew any employment, severance, special pay arrangement with respect to termination of employment or other similar contract, agreement or arrangement with any director or officer of PGE or PGH II or any of their respective subsidiaries except, other than with respect to executive officers of PGE or PGH II for whom this exception shall not apply, in the ordinary course of business consistent with past practice.

         Section 5.10 Cooperation, Notification. Seller shall: (a) Confer on a
         --------------------------------------
regular and frequent basis with one or more representatives of NW Natural and Purchaser to discuss the general status of PGE's and PGH II's ongoing operations; (b) promptly notify NW Natural and Purchaser of any significant changes in PGE's or PGH II's business, properties, financial condition or results of operations; and (c) advise NW Natural and Purchaser of any change or event that has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, a PGE Material Adverse Effect.

         Section 5.11 Insurance. Seller shall cause PGE, PGH II and each of
         ----------------------
PGE's and PGH II's subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

         Section 5.12 Permits. Seller shall cause PGE, PGH II and each of PGE's
         --------------------
and PGH II's subsidiaries to use commercially reasonable efforts to maintain in effect all existing Permits pursuant to which PGE, PGH II or any of their respective subsidiaries operate.

         Section 5.13 Nuclear Operations. Seller shall not permit PGE or any of
         -------------------------------
its subsidiaries to (i) breach any existing contract or arrangement for the disposal or storage of spent nuclear fuel or components of the PGE Nuclear Facility or (ii) obligate itself to the payment of decommissioning expenses for the PGE Nuclear Facility or propose or adopt a budget for such decommissioning expenses, which exceeds the decommissioning forecast set forth in Section 5.13 of the Seller Disclosure Schedule, by an amount sufficient to produce a PGE Material Adverse Effect when measured over the life of the payment obligation or budget for such expenses. Seller shall not permit PGE to engage in, or enter into the business of undertaking to engage in, the transportation, treatment or disposal of radioactive waste generated by third parties. To the extent not prohibited by applicable Laws, Regulations, Permits, facility licenses and agreements with third parties existing as of the date of this Agreement, at all times prior to the Closing, Seller shall make available to Purchaser, upon its request, any existing information relevant to the operation or decommissioning of the PGE Nuclear Facility and shall inform Purchaser promptly of any proposed material changes to the Decommissioning Plan. If Seller is prohibited by agreement with a third party from providing information to Purchaser, Seller shall use reasonable efforts (including taking into account Purchaser's willingness to execute appropriate confidentiality agreements) to obtain the consent of such third party to the release of such information. In addition, upon reasonable notice, Seller shall allow access by two individuals, designated by Purchaser, to all portions of the PGE Nuclear Facility, affording those Persons the same degree of access to facilities and information to the same extent afforded the Vice President of Nuclear and Thermal Operations. Access by the individuals selected by Purchaser shall be pursuant to existing procedures for access to the PGE Nuclear Facility, including any completion of documentation, security clearance and training normally required of PGE nuclear personnel.

         Section 5.14 Discharge of Liabilities. Seller shall not permit PGE, PGH
         -------------------------------------
II and each of PGE's and PGH II's subsidiaries to pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities (i) reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in PGE SEC Reports or the most recent balance sheet included in the PGH II Financials, as the case may be, or (ii) incurred after the date of such financial statements in the ordinary course of business consistent with past practice.

         Section 5.15 Contracts. Except as otherwise expressly permitted by this
         ----------------------
Agreement, required by Law or Regulation or in the ordinary course of business consistent with past practice, Seller shall not permit PGE, PGH II and each of PGE's and PGH II's subsidiaries to (i) modify, amend, terminate or fail to use commercially reasonable efforts to renew any material contract to which PGE, PGH II or any of PGE's or PGH II's subsidiaries is a party or waive, release or assign any material rights or claims to such a contract or (ii) to enter into any new material contracts.

         Section 5.16 Certain Actions. Seller will not permit PGE, PGH II or any
         ----------------------------
of their respective subsidiaries to adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, except for mergers or consolidations between wholly-owned subsidiaries of PGE or PGH II, respectively, and except for dissolutions contemplated by Section 3.2 of the Seller Disclosure Schedule.

         Section 5.17 Non-Solicitation. Seller agrees that, during the period
         -----------------------------
beginning on the date hereof and ending one year after the Closing Date, neither it nor any of its subsidiaries (excluding PGE, PGH II and their respective subsidiaries) will, directly or indirectly, solicit for employment or attempt to hire or hire for employment any Person identified in Section 5.17 of the Seller Disclosure Schedule; provided, however, that the restrictions in this Section
5.17 shall not be applicable to any Person that is terminated without cause by PGE, PGH II or any of their respective subsidiaries after the Closing Date; and, provided, further, that general advertising of employment opportunities and posting of employment opportunities on Seller's internal employee bulletin board shall be permitted hereunder and such activities shall be deemed not to violate the non-solicitation or attempt to hire provisions of this Section 5.17.

         Section 5.18 Accounting Matters. Seller shall not permit PGE, PGH II or
         -------------------------------
any of their respective subsidiaries to make any material changes in any of their accounting methods, policies or procedures, including in calculating net income, except as required by Law, Regulation or GAAP. In addition, neither Seller, PGE, PGH II nor any of their respective subsidiaries will seek any Regulations or rulings from any Governmental Authority regarding accounting methods, policies or procedures of PGE or its subsidiaries without the prior written consent of Purchaser.

                                   ARTICLE VI
                        CONDUCT OF BUSINESS OF NW NATURAL
                               PENDING THE CLOSING

         After the date hereof and prior to the Closing or earlier termination of this Agreement, NW Natural and Purchaser agree, except as expressly contemplated or permitted in this Agreement, or to the extent Seller shall otherwise consent in writing, which consent shall not be unreasonably withheld, as follows:

         Section 6.1 Ordinary Course of Business. NW Natural and each of its
         ---------------------------------------
subsidiaries shall carry on their businesses in all material respects in the usual, regular and ordinary course, consistent with past practice, and shall use all reasonable efforts to (i) preserve intact its present business organizations and goodwill, and preserve the goodwill and relationships with customers, suppliers and others having business dealings with it, (ii) subject to prudent management of workforce needs, keep available the services of its present officers and employees as a group, (iii) maintain and keep its material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice, and (iv) comply with all applicable Laws, Regulations and Orders of Governmental Authorities and Courts, except for any violations under clauses (i) through (iv) that, in the aggregate, would not have a NW Natural Material Adverse Effect. Purchaser will not conduct business or operations other than in connection with the transactions contemplated hereby and in the NW Natural Merger Agreement.

         Section 6.2 Dividends and Repurchases. Neither NW Natural nor Purchaser
         -------------------------------------
shall: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock other than (A) dividends by a direct or indirect wholly-owned subsidiary of NW Natural or Purchaser to NW Natural or Purchaser or to another direct or indirect wholly-owned subsidiary of NW Natural or Purchaser, (B) dividends by a less than a wholly-owned subsidiary of NW Natural or Purchaser consistent with past practice, (C) dividends on NW Natural Preferred Stock and NW Natural Preference Stock, (D) dividends on the NW Natural Common Stock payable at approximately the same times as paid during the year ended December 31, 2000 and in amounts per share not to exceed those paid on the NW Natural Common Stock during the most recently completed fiscal quarter for which a dividend has been declared except for increases to the dividend as may be approved by the Board of Directors of NW Natural in the ordinary course and consistent with past practice of dividend increases provided that such increases are not inconsistent with the Debt Financing and cannot reasonably be expected to delay the obtaining of, or increase the risk of not obtaining, the NW Natural Required Regulatory Approvals, (ii) except as expressly contemplated by this Agreement pursuant to the NW Natural Merger, split, combine or reclassify NW

Natural's capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of NW Natural's capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of NW Natural's capital stock or the capital stock of any subsidiary of NW Natural other than intercompany acquisitions of capital stock and redemptions of NW Natural Preferred Stock and NW Natural Preference Stock as required by their respective terms.

         Section 6.3 Issuance of Securities. Except as disclosed in Section 6.3
         ----------------------------------
of the NW Natural Disclosure Schedule, or as expressly contemplated by this Agreement pursuant to the NW Natural Merger, NW Natural and Purchaser shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock that ranks prior to or on parity with the Preferred Shares or any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any shares of such capital stock.

         Section 6.4 Charter Documents. Except as expressly contemplated by this
         -----------------------------
Agreement, neither NW Natural nor Purchaser shall amend or propose to amend its articles of incorporation or by-laws in any way that would adversely affect the consummation of the transactions contemplated by this Agreement.

         Section 6.5 Indebtedness. NW Natural and Purchasers shall not and shall
         ------------------------
not permit any of their subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including the issuance of debt securities or warrants or rights to acquire debt) that would be significantly inconsistent with the Debt Financing or cause a condition to borrowing under the Financing Commitment not to be satisfied.

         Section 6.6 Compensation, Benefits. Except as disclosed in Section 6.6
         ----------------------------------
of the NW Natural Disclosure Schedule, NW Natural shall not and shall not permit any of its subsidiaries to, (a) enter into, adopt, amend or renew (except as may be required by applicable Law), accept assignment of or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by NW Natural or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of NW Natural or any of its subsidiaries, except (i) pursuant to binding legal commitments and
(ii) other than with respect to executive officers of NW Natural for whom this clause (ii) shall not apply, for normal (including incentive) increases, extensions, expansions, enhancements, amendments or adoptions, renewals or assignments in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to NW Natural and its subsidiaries taken as a whole or (b) enter into, amend, accept assignment of or renew any employment, severance, special pay arrangement with respect to termination of employment or other similar contract, agreement or arrangement with any director or officer of NW Natural or any of its subsidiaries except, other than with respect to executive officers of NW Natural for whom this exception shall not apply, in the ordinary course of business consistent with past practice.

         Section 6.7 Cooperation, Notification. NW Natural shall: (a) confer on
         -------------------------------------
a regular and frequent basis with one or more representatives of Seller to discuss the general status of NW Natural's ongoing operations; (b) promptly notify Seller of any significant changes in NW Natural's business, properties, financial condition or results of operations; and (c) advise Seller of any change or event that has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, a NW Natural Material Adverse Effect.

         Section 6.8 Insurance. NW Natural shall and shall cause its
         ---------------------
subsidiaries to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

         Section 6.9 Permits. NW Natural shall and shall cause its subsidiaries
         -------------------
to use commercially reasonable efforts to maintain in effect all existing Permits pursuant to which NW Natural or any of its subsidiaries operate.

         Section 6.10 Discharge of Liabilities. NW Natural shall not and shall
         -------------------------------------
not permit its subsidiaries to pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities (i) reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in NW Natural SEC Reports, or (ii) incurred after the date of such financial statements in the ordinary course of business consistent with past practice.

         Section 6.11 Contracts. Except as otherwise expressly permitted by this
         ----------------------
Agreement, required by Law or Regulation or in the ordinary course of business consistent with past practice, NW Natural shall not and shall not permit its subsidiaries to (i) modify, amend, terminate or fail to use commercially reasonable efforts to renew any material contract to which NW Natural or any of its subsidiaries is a party or waive, release or assign any material rights or claims to such a contract or (ii) to enter into any new material contracts. For purposes of this Section 6.11, prevailing market conditions and regulatory policies will be taken into account when considering whether a contract (including contracts relating to gas transportation, purchase, sale or storage) is entered into, modified, amended, terminated or not renewed in the ordinary course of business irrespective of whether such actions are consistent with past practice.

         Section 6.12 Certain Actions. Except as expressly contemplated by the
         ----------------------------
NW Natural Merger Agreement, NW Natural will not and will not permit its subsidiaries to adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, except for mergers or consolidations between wholly-owned subsidiaries of NW Natural.

         Section 6.13 Accounting Matters. NW Natural shall not and shall not
         -------------------------------
permit its subsidiaries to make any material changes in any of their accounting methods, policies or procedures, including in calculating net income, except as required by Law, Regulation or GAAP. In addition, neither NW Natural nor any of its subsidiaries will seek any Regulations or rulings from any Governmental

Authority regarding accounting methods, policies or procedures of NW Natural or its subsidiaries without the prior written consent of Seller.

                                  ARTICLE VII
                              ADDITIONAL AGREEMENTS

         Section 7.1 Access to Information. Seller shall cause PGE, PGH II and
         ---------------------------------
each of PGE's and PGH II's respective subsidiaries to afford to the NW Natural Representatives, and NW Natural shall and shall cause each of its subsidiaries to afford to the Seller Representatives, in each case, reasonable access, during normal business hours throughout the period prior to the Closing Date, to all of their properties, books, contracts, personnel, commitments and records; provided, however, that (A) any such access shall not interfere unreasonably with the operation of the business of PGE, PGH II nor any of their respective subsidiaries or of NW Natural or any of its subsidiaries, (B) neither PGE, PGH II or any of their respective subsidiaries nor NW Natural or any of its subsidiaries shall be required to take any action that would constitute a waiver of the attorney-client privilege and (C) neither PGE, PGH II nor any of their respective subsidiaries shall be required to supply Purchaser with any information that PGE, PGH II or any of their respective subsidiaries is under a legal obligation not to supply and neither NW Natural nor any of its subsidiaries shall be required to supply Seller with any information that NW Natural or any of its subsidiaries is under a legal obligation not to supply. During such period, Seller, on the one hand, and NW Natural, on the other hand, shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it or any of its subsidiaries with or from the FERC, the NRC, the Department of Justice, the Federal Trade Commission, the SEC, the OPUC, the WUTC or any other Governmental Authority with respect to the transactions contemplated hereby and (ii) all information concerning themselves, their subsidiaries, directors and officers and such matters as may be reasonably requested by the other in connection with any filings, applications or approvals required to be made or obtained from any Governmental Authority, Court or third party in connection with the performance by such Party of its obligations under this Agreement. All documents and information furnished pursuant to this Section
7.1 shall be subject to the Confidentiality Agreements; provided, however, that Seller shall be entitled to disclose any such documents and information to a potential Designated Transferee and its Representatives in connection with a proposed issuance of Securities to such potential Designated Transferee pursuant to Section 1.2 but such Designated Transferee or potential Designated Transferee and its Representatives shall keep such information confidential on the same terms as are applicable to confidential information provided to Seller hereunder.

         Section 7.2 Regulatory Matters.
         -------------------------------

         (a) HSR. As promptly as practicable but in any event not later than 120
             ---
days after the date of this Agreement, Seller and Purchaser and, if required, NW Natural shall each file with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the HSR Act and the Regulations promulgated thereunder with respect to the transactions contemplated hereby. The Parties shall consult with each other as to the appropriate time of filing such notifications and shall use their best efforts to make such filings at the agreed upon time, to respond promptly to any requests for additional information made by either of such agencies and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing.

         (b) Other Approvals. Seller, NW Natural and Purchaser shall cooperate
             ---------------
with each other (i) promptly (but in any event not later than 75 days after the date of this Agreement with respect to filings with the OPUC, the WUTC, the SEC and the FERC) to prepare and to file all necessary documentation, (ii) to effect all necessary applications, notices, petitions and filings and to execute all agreements and documents, (iii) to use their respective best efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and (iv) to use their respective best efforts to obtain all necessary permits, consents, approvals and authorizations of all other parties, in the case of each of the foregoing clauses, necessary or advisable to consummate the transactions contemplated by this Agreement (including the Seller Required Statutory Approvals and the NW Natural Required Statutory Approvals) or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which PGE, PGH II, NW Natural or Purchaser or any of their respective subsidiaries is a party or by which any of them is bound. Neither Seller, on one hand, nor NW Natural and Purchaser, on the other, shall be deemed to have breached clause (i) of the immediately preceding sentence if any delay beyond 75 days is caused by any Person other than such party or parties and their legal counsel, but, notwithstanding any such delay, Seller, NW Natural and Purchaser shall use their best efforts to effect such filings promptly thereafter. Each of Seller and NW Natural shall have the right to review in advance all filings to be made by the other Party with any Governmental Authority in connection with the transactions contemplated hereby, and each Party will make its respective Representatives available to the other Party to discuss any questions or issues raised with respect to such filings for a reasonable period prior to making such filings.

         (c) No-Action Letter. Seller agrees to prepare and file with the SEC a
             ----------------
request for the issuance by the SEC of a "no action" letter (the "No-Action Letter"). The No-Action Letter shall be to the effect that, based on the transactions and relationships contemplated by this Agreement, including the issuance by the Purchaser of the Securities as provided in Article I, and the Securityholders Agreement, the SEC will not take any action to assert that Seller, Enron NW Assets or any Designated Transferee will, upon consummation of the transactions contemplated by this Agreement, become a "holding company" for purposes of PUHCA or an "affiliate" of Purchaser or any "subsidiary" of Purchaser (including PGE and NW Natural) for purposes of PUHCA.

         Section 7.3 Cooperation; Best Efforts. Subject to the terms and
         -------------------------------------
conditions of this Agreement, each of the Parties hereto shall use its best efforts to take or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable in accordance with applicable Laws and Regulations to consummate and make effective the transactions contemplated by this Agreement and to permit Purchaser to obtain the Debt Financing, including using such Person's best efforts to ensure satisfaction of the conditions precedent to the obligations of the Parties to this Agreement and the conditions precedent to effectuation of the Debt Financing contemplated by the Financing Commitment and the documentation required thereby. None of the Parties hereto shall, without the prior written consent of the other Party, take or fail to take, or cause any of their respective Subsidiaries to take or fail to take, any action or enter into any transaction, including any merger, acquisition, joint venture, disposition, lease, contract or financing, that (i) would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement, including the Debt

Financing, (ii) would be inconsistent with the Debt Financing or cause a condition precedent to effectuation of the Debt Financing contemplated by the Financing Commitment and the documentation required thereby not to be satisfied,
(iii) would reasonably be expected to delay the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, significantly increase the risk of any Governmental Authority entering an Order prohibiting the consummation of the transactions contemplated hereby or significantly increase the risk of not being able to remove any such Order on appeal or otherwise or (iv) would result in Purchaser failing to qualify for an exemption from registration under Section 3(a)(1) of PUHCA.

         Section 7.4 Public Announcements. Seller, NW Natural and Purchaser
         --------------------------------
shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and, subject to each Party's disclosure obligations imposed by Law or any applicable national securities exchange, (a) shall consult with each other with respect to any public announcements or statements and (b) shall not issue any public announcement or statement with respect to the transactions contemplated by this Agreement that is inconsistent with any public announcement or statement previously made by either Party without the consent of the other Party.

         Section 7.5 Employee Benefit Plan.
         ----------------------------------

         (a) PGH Sponsorship. Prior to Closing, Seller shall have caused
             ---------------
sponsorship of the Portland General Holdings, Inc. Pension Plan and Portland General Holdings, Inc. Voluntary Employees' Beneficiary Association and any related trusts or other funding vehicles to be transferred to and assumed by PGH II and PGE; PGH shall thereupon cease to be a sponsor of such plans. From and after Closing, Seller and Seller's affiliates and subsidiaries (including PGH) shall have no rights, duties, responsibilities or liabilities with respect to the Portland General Holdings, Inc. Pension Plan and Portland General Holdings, Inc. Voluntary Employees' Beneficiary Association or any related trusts or other funding vehicles, and Purchaser agrees that, pursuant to their assumption of sponsorship of such plans, PGH II and PGE shall assume all rights, duties, responsibilities and liabilities with respect to such plans, and any related trusts or other funding vehicles.

         (b) Enron Savings Plan. The account balances (both vested and unvested)
             ------------------
under the Enron Corp. Savings Plan of the PGE Employees and of any other individuals whose accounts were transferred into the Enron Corp. Savings Plan pursuant to the merger into such plan of the Portland General Holdings, Inc. Retirement Savings Plan shall be transferred to a qualified defined contribution plan of the Purchaser as soon as practicable after Closing following receipt from the IRS of confirmation that such transfer will not adversely affect the qualified status under applicable provisions of the Code of the Enron Corp. Savings Plan. Such transfer shall be in cash except that any outstanding participant loans shall be transferred in kind.

         (c) Enron ESOP. The account balances under the Enron Corp. Employee
             ----------
Stock Ownership Plan of the PGE Employees shall be distributed to them in lump sum payments in cash or in kind as soon as practicable after Closing after receipt by Seller from the IRS of confirmation that effecting such distributions will not adversely affect the qualified status of such plan under applicable provisions of the Code.

         (d) Enron Medical and Dental Plans. After Closing, the Enron Corp.
             ------------------------------
Medical Plan for Active Employees, the Enron Corp. Medical Plan for Inactive Participants, the Enron Corp. Dental Plan for Active Employees and the Enron Corp. Dental Plan for Inactive Participants shall thereafter be liable for and only for the payment of claims incurred prior to Closing by the PGE Employees and the PGE Former Employees who were covered by such plans prior to Closing.

         (e) Enron Flexible Benefit Plan. From and after Closing, the PGE
             ---------------------------
Employees shall no longer be permitted to make pre-tax contributions under the Enron Corp. Flexible Benefit Plan but they shall be permitted to submit claims against their medical reimbursement and dependent care flexible spending accounts under such plan through the remainder of the calendar year including Closing but not for any amounts in excess of the Closing date balances of such accounts.

         (f) Comparable Benefits. For a period of not less than two years
             -------------------
following the Closing Date, Purchaser shall provide or shall cause PGH II and PGE and their subsidiaries to provide the PGE Employees and the PGE Former Employees with employee benefits that are not materially less favorable in the aggregate than those provided either (a) immediately prior to Closing to such individuals under the Benefit Plans disclosed in Section 3.9(a) of the Seller's Disclosure Schedule or (b) to similarly situated employees of NW Natural and its subsidiaries; provided, however, that the foregoing shall not require the continued maintenance of or prevent the amendment or termination of any particular benefit plan except that during such two year period Purchaser shall provide or cause PGH II and PGE to provide severance benefits for the PGE Employees in amounts and upon terms and conditions that are no less favorable than those that were in effect under the Portland General Holdings, Inc. Involuntary Severance Plan as in effect on September 5, 1997 and the Portland General Holdings, Inc. Outplacement Assistance Plan as in effect on September 5, 1997, and provided, further, that Purchaser's right to negotiate successor collective bargaining agreements shall not be limited by this subsection (f) of this Section 7.5.

         (g) Prior Service. Each PGE Employee and PGE Former Employee shall be
             -------------
given credit for all purposes under the Replacement Plans for all service prior to the Closing with Seller and its affiliates and subsidiaries (including, specifically, service with PGH, PGH II, PGE and their affiliates and subsidiaries prior to their acquisition by Seller), to the extent such credit was given under the Benefit Plans disclosed in Section 3.9(a) of the Seller's Disclosure Schedule.

         (h) Preexisting Conditions. No preexisting condition exclusion or
             ----------------------
limitation that was inapplicable under the applicable Benefit Plan immediately prior to Closing shall be applicable with respect to the participation of any PGE Employee or PGE Former Employee in any Replacement Plan that is a medical benefit plan, but (i) the medical expenses incurred by a PGE Employee or PGE Former Employee (or their spouses and dependents) during the portion of the year prior to Closing shall be counted for purposes of the annual deductible of any such medical benefit plan to the extent such expenses were similarly counted under the applicable Benefit Plan prior to the Closing and (ii) the medical expenses paid by a Benefit Plan of Seller and its affiliates and subsidiaries that is a medical plan during the year in which Closing occurs for any PGE Employee or PGE Former Employee (and their spouses or dependents) shall be counted for purposes of any annual limits of such medical benefit plan.

         (i) Executive and Director Plans. As promptly as reasonably practicable
             ----------------------------
after the date hereof, Purchaser and Seller will use all commercially reasonable efforts to negotiate in good faith, execute and implement an agreement (the "Plans and Trusts Agreement") regarding the Portland General Holdings, Inc. Umbrella Trust for Outside Directors and the Portland General Holdings, Inc. Umbrella Trust for Management (the "Trusts") and the assets held thereunder and the Portland General Holdings, Inc. Management Deferred Compensation Plan, the Portland General Holdings, Inc. Outside Directors' Deferred Compensation Plan, the Portland General Holdings, Inc. Supplemental Executive Retirement Plan, the Portland General Holdings, Inc. Retirement Plan for Outside Directors, the Portland General Holdings, Inc. Senior Officers' Life Insurance Benefit Plan and the Portland General Holdings, Inc. Outside Directors' Life Insurance Benefit Plan (the "Plans") and the obligations becoming payable thereunder. Pursuant to the terms of the Plans and Trusts Agreement, PGE and Seller shall undertake and consummate one or more transactions (collectively, the "TOLI Transaction") prior to Closing, that will have substantially the same economic effect to Seller and PGE as if, simultaneously prior to Closing, without adjustment to the PGE Purchase Price or the PGH Purchase Price: (i) PGE had distributed to Seller the life insurance policies and other assets ("Policies") in the Trusts that are earmarked for PGE's liability under the Plans in a manner such that the entire amount of proceeds from the Policies shall be free from federal income tax to the Seller, and distributed an amount of cash equal to the deferred tax benefit (the "Deferred Tax Benefit") of the aggregate amount of the liabilities of the Plans, such liabilities to be determined on a basis mutually acceptable to Seller and Purchaser (the "Deferred Compensation Liability"); and (ii) Seller had assumed, and was able to fully deduct for federal income tax purposes, the Deferred Compensation Liability. The TOLI Transaction may consist of sales for cash or notes, dividends, transfers, purchase price adjustments, or other means or any combination of the foregoing (along with any necessary and advisable amendments to the Trust agreements and any other ancillary agreements), Seller and Purchaser agree to use all commercially reasonable efforts to agree on a general structure for the TOLI Transaction not later than ninety (90) days after the date hereof. The Parties shall use their best efforts to cause the TOLI Transaction to be consummated in a manner such that PGE will not thereafter realize any further economic impact related to the Plans, and Enron Corp. will thereafter be responsible for and realize or incur all further economic benefit or detriment related to the Plans; provided that the Parties will negotiate in good faith to minimize transaction costs of the TOLI Transaction (including, without limitation Taxes). Seller shall produce adequate security for Seller's obligations in connection with the TOLI Transaction (including a pledge of the Policies) (based upon annual valuations of the Deferred Compensation Liability by a mutually acceptable third party), and shall be otherwise protected against the bankruptcy of Seller or any affiliate thereof. The TOLI Transaction shall include such other terms and provisions, agreements and commitments not inconsistent with the foregoing as may be mutually agreeable to Seller and Purchaser, and shall assure to Purchaser's reasonable satisfaction that there are no adverse tax consequences to the participants in the Plans

         Section 7.6 Expenses. Subject to Section 5.2 and Section 7.1, (a) all
         --------------------
costs and expenses incurred by or on behalf of Seller, Enron NW Assets, PGE, PGH II or any Designated Transferee in connection with this Agreement and the transactions contemplated hereby shall be paid by Seller or Enron NW Assets, and
(b) all costs and expenses incurred by or on behalf of Purchaser or NW Natural in connection with this Agreement and the transactions contemplated hereby shall be paid by Purchaser or NW Natural.

         Section 7.7 No Breach, Etc. No Party shall, nor shall any Party permit
         --------------------------
any of its subsidiaries to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

         Section 7.8 Directors' and Officers' Indemnification.
         -----------------------------------------------------

         (a) Survival of Indemnification. To the fullest extent not prohibited
             ---------------------------
by Law, from and after the Closing Date, all rights to indemnification now existing in favor of the employees, agents, directors or officers of PGE, PGH II and their respective subsidiaries with respect to their activities as such prior to or on the Closing Date, as provided in their respective articles of incorporation, bylaws, other organizational documents or indemnification agreements in effect on the date of such activities or otherwise in effect on the date hereof, shall survive the Closing and shall continue in full force and effect for a period of not less than six years from the Closing Date, provided, however, that, if any claim or claims are asserted or made within such six year period, all such rights to indemnification in respect of any claim or claims shall continue until final disposition of such claim or claims.

         (b) Successors. If Purchaser, PGE, PGH II or any of their respective
             ----------
successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provision shall be made so that the successors and assigns of Purchaser, PGE or PGH II, as the case may be, shall assume the obligations set forth in this
Section 7.8.

         Section 7.9 Insurance. Purchaser shall cause to be put in place as of
         ---------------------
the Closing Date insurance policies covering PGE and PGH II and their respective subsidiaries to the extent such entities are included in Seller's policies as of such date. Purchaser shall cause all surety bonds and letters of credit that Seller or its affiliates (other than PGE, PGH II and their respective subsidiaries) have entered into or provided on behalf of PGE, PGH II or their respective subsidiaries and that remain outstanding on the Closing Date to be replaced as of the Closing Date with no further obligation to Seller or such affiliates. A list of the types of insurance coverage provided by Seller for PGE and PGH II and their respective subsidiaries and the surety bonds and letters of credit entered into or provided on their behalf, in each case as of the date hereof, is set forth in Section 7.9 of the Seller Disclosure Schedule. From and after the Closing, Purchaser shall assume, and indemnify and hold Seller harmless for, all of Seller's obligations under the Guaranty Agreements and on or prior to the Closing shall execute and delver to the beneficiary of the Guaranty Agreements a replacement guaranty effective as of the Closing in a form substantially identical to the applicable Guaranty Agreement.

         Section 7.10 Corporate Name. Neither NW Natural nor Purchaser shall
         ---------------------------
acquire, nor shall PGE, PGH II or any of PGE's or PGH II's subsidiaries retain, any rights to the name "Enron" (or any derivation therefrom) or any trademark, trade name or symbol related thereto. As soon as reasonably practicable after the Closing (and in any event, within 60 days after the Closing Date) Purchaser will cause PGE, PGH II and each of their respective subsidiaries to remove the "Enron" name (and all derivations therefrom), and all trademarks, trade names and symbols related thereto from the properties and assets of PGE, PGH II and each of their respective subsidiaries (including changing all signage relating thereto). In addition, within 10 Business Days of the Closing Date, Purchaser will change all of the legal names of the subsidiaries of PGE and PGH II to delete from the name thereof the word "Enron."

         Section 7.11 Related Party Contracts. Except as set forth on Section
         ------------------------------------
7.11 of the Seller Disclosure Schedule, Seller shall cause all of the Related Party Contracts, including those entered into after the date of this Agreement, to be terminated prior to the Closing.

         Section 7.12 Tax Matters.
         -------------------------

         (a) Consolidated Returns. Seller shall cause to be included in the
             --------------------
consolidated federal income Tax Returns (and in the state income Tax Returns of any state in which consolidated, combined or unitary income Tax Returns are filed) of the affiliated group of corporations of which Seller is the common parent (the "Seller Group") for any period beginning on or after the date on which PGE was first included in the consolidated federal income Tax Return of the Seller Group (the "Beginning Tax Date") and ending on or before the last date, respectively, on which PGE and its subsidiaries or PGH II and its subsidiaries, whichever is relevant, are included in the consolidated federal income Tax Return of the Seller Group (each, an "Ending Tax Date"), all items of income, gain, loss, deduction and credit and other tax items ("Tax Items") of PGE, PGH II and their respective subsidiaries that are required to be included therein (taking into account the provisions of Treas. Reg. ss.1.1502-76(b)(1)(ii)(B)), and shall cause such Tax Returns to be timely filed with the appropriate taxing authorities, and shall be responsible for the timely payment (and entitled to any refund or credit) of all Taxes (except for Taxes resulting from any transaction not in the ordinary course of business occurring on the Closing Date after the Closing) due with respect to the periods covered by such Tax Returns. If requested by Seller on or before the Closing Date, within 90 days after the Closing Date, Purchaser shall cause to be prepared and delivered to Seller, for Seller's review and approval, pro forma Tax Returns which include the Tax Items of PGE, PGH II and their respective subsidiaries for the period ending on the relevant Ending Tax Date that are required to be included in Tax Returns to be filed by Seller pursuant to this subsection (a) of this Section 7.12.

         (b) Separate Returns. With respect to any Tax Return covering a taxable
             ----------------
period ending on or before the Closing Date that is required to be filed after the Closing Date with respect to any of PGE, PGH II and their respective subsidiaries and that is not described in subsection (a) of this Section 7.12, Purchaser shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein, and shall cause such Tax Return to be filed timely with the appropriate taxing authority. Seller shall provide Purchaser with the information necessary to prepare all such Tax Returns. Purchaser shall deliver a copy of each such Tax Return to

Seller at least 30 days prior to the due date for the filing of each such Tax Return to permit Seller to review and comment on each such Tax Return prior to filing and shall make such revisions as are reasonably requested by Seller. Seller shall pay to Purchaser, at least five days prior to the due date for any such Tax Return, all amounts (except for Taxes resulting from any transaction not in the ordinary course of business occurring on the Closing Date after the Closing) that are shown as due on such Tax Return reduced by the amount of Taxes expensed in determining Consolidated Net Income for purposes of subsection (b) of Section 5.2, and Purchaser shall pay the amount shown as due on such Tax Return and remit such amounts to the appropriate taxing authorities. Seller shall be entitled to any refund for Taxes for any period covered by any such Tax Return.

         (c) Straddle Returns. With respect to any Tax Return covering a taxable
             ----------------
period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date (a "Straddle Period Return")
                                                        ----------------------
with respect to any of PGE, PGH II and their respective subsidiaries, Purchaser shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein and shall furnish a copy of such Tax Return to Seller. Seller shall pay to Purchaser at least five days prior to the due date for the filing of any Straddle Period Return an amount equal to the portion of the Taxes shown on such return that relates to the portion of such taxable period ending on the Closing Date (a "Pre-Closing Straddle Period") reduced by the amount of Taxes expensed in determining Consolidated Net Income for purposes of subsection (b) of Section 5.2. For purposes of this subsection (c) of this Section 7.12, in the case of any Taxes that are imposed on a periodic basis and are payable with respect to a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax that relates to the portion of such taxable period ending on the Closing Date shall (1) in the case of any Taxes other than Taxes based upon or related to income, receipts, sales or payroll, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (2) in the case of any Tax based upon or related to income, receipts, sales or payroll, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date.

         (d) Consistency. Any Tax Return to be prepared pursuant to the
             -----------
provisions of subsection (b) or (c) of this Section 7.12 shall be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except for changes required by changes in law or fact.

         (e) Access to Tax Records. Seller shall grant to Purchaser (or its
             ---------------------
designees) access at all reasonable times to all of the information, books and records relating to PGE, PGH II and their respective subsidiaries within the possession of Seller or any member of the Seller Group (including workpapers and correspondence with taxing authorities), and shall afford Purchaser (or its designees) the right (at Purchaser's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Purchaser (or its designees) to prepare Tax Returns and to conduct negotiations with taxing authorities. Purchaser shall grant or cause PGE, PGH II and their respective subsidiaries to grant to Seller (or its designees) access at all reasonable times to all of the information, books and records relating to PGE, PGH II and their respective subsidiaries within the possession of Purchaser, PGE, PGH II or their respective subsidiaries (including workpapers and correspondence with taxing authorities), and shall afford Seller (or its designees) the right (at Seller's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Seller (or its designees) to prepare Tax Returns and to conduct negotiations with taxing authorities.

         (f) Transfer Taxes. Purchaser shall be responsible for the payment of
             --------------
all state and local transfer, sales, use or other similar Taxes resulting from the transactions contemplated by this Agreement.

         (g) No Section 338 Election. No election shall be made under section
             -----------------------
338 of the Code or the corresponding provisions of any state Tax law with respect to the purchase of the PGE Shares or the PGH II Shares.

         (h) Indemnification for Taxes. From and after the Closing Date, Seller
             -------------------------
shall protect, defend, indemnify and hold harmless Purchaser, PGE, PGH II and their respective subsidiaries from any and all Taxes imposed on PGE, PGH II or any of their respective subsidiaries (i) for any taxable period ending on or before the Closing Date (except for Taxes resulting from any transaction not in the ordinary course of business occurring on the Closing Date after the Closing), (ii) with respect to any Pre-Closing Straddle Period or (iii) resulting by reason of the several liability of PGE, PGH II or any of their respective subsidiaries for Taxes pursuant to Treas. Reg. ss.1.1502-6 or any analogous state, local or foreign law or regulation for periods beginning on or after the Beginning Tax Date and ending on or before the Ending Tax Date; provided, however, that Seller's liability under this paragraph shall be reduced with respect to any item to the extent of the amount for which such item was specifically identified and reserved in the financial statements referred to in
Section 3.5 and not taken into account in computing any Tax Sharing Payment and by the amount of Taxes expensed in determining Consolidated Net Income for purposes of subsection (b) of Section 5.2. Purchaser shall protect, defend, indemnify and hold harmless Seller and each member of the Seller Group from any and all other Taxes imposed on PGE, PGH II or any of their respective subsidiaries.

         (i) Tax Proceedings. In the case of any audit, examination or other
             ---------------
proceeding ("Proceeding") with respect to Taxes for which Seller would be liable pursuant to this Agreement, Purchaser shall promptly inform Seller, and shall afford Seller, at its expense, the opportunity to control the conduct of such Proceedings. Seller shall have the right to initiate any claim for refund, file any amended Tax Return or take any other action that it deems appropriate with respect to such Taxes to the extent that such action does not adversely affect Purchaser or PGE, PGH II or the respective subsidiaries of PGE and PGH II for any taxable year beginning after the Closing Date. Any Proceeding with respect to Taxes for a period which includes but does not end on the Closing Date shall be controlled jointly by Seller and Purchaser.

         (j) Tax Sharing Agreements. All tax sharing agreements with respect to
             ----------------------
or involving PGE, PGH II and their respective subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, PGE, PGH II and their subsidiaries shall not be bound thereby or have any liability thereunder.

         (k) Stock Option Chargeback. Notwithstanding anything to the contrary
             -----------------------
in this Agreement and without reduction of any other amounts payable under this Agreement, PGE shall annually pay Seller an amount equal to the federal tax benefit of any tax deduction of PGE attributable to the exercise of Seller stock options granted for services rendered to PGE. PGE shall pay any amount payable pursuant to this subsection (k) of this Section 7.12 within 30 days of the date that PGE, or the consolidated group of which PGE is a member, files the federal income tax return reflecting deductions corresponding to such amount. PGE and Enron shall enter into an agreement to give effect to this Section 7.12(k) and, notwithstanding anything contained in this Agreement to the contrary, the execution and delivery of such agreement shall not violate any other restriction contained in this Agreement.

         (l) Certain Matters Relating to Tax Benefits. If Seller is entitled to
             ----------------------------------------
receive a payment from Purchaser or PGE or to an adjustment of an amount otherwise payable for, or on account of, any Tax benefit pursuant to Section 7.12(k) or Section 7.18, and Purchaser or PGE, as applicable, makes such payment or adjustment in accordance with such applicable provision of this Agreement, and all or any portion of the Tax deduction giving rise to such payment is finally determined to be disallowed (or it is finally determined that PGE is required to recognize a corresponding item of income), then Seller shall pay to the party that made the payment or allowed the adjustment an amount in cash equal to the amount of the lost Tax benefit corresponding to the disallowed Tax deduction, together with interest thereon equal to the amount of interest, if any, that Purchaser or PGE, as applicable, is required to pay to the applicable Taxing authority by reason of the disallowance of the applicable Tax deduction or the recognition of a corresponding item of income, not later than ten (10) Business Days after the delivery to Seller by Purchaser or written notice of the final determination of the disallowance of all or any portion of such Tax deduction or the requirement that PGE recognize a corresponding item of income), which notice shall include a copy of the applicable final determination. Seller shall make such payment by wire transfer of immediately available funds to an account designated by Purchaser in writing. In the case of any Proceeding involving the proposed disallowance of a Tax deduction or proposed requirement that PGE recognize a corresponding item of income, Purchaser shall promptly inform Seller of such Proceeding, and shall afford Seller, at its expense, to participate in the conduct of the Proceeding, it being understood that Purchaser or PGE, as the case may be, shall retain control of the conduct of the Proceeding.

         (m) Section 351 Treatment. Seller acknowledges (but in no way
             ---------------------
represents, warrants, covenants or guarantees) that the transfer of the PGE Shares to Purchaser pursuant to this Agreement is occurring pursuant to a transaction qualifying for nonrecognition treatment under Code Section 351, and agrees to comply with all reporting requirements relating thereto and further agrees that it shall not take any position inconsistent with such intent.

         Section 7.13 Evidence of Financing Availability. If the Closing has not
         -----------------------------------------------
occurred on or before December 8, 2002, NW Natural and Purchaser will use their best efforts to obtain, and will provide Seller with a copy of, either an extension of the Financing Commitment or a new financing commitment that, in either case, provides for at least the same amount of financing as the Financing Commitment as originally issued, funding conditions no less favorable than those included in the Financing Commitment as originally issued and other terms and conditions the aggregate effect of which is not materially adverse to the Purchaser in comparison with those contained in the Financing Commitment as originally issued, which extension or new commitment shall include a termination date not earlier than the Extended Termination Date. Any new financing commitment shall be made by either or both of the lenders that are parties to the Financing Commitment as originally issued or another bona fide lender or lenders acceptable to Seller, which consent shall not be unreasonably withheld. Purchaser shall accept any such extended Financing Commitment or new Financing Commitment if the funding conditions and other terms and conditions contained therein are is not materially adverse to Purchaser in comparison with those contained in the Financing Commitment as originally issued. Once obtained, such extended or new Financing Commitment shall become the Financing Commitment hereunder.

         Section 7.14 Information Supplied. Seller, NW Natural and Purchaser
         ---------------------------------
each agrees, as to itself and its subsidiaries (as applicable), that none of the information supplied or to be supplied by it or its subsidiaries for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by Purchaser in connection with the issuance of shares of Common Stock in the NW Natural Merger (including the proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, at the date of mailing of the Prospectus/Proxy Statement to shareholders of NW Natural and at the time of the meeting of shareholders of NW Natural at which the NW Natural Shareholder Approval is sought, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the case of the latter two dates, in light of the circumstances under which they were made. Seller, NW Natural and Purchaser each agrees, as to itself and its subsidiaries (as applicable), that all information supplied or to be supplied by it or its subsidiaries (as applicable), for inclusion or incorporation by reference in the Registration Statement will comply as to form with the requirements of the Securities Act and the Exchange Act.

         Section 7.15 NW Natural Shareholders Meeting. NW Natural will take, in
         --------------------------------------------
accordance with applicable law and its articles of incorporation, and by-laws, all action necessary to convene a meeting of holders of NW Natural Common Stock as promptly as reasonably practicable after the date hereof to consider and vote upon the approval of the NW Natural Merger Agreement and the issuance of Securities pursuant to this Agreement. The Board of Directors of NW Natural shall recommend such approval and shall take all lawful action to solicit such approval.

         Section 7.16 Registration Statement.
         ------------------------------------

         (a) Registered Offering. NW Natural and Purchaser shall as soon as
             -------------------
practicable, following the date hereof (and in no event later than 60 days from the date hereof) prepare and file with the SEC the Prospectus/Proxy Statement and the Registration Statement. Neither NW Natural nor Purchaser shall be deemed to have breached the immediately preceding sentence if any delay beyond 60 days is caused by any Person other than NW Natural, Purchaser or their legal counsel, but, notwithstanding any such delay, NW Natural and Purchaser shall use their best efforts to effect such filing promptly thereafter. NW Natural and Purchaser shall use their best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and as soon as practicable thereafter mail the Prospectus/Proxy Statement to the shareholders of NW Natural, and, if necessary after the Prospectus/Proxy Statement is mailed, promptly circulate amended supplemental proxy material, and, if required, resolicit proxies. NW Natural and Purchaser shall also use their best efforts to obtain prior to the effective date of the Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the NW Natural Merger and to consummate the other transactions contemplated hereby and will pay all expenses incident thereto.

         (b) Comfort Letter. Seller will use its best efforts to cause to be
             --------------
delivered to Purchaser and its directors a letter of the independent auditors for PGE and its subsidiaries and PGH II, dated the date on which the Registration Statement shall become effective, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         (c) Information Furnished. Subject to applicable laws and the
             ---------------------
preservation of any applicable attorney-client privilege, Seller and NW Natural each shall, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement and the Registration Statement.

         (d) Other Disclosure Documents. Seller agrees as to itself and its
             --------------------------
subsidiaries to provide such information and to cooperate with Purchaser and NW Natural with respect to other disclosure documents, including registration statements (and the prospectuses included in such registration statements) filed with the SEC with respect to securities of Purchaser (including shares of Common Stock and debt securities of Purchaser) to be issued and sold after the Closing on the terms set forth in Section 7.14 and this Section 7.16 as if such provisions expressly referred to such additional disclosure documents and securities.

         Section 7.17 Rights Plan. NW Natural has amended its Stockholder Rights
         ------------------------
Plan to make it inapplicable to the transactions contemplated hereby and to provide that none of Seller, Enron NW Assets and any Designated Transferee will be deemed to be an Acquiring Person (as such term is defined therein) thereunder. NW Natural will keep such amendment in effect prior to Closing and will make the same provision in any rights plan adopted by Purchaser prior to Closing.

         Section 7.18 California Receivables. If any California Receivables are
         -----------------------------------
not collected in full on or prior to the first anniversary of the Closing Date and if Purchaser thereafter notifies Seller that such receivables have not been collected in full, then Seller shall cause to be paid to Purchaser, within 20 Business Days after such notification, an amount equal to the excess, if any, of
(a) the sum of (i) the unpaid amount of such California Receivables for sales in the year ended December 31, 2000 (the "2000 Receivables") less the aggregate reserve for the 2000 Receivables, if any, set forth on PGE' s consolidated balance sheet as of the Closing Date (the "PGE Closing Balance Sheet") used to determine "net income" pursuant to Section 5.2 but which shall not be less than the amount of such reserves specifically identified to the 2000 Receivables on the date hereof, less any reduction in Purchaser's Taxes as a result of the failure of such receivables to be paid, plus (ii) 10% of the unpaid amount of such California Receivables for sales from January 1, 2001 through February 6, 2001 (the "2001 Receivables") less 10% of the aggregate reserve for the 2001 Receivables, if any, set forth on the PGE Closing Balance Sheet but which shall not be less than the amount of such reserves specifically identified to the 2001 Receivables on the date hereof, less any reduction in Purchaser's Taxes as a result of the failure of such receivables to be paid, except that if less than 90% of the 2001 Receivables are recovered through the power cost adjustment in PGE's rates, then the "10%" percentage in this clause (ii) shall be deemed to be increased to a percentage equal to 100 minus the percentage of such 2001 Receivables that are so actually recovered, plus (iii) Carrying Costs and Litigation Costs over (b) $10,000,000. Promptly after receiving the payment required under this Section 7.18 with respect to any California Receivable or portion thereof, Purchaser shall assign its or any of its subsidiaries rights in such receivable to Seller and Purchaser shall thereafter cooperate with Seller in attempting to collect such receivable. For all periods prior to the first anniversary date of the Closing Date, Purchaser shall, and shall cause it subsidiaries to, use its best efforts to collect the 2000 Receivables and the 2001 Receivables in full.

                                  ARTICLE VIII
                                   CONDITIONS

         Section 8.1 Joint Conditions to Obligations of the Parties. The
         ----------------------------------------------------------
obligations of NW Natural and Purchaser, on the one hand, to purchase the Shares and to consummate the other transactions contemplated hereby, and the obligations of the Seller and Enron NW Assets, on the other, to sell the Shares and to consummate the other transactions contemplated hereby shall both be subject to the fulfillment on or prior to the Closing Date (or the mutually agreed waiver by all such Parties) of the following conditions:

         (a) No Injunction. No preliminary or permanent injunction or other
             -------------
order, judgment or decree by any federal or state court of competent jurisdiction that prevents the consummation of the sale of the Shares contemplated herein shall have been issued and remain in effect (each Party agreeing to use its best efforts to have any such injunction, order, judgment or decree lifted) and the sale of the Shares shall not have been prohibited under any applicable federal or state law or regulation.

         (b) NW Natural Shareholder Approval. The NW Natural Shareholder
             -------------------------------
Approval shall have been obtained.

         (c) Debt Financing. Those Persons providing the Debt Financing shall
             --------------
have advised Purchaser that they are unconditionally (save and except those conditions contemplated by the Financing Commitment and the documentation required thereby, all of which have been fulfilled or waived) ready, willing and able to deliver to Purchaser the Debt Financing; provided, however, the provisions of this subsection (c) of this Section 8.1 shall not constitute a condition to the obligations of the Parties hereto if a NW Natural Change of Control shall have occurred on or prior to the Closing.

         (d) No-Action Letter. Seller shall have received the No-Action Letter.
             ----------------

         (e) FELINE PRIDES Documents. Purchaser and Seller or any other Person
             -----------------------
to which Purchaser issues FELINE PRIDES at the Closing shall have executed and delivered definitive agreements relating to such FELINE PRIDES on the terms set forth in the Term Sheet attached to this Agreement as Exhibit E [FILED AS
EXHIBIT 10.4 TO NW NATURAL'S 8-K REPORT FILED ON OCTOBER 9, 2001] and otherwise on terms and conditions mutually satisfactory to such parties.

         Section 8.2 Conditions to Obligations of NW Natural and Purchaser. The
         -----------------------------------------------------------------
obligations of NW Natural and Purchaser to purchase the Shares and to consummate the other transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date (or the waiver by NW Natural and Purchaser) of the following conditions:

         (a) Statutory Approvals. All Seller Required Statutory Approvals and
             -------------------
all NW Natural Required Statutory Approvals shall have been made or obtained and become Final Orders, and such Final Orders shall not, in the aggregate, impose terms and conditions that would have a PGE Material Adverse Effect or a Combined Material Adverse Effect, except that in no event shall Purchaser be required to register as a "holding company" under PUHCA .

         (b) Performance of Obligations of Seller and Enron NW Assets. Each of
             --------------------------------------------------------
Seller and Enron NW Assets shall have performed and complied with, in all material respects, the covenants and agreements contained in this Agreement that are required to be performed and complied with by Seller and Enron NW Assets, as applicable, on or prior to the Closing Date.

         (c) Representations and Warranties. The representations and warranties
             ------------------------------
of each of Seller and Enron NW Assets set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except in each of clauses (i) and (ii) above for such failures of representations and warranties to be true and correct (without regard to any materiality qualifications contained therein) that, individually or in the aggregate, would not result in a PGE Material Adverse Effect.

         (d) Closing Certificate. Purchaser shall have received a certificate
             -------------------
from an authorized officer of the Seller, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in subsections (b) and (c) of this Section 8.2 have been satisfied.

         (e) No PGE Material Adverse Effect. Since the date of this Agreement,
             ---------------
no PGE Material Adverse Effect shall have occurred and be continuing.

         (f) PUHCA Registration. Purchaser shall not be required to register as
             ------------------
a "holding company" under the registration provisions of PUHCA and the Regulations of the SEC promulgated thereunder.

         (g) PGE Short-Term Debt. The aggregate amount of short-term
             -------------------
indebtedness of PGE and its Subsidiaries outstanding at the Closing shall not exceed $300 million.

         Section 8.3 Conditions to Obligations of Seller and Enron NW Assets.
         --------------------------------------------------------------------
The obligations of Seller and Enron NW Assets to sell the Shares and to consummate the other transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date (or the waiver by

Seller and Enron NW Assets, as appropriate) of the following conditions:

         (a) Statutory Approvals. All NW Natural Required Statutory Approvals
             -------------------
and all Seller Required Statutory Approvals shall have been made or obtained and become Final Orders, and such Final Orders shall not impose any liability, loss, cost, expense, restriction, encumbrance or obligation on Seller or any of its subsidiaries or affiliates or impose terms or conditions that would have a Combined Material Adverse Effect.

         (b) Performance of Obligations of NW Natural and Purchaser. NW Natural
             ------------------------------------------------------
and Purchaser shall have performed and complied with, in all material respects, the covenants and agreements contained in this Agreement that are required to be performed and complied with by NW Natural and Purchaser on or prior to the Closing Date.

         (c) Representations and Warranties. The representations and warranties
             ------------------------------
of each of Purchaser and NW Natural set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except in each of clauses (i) and (ii) above for such failures of representations and warranties to be true and correct (without regard to any materiality qualifications contained therein) that, individually or in the aggregate, would not result in a NW Natural Material Adverse Effect.

         (d) Closing Certificate. Seller shall have received a certificate from
             -------------------
an authorized officer of NW Natural and Purchaser, dated the Closing Date, to the effect that, to the officer's Knowledge, the conditions set forth in subsections (b) and (c) of this Section 8.3 have been satisfied.

         (e) No Material Adverse Effect. Since the date of this Agreement, no
             --------------------------
event shall have occurred and be continuing that constitutes a Combined Material Adverse Effect that is not substantially the result of any concurrent PGE Material Adverse Effect.

                                   ARTICLE IX
                                   TERMINATION

         Section 9.1 Termination.
         ------------------------

         (a) Mutual Consent. This Agreement may be terminated at any time prior
             --------------
to the Closing Date by the mutual consent of Seller and NW Natural.

         (b) Permanent Injunction. This Agreement may be terminated by Seller or
             --------------------
NW Natural, if any federal or state Court of competent jurisdiction shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the Closing, and such Order shall have become final and nonappealable.

         (c) Termination Date. This Agreement may be terminated by Seller or NW
             ----------------
Natural if the Closing contemplated hereby shall have not occurred on or before December 8, 2002 (the "Initial Termination Date"); provided, however, that the right to terminate this Agreement under this subsection (c) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted directly or indirectly in, the failure of the Closing to occur on or before such date; and provided, further, that, if on the Initial Termination Date the conditions to the Closing set forth in subsection (a) of Sections 8.2 and 8.3 shall not have been fulfilled, but all other conditions to the Closing have been fulfilled or waived or are capable of being fulfilled, then the right of a Party to terminate this Agreement pursuant to this subsection (c) shall not arise unless the Closing has not occurred on or before the first Business Day that is at least 18 months after the date of this Agreement (the "Extended Termination Date").

         (d) Required Statutory Approvals. This Agreement may be terminated by
             ----------------------------
NW Natural or Seller if any of the NW Natural Required Statutory Approvals or Seller Required Statutory Approvals, the receipt of which are conditions to the obligations of NW Natural and Seller to consummate the Closing as set forth in subsection (a) of Sections 8.2 and 8.3, shall have been denied by a final and nonappealable Order.

         (e) Breach by Seller. This Agreement may be terminated by NW Natural if
             ----------------
there has been a violation or breach by Seller of any covenant, representation or warranty contained in this Agreement that has resulted in a PGE Material Adverse Effect and such violation or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by Seller of written notice specifying particularly such violation or breach, and such violation or breach has not been waived by Purchaser.

         (f) Breach by NW Natural or Purchaser. This Agreement may be terminated
             ---------------------------------
by Seller if there has been a material violation or breach by NW Natural or Purchaser of any covenant, representation or warranty contained in this Agreement and such violation or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by NW Natural of written notice specifying particularly such violation or breach, and such violation or breach has not been waived by Seller.

         (g) NW Natural Shareholder Approval. This agreement may be terminated
             -------------------------------
by Seller or NW Natural if the NW Natural Shareholder Approval shall not have been obtained by reason of failure to obtain the required vote at a duly held meeting of shareholders, or of any adjournment thereof called for the purpose of obtaining the NW Natural Shareholder Approval; provided, however, that NW Natural shall not have the right to terminate this Agreement pursuant to this subsection (g) if NW Natural or Purchaser is not in material compliance with its covenants and agreements set forth herein.

         Section 9.2 Procedure and Effect of Termination. Any Party entitled to
         -----------------------------------------------
terminate this Agreement in accordance with Section 9.1 and desiring to do so shall give written notice thereof to each other Party hereto. In such event, this Agreement shall terminate and be of no further force or effect other than the provisions of this Section 9.2 and Article X. No such termination of this

Agreement shall have the effect of relieving any Party hereto of liability for any misrepresentation, breach of warranty or violation of any covenant hereunder.

                                   ARTICLE X
                                  MISCELLANEOUS

         Section 10.1 Non-Survival of Representations, Warranties, Covenants and
         -----------------------------------------------------------------------
Agreements. No representation, warranty, covenant or agreement in this Agreement
----------
shall survive the Closing, except the covenants and agreements contained in
Section 1.4 (Enron Merger Obligation), Section 5.2(c) (Stub Period), Section
5.17 (Non-Solicitation), Section 7.5 (Employee Benefit Plans), Section 7.6 (Expenses), Section 7.8 (Directors' and Officers' Indemnification), Section 7.9 (Insurance), Section 7.10 (Corporate Name), Section 7.12 (Tax Matters) and
Section 7.18 (California Receivables) shall survive the Closing. This Article X shall survive the Closing.

         Section 10.2 Brokers. Seller represents and warrants that, except for
         --------------------
Credit Suisse First Boston Corporation, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller, PGE or PGH II. NW Natural and Purchaser represent and warrant that, except for Merrill Lynch & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NW Natural or Purchaser. The Parties acknowledge that Credit Suisse First Boston Corporation is acting as financial advisor to Seller in connection with the contemplated transactions and as joint lead arranger and book runner under the Financing Commitment to Purchaser and consent to such roles.

         Section 10.3 Notices. All notices and other communications hereunder to
         --------------------
a Party hereto shall be in writing and shall be deemed given upon receipt thereof (a) if delivered personally, (b) if sent by overnight courier service (receipt confirmed in writing), upon receipt thereof or (c) if delivered by facsimile transmission (with receipt confirmed) between the hours of 9:00 a.m. and 5:00 p.m. in the recipient Party's time zone, in each case to such Party at the following address (or at such other address for a Party as shall be specified by like notice):

                  (i)      If to NW Natural or Purchaser, to:

                           Northwest Natural Gas Company
                           220 N.W. Second Avenue
                           Portland, Oregon 97209
                           Attention:   Mark S. Dodson
                                        President and Chief Operating Officer
                           Fax: (503) 220-2584

                           with a copy to:

                           Thelen Reid & Priest LLP
                           40 West 57th Street
                           New York, New York  10019-4097
                           Attention:   Richard S. Green, Esq.
                           Fax:  (212) 603-2001


                  (ii)     If to Seller or Enron NW Assets, to:

                           James V. Derrick
                           Executive Vice President and General Counsel
                           Enron Corp.
                           1400 Smith Street
                           Houston, Texas  77002
                           Fax:  (713) 853-3920

                           with copies to:

                           Corporate Secretary            William E. Joor III
                           Enron Corp.                    Vinson & Elkins L.L.P.
                           1400 Smith Street              2300 First City Tower
                           Houston, Texas 77002           1001 Fannin
                           Fax:  (713) 853-3920           Houston, Texas  77002
                                                          Fax:  (713) 758-2346

         Section 10.4 Miscellaneous. This Agreement (including the documents and
         --------------------------
instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; (b) shall not be assigned by operation of Law or otherwise by any Party without the prior written consent of the other Party; and (c) may be modified, amended or supplemented in any manner and at any time only by a written instrument executed by each of the Parties. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The Parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in purpose, substance and economic effect to the invalid or unenforceable provision.

         Section 10.5 Interpretation. When reference is made in this Agreement
         ---------------------------
to Articles or Sections, such reference shall be to an Article or Section of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 10.6 Counterparts; Effect. This Agreement may be executed in
         ---------------------------------
one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 10.7 Parties in Interest. This Agreement shall be binding upon
         --------------------------------
and inure solely to the benefit of each Party hereto and, except for rights of Indemnified Parties as set forth in Section 7.8 (Directors' and Officers' Indemnification), nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding anything contained herein to the contrary, Seller and Enron NW Assets may assign their respective rights to receive the PGE Purchase Price or any portion thereof to any Person designated by Seller or Enron NW Assets.

         Section 10.8 Specific Performance. The Parties hereto agree that
         ---------------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 10.9 Governing Law. This Agreement shall be governed by, and
         --------------------------
construed in accordance with, the laws of the State of New York, other than any conflict of laws rules thereof that would direct the application of the laws of another jurisdiction to this Agreement.

         Section 10.10 Disclosure Schedules. The Seller Disclosure Schedule and
         ----------------------------------
the NW Natural Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the Parties contained herein to the extent that such representations, warranties, covenants or agreements expressly refer specifically to the applicable section of the Disclosure Schedules. Any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date of this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

                          ENRON CORP.



                          By:
                                -----------------------------------------------
                                J. Mark Metts
                                Executive Vice President,
                                Corporate Development


                          ENRON NORTHWEST ASSETS, LLC



                          By:        Enron Finance Management, LLC,
                                      its Class A and Managing Member

                                      By:    Enron Corp.,
                                             its sole member

                                      By:
                                             ----------------------------------
                                             Richard A. Causey
                                             Executive Vice President and
                                             Chief Accounting Officer

                          NORTHWEST NATURAL GAS COMPANY



                          By:
                                -----------------------------------------------
                                Richard G. Reiten
                                Chairman and Chief Executive Officer

                          NORTHWEST ENERGY CORPORATION



                          By:
                                -----------------------------------------------
                                Richard G. Reiten
                                Chairman and Chief Executive Officer

                                     ANNEX A

                                   DEFINITIONS

         As used herein, the following terms have the following meanings:

         Agreement: shall have the meaning ascribed to such term in the
         ---------
introductory paragraph of this Agreement.

         Amended and Restated Charter: The Amended and Restated Articles of
         ----------------------------
Incorporation of Purchaser in the form attached hereto as Exhibit D [ATTACHED AS EXHIBIT C TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, ANNEX A OF THIS PROXY STATEMENT/PROSPECTUS].

         Ancillary Agreements: The PGE Option Agreement and the Securityholders
         --------------------
Agreement.

         Articles of Amendment: The Articles of Amendment designating the rights
         ---------------------
and preferences of the Preferred Shares, which rights and preferences shall reflect the terms of the Preferred Shares set forth in the Term Sheet attached to this Agreement as Exhibit E [OMITTED].

         Atomic Energy Act: The Atomic Energy Act of 1954, as amended, or any
         -----------------
successor thereto.

         Average Market Price: The average of the closing sales prices of one
         --------------------
share of NW Natural Common Stock as reported on The New York Stock Exchange, Inc. (the "NYSE") composite transactions reporting system (as reported in the New York City edition of the Wall Street Journal, or, if not reported thereby, another mutually acceptable authoritative source) for each of the twenty consecutive trading days ending on the third trading day immediately prior to the date of determination.

         BBI:  The Brewery Blocks I, LLC, an Oregon limited liability company.
         ---

         BB Investors: Brewery Blocks Investors, LLC, an Oregon limited
         ------------
liability company.

         Beginning Tax Date: shall have the meaning ascribed to such term in
         ------------------
subsection (a) of Section 7.12.

         Benefit Plan: Any employee pension benefit plan (whether or not
         ------------
insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plan that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, or other stock plan (whether qualified or nonqualified), and any bonus or incentive compensation plan sponsored, maintained, contributed to or required to be contributed to by the applicable Party or any of its subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants, or other similar representatives; provided, however, that such term shall not include (a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday, and sick or other leave policies, (b) workers compensation insurance, and (c) directors and officers liability insurance.

         Business Day: Any day that is not a Saturday, a Sunday or other day on
         ------------
which banks are required or authorized by law to be closed in the City of New York or Portland, Oregon.

         California Receivables: Any account receivable of PGE or any of its
         ----------------------
subsidiaries owed by either the California Independent System Operator or the California Power Exchange that accrued prior to the date hereof.

         Capital Stock: of any Person means any and all shares, interests,
         -------------
rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock or preference stock, but excluding any debt securities convertible into such equity.

         Carrying Costs: Interest, calculated at PGE's weighted average rate of
         --------------
interest on short-term indebtedness, with respect to the amount described in clauses (i) and (ii) of clause (a) of Section 7.18 for the period from the Closing Date to the date of the payment contemplated by Section 7.18.

         Class B Common Stock: Class B Common Stock of Purchaser, having the
         --------------------
rights and designations as set forth in the Amended and Restated Charter.

         Closing: shall have the meaning ascribed to such term in Section 2.1.
         -------

         Closing Date: shall have the meaning ascribed to such term in
         ------------
Section 2.1.

         Code: The Internal Revenue Code of 1986, as amended, or any successor
         ----
thereto.

         Combined Material Adverse Effect: Any change or effect that is
         --------------------------------
materially adverse to the business, condition (financial or otherwise) or results of operations of NW Natural, the Purchaser, PGE and their respective subsidiaries taken as a whole provided, however, that a Combined Material Adverse Effect shall not be deemed to have occurred as a result of changes or effects resulting from (i) general economic, financial or gas or electric utility conditions in the Pacific Northwest or nationally, (ii) the announcement or consummation of the transactions contemplated by this Agreement, (iii) adverse hydro conditions in the Pacific Northwest or (iv) the Oregon Restructuring Legislation.

         Common Stock: Common Stock of Purchaser, having the rights and
         ------------
designations set forth in the Amended and Restated Charter.

         Commonly Controlled Entity: Any corporation, trade, business or entity
         --------------------------
under common control with Seller, within the meaning of Section 414(b), (c) or
(m) of the Code or Section 4001 of ERISA.


                                      B-A-2

         Confidentiality Agreements: The Confidentiality Agreement, dated as of
         --------------------------
March 27, 2001, between Seller and NW Natural and the Confidentiality Agreement dated as of August 6, 2001 between Seller and NW Natural.

         Consolidated Net Income: The consolidated net income of PGE and its
         -----------------------
Subsidiaries after income taxes (for this purpose income taxes shall mean any financial statement provision for income taxes consistent with the manner reported in the PGE SEC Reports) available to the common stock of PGE less accrued but unpaid interest on the Enron Merger Obligation.

         Court: Any court or arbitration tribunal established and functioning
         -----
under the Laws of the United States of America, any state thereof, the District of Columbia or any political subdivision thereof.

         Decommissioning Plan: The PGE Decommissioning Plan relating to PGE
         --------------------
Nuclear Facility as approved by the NRC on April 15, 1996, and revisions thereto, all of which have been delivered by Seller to Purchaser.

         Debt Financing: The financing contemplated by the Financing Commitment.
         --------------

         Designated Transferee: Any one or more Persons created in connection
         ---------------------
with a monetization, securitization or other structured finance transaction by or on behalf of Enron or any of its Affiliates and designated in any Purchase and Sale Notice.

         Ending Tax Date: shall have the meaning ascribed to such term in
         ---------------
subsection (a) of Section 7.12.

         Enron Merger Obligation: Seller's obligations set forth in Condition 20
         -----------------------
to the Stipulation dated April 29, 1997 adopted by the OPUC and incorporated by reference into the Enron/PGE Order.

         Enron NW Assets: shall have the meaning ascribed to such term in the
         ---------------
introductory paragraph of this Agreement.

         Enron/PGE Order: OPUC's Order dated June 4, 1997 approving Seller's
         ---------------
application to acquire the power to exercise influence over PGE.

         Environmental Claim: Any and all administrative, regulatory or judicial
         -------------------
actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any Person (including, without limitation, any Governmental Authority) alleging potential liability (including, without limitation, potential liability for enforcement costs, investigatory costs, cleanup costs, response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by PGE, PGH II or any of their respective subsidiaries or joint ventures on the one hand or NW Natural or any of its subsidiaries on the other hand, (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or


                                     B-A-3

(C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

         Environmental Laws: All foreign, federal, state and local laws, rules,
         ------------------
regulations, ordinances, orders, judgments, decrees and common law rules relating to Hazardous Materials, or relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) as in effect on the date hereof including laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         Environmental Permits: Permits required under or pursuant to
         ---------------------
Environmental Laws.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended,
         -----
or any successor thereto.

         Exchange Act: The Securities Exchange Act of 1934, as amended, or any
         ------------
successor thereto.

         Executive and Director Plans: shall have the meaning ascribed to such
         ----------------------------
term in subparagraph (i) of Section 7.5.

         Extended Termination Date: shall have the meaning ascribed to such term
         -------------------------
in subparagraph (c) of Section 9.1.

         Feline Prides: Units of securities to be issued by Purchaser to Enron
         -------------
NW Assets pursuant to this Agreement. Each Feline Pride consists of a Purchase Contract and a Cumulative Preferred Share.

         FERC: The Federal Energy Regulatory Commission, or any successor
         ----
thereto.

         Final Orders: A judgment, order or decree of the relevant regulatory
         ------------
authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired (but without the requirement for expiration of any applicable rehearing or approval period), and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

         Financing Commitment: shall have the meaning ascribed to such term in
         --------------------
Section 4.3; provided, however, that the term Financing Commitment shall mean the extended or new Financing Commitment to which reference is made in Section
7.13 once obtained and accepted by Purchaser.

         GAAP: Generally accepted accounting principles applied on a consistent
         ----
basis.


                                     B-A-4

         Governmental Authority: Any federal, regional, state, local or other
         ----------------------
governmental agency, authority, administrative agency, regulatory body, commission or instrumentality (other than a Court).

         Guaranty Agreements: The Guaranty executed as of January 30, 2001 by
         -------------------
Seller in favor of BB Investors and BBI and the Guaranty Agreement executed as of January 30, 2001 by Seller in favor of BB Investors and BBI.

         Hazardous Materials: Any (A) petroleum or petroleum products or
         -------------------
petroleum wastes (including crude oil or any fraction thereof), radioactive materials, friable asbestos or friable asbestos-containing material, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (B) chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law and (C) other chemicals, materials, substances or wastes, exposure to which is now prohibited, limited or regulated under any applicable Environmental Law.

         HSR Act: The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
         -------
amended, or any successor thereto.

         Initial Termination Date: shall have the meaning ascribed to such term
         ------------------------
in subparagraph (c) of Section 9.1.

         IRS: The United States Internal Revenue Service, or any successor
         ---
thereto.

         joint venture: Other than with respect to Sections 3.2 or 4.2,
         -------------
references to a "joint venture" of a Person means any corporation or other entity (including partnerships and other business associations and joint ventures) in which such Person or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities but at least 10% of such voting securities.

         Knowledge: With respect to a particular fact or other matter, in the
         ---------
case of NW Natural or Purchaser, the actual knowledge or awareness of such fact or other matter by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or the Director, Corporate Development of NW Natural and, in the case of Seller, the actual knowledge or awareness of such fact or matter by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or the Executive Vice President, Corporate Development of Seller, Charles Delacey or the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of PGE.

         Last Balance Sheet Date: shall have the meanings ascribed to such terms
         -----------------------
in subsection (c) of Section 5.2.


                                     B-A-5

         Laws: Laws, statutes and ordinances of the United States of America or
         ----
any state thereof or the District of Columbia, and any political subdivision thereof, including all decisions of Courts having the effect of law in any such jurisdiction.

         Lien: Any mortgage, pledge, security interest, adverse claim,
         ----
encumbrance, option, right of pre-emption, lien, publicly filed financing statement, charge or similar adverse interest of any kind, restrictions on use, any conditional sale or other title retention agreement, any lease in the nature thereof or any agreement to give any of the foregoing.

         Litigation Costs: The reasonable expenses of Purchaser and PGE incurred
         ----------------
with respect to litigation relating to the collection of the California Receivables, whether or not such litigation results in the collection of all or any portion of the California Receivables.

         Merger Sub: shall have the meaning ascribed to such term in the first
         ----------
recital to this Agreement.

         NRC:  The Nuclear Regulatory Commission, or any successor thereto.
         ---

         NW Natural: shall have the meaning ascribed to such term in the
         ----------
introductory paragraph of this Agreement.

         NW Natural Benefit Plans: shall have the meaning ascribed to such term
         ------------------------
in subsection (a) of Section 4.9.

         NW Natural Change of Control: The occurrence of any of the following
         ----------------------------
events: (i) any person (as such term is used in Section 13(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rules 13 d-3 and 13 d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of NW Natural, (ii) individuals who as of the date of this Agreement constituted the Board of Directors of NW Natural together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of NW Natural, as the case may be, was approved by a vote of a majority of the directors of NW Natural then still in office who were either directors on the date of this Agreement or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of NW Natural then in office; (iii) the adoption of a plan relating to the liquidation or dissolution of NW Natural; or (iv) the merger or consolidation of NW Natural, with or into another Person or the merger of another Person with or into NW Natural, or the sale of all or substantially all the assets of NW Natural (determined on a consolidated basis) to another Person (other than a wholly-owned subsidiary in the case of a merger or consolidation involving NW Natural), in each case, other than pursuant to the NW Natural Merger Agreement or this Agreement.

         NW Natural Common Stock: shall have the meaning ascribed to such term
         -----------------------
in the first recital to this Agreement.


                                     B-A-6

         NW Natural Material Adverse Effect: Any change or effect that is
         ----------------------------------
materially adverse to the business, condition (financial or otherwise) or results of operations of NW Natural and its subsidiaries (including Purchaser) taken as a whole; provided, however, that a NW Natural Material Adverse Effect shall not be deemed to have occurred as a result of changes or effects resulting from (i) general economic, financial or gas utility conditions in the Pacific Northwest or nationally and (ii) the announcement or consummation of the transactions contemplated by this Agreement.

         NW Natural Merger: shall have the meaning ascribed to such term in the
         -----------------
first recital to this Agreement.

         NW Natural Merger Agreement: shall have the meaning ascribed to such
         ---------------------------
term in the first recital to this Agreement.

         NW Natural Preference Stock: Shares of authorized preference stock of
         ---------------------------
NW Natural, as provided in its Articles of Incorporation.

         NW Natural Preferred Stock: Shares of the authorized preferred stock of
         --------------------------
NW Natural as provided in its articles of incorporation.

         NW Natural Redeemable Preferred Stock: Shares of the authorized
         -------------------------------------
redeemable preferred stock of NW Natural as provided in its articles of incorporation.

         NW Natural Representatives: The officers, directors, employees,
         --------------------------
accountants, counsel, investment bankers, financial advisers and other representatives of Purchaser chosen by Purchaser to represent Purchaser with respect to the transactions contemplated by this Agreement.

         NW Natural Required Consents: shall have the meaning ascribed to such
         ----------------------------
term in subsection (b) of Section 4.4.

         NW Natural Required Statutory Approvals: shall have the meaning
         ---------------------------------------
ascribed to such term in subsection (c) of Section 4.4.

         NW Natural SEC Reports: Each report, schedule, registration statement
         ----------------------
and definitive proxy statement, if any, filed by NW Natural with the SEC since January 1, 1999, and through the date hereof (as such documents have been amended since the time of the original filing thereof).

         NW Natural Shareholder Approval: shall have the meaning ascribed to
         -------------------------------
such term in subsection (a) of Section 4.4.

         NW Natural Violation: shall have the meaning ascribed to such term in
         --------------------
subsection (b) of Section 4.4.


                                     B-A-7

         NW Natural Voting Debt: shall have the meaning ascribed to such term in
         ----------------------
subsection (c) of Section 4.2.

         OPUC:  The Oregon Public Utility Commission, and any successor thereto.
         ----

         Order: Any judgment, order or decree of any Court or Governmental
         -----
Authority of competent jurisdiction.

         Oregon Restructuring Legislation: Senate Bill 1149 that was signed into
         --------------------------------
law by the Governor of Oregon on July 23, 1999 and regulations or orders promulgated thereunder.

         Party or Parties: shall have the meanings ascribed to such terms in the
         -----    -------
introductory paragraph of this Agreement.

         PBGC:  Pension Benefit Guaranty Corporation, or any successor thereto.
         ----

         Permits: Any permits, licenses, franchises and other governmental
         -------
authorizations, consents and approvals.

         Person: An individual, corporation, limited liability company,
         ------
partnership, company, joint venture, or other entity bank, trust, unincorporated organization and/or a government or any department or agency thereof.

         PGE: shall have the meaning ascribed to such term in the second recital
         ---
to this Agreement.

         PGE Benefit Plans: shall have the meaning ascribed to such term in
         -----------------
subsection (a) of Section 3.9.

         PGE Cash Purchase Price: shall have the meaning ascribed to such term
         -----------------------
in subsection (b) of Section 1.1.

         PGE Common Stock:  Common stock, par value $3.75 per share, of PGE.
         ----------------

         PGE Employee: Any individual who is actively employed by any of PGE,
         ------------
PGH II or any of their subsidiaries as of and after Closing.

         PGE Financial Statements: The audited consolidated financial statements
         ------------------------
and unaudited interim consolidated financial statements of PGE that are included in the PGE SEC Reports.

         PGE Former Employee: Any individual who is not actively employed by any
         -------------------
of PGE, PGH II, Seller or any of their subsidiaries as of Closing but who was at some time prior to Closing employed by PGH or PGE or any subsidiary of PGH or PGE or of any predecessor of any of them and who is as a result of such prior employment eligible for coverage under one or more Benefit Plans disclosed on Seller's Disclosure Schedule 3.9(a) and/or one or more of the Replacement Plans.


                                     B-A-8

         PGE Material Adverse Effect: Any change or effect that is materially
         ---------------------------
adverse to the business, condition (financial or otherwise) or results of operations of PGE, PGH II and their respective subsidiaries, taken as a whole; provided, however, that a PGE Material Adverse Effect shall not be deemed to have occurred as a result of changes or effects resulting from (i) general economic, financial or electric utility conditions in the Pacific Northwest or nationally, (ii) the announcement or consummation of the transactions contemplated by this Agreement, (iii) adverse hydro conditions in the Pacific Northwest or (iv) the Oregon Restructuring Legislation.

         PGE Nuclear Facility: shall have the meaning ascribed to such term in
         --------------------
Section 3.13.

         PGE Option: shall have the meaning ascribed to such term in the third
         ----------
recital to this Agreement.

         PGE Option Agreement: shall have the meaning ascribed to such term in
         --------------------
the third recital to this Agreement.

         PGE Preferred Stock:  Cumulative preferred stock, no par value, of PGE.
         -------------------

         PGE Purchase Price: shall have the meaning ascribed to such term in
         ------------------
subsection (b) of Section 1.1 or subsection (d) of Section 1.2, as applicable.

         PGE Required Consents: shall have the meaning ascribed to such term in
         ---------------------
subsection (b) of Section 3.4.

         PGE SEC Reports: Each report, schedule, registration statement and
         ---------------
definitive proxy statement, if any, filed by PGE with the SEC since January 1, 1999 and through the date hereof (as such documents have since the time of the filing been amended).

         PGE Shares: shall have the meaning ascribed to such term in the second
         ----------
recital to this Agreement provided, that for purposes of Articles I and II, the term "PGE Shares" shall exclude any shares of PGE Common Stock that are repurchased by PGE on or prior to the Closing Date in accordance with Section 5.2.

         PGE Violation: shall have the meaning ascribed to such term in
         -------------
subsection (b) of Section 3.4.

         PGE Voting Debt: shall have the meaning ascribed to such term in
         ---------------
subsection (b) of Section 3.3.

         PGH: shall have the meaning ascribed to such term in the fourth recital
         ---
to this Agreement.

         PGH II: shall have the meaning ascribed to such term in the fourth
         ------
recital to this Agreement.


                                     B-A-9

         PGH II Common Stock: Common stock, par value $1.00 per share, of PGH
         -------------------
II.

         PGH II Financials: shall have the meaning ascribed to such term in
         -----------------
subsection (b) of Section 3.5.

         PGH II Shares: shall have the meaning ascribed to such term in the
         -------------
fourth recital to this Agreement.

         PGH II Purchase Price: shall have the meaning ascribed to such term in
         ---------------------
subsection (c) of Section 1.1.

         Power Act: The Federal Power Act, as amended, or any successor thereto.
         ---------

         Pre-Closing Straddle Period: shall have the meaning ascribed to such
         ---------------------------
term in subparagraph (c) of Section 7.12.

         Preferred Share: A share of Cumulative Preferred Stock of Purchaser having a stated liquidation amount equal to $50.00 and having the rights and designations as set forth in the form of Amended and Restated Charter and the Articles of Amendment.

         Proceeding: shall have the meaning ascribed to such term in subsection
         ----------
(i) of Section 7.12.

         Prospectus/Proxy Statement: has the meaning ascribed to such term in
         --------------------------
Section 7.14.

         PUHCA: The Public Utility Holding Company Act of 1935, as amended, or
         -----
any successor thereto.

         Purchase and Sale Notice: shall have meaning ascribed to such term in
         ------------------------
Section 1.2.

         Purchase Contract: A Purchase Contact to be dated as of the Closing
         -----------------
Date between the Purchaser and an agent for the holders of the Feline Prides.

         Purchase Price Per Share: With respect to both the Common Stock and the
         ------------------------
Class B Common Stock, an amount per share equal to the result obtained by dividing $50 million by the aggregate of the number of shares of Common Stock and Class B Common Stock to be issued pursuant to Section 1.5.

         Purchaser: shall have the meaning ascribed to such term in the
         ---------
introductory paragraph of this Agreement.

         Purchaser Preferred Stock: Shares of the authorized preferred stock of
         -------------------------
Purchaser as provided in the Amended and Restated Charter.

         Registration Statement: shall have the meaning ascribed to such term in
         ----------------------
Section 7.14.


                                     B-A-10

         Regulation: Any regulations, policies, protocols, proclamations,
         ----------
executive orders and ordinances issued or otherwise applicable under applicable Laws or issued or promulgated by any Governmental Authority having the effect of Law, including any rule or regulation of any self-regulatory organization, such as a national securities exchange.

         Related Party Contracts: shall have the meaning ascribed to such term
         -----------------------
in Section 3.17.

         Release: Any release, spill, emission, leaking, injection, deposit,
         -------
disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property (indoors or outdoors).

         Replacement Plans: The plans maintained by Purchaser and/or PGE or PGH
         -----------------
II and their subsidiaries in accordance with subsection (f) of Section 6.5 of this Agreement.

         Rights Plan: Rights Agreement, dated as of February 27, 1996, between
         -----------
NW Natural and ChaseMellon Shareholder Services, L.L.C.

         SEC: The Securities and Exchange Commission, or any successor thereto.
         ---

         Securities Act: The Securities Act of 1933, as amended, or any
         --------------
successor thereto.

         Securities: The Feline Prides, Class A Common Stock and Class B Common
         ----------
Stock described in clauses (ii), (iii) and (iv) of subsection (b) of Section
1.1.

         Securityholders Agreement: An agreement in form and substance
         -------------------------
substantially similar to the form of Securityholders and Registration Rights Agreement attached hereto as Exhibit B [ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS], executed and delivered at the Closing by those Parties required to execute and deliver it pursuant to subsection (l) of Section 2.2.

         Seller: shall have the meaning ascribed to such term in the
         ------
introductory paragraph of this Agreement.

         Seller Group: shall have the meaning ascribed to such term in
         ------------
subsection (a) of Section 7.12.

         Seller Representatives: The officers, directors, employees,
         ----------------------
accountants, counsel, investment bankers, financial advisers and other representatives of Seller chosen by Seller to represent Seller with respect to the transactions contemplated by this Agreement.

         Seller Required Statutory Approvals: shall have the meaning ascribed to
         -----------------------------------
such term in subsection (c) of Section 3.4.

         Shares: The PGE Shares and the PGH II Shares, taken together.
         ------


                                     B-A-11

         Specified Enron Merger Obligation Payments: The payments of principal
         ------------------------------------------
made by Seller to PGE with respect to the Enron Merger Obligation for the months of April 2001 to September 2001, inclusive, which payments aggregate $4,536,790.

         Straddle Period Return: all have the meaning ascribed to such term in
         ----------------------
subparagraph (c) of Section 7.12.

         Subsidiary: Other than with respect to Section 3.2, references to a
         ----------
"subsidiary" of a Person means any corporation or other entity (including limited liability companies, partnerships and other business associations) in which such Person, directly or indirectly owns outstanding capital stock or other voting securities having the power, under ordinary circumstances, to elect a majority of the directors or similar members of the governing body of such corporation or other entity, or otherwise to direct the management and policies of such corporation or other entity.

         Tax Items: shall have the meaning ascribed to such term in subsection
         ---------
(a) of Section 7.12.

         Tax Return: A report, return or other information required to be
         ----------
supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes PGE, PGH II or any of their respective subsidiaries.

         Taxes: Any federal, state, county, local or foreign taxes, levies, or
         -----
other similar assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes.

         Tax Sharing Payment: shall have the meaning ascribed to such term in
         -------------------
subsection (b) of Section 5.2.

         Trusts: shall have the meaning ascribed to such term in subsection (i)
         ------
of Section 7.5.

         Voting Stock: of a Person means all classes of Capital Stock or other
         ------------
interest (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.


                                     B-A-12

                                                                         ANNEX C

                SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                          NORTHWEST ENERGY CORPORATION

                                  ENRON CORP.,

                            [COMMON STOCK PURCHASER],

                               [CLASS B PURCHASER]

                                       AND

                            [FELINE PRIDES PURCHASER]

                          DATED AS OF ___________, 200_

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1    Certain Defined Terms.........................................C-1
Section 1.2    Other Definitional Provisions.................................C-9

                                ARTICLE II
                    CORPORATE GOVERNANCE OF THE COMPANY

Section 2.1    Board Representation.........................................C-10
Section 2.2    Initial Enron Representation.................................C-11
Section 2.3    Removal of Enron Designees...................................C-11
Section 2.4    Vacancies....................................................C-11
Section 2.5    Resignation of Enron Directors...............................C-12
Section 2.6    Available Financial Information..............................C-12
Section 2.7    Access.......................................................C-13
Section 2.8    Consent Rights...............................................C-14
Section 2.9    Actions Affecting Certain Distributions......................C-15
Section 2.10   Shareholder Actions..........................................C-15

                                ARTICLE III
                                 TRANSFERS

Section 3.1    Transfer Restrictions........................................C-16
Section 3.2    Assignment of Rights Hereunder...............................C-17
Section 3.3    Condition....................................................C-17
Section 3.4    Transferee...................................................C-17
Section 3.5    Tax Transfer Restrictions....................................C-17

                                ARTICLE IV
                            REGISTRATION RIGHTS

Section 4.1    Shelf Registration Statement.................................C-17
Section 4.2    Incidental Registrations.....................................C-19

                                 ARTICLE V
                          REGISTRATION PROCEDURES

Section 5.1    Registration Procedures......................................C-21
Section 5.2    Information Supplied.........................................C-24
Section 5.3    Restrictions on Disposition..................................C-24
Section 5.4    Indemnification..............................................C-24
Section 5.5    Required Reports.............................................C-27
Section 5.6    Selection of Counsel.........................................C-27
Section 5.7    Holdback Agreement...........................................C-27
Section 5.8    No Inconsistent Agreement....................................C-27

                                ARTICLE VI
                                STANDSTILL

Section 6.1    Acquisition of Additional Voting Securities..................C-28

                                ARTICLE VII
                               MISCELLANEOUS

Section 7.1    Notices......................................................C-29
Section 7.2    Amendments and Waivers.......................................C-30
Section 7.3    Successors, Assigns, Transferees.............................C-30
Section 7.4    Further Assurances...........................................C-30
Section 7.5    Entire Agreement.............................................C-30
Section 7.6    Delays or Omissions..........................................C-31
Section 7.7    Governing Law, Jurisdiction..................................C-31
Section 7.8    Severability.................................................C-31
Section 7.9    Effective Date...............................................C-31
Section 7.10   Enforcement; Limitations on Certain Damages..................C-31
Section 7.11   Titles and Subtitles.........................................C-32
Section 7.12   Counterparts; Facsimile Signatures...........................C-32

                SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT

     THIS SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated ___________, 200_, is by and among Northwest Energy Corporation (being the Company herein), Enron Corp. (being Enron herein), ______________ (being the Common Stock Purchaser herein), ____________ (being the Class B Purchaser herein) and ____________ (being the FELINE PRIDES Purchaser herein).

                                    RECITALS

     Pursuant to the Stock Purchase Agreement by and among Enron, Enron Northwest Assets, LLC, a Delaware limited liability company, the Company and Northwest Natural Gas Company, an Oregon corporation, dated as of October __, 2001 (the "Stock Purchase Agreement"), at the Closing, the Company shall issue and deliver (i) to the Common Stock Purchaser a number of shares of Common Stock to be determined pursuant to the provisions of Section 1.5 of the Stock Purchase Agreement, (ii) to the Class B Purchaser a number of shares of Class B Common Stock to be determined pursuant to the provisions of Section 1.5 of the Stock Purchase Agreement and (iii) to the FELINE PRIDES Purchaser 4,000,000 units of the Company's FELINE PRIDES;

     The parties hereto desire to enter into certain arrangements relating to the Company, the Common Stock, the Class B Common Stock and the FELINE PRIDES to be effective as of the Closing.

     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     SECTION 1.1  CERTAIN DEFINED TERMS. As used herein, the following terms
     ----------------------------------
shall, unless the context shall otherwise require, have the following meanings:

     "ACQUISITION" has the meaning assigned to such term in subsection (a) of
Section 6.1.

     "ACQUISITION FINANCING" means the Debt Financing as such term is defined in the Stock Purchase Agreement.

     "ACQUISITION RESTRICTIONS" has the meaning assigned to such term in subsection (a) of Section 6.1.

     "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

     "AGREEMENT" has the meaning assigned to such term in the first paragraph hereof.

     "APPLICABLE BOARDS" has the meaning assigned to such term in subsection (c) of Section 2.1.

     "ARTICLES" means the Amended and Restated Articles of Incorporation of the Company, including the Certificate of Designation of the Preferred Shares, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

     "AUDIT COMMITTEE" means a committee of the Company Board that performs the functions generally required to be performed by an audit committee in accordance with the rules and regulations of the NYSE.

     "BENEFICIAL OWNER" or "BENEFICIALLY OWN" has the meaning given such term in Rule 13d-3 under the Exchange Act, as of the date hereof, and a Person's beneficial ownership of Common Stock, Class B Common Stock, FELINE PRIDES or Preferred Shares shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any security that may be acquired by such Person whether within sixty (60) days or thereafter, through the conversion, exchange or exercise of any warrants, options, rights or other securities.

     "BUSINESS COMBINATION" shall mean, with respect to the Company, Northwest or PGE, any merger, consolidation, share exchange, sale of all or substantially all of their respective assets or any other comparable transaction.

     "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York or Portland, Oregon.

     "CAPITAL STOCK" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited), member interests or equivalent ownership interests in or issued by such Person, including, in the case of the Company, any and all shares of Common Stock, Class B Common Stock and Preferred Shares.

     "CHANGE OF CONTROL" means, with respect to the Company, any event
(a) constituting a Business Combination, except where (i) shareholders of the Company immediately prior to such Business Combination own (in substantially the same proportion relative to each other as such shareholders owned the Capital Stock of the Company immediately prior to such consummation) (x) 50% or more of the voting stock of the surviving or resulting entity immediately after such Business Combination, and (y) 50% or more of the outstanding common stock of the surviving or resulting entity immediately after such Business Combination, (ii) the members of the Company Board immediately prior to the entering into the agreement relating to such Business Combination constitute at least a majority of the board of directors of the surviving or resulting entity immediately after such Business Combination under circumstances in which there are no agreements or arrangements in place immediately after such consummation that would result in the members of such board of directors immediately prior to the entering into the agreement relating to such Business Combination ceasing to constitute at least a majority of the board of directors of the surviving or resulting entity and (iii) no Person or Group is the beneficial owner of 15% or more of the total outstanding voting stock or common stock of the surviving or resulting entity or
(b) pursuant to which any Person or Group acquires beneficial ownership of 50% or more of the total outstanding Voting Securities of the Company.

     "CLAIMS" has the meaning assigned to such term in subsection (a) of
Section 5.4.

     "CLASS B COMMON STOCK" means the Class B Common Stock of the Company, having the rights and designations set forth in the Articles (and any securities into which the shares of Class B Common Stock are converted or reclassified or that are issued in respect of the Class B Common Stock, pursuant to any Business Combination, recapitalization, stock dividend or other similar transaction).

     "CLASS B PURCHASER" has the meaning assigned to such term in the first paragraph hereof.

     "CLOSING" has the meaning assigned to such term in the Stock Purchase Agreement.

     "CLOSING DATE" has the meaning assigned to such term in the Stock Purchase Agreement.

     "COMMON STOCK" means the Common Stock of the Company, having the rights and designations set forth in the Articles (and any securities into which the shares of Common Stock are converted or reclassified or that are issued in respect of the Common Stock pursuant to any Business Combination, recapitalization, stock dividend or other similar transaction).

     "COMMON STOCK PURCHASER" has the meaning assigned to such term in the first paragraph hereof.

     "COMPANY" means Northwest Energy Corporation, an Oregon corporation, together with its successors and assigns.

     "COMPANY BOARD" means the Board of Directors of the Company.

     "COMPANY INDEBTEDNESS RATING" means (i) with respect to senior secured Indebtedness of the Company, a rating of Baa3 by Moody's and BB+ by Standard & Poor's, (ii) with respect to senior unsecured Indebtedness of the Company, a rating of Baa3 by Moody's and BB+ by Standard & Poor's and (iii) with respect to Feline Prides or Preferred Shares, a rating of Ba2 by Moody's and BB- by Standard & Poor's.

     "COMPANY OFFERING" has the meaning assigned to such term in the definition of Company Offering Event.

     "COMPANY OFFERING EVENT" means the provision of a written opinion to the Company by a nationally recognized investment banking firm selected by the Company to the effect that resales of Registrable Securities pursuant to the Shelf Registration Statement would materially jeopardize the success of a proposed public offering by the Company of its securities with respect to which the Company has commenced preparations prior to receiving notice from a Holder of a current intention to sell Registrable Securities pursuant to the Shelf Registration Statement (a "Company Offering").

     "COMPENSATION COMMITTEE" means a committee of the Company Board that performs the functions customarily performed by compensation committees of boards of directors of corporations subject to the reporting provisions of the Exchange Act.

     "CONSENT PERIOD" means the period commencing on the date of this Agreement and ending on the earlier of the date on which Enron, its Affiliates and any Designated Transferees, as a group, own less than twenty-five percent (25%) of the Securities or the fifth anniversary of the Closing Date.

     "CONTROL" with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise and "CONTROLS," "CONTROLLING," and "CONTROLLED" have the meanings correlative to the foregoing.

     "DESIGNATED TRANSFEREE" means any one or more Persons created in connection with a monetization, securitization or other structured finance transaction by, or on behalf of, Enron or any of its Affiliates.

     "DIRECTOR" means any member of any of the Applicable Boards.

     "EFFECTIVE PERIOD" means the period commencing with the effective date of the Shelf Registration Statement and ending on the Second Disposition Date.

     "ENRON" means Enron Corp., an Oregon corporation, and its successors and assigns.

     "ENRON DESIGNEES" means any Director of PGE or Northwest and any member of the Audit Committee, in each case designated by Enron pursuant to subsection (c) of Section 2.1 of this Agreement.

     "ENRON DIRECTOR" means any Director of the Company designated by Enron pursuant to subsection (a) of Section 2.1 of this Agreement.

     "EQUITY OFFERING" means the issuance and sale of Equity Securities by the Company to a Third Party after the Closing, other than (i) upon conversion of Class B Common Stock to Common Stock, (ii) pursuant to a Purchase Contract,
(iii) pursuant to the Company's employee, officer or director stock incentive or benefit plans, (iv) as consideration for any Business Combination or (v) pursuant to a stock split, stock dividend, recapitalization or other similar transaction.

     "EQUITY SECURITIES" means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "EXECUTIVE COMMITTEE" means a committee of the Company Board that performs the functions customarily performed by executive committees of boards of directors of public corporations organized under the laws of states of the United States.

     "FELINE PRIDES" means units of securities to be issued by the Company to the FELINE PRIDES Purchaser pursuant to the Stock Purchase Agreement, with each unit consisting of (i) a Purchase Contract and (ii) either a Preferred Share having a stated liquidation value of $50 or U.S. treasury securities or certain demand promissory notes with a principal amount at maturity equal to $50.

     "FIRST DISPOSITION DATE" means the date on which Enron, its Affiliates and any Designated Transferees, as a group, own less than fifty percent (50%) of the Securities.

     "GAAP" means generally accepted accounting principles, as in effect in the United States of America from time to time applied on a consistent basis.

     "GROUP" has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

     "HOLDER" means any holder of Registrable Securities.

     "INCUR" or "INCURRENCE" means to incur, create, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness.

     "INDEBTEDNESS" of any Person means, with respect to any Person, (a) all indebtedness and other obligations of such Person for the repayment of money borrowed (including without limitation reimbursement obligations with respect to drawn letters of credit), whether or not represented by acceptances, bonds, debentures, notes, or other instruments or securities, (b) all indebtedness and other obligations of such Person for the deferred payment of the purchase price of any property or assets (other than accounts payable on terms customary in the trade), (c) all capitalized lease obligations of such Person, (d) all indebtedness and other obligations, whether or not assumed by such Person, secured by any lien on any property of such Person and (e) all guaranties of payment or collection of any indebtedness of any other Person described in clauses (a) to (d), inclusive, of this definition.

     "INDEMNIFIED PARTIES" has the meaning assigned to such term in subsection
(a) of Section 5.4.

     "INSIDER BOARD" means a Subsidiary Board that is, but for any Enron Designees, composed solely of officers or employees of the Company or any Subsidiary of the Company.

     "MOODY'S" means Moody's Investors Service and any successor thereto.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NORTHWEST" means Northwest Natural Gas Company, an Oregon corporation, and its successors and assigns.

     "NYSE" means The New York Stock Exchange, Inc.

     "PERSON" means any individual, company, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, union, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

     "PGE" means Portland General Electric Company, an Oregon corporation, and its successors and assigns.

     "PREFERRED SHARES" means the cumulative preferred shares of the Company issued initially as part of the FELINE PRIDES, each having a stated liquidation amount equal to $50.00 and having the rights and designations as set forth in the Articles (and any securities into which the Preferred Shares are converted or reclassified or that are issued in respect of the Preferred Shares, pursuant to a Business Combination, recapitalizatiton, stock dividend or other similar transaction).

     "PROPORTIONAL" means, when used to determine the number of individuals that Enron is entitled to nominate to any board of directors at any particular time, the number (rounded to the nearest whole number) determined by multiplying the aggregate number of members of such board by a fraction, the numerator of which shall be the number of Enron Directors that Enron is entitled to designate to the Company Board pursuant to subsection (a) of Section 2.1 at such time and the denominator of which shall be the total number of directors constituting the entire Company Board at such time; provided, however, that, notwithstanding the foregoing, in no event shall such number be less than one (1).

     "PUBLIC OFFERING" means a distribution of securities of the Company that is required to be registered pursuant to the provisions of Section 5 of the Securities Act.

     "PUHCA" means the Public Utility Holding Company Act of 1935, as amended, or any successor thereto.

     "PURCHASE CONTRACT" means, with respect to each FELINE PRIDE, a purchase contract pursuant to which the holder of such contract shall be obligated to purchase from the Company on the fourth anniversary of the Closing Date, for an amount of cash equal to $50, the number of shares of Class B Common Stock set forth in such purchase contract.

     "QUALIFIED EQUITY OFFERING" means an Equity Offering that, together with any gross proceeds received by the Company from any other Equity Offering that has been consummated, generates aggregate gross proceeds to the Company of at least $300 million.

     "REGISTRABLE SECURITIES" means any Common Stock, FELINE PRIDES and Preferred Shares issued or to be issued by the Company (i) pursuant to the Stock Purchase Agreement, (ii) upon conversion of the Class B Common Stock issued pursuant to the Stock Purchase Agreement to Common Stock, (iii) upon conversion of the Class B Common Stock to be issued pursuant to a Purchase Contract to Common Stock or (iv) in satisfaction of unpaid dividends on any Preferred Shares. As to any particular Registrable Securities, once issued, such Registrable Securities shall only cease to be Registrable Securities when (a) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the method of distribution described in such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 or (c) such securities shall have ceased to be outstanding.

     "REGISTRATION EXPENSES" means any and all expenses incident to performance of or compliance with Articles IV and V of this Agreement, including without limitation (i) all SEC and NYSE or other securities exchange or NASD registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including the reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses,
(iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on the NYSE or any other securities exchange or the NASD pursuant to this Agreement and all rating agency fees, (v) the fees and disbursements of counsel for the Company and its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of counsel selected pursuant to Section 5.6, (vii) any reasonable fees and disbursements of underwriters and their counsel customarily paid by the issuers or sellers of securities, transfer taxes, fees and expenses of any transfer agent or registrar, costs of insurance, and the reasonable fees and expenses of special experts retained in connection with the requested registration, but excluding underwriting discounts and selling commissions and
(viii) all expenses incurred in connection with any road shows (including the reasonable out-of-pocket expenses of the Holder of the applicable Registrable Securities).

     "REPRESENTATIVES" of a Person means the officers, employees, independent accountants, independent legal counsel and other representatives of such Person.

     "RIGHTS AGREEMENT" has the meaning assigned to such term in subsection (a) of Section 2.8.

     "RULE 144" means Rule 144 (or any successor provision) under the Securities Act.

     "SEC" means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

     "SECOND DISPOSITION DATE" means the date on which Enron, its Affiliates and any Designated Transferees, as a group, own less than ten percent (10%) of the Securities.

     "SECURITIES" means the shares of the Common Stock, the Class B Common Stock, the FELINE PRIDES and the Preferred Shares issued by the Company pursuant to the Stock Purchase Agreement, including any Class B Common Stock issued pursuant to a Purchase Contract and any Common Stock issued upon conversion of any Class B Common Stock so issued. For purposes of calculating a percentage of the Securities owned by any particular Person or a percentage of the Securities issued in connection with the Stock Purchase Agreement, in each case pursuant to any of the provisions of this Agreement, the shares of Class B Common Stock shall be deemed to be equivalent to the shares of Common Stock and each unit of FELINE PRIDES shall be deemed to be equivalent to the minimum number of shares of Class B Common Stock issuable on the Purchase Contract Settlement Date (as such term is defined therein) in respect of such unit of FELINE PRIDES. For the purpose of making any such determination, the Preferred Shares shall be deemed to be synonymous with the FELINE PRIDES and shall not be deemed to represent separate securities or to be included in the calculation.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SECURITY HOLDERS" means Enron, the Common Stock Purchaser, the Class B Purchaser and the FELINE PRIDES Purchaser and any Transferee to whom any of the Securities have been transferred pursuant to the provisions of subsection (a) of
Section 3.1.

     "SECURITY PURCHASERS" means the Common Stock Purchaser, the Class B Purchaser and the FELINE PRIDES Purchaser.

     "SHELF REGISTRATION STATEMENT" has the meaning assigned to such term in subsection (a) of Section 4.1.

     "SIGNIFICANT ADVERSE EFFECT" has the meaning assigned to such term in subsection (f) of Section 4.2.

     "STANDARD & POOR'S" means Standard & Poor's Rating Services and any successor thereto.

     "STOCK PURCHASE AGREEMENT" has the meaning assigned to such term in the first recital to this Agreement.

     "SUBSIDIARY" of a Person means any corporation or other entity (including a limited liability company, partnership or other business entity) in which such Person, directly or indirectly, owns outstanding Capital Stock or other Voting Securities having the power, under ordinary circumstances, to elect a majority of the directors or members of the governing body of such corporation or other entity or with respect to which such Person otherwise has the power to direct the management and policies of such corporation or other entity.

     "SUBSIDIARY BOARDS" has the meaning assigned to such term in subsection (c) of Section 2.1.

     "SUBSIDIARY INDEBTEDNESS RATING" means a rating for the senior secured Indebtedness of PGE or Northwest of A3 by Moody's and BBB by Standard & Poor's.

     "SUSPENSION EVENT" means the engagement by the Company in a material transaction and that the disclosure thereof required by the filing of a registration statement or any amendment or supplement thereto under the Securities Act would, in the good faith reasonable judgment of the Company

Board, after consultation with its outside securities counsel, materially and adversely affect the Company.

     "SUSPENSION NOTICE" has the meaning assigned to such term in subsection (e) of Section 4.1.

     "TERMINATION DATE" means the earlier of the Second Disposition Date and the fifth anniversary of the Closing Date.

     "THIRD PARTY" has the meaning assigned to such term in subsection (b) of
Section 6.1.

     "TRANSFER" means to sell, transfer, assign or otherwise dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment or other disposition of, Equity Securities beneficially owned by a Person.

     "TRANSFER RESTRICTIONS TERMINATION DATE" means the earliest of (i) the last day of the 30th calendar month following the Closing Date, (ii) six months following the consummation of a Qualified Equity Offering and (iii) the occurrence of a Change of Control.

     "TRANSFEREE" means any Person to whom the Common Stock Purchaser, the Class B Purchaser, the FELINE PRIDES Purchaser or any Transferee thereof Transfers any Common Stock, Class B Common Stock, Preferred Shares or FELINE PRIDES pursuant to the provisions of subsection (a) of Section 3.1.

     "VOTING SECURITIES" means, at any time, shares of any class of Equity Securities that are ordinarily entitled to vote (without regard to the occurrence of any additional event or contingency) generally in the election of Directors.

     SECTION 1.2  OTHER DEFINITIONAL PROVISIONS. (a)Unless the context otherwise
     ------------------------------------------
requires, as used in this Agreement: (i) a term defined herein has the meaning ascribed to it herein; (ii) an accounting term not otherwise defined herein has the meaning ascribed to it in accordance with U.S. GAAP; (iii) "or" is not exclusive; (iv) "including" means "including, without limitation;" (v) words in the singular include the plural and vice versa; (vi) words applicable to one gender apply to each gender; (vii) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement, including the Annexes hereto; and (viii) the terms "Article", "Section" and "Annex" refer to the specified Article, Section or Annex of or to this Agreement.

          (b) A reference to any Person includes such Person's successors and permitted assigns.

          (c) Any reference to "days" shall mean calendar days unless "Business Days" (as defined herein) are expressly specified.

                                   ARTICLE II
                       CORPORATE GOVERNANCE OF THE COMPANY

     SECTION 2.1  BOARD REPRESENTATION. During the period commencing on the date
     ---------------------------------------
hereof and ending on the Termination Date, subject to the provisions of applicable laws and regulations:

          (a) Enron shall, subject to subsection (e) of this Section 2.1, be entitled to nominate two individuals for election to the Company Board, and each party hereto that holds Voting Securities agrees to vote such Voting Securities in favor of the election of such individuals (the "Enron Directors") to the Company Board; provided, however, that from and after the First Disposition Date, Enron's entitlement under this subsection shall be reduced to the right to nominate one individual for election to the Company Board;

          (b) the Company agrees, by action of the Company Board, (i) to establish, by appointment from among the members of the Company Board, and maintain an Audit Committee and (ii) to appoint to the Audit Committee one of the Enron Directors, as designated by Enron;

          (c) the Company agrees to elect or to cause to be elected, through action of the Company Board, to the board of directors of PGE and Northwest (the "Subsidiary Boards" and, together with the Company Board, the "Applicable Boards") a number of individuals designated by Enron, who need not be directors, officers or employees of the Company or any of its Subsidiaries, that is, in the case of each Subsidiary Board, as nearly as is practicable, Proportional to the number of members of each such Subsidiary Board (together with Enron's designated member of the Audit Committee, the "Enron Designees"); provided, however, that if at any time during the duration of the Entitlement Period a Subsidiary Board consists solely of officers or employees of the Company or any of its Subsidiaries (an "Insider Board") and only for so long as such Subsidiary Board remains an Insider Board, the Company shall not be obligated pursuant to this subsection (c) to elect or cause to be elected the individuals so designated by Enron to such Subsidiary Board;

          (d) the Company agrees to permit one of the Enron Directors or, if there are no Enron Directors, one individual designated by Enron, who need not be a director, officer or employee of the Company or any of its Subsidiaries, to attend as a non-voting observer all meetings of the Executive Committee and the Compensation Committee and to transmit to such individual, at the time and in the manner sent to other members of such committees, all information and materials provided by the Company to such committee members;

          (e) the Company agrees, to the extent that the Company reasonably determines that applicable laws and regulations prohibit Enron from designating members of any Applicable Board or of the Audit Committee but permit an individual designated by Enron to attend such meetings, to permit one individual designated by Enron, who need not be a director, officer or employee of the Company or any of its Subsidiaries, to attend as a non-voting observer all meetings of each such Applicable Board and the Audit Committee; and

          (f)   the Company agrees to provide advance notice in accordance with
Section 60.034 of the Oregon Business Corporation Act and the Company's bylaws to each Enron Director with respect to each regular and special meeting of the Company Board and the Audit Committee which notice shall, in the case of each special meeting, include a reasonable summary of the subject matter of the meeting.

SECTION 2.2 INITIAL ENRON REPRESENTATION. To the extent permitted by applicable laws and regulations, each party hereto agrees to take such actions, including actions as necessary or desirable to nominate and elect individuals to the intended offices and, in the case of the Company, actions by the Company Board, as shall be necessary or desirable in order that, effective as of the opening of business on the Business Day immediately following the Closing Date:

          (a)   The Company Board shall include the Enron Directors;

          (b) one of the Enron Directors shall have been elected to the class of directors having the then longest remaining term and the other shall have been elected to the class of directors having the then second longest remaining term;

          (c)   the Audit Committee shall include the Enron Director required by
Section 2.1; and

          (d) each other Applicable Board shall include the Enron Designees to the extent required by subsection (c) of Section 2.1.

     SECTION 2.3  REMOVAL OF ENRON DESIGNEES. No Enron Director or Enron
     ---------------------------------------
Designee shall be subject to removal, without cause, from any Applicable Board or the Audit Committee other than with the express written consent of Enron. If Enron shall determine to remove any Enron Director or Enron Designee from any Applicable Board or the Audit Committee, each party hereto agrees, upon written notice to such effect from Enron, to take all actions reasonably necessary or desirable , including the voting of outstanding Voting Securities held by such party, in order to effect such action. Following such removal of an Enron Director or Enron Designee, the parties shall comply with the other provisions of this Article II to ensure that the removed individual is replaced by another Enron Director or Enron Designee, as appropriate. Notwithstanding the foregoing, if a Subsidiary Board becomes an Insider Board, Enron shall, to the extent that there shall then be one or more Enron Designees on the Subsidiary Board, cause each of the Enron Designees to resign promptly from the Subsidiary Board, and, for so long as such Subsidiary Board remains an Insider Board, the Company shall not be obligated to replace the removed individuals with other Enron Designees.

     SECTION 2.4  VACANCIES. If a vacancy is created on any Applicable Board or
     ----------------------
the Audit Committee by virtue of the death, disability, retirement, resignation or removal of any Enron Director or Enron Designee from any Applicable Board or the Audit Committee, each party hereto shall, to the extent permitted by applicable laws and regulations, take promptly any and all actions, including the voting of outstanding Voting Securities held by such party and, in the case of the Company, actions by the Company Board, necessary or desirable to fill such vacancy with an individual designated in writing by Enron so as to give effect to the provisions of Section 2.1. Any Designated Transferee to which Voting Securities have been Transferred also agrees, pursuant to the assumption contemplated by Section 3.2, to vote such Voting Securities in favor of any such action.

     SECTION 2.5  RESIGNATION OF ENRON DIRECTORS. Immediately following the
     -------------------------------------------
First Disposition Date, Enron shall, to the extent that there shall then be more than one Enron Director or Enron Designee on any Applicable Board, cause one of the Enron Directors or Enron Designees to resign from all of the Applicable Boards, effective as of the First Disposition Date. Immediately following the Termination Date, Enron shall cause the remaining Enron Director or Enron Designee to resign from all of the Applicable Boards. Enron agrees to take all actions reasonably necessary or desirable, including the voting of outstanding Voting Securities held by it, in order to effect such action. Any Designated Transferee to which Voting Securities have been Transferred also agrees, pursuant to the assumption contemplated by Section 3.2, to vote such Voting Securities in favor of any such action.

     SECTION 2.6  AVAILABLE FINANCIAL INFORMATION. For so long as the Company is
     --------------------------------------------
not a reporting issuer under the Exchange Act or, if having become such a reporting issuer, it shall cease to be such a reporting issuer or for so long as the Company shall fail to comply with its reporting obligations under the Exchange Act, the Company shall, to the extent that Enron or any Holder beneficially owns any of the Securities, deliver, or cause to be delivered, to Enron and each Holder:

          (a) as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated and consolidating balance sheets of the Company as of the end of such fiscal year, and consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of the Company for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and followed promptly thereafter (to the extent not then available) by such financial statements accompanied by the audit report with respect thereto of independent public accountants of recognized national standing selected by the Company; and

          (b) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of each such period, a consolidated balance sheets of the Company as of the end of each such quarterly period, and consolidated statements of income, changes in shareholders' equity and cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

     SECTION 2.7  ACCESS.
     -------------------

          (a) During the period commencing on the date hereof and ending on the Termination Date, the Company shall afford, provide and furnish, and shall cause its Subsidiaries and the Representatives of the Company and its Subsidiaries to afford, provide and furnish to Enron and each Designated Transferee, if any, and their Representatives:

          (i) during normal business hours and upon reasonable advance notice, reasonable access to the Representatives, properties, plants and other facilities and to all books and records of the Company and each of its Subsidiaries;

          (ii) all financial, operating and other data and information regarding the Company and its Subsidiaries as the Security Holders and their Representatives may reasonably request; and

          (iii) the opportunity to discuss the affairs, finances, operations and accounts of the Company and its Subsidiaries with the Company's officers on a periodic basis;

provided, however, that the Company shall not be required to furnish or to cause to be furnished any data or information or access to any data or information
(i) regarding the gas or electric power trading or marketing operations of the Company and its Subsidiaries or (ii) to the extent that the furnishing of any other data or information or the provision of access to such data or information would violate applicable laws and regulations. Notwithstanding the foregoing, the Company shall have the right to require that Enron and the Designated Transferees coordinate their access to the Company pursuant to this Section 2.7 (including by way of example and not limitation, requiring that Representatives of Enron and all of the Designated Transferees conduct visits to the Company's premises as a group or requiring that Enron and the Designated Transferees collectively submit requests for information) to keep the burdens on the Company to a minimum.

          (b) Enron and each of the Designated Transferees, if any, agrees that:

          (i) the non-public business information furnished to it or its Representatives pursuant to subsection (a) of this Section is by its nature confidential (the "Confidential Information") and that it shall not disclose, and shall cause Representatives not to disclose, for the period commencing with the furnishing of such information until the first anniversary of the Termination Date, such Confidential Information to any Third Party without the prior written consent of the Company, except that such Person may disclose such Confidential Information (A) to Representatives and financial advisors and to entities that are potential sources of debt financing or equity for such Person (which Representatives and financial advisors shall keep such Confidential Information confidential on the same terms and conditions as are applicable to Enron or the Designated Transferee that disclosed such Confidential Information) and (B) to the extent compelled by judicial process, required by applicable Laws and Regulations or by any Governmental Authority ; and

          (ii) the term "Confidential Information" shall not, for purposes of this paragraph, include (i) information that is in the public domain, (ii) information that generally is available to the public other than as a result of a disclosure by Enron or such Designated Transferee or any of its Representatives thereof in breach of this Section or (iii) information that becomes available to such Security Holder or its Representatives on a non-confidential basis from a source other than another Security Holder or its Representatives, provided that such source is not known by any of the aforementioned parties to be bound by a confidentiality agreement with, or other obligation of secrecy to, the Company.

     SECTION 2.8  CONSENT RIGHTS.
     ---------------------------

          (a) During the Consent Period, the approval of Enron shall be necessary, in addition to any vote or consent of the Company Board or the shareholders of the Company required by law or the Articles, in order to authorize, effect or validate the following actions by the Company (and no such action shall be effectual or have any force or effect without such approval):

          (i) the authorization, creation or issuance of, or the increase in the authorized amount of, any shares of any class or series of Capital Stock or any security convertible into shares of any class or series of any Capital Stock ranking equal or prior to the Preferred Shares in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Company;

          (ii) any action by the Company that would result in Enron, together with its Affiliates and any Designated Transferees, holding in excess of 4.9% of the Voting Securities or Enron, any of its Affiliates or any Designated Transferee becoming subject to regulation under PUHCA as a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "public utility company" (as such terms are defined in PUHCA);

          (iii) any of the following actions that would result in (A) a downgrade of the rating of any then existing Indebtedness of the Company or the rating assigned to the FELINE PRIDES or Preferred Shares below the applicable Company Indebtedness Rating, (B) an assignment of an initial rating below the Company Indebtedness Rating to any new Indebtedness of the Company to be Incurred in connection with any such transaction, (C) a downgrade of the rating of any then existing senior unsecured Indebtedness of PGE or Northwest below the Subsidiary Indebtedness Rating or (D) an assignment of an initial rating below the Subsidiary Indebtedness Rating to any new Indebtedness of PGE or Northwest to be Incurred in connection with any such transaction:

               A. any merger or consolidation of the Company, PGE or Northwest with or into any other Person, any acquisition of another Person by the Company, PGE or Northwest, any sale or transfer of all or a material portion of the assets of the Company, PGE or Northwest or any other Business Combination involving the Company, PGE or Northwest, whether in a single transaction or a series of related transactions;

               B. any issuance of any equity securities of any of the Company's Subsidiaries to any Third Party (other than the Company or any of its wholly owned Subsidiaries); or

               C. any spin-off, split-off, dividend or distribution by the Company or any of its Subsidiaries (other than cash dividends declared and paid with respect to the Preferred Shares, the Common Stock and the Class B Common Stock as permitted by the terms of the Company's senior Indebtedness and other than dividends and distributions declared and paid solely to the Company or a wholly owned Subsidiary of the Company);

          (iv) amend or supplement the Company's Rights Agreement (the "Rights Agreement") to delete, amend, eliminate or otherwise change, or otherwise have the effect of amending, eliminating or otherwise changing, the provisions of the Rights Agreement as in effect as of the date of this Agreement that exempt Enron, the Security Purchasers or any of their respective Affiliates from the definition of "Acquiring Person" pursuant to the terms and conditions set forth in the Rights Agreement as in effect on the date hereof, or take any action to approve, adopt or implement a rights agreement or any other agreement having a similar effect, whether upon the expiration or termination of the Rights Agreement or otherwise unless such rights agreement or other agreement exempts Enron, the Security Purchasers and their respective Affiliates from the restrictions thereof to the same extent provided in the Rights Agreement as in effect on the date hereof; or

          (v) the entering into any arrangement or contract to do any of the foregoing.

          (b) In connection with the exercise of the consent rights set forth in clause (v) of subsection (a) of this Section 2.8, the Company shall, prior to entering into or taking any of the transactions or actions specified in such clause, obtain a confirmation of the rating of any of its then existing Indebtedness and the FELINE PRIDES or the Preferred Shares or, as appropriate, an initial rating of any new Indebtedness to be Incurred as contemplated thereby from each of Moody's and Standard & Poor's.

          (c) During the period commencing on the date hereof and ending on the Termination Date, the approval of Enron shall be necessary, in addition to any vote or consent of the Company Board or the shareholders of the Company required by law or the Articles, in order to authorize, effect or validate any amendment, repeal, alteration or change to subsection A.9. of Article V of the Company's Articles in a manner that adversely affects Enron, any of its Affiliates or Associates (as defined in the Company's Articles) or any of their successors or assigns.

     SECTION 2.9  ACTIONS AFFECTING CERTAIN DISTRIBUTIONS. The Company will not,
     ----------------------------------------------------
without the prior written consent of Enron, enter into any agreement that contains provisions that restrict or limit the payment of dividends or the making of distributions by the Company on the Preferred Shares and that are more likely to prevent the Company from paying such dividends or making such distributions than those included in the Debt Financing (as such term is defined in the Stock Purchase Agreement); provided, however, that the Company may defer the payment of dividends on the Preferred Shares in accordance with the terms of the Preferred Shares as set forth in the Articles.

     SECTION 2.10  SHAREHOLDER ACTIONS.
     ---------------------------------

          (a) Enron agrees that its holdings of each class of Equity Securities and those of its Affiliates will be represented at each meeting of the holders of such class of Equity Securities and Enron and its Affiliates will, to the extent that they hold Voting Securities, vote those Voting Securities in each election of Directors of the Company in favor of the slate of nominees submitted by the Company Board to the meeting of holders of Voting Securities. Any Designated Transferee to which Voting Securities have been transferred also agrees, pursuant to the assumption contemplated by Section 3.2, to take each of the actions required of Enron by the immediately preceding sentence.

          (b) Enron agrees that, subject to the provisions of Section 6.1, neither Enron nor any of its Affiliates will take any action during the period commencing on the Closing Date and ending on the Termination Date that will (i) require the Company to register as a "holding company" under the PUHCA or (ii) result in Enron or any of its Affiliates becoming a "holding company" or "affiliate" of the Company, within the meaning of PUHCA. Each Designated Transferee, if any, also agrees, in connection with the assumption contemplated by Section 3.2, not to take any action that will (i) require the Company to register as a "holding company" under the PUHCA or (ii) result in the Designated Transferee becoming subject to regulation as a "holding company" or "affiliate" of the Company, within the meaning of PUHCA.

                                   ARTICLE III
                                    TRANSFERS

     SECTION 3.1  TRANSFER RESTRICTIONS.
     ----------------------------------

          (a) Until the Transfer Restrictions Termination Date, no Security Purchaser or any Transferee permitted under this subsection (a) of this Section
3.1 shall Transfer any of the Securities; provided, however, that any Security Purchaser and any Designated Transferee may:

          (i) subject to the provisions of Section 3.3, Transfer all or any portion of the Securities in any transaction not involving a Public Offering;

          (ii)  Transfer any of the Securities to any Designated Transferee; and

          (iii) Transfer any of the Securities to Enron or any of its Affiliates.

          (b) At the time of any Transfer of any Securities by Enron or any of its Affiliates to a Designated Transferee, Enron shall advise the Company in writing as to the name of such Designated Transferee and, if a Person other than Enron, each Person that controls such Designated Transferee and, generically, as to the nature of the equity owners of such Designated Transferee or, if other than Enron, of such other Person or Persons.

          (c) The certificates representing the Securities shall bear an appropriate legend referencing this Agreement and the restrictions on transfer set forth in this Article III. The Company may also deliver "stop transfer" instructions to its Transfer Agent and Registrar, if any, to assure compliance with this Article III.

     SECTION 3.2  ASSIGNMENT OF RIGHTS HEREUNDER. In connection with any
     -------------------------------------------
Transfer permitted by the provisions of subsection (a) of Section 3.1, a Security Purchaser or any Transferee permitted thereunder may assign to a Transferee permitted thereunder the Security Purchaser's rights, and shall provide for the assumption by such Transferee of the Security Purchaser's obligations, under Sections 2.1, 2.2 (it being understood that the rights accorded to Enron under Sections 2.1 and 2.2 are personal to Enron and are not assignable), 2.4, 2.5, 2.6, 2.7, 2.10 and 3.1 and Articles IV, V, VI and VII. Any rights so assigned to a Transferee and any obligations so assumed by a Transferee may be further assigned to and assumed by a subsequent Transferee through compliance with this Article III.

     SECTION 3.3  CONDITION. Prior to the consummation of a Transfer permitted
     ----------------------
by Section 3.1 and as a condition thereto, the Security Purchaser (or a subsequent Transferee) shall, if any rights are to be assigned to or obligations to be assumed by the Transferee in accordance with Section 3.2, obtain the written agreement of the Transferee to be bound by the terms and provisions of this Agreement so assigned or assumed and obtain and provide to the Company complete information for notices under this Agreement.

     SECTION 3.4  TRANSFEREE. Except as provided in this Article III or in
     -----------------------
Section 7.3, no Transferee of any Security Purchaser (or of any subsequent Transferee) shall be obligated by, or be entitled to any rights under, the provisions of this Agreement.

     SECTION 3.5  TAX TRANSFER RESTRICTIONS. As of the date hereof, each of the
     --------------------------------------
Security Purchasers and Designated Transferees, if any, severally and not jointly and as to itself only, represents and warrants to each other party hereto that it is not as of the date of this Agreement subject to any binding commitment to Transfer any portion of the Securities issued by the Company on the date hereof, which Transfer would change the ownership of the Securities for federal income tax purposes.

                                   ARTICLE IV
                               REGISTRATION RIGHTS

     SECTION 4.1  SHELF REGISTRATION STATEMENT.
     -----------------------------------------

          (a) Subject to subsections (d) and (e) of this Section 4.1 and to subsection (g) of Section 5.1, the Company shall:

          (i) at least 30 days prior to the Transfer Restrictions Termination Date, file an "evergreen" shelf registration statement on the form for which the Company is eligible pursuant to Rule 415 under the Securities Act (or any successor provisions) providing for an offering to be made on a continuous basis of the Registrable Securities (the "Shelf Registration Statement"); provided, however, that the inclusion of all or any part of the FELINE PRIDES or Preferred Stock shall be at the election of the Holder or Holders thereof.

          (ii) use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective as soon as practicable after the Transfer Restrictions Termination Date (but in any event not later than 45 days thereafter);

          (iii) use its commercially reasonable efforts to maintain the Shelf Registration Statement in effect for the Effective Period and, when necessary for that purpose, to amend the Shelf Registration Statement or to supplement the prospectus included therein, all as required by the Securities Act or as reasonably requested by the Holders of (or any underwriter for) more than 10% of the Common Stock (including any Common Stock issuable upon conversion of Class B Common Stock) or 10% of the FELINE PRIDES and Preferred Shares covered by the Shelf Registration Statement;

          (iv) furnish to the Holders copies of any supplement or amendment to the Shelf Registration Statement prior to the filing of such supplement or amendment with the SEC or the use thereof; and

          (v) pay all Registration Expenses in connection with the Shelf Registration Statement.

          (b) The Shelf Registration Statement shall not include any securities other than the Registrable Securities.

          (c) If at any time prior to the Registration Rights Termination Date the Shelf Registration Statement ceases to be effective, then the Company shall promptly file and use its commercially reasonable efforts to cause to become effective a new "evergreen" shelf registration statement providing for an offering to be made on a continuous basis of the Registrable Securities, which registration statement shall also be referred to herein as the Shelf Registration Statement.

          (d) If the Company shall at any time furnish to the Holders a certificate signed by its chairman of the board, chief executive officer or president stating that a Suspension Event has occurred, the Company may postpone the filing (but not the preparation) of the Shelf Registration Statement for up to 60 days; provided, however, that the Company shall not be permitted to postpone the filing of the Shelf Registration Statement pursuant to this subsection (d) more than once. The Company shall promptly give the Holders written notice of any postponement made in accordance with the preceding sentence.

          (e) If the Company shall at any time furnish to the Holders a certificate signed by its chairman of the board, chief executive officer or president (a "Suspension Notice") stating that a Suspension Event or a Company Offering Event has occurred, the Holders may not effect any such resales until

          (i)   in the case of a Suspension Event, the earliest to occur of
(A) two Business Days following the public announcement by the Company of the related transaction, (B) the abandonment by the Company of negotiations regarding the related transaction (upon which the Company shall promptly notify the Holders in writing) and (C) 90 days after the delivery of such Suspension Notice; or

          (ii) in the case of a Company Offering Event, the earliest to occur of (A) 30 days after the completion of the related Company Offering, (B) after the abandonment of the related Company Offering (upon which the Company shall promptly notify the Holders in writing) and (C) 90 days after the delivery of such Suspension Notice.

     The Company shall be entitled to serve only one Suspension Notice within any period of 365 consecutive days.

          (f) The methods of distribution of the Registrable Securities specified in the Shelf Registration Statement shall include an offering "at market," a firm underwriting and a "best efforts" underwriting. Prior to the Shelf Registration Statement becoming effective, the Holders of the Registrable Securities included in the Shelf Registration Statement shall enter into an agreement with the Company in form and substance substantially similar to the form thereof attached hereto as Annex A (containing, among others, provisions requiring advance notice by a Holder to the Company with respect to any sale of Registrable Securities and provisions relating to the distribution of the Registrable Securities in an "at market" offering).

          (g) At the election of any Holder or group of Holders, in each case, holding in excess of 10% of the aggregate amount of Securities (including any

Common Stock issuable upon conversion of the Class B Common Stock) included in the Shelf Registration Statement, any resale pursuant to the Shelf Registration Statement may involve an underwritten offering, and, in such case, the underwriter(s) for such registration shall be selected by the Holders making such election; provided, however, that such underwriter(s) shall be reasonably satisfactory to the Company. The Company agrees to amend or supplement the Shelf Registration Statement or any prospectus included therein as necessary to disclose the method of distribution in accordance with the Securities Act.

     SECTION 4.2  INCIDENTAL REGISTRATIONS.
     -------------------------------------

          (a) If, at any time after the Transfer Restrictions Termination Date, the Company proposes to register Equity Securities for offering, sale and delivery under the Securities Act (other than a registration on Form S-4 or S-8 for a purpose specified by either such Form as of the date hereof and a registration on any successor or other forms promulgated for such specified purposes and other than a registration statement relating to any dividend reinvestment or direct stock purchase plan), whether or not for sale for its own account, in a manner that would permit registration of Common Stock for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of Common Stock, Class B Common Stock and FELINE PRIDES of its intention to do so and of such Holders' rights under this Agreement.

          (b) Upon the written request of any such Holder made within thirty
(30) days after the receipt of any such notice, the Company will use commercially reasonable efforts to effect the registration under the Securities Act under such registration statement of all shares of Common Stock that then constitute Registrable Securities or are issuable on conversion of shares of Class B Common Stock that then constitute Registrable Securities and that the Company has been so requested to register by the Holders thereof. The foregoing obligation in this subsection (b) is subject to the conditions that (i) if, prior to the effective date of such registration statement, the Company shall cease its efforts to register the initially proposed offering, sale and delivery of Equity Securities, the Company may, at its election, give written notice of such action to each Holder and, thereupon, shall be relieved of its obligation hereunder to register any shares of Common Stock in connection with such registration (but not from its obligation to pay the Registration Expenses theretofore incurred) and (ii) if such registration involves an underwritten offering, all Holders requesting inclusion of Common Stock in the registration statement must offer, sell and deliver such Common Stock through the underwriters selected for such offering on the same terms and conditions as apply to the Company or the other sellers of the Equity Securities, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings.

          (c) If an offering to be registered pursuant to this Section 4.2 involves a firm underwriting, any Holder requesting inclusion of shares of Common Stock in such offering and registration statement may elect in writing prior to the effective date of the registration statement to delete all or any part of such shares of Common Stock from such offering and such registration statement.

          (d) Nothing in this Section 4.2 shall operate to limit the right of any Holder to request the registration of Common Stock issuable upon conversion, exchange or exercise of securities, including Class B Common Stock, held by such Holder notwithstanding the fact that at the time of request such Holder does not hold the Common Stock underlying such securities. The registrations provided for in this Section 4.2 are in addition to, and not in lieu of, registrations made in accordance with Section 4.1.

          (e) The Company will pay all Registration Expenses in connection with each registration requested pursuant to this Section 4.2.

          (f) If a registration pursuant to this Section 4.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Common Stock requested to be included in such registration would be likely to have a significant adverse effect on the price, timing or distribution of the other securities to be offered in such offering (a "Significant Adverse Effect") then the Company shall include in such registration, (a) first, 100% of the securities the Company proposes to sell and, (b) second, to the extent of the amount of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having a Significant Adverse Effect, the amount of Registrable Securities which the Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative amount of Registrable Securities that constitute Common Stock requested to be included by such Holder in such registration statement (provided, that any such amount thereby allocated to any such Holder that exceeds such Holder's request shall be reallocated among the remaining requesting Holders and any other requesting holders in like manner).

                                   ARTICLE V
                             REGISTRATION PROCEDURES

     SECTION 5.1  REGISTRATION PROCEDURES. In connection with the Company's
     ------------------------------------
obligations hereunder to cause the registration of the Registrable Securities under the Securities Act, the Company shall, when required under the provisions of Article IV, as expeditiously as possible:

          (a) prepare and file with the SEC the registration statement and the prospectus to be used in connection therewith, including all financial statements required thereby, all exhibits thereto and all other documents and instruments required under the Securities Act with respect to the method of distribution of the securities to be registered thereby;

          (b) prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to cause such registration to become effective under the Securities Act, to maintain the effectiveness of such registration statement in accordance with the provisions of this Agreement and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders set forth in such registration statement or any amendment or supplement thereto;

          (c) before filing the registration statement or any amendments or supplements thereto, furnish, on a timely basis so as to permit review thereof, to any counsel selected pursuant to Section 5.6 hereof copies of all documents proposed to be filed;

          (d) furnish to each Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other related documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder;

          (e) use commercially reasonable efforts to register or qualify the Registrable Securities in such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the distribution in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection (e), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (f) use commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental authorities as may be necessary to enable the Holder or Holders thereof to consummate the distribution of the Registrable Securities;

          (g) immediately notify each Holder and each underwriter, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company becoming aware that the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, prepare and file with the SEC an amendment to the registration statement or a supplement to the prospectus so that such prospectus shall not thereafter include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and furnish as promptly as practicable to such Holder a reasonable number of copies of the prospectus as so amended or supplemented; provided, however, that, in the case of the Shelf Registration Statement, the Company may defer the delivery of such amended or supplemental prospectus in accordance with subsection (e) of
Section 4.1 by delivery to each Holder of a Suspension Notice.

          (h) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen (18) months) after the effective date of the registration statement and the date of each subsequent final prospectus supplement to the prospectus contained in the registration statement, if any, an earnings statement which shall satisfy the provisions of
Section 11(a) of the Securities Act;

          (i) use its commercially reasonable efforts to list all Registrable Securities on the NYSE or any other national securities exchange on which Registrable Securities of the same class are then listed and, if no such Registrable Securities are so listed, on the NYSE or any national securities exchange on which the Common Stock is then listed;

          (j) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the provisions of Section 5.4 hereof, and take such other actions as the Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the distribution of such Registrable Securities;

          (k) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Holders of such Registrable Securities shall reasonably request;

          (l) make available for inspection by any Holder, by any underwriter participating in any distribution to be effected pursuant to the registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

          (m) notify counsel (selected pursuant to Section 5.6 hereof) for the Holders and the managing underwriter or agent, as applicable, immediately, and confirm the notice in writing, (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, (iv) of the issuance by the SEC or any other governmental agency or authority of any stop order suspending the effectiveness of the registration statement, any order preventing or suspending the use of any preliminary prospectus or any order suspending the qualification of the securities for offering or sale in any jurisdiction, or (v) of the institution or threat by the SEC or any other governmental agency or authority of any proceedings for any of such purposes;

          (n) use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

          (o) in the case of an underwritten offering and if requested by the managing underwriter or agent or any Holder, promptly incorporate in a prospectus supplement or post-effective amendment to the registration statement such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of any underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

          (p) cooperate with the Holders and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, such certificates to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

          (q) use its best efforts to obtain for delivery to the Holders and to the managing underwriter or agent, if any, any opinion or opinions from counsel for the Company reasonably requested by any Holder and in customary form and in form, substance and scope reasonably satisfactory to such Holders, the managing underwriter or agent and their counsel;

          (r) cooperate with each Holder and each underwriter or agent, if any, participating in the distribution of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NYSE or any other securities exchange or the NASD; and

          (s) use its best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any "road shows" or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities.

     SECTION 5.2  INFORMATION SUPPLIED. The Company may require each Holder, the
     ---------------------------------
Registrable Securities of which are being included in a registration statement as required hereby, to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities and reasonably necessary in order to ensure compliance with applicable securities laws as the Company may from time to time reasonably request in writing.

     SECTION 5.3  RESTRICTIONS ON DISPOSITION. Each Holder agrees that, upon
     ----------------------------------------
receipt of any notice from the Company of the happening of any event of the kind described in subsection (g) of Section 5.1, such Holder will forthwith discontinue distribution of Registrable Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (g) of Section 5.1, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     SECTION 5.4  INDEMNIFICATION. (a) In the event of any registration of any
     ----------------------------
securities of the Company under the Securities Act pursuant to Article IV, the Company shall, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the Holder of any Registrable Securities covered by such registration statement, each Affiliate of such Holder and their respective directors, officers, employees and stockholders or members or general and limited partners (and any director, officer, Affiliate, employee, stockholder and controlling Person of any of the foregoing), each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable attorney's fees and reasonable expenses of investigation) ("Expenses")to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such Claims or Expenses arise out of, relate to or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such Claim or Expense arises out of, relates to or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in the preparation thereof; and provided, further, that, with respect to any such Claim and Expenses that arise out of or are based on an untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus, the indemnity agreement contained in this subparagraph shall not inure to the benefit of any Indemnified Party from whom the person asserting such Claim and Expenses purchased the Securities concerned to the extent that any such Claim and Expenses result from the fact that a copy of the final prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities as required by the Securities Act if the untrue statement or alleged untrue statement in or omission or alleged omission has been corrected in the final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive the transfer of securities by any Holder.

          (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 4.1 or Section 4.2 herein, that it shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any underwriter acting for such Holder to indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection (a) of this
Section 5.4) the Company and all other prospective sellers or underwriters, as the case may be, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder or underwriter specifically for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of securities by any seller. In no event shall the liability of any Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.4, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under Section 5.4, except to the extent that the Company is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment (after consultation with legal counsel) a conflict of interest between such Indemnified Party and the Company may exist in respect of such action or proceeding, the Company shall be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel selected by the Company and reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of its election so to assume the defense thereof, the Company shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that, if the Company declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within a 30-day period, or if a court of competent jurisdiction determines that the Company is not vigorously defending such action or proceeding, then such Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Company shall pay the reasonable fees and disbursements of such counsel or other representative as incurred. The Company shall not settle any such action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnified Party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party. No Indemnified Party shall settle any such action or proceeding or consent to the entry of any judgment without the prior written consent of the Company (such consent not to be unreasonably withheld).

          (d) If the indemnification provided for in this Section 5.4 from the Company is unavailable to an Indemnified Party hereunder in respect of any Claim or Expenses referred to herein, then the Company, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or Expenses in such proportion as is appropriate to reflect the relative fault of the Company and Indemnified Party in connection with the actions that resulted in such Claim or Expenses, as well as any other relevant equitable considerations, including relevant benefits. The relative fault of the Company and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Company or the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this subsection (d) as a result of the Claim and Expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding.

          (e) The parties hereto agree that it would not be just and equitable if contribution pursuant to subsection (d) of this Section 5.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) of this
Section 5.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (f) Indemnification similar to that specified in this Section 5.4 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any law or with any governmental authority other than as required by the Securities Act.

          (g) The obligations of the parties under this Section 5.4 shall be in addition to any liability which any party may otherwise have to any other party.

     SECTION 5.5  REQUIRED REPORTS. The Company covenants that it will file the
     -----------------------------
reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act but within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 5.6  SELECTION OF COUNSEL. In connection with any registration of
     ---------------------------------
Registrable Securities pursuant to Article IV hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities.

     SECTION 5.7  HOLDBACK AGREEMENT. If any registration under Section 4.2
     -------------------------------
hereof or any sale of securities in connection with a registration under Section
4.1 hereof shall be in connection with an underwritten public offering, each Holder that beneficially owns Common Stock or Class B Common Stock representing at least 2% of the outstanding shares of Common Stock and Class B Common Stock, taken as a whole, agrees not to effect any public offering, sale or delivery, including any sale pursuant to Rule 144 under the Securities Act, of any Equity

Securities of the Company (in each case, other than as part of such underwritten public offering), within seven (7) days before, or ninety (90) days (or such lesser period as the managing underwriters may permit) after, the effective date of any such registration pursuant to Section 4.2 or the closing of any sale of securities in connection with a registration under Section 4.1 (except as part of any such registration or sale), and the Company hereby also so agrees and agrees to cause each other holder of any equity security of the Company purchased from the Company (at any time other than in a public offering) to so agree.

     SECTION 5.8  NO INCONSISTENT AGREEMENT. The Company represents and warrants
     --------------------------------------
that it will not enter into, or cause or permit any of its Subsidiaries to enter into, any agreement which conflicts with or limits or prohibits the exercise of the rights granted to the Holders in this Agreement.

                                   ARTICLE VI
                                   STANDSTILL

     SECTION 6.1  ACQUISITION OF ADDITIONAL VOTING SECURITIES.
     --------------------------------------------------------

          (a) Subject to subsection (b) of this Section 6.1, during the period commencing on the date hereof and ending on the Termination Date, Enron hereby agrees that it shall not, and that it shall cause each of its Affiliates not to (and each Designated Transferee also agrees, pursuant to the assumption contemplated by Section 3.2, not to), without the prior approval of the Company Board (excluding, for purposes of such approval, the Enron Directors), (i) acquire, offer or propose to acquire or agree to acquire (whether by purchase, tender or exchange offer, through an acquisition of control of another Person (including by way of merger or consolidation), by joining a partnership, syndicate or other Group, or otherwise), the beneficial ownership of any Voting Securities of the Company in excess of Voting Securities delivered at Closing (or any warrants, options or other rights to purchase or acquire, or any securities convertible into, or exchangeable for, any Voting Securities of the Company); (ii) make any public announcement with respect to, or submit any proposal for, any merger, consolidation, sale of substantial assets (other than sales made in the ordinary course of business of Enron or its Subsidiaries) or other business combination or extraordinary transaction involving the Company;
(iii) except in connection with the election of the Enron Directors and Enron Designees, make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any Voting Securities of the Company or seek to advise or influence any Person (other than any Enron Affiliate or Designated Transferee) with respect to the voting of any Voting Securities of the Company; (iv) otherwise act, either alone or in concert with others, to seek control of the Company Board or (v) publicly disclose any intention, proposal, plan or arrangement with respect to any of the foregoing (collectively, the "Acquisition Restrictions"). The Acquisition Restrictions contained in clause (i) above shall not apply to any acquisition (each, an "Acquisition") of beneficial ownership of any additional Voting Securities of the Company: (x) which is by way of stock dividends, stock reclassifications or other distributions or offerings made available on a pro rata basis to holders of Equity Securities of the Company generally, (y) that involves Equity Securities acquired from the Company in accordance with the provisions of the Stock Purchase Agreement or upon conversion of any Class B Common Stock (including any Class B Common Stock issued pursuant to a Purchase

Contract) issued pursuant to the Stock Purchase Agreement, except that in no event shall Enron, its Affiliates and any Designated Transferee, together, acquire or hold direct ownership of more than 4.9% of the outstanding Voting Securities of the Company or (z) from an Affiliate of Enron. Nothing contained in this Section 6.1 shall be construed to limit or restrict any action taken in good faith by the Enron Directors or Designees in their capacities as directors of the Company Board or any other Applicable Board or by Enron or its Affiliates pursuant to Article II.

          (b)   The foregoing Acquisition Restrictions will not apply if:

          (i) a third party that is not an Affiliate of Enron or a Designated Transferee (a "Third Party", which term shall include any Group, other than a Group that includes Enron, any of its Affiliates or any Designated Transferee as a member) commences or publicly announces its intention to commence a bona fide tender or exchange offer for more than 15% of the outstanding Voting Securities of the Company and the Company Board does not recommend against the tender or exchange offer within 10 Business Days after the commencement thereof (which, in the case of an exchange offer, shall be deemed to be the effective date of the registration statement relating to the securities offered in such exchange offer or, if permitted under the Exchange Act, such earlier date selected by the offeror for commencement of the exchange offer) or such longer period as shall then be permitted under SEC rules;

          (ii) a Third Party acquires beneficial ownership of 15% or more of the Company's outstanding Voting Securities;

          (iii) a Third Party makes a bona fide proposal to acquire assets of the Company that the Company Board is actively negotiating and the consummation of which would require approval of the shareholders of the Company pursuant to the Oregon Business Corporation Act;

          (iv) a Third Party makes a bona fide proposal to enter into any acquisition or other business combination transaction with the Company that the Company Board is actively negotiating;

          (v) the Company enters into (or publicly announces its intention to do so) a definitive agreement, or an agreement contemplating a definitive agreement, for any of the foregoing transactions described in clauses (i) to
(iv) above;

          (vi) to any Transfer of Equity Securities between or among Enron, its Affiliates and any Designated Transferee or Transferees; or

          (vii) the Company is in material breach of its obligations under this Agreement.

                                  ARTICLE VII
                                  MISCELLANEOUS

     SECTION 7.1  NOTICES. All notices required or permitted hereunder shall be
     --------------------
in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient or, if not, then on the next

Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

          (a) to the Company at its address specified in Section 10.3 of the Stock Purchase Agreement;

          (b) to Enron at the address specified in Section 10.3 of the Stock Purchase Agreement;

          (c) to the Common Stock Purchaser, the Class B Purchaser or the FELINE PRIDES Purchaser at the address set forth under the name of each such party on the signature page hereto;

          (d)   to any Transferee at the address provided pursuant to subsection
Section 3.3;

          (e) to any other Holder (if other than pursuant to clause (b), (c) or (d) above), to the address of such Holder as shown in the stock record books of the Company; or

          (f) to such other address for any party as it may specify by like notice.

     SECTION 7.2  AMENDMENTS AND WAIVERS. Except as otherwise provided herein,
     -----------------------------------
no modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by each party hereto; provided that, notwithstanding the foregoing, no such approval shall be required of any Transferee that is made a party hereto pursuant to Section 3.3 unless such modification, amendment or waiver affects such Transferee. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     SECTION 7.3  SUCCESSORS, ASSIGNS, TRANSFEREES. This Agreement shall bind
     ---------------------------------------------
the parties hereto and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement may not be assigned without the prior written consent of each other party, except that Enron may assign its rights and obligations hereunder to any Affiliate or Affiliates.

     SECTION 7.4  FURTHER ASSURANCES. At any time or from time to time after the
     -------------------------------
date hereof, the parties agree to cooperate with each other and, at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

     SECTION 7.5  ENTIRE AGREEMENT. Except as otherwise expressly set forth
     -----------------------------
herein, the Stock Purchase Agreement and any other agreement executed in connection with the transactions contemplated under the Stock Purchase Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

     SECTION 7.6  DELAYS OR OMISSIONS. No delay or omission to exercise any
     --------------------------------
right, power or remedy accruing to any party upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach, default or noncompliance or of any subsequent breach, default or noncompliance. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law or otherwise afforded to any party, shall be cumulative and not alternative.

     SECTION 7.7  GOVERNING LAW, JURISDICTION. This Agreement shall be governed
     ----------------------------------------
in all respects by the laws of the State of New York, except, in the case of the Company and with respect to Section 2.1, to the extent that the Oregon Business Corporation Act is applicable.

     SECTION 7.8  SEVERABILITY. In case any provision of this Agreement shall be
     -------------------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 7.9  EFFECTIVE DATE. This Agreement shall become effective
     ---------------------------
immediately upon the Closing.

     SECTION 7.10  ENFORCEMENT; LIMITATIONS ON CERTAIN DAMAGES. Each party
     ---------------------------------------------------------
hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Notwithstanding anything herein to the contrary, in connection with any claim by a party hereto against another party hereto, the claiming party shall not be entitled to recover any punitive, consequential, special, incidental or indirect damages (including any exemplary damages, treble damages, penalties, or loss of profits or income), whether based on statute, in tort, contract or otherwise, regardless of whether such damages may be available under applicable law or otherwise, and whether or not arising from a party's sole, joint or concurrent negligence, strict liability or other fault, the parties hereto hereby waiving their right, if any, to recover such damages in connection with any claims hereunder.

     SECTION 7.11  TITLES AND SUBTITLES. The titles of the sections and
     ----------------------------------
subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     SECTION 7.12  COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be
     ------------------------------------------------
executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

     IN WITNESS WHEREOF, the parties hereto have executed this Securityholders and Registration Rights Agreement as of the date set forth in the first paragraph hereof.

                                         ENRON CORP.


                                         By:____________________________________
                                            Name:
                                            Title:


                                         [COMMON STOCK PURCHASER]


                                         By:____________________________________
                                            Name:
                                            Title:

                                            Address:____________________________

                                                    ----------------------------


                                         [CLASS B PURCHASER]


                                         By:____________________________________
                                            Name:
                                            Title:
                                            Address:____________________________

                                                    ----------------------------


                                         [FELINE PRIDES PURCHASER]


                                         By:____________________________________
                                            Name:
                                            Title:
                                            Address:____________________________

                                                    ----------------------------


                                         NORTHWEST ENERGY CORPORATION


                                         By:____________________________________
                                            Name:
                                            Title:

                                                                         Annex D







                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED






                                                              October 5, 2001




Board of Directors
Northwest Natural Gas Company
220 NW Second Avenue
Portland, OR 97209



Members of the Board of Directors:


     Enron Corp., an Oregon corporation (the "Seller"), Enron Northwest Assets LLC, a Delaware limited liability company ("Enron NW Assets"), Northwest Natural Gas Company, an Oregon corporation ("NW Natural"), and Northwest Energy Corporation, an Oregon corporation and a wholly-owned subsidiary of NW Natural (the "Acquiror"), propose to enter into a Stock Purchase Agreement (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement and following a reorganization in which the Acquiror will become a holding company of NW Natural, (i) Enron NW Assets will acquire from the Seller all of the outstanding shares of common stock, par value $3.75 per share (the "PGE Shares"), of Portland General Electric Company, an Oregon corporation ("PGE"), (ii) the Acquiror will acquire the PGE Shares from Enron NW Assets, and (iii) the Seller will cause Portland General Holdings, Inc., an Oregon corporation and wholly-owned subsidiary of the Seller, to sell to the Acquiror all of the outstanding shares of common stock, par value $1.00 per share (the "PGE II Shares"), of PGH II, Inc., an Oregon corporation ("PGH II"). The acquisitions by Acquiror of the PGE Shares and the PGH II Shares are referred to as the "Transaction."


     The consideration to be paid by the Acquiror for the PGE Shares consists of
(x) US$1,549,000,000 in cash, (y) 4,000,000 units of FELINE PRIDES(TM) with an aggregate stated amount of US$200 million to be issued by the Acquiror, having the terms set forth in Exhibit E to the Stock Purchase Agreement (the "FELINE PRIDES"), and (z) a number of shares of common stock and Class B common stock of Acquiror determined as set forth in Section 1.5 of the Stock Purchase Agreement (the "Common Stock" and "Class B Common Stock", respectively). The consideration to be paid by the Acquiror for the PGH II Shares consists of US$1,000,000 in cash. The aggregate consideration to be paid by the Acquiror in the Transaction as described herein is referred to as the "Consideration."

     You have asked us whether, in our opinion, the Consideration to be paid by the Acquiror pursuant to the Transaction is fair from a financial point of view to NW Natural.

     In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to PGE and NW Natural that we deemed to be relevant;

     (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of PGE and NW Natural, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction, net of amounts allocated as rate benefits to customers (the "Expected Synergies"), in each case as furnished to us by PGE and NW Natural, respectively;

     (3) Conducted discussions with members of senior management and representatives of PGE and NW Natural concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Transaction and the Expected Synergies;

     (4) Reviewed the terms of the FELINE PRIDES, compared them to the terms of certain publicly traded FELINE PRIDES of other issuers, reviewed the market prices of certain other publicly traded FELINE PRIDES and considered the impact of the illiquidity of the FELINE PRIDES to be issued by Acquiror;

     (5) Reviewed the terms of the Common Stock and the Class B Common Stock to be issued by Acquiror and considered the impact of the illiquidity thereof;

     (6) Reviewed the results of operations of PGE and NW Natural and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (7) Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions which we deemed to be relevant;

     (8) Participated in discussions and negotiations among representatives of the Seller and NW Natural and their financial and legal advisors;

     (9)  Reviewed the potential pro forma impact of the Transaction on NW
          Natural;

     (10) Reviewed the Stock Purchase Agreement; and


     (11) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.


     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of PGE or NW Natural or been furnished with any such evaluation or appraisal. We have neither received nor reviewed any reserve reports prepared by independent experts. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of PGE or NW Natural. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by PGE or NW Natural, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the management of PGE or NW Natural as to the expected future financial performance of PGE or NW Natural, as the case may be, and the Expected Synergies.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.


     We are acting as financial advisor to NW Natural and have committed to provide financing services to the Acquiror, NW Natural and PGE in connection with the Transaction and will receive a fee from NW Natural for our services, a significant portion of which is contingent upon the consummation of the Transaction. In addition, NW Natural has agreed to indemnify us for certain liabilities arising out of our engagement. We are currently and have, in the past, provided financial advisory and financing services to NW Natural, PGE and the Seller and/or their respective affiliates and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the securities of NW Natural and the Seller and their respective affiliates for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.


     This opinion is for the use and benefit of the Board of Directors of NW Natural. Our opinion does not address the merits of the underlying decision by NW Natural to engage in the Transaction and does not constitute a recommendation to any shareholder of NW Natural as to how such shareholder should vote on the proposed Transaction or any matter related thereto.


     We are not expressing any opinion herein as to the prices at which the securities of the Acquiror, NW Natural or any other party will trade following the announcement or consummation of the Transaction.


     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid by the Acquiror pursuant to the Transaction is fair from a financial point of view to NW Natural.


                                         Very truly yours,





                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                            INCORPORATED

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     The Oregon Business Corporation Act (the "Act") provides, in general, that a director or officer of a corporation who has been or is threatened to be made a defendant in a legal proceeding because that person is or was a director or officer of the corporation:

     (1) shall be indemnified by the corporation for all expenses of such litigation when the director or officer is wholly successful on the merits or otherwise;

     (2) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative lawsuit) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful); and

     (3) may be indemnified by the corporation for expenses of a derivative lawsuit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation, provided the director or officer is not adjudged liable to the corporation.

     The Act also authorizes the advancement of litigation expenses to a director or officer upon receipt of a written affirmation of the director's or officer's good faith belief that the standard of conduct in Section (2) or (3) above has been met and a written undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she did not meet that standard and, therefore, is not entitled to be indemnified. The Act also provides that the indemnification provided thereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     Holding Company's Amended Bylaws provide that Holding Company shall indemnify directors and officers to the fullest extent permitted under the Act, thus making mandatory the discretionary indemnification authorized by the Act.

     Holding Company's Amended and Restated Articles of Incorporation provide that Holding Company shall indemnify its officers and directors to the fullest extent permitted by law, which may be broader than the indemnification authorized by the Act.

     Holding Company plans to enter into indemnity agreements with its directors and officers which provide for indemnity to the fullest extent permitted by law and also alter or clarify the statutory indemnity in the following respects:

     (1) prompt advancement of litigation expenses is provided if the director or officer makes the required affirmation and undertaking;

     (2) the director or officer is permitted to enforce the indemnity obligation in court and the burden is on Holding Company to prove that the director or officer is not entitled to indemnification;

     (3) indemnity is explicitly provided for judgments and settlements in derivative actions;

     (4) prompt indemnification is provided unless a determination is made that the director or officer is not entitled to indemnification; and

     (5) partial indemnification is permitted if the director or officer is not entitled to full indemnification.

     Holding Company will maintain in effect a policy of insurance providing for reimbursement to Holding Company of payments made to directors and officers as indemnity for damages, judgments, settlements, costs and expenses incurred by them which Holding Company may be required or permitted to make according to applicable law, common or statutory, or under provisions of its Amended and Restated Articles of Incorporation, Amended Bylaws or agreements effective under such laws.

Item 21.  Exhibits and Financial Statement Schedules.

     Reference is made to the Exhibit Index on p. II-6 hereof.

Item 22.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3) That every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To respond to requests for information that is incorporated by reference into the prospectus within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears hereinafter hereby appoints Richard G. Reiten, Bruce R. DeBolt, Richard S. Green and John T. Hood, the Agents for Service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland and State of Oregon on the day of November 30, 2001.

                                     NORTHWEST ENERGY CORPORATION


                                     By:  /s/ Richard G. Reiten
                                         -------------------------------------
                                         Richard G. Reiten
                                         Chairman  and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                             Title                    Date

 /s/ Richard G. Reiten                 Principal Executive
--------------------------------       Officer, and Director
Richard G. Reiten
Chairman and Chief
Executive Officer


/s/ Bruce R. DeBolt                    Principal Financial
--------------------------------       Officer, and Director
Bruce R. DeBolt
Senior Vice President, Finance,                               November 30, 2001
and Chief Financial Officer


/s/ Stephen P. Feltz                   Principal Accounting
--------------------------------       Officer
Stephen P. Feltz
Treasurer and Controller


/s/ Mark S. Dodson                     Director
--------------------------------
Mark S. Dodson
President and General Counsel

                                  EXHIBIT INDEX

Exhibit No.    Description of Exhibits
-----------    -----------------------

2.1 Stock Purchase Agreement, dated as of October 5, 2001, by and among Enron Corp., Northwest Natural Gas Company, Northwest Energy Corporation and Enron Northwest Assets, LLC (attached as Annex B to the proxy statement/prospectus).

2.2 Agreement and Plan of Merger and Reorganization, dated as of October 5, 2001, among Northwest Natural Gas Company, Northwest Energy Corporation and Northwest Energy Sub Corp. (attached as Annex A to the proxy statement/prospectus).

3.1            Articles of Incorporation of Northwest Energy Corporation.

3.2            Bylaws of Northwest Energy Corporation.

3.3 Form of Amended and Restated Articles of Incorporation of Northwest Natural Gas Company (attached as Exhibit A to the Agreement and Plan of Merger and Reorganization attached as Annex A to the proxy statement/prospectus).

3.4 Form of Amended and Restated Articles of Incorporation of Northwest Energy Corporation (attached as Exhibit C to the Agreement and Plan of Merger and Reorganization attached as Annex A to the proxy statement/prospectus).

3.5 Form of Amended and Restated Bylaws of Northwest Energy Corporation (attached as Exhibit D to the Agreement and Plan of Merger and Reorganization attached as Annex A to the proxy statement/prospectus).

4              Rights Plan *

5.1 Opinion of Mark S. Dodson, General Counsel of Northwest Natural Gas Company, as to the legality of the securities being registered by Northwest Energy Corporation.

5.2 Opinion of Thelen Reid & Priest LLP, special counsel to Northwest Natural Gas Company and Northwest Energy Corporation, as to the legality of the securities being registered by Northwest Energy Corporation.

8 Opinion of Thelen Reid & Priest LLP regarding the description of the material U.S. federal income tax consequences of the transaction (included in Exhibit 5.2).

10 Form of Securityholders and Registration Rights Agreement, to be entered into by and between Northwest Energy Corporation and Enron Corp.(attached as Annex C to the proxy statement/prospectus).

Exhibit No.    Description of Exhibits
-----------    -----------------------

23.1 Consent of PricewaterhouseCoopers LLP with respect to audited financial statements of Northwest Natural Gas Company.

23.2 Consent of Arthur Andersen LLP with respect to audited financial statements of Portland General Electric Company.

23.3           Consent of Thelen Reid & Priest LLP (included in Exhibit 5.2).

23.4 Consent of Mark S. Dodson, General Counsel of Northwest Natural Gas Company (included in Exhibit 5.1).

23.5           Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

24             Power of Attorney (see page II-4).

99.1 Form of Proxy Card to be used in soliciting common shareholders of Northwest Natural Gas Company.*


----------
* To be filed by amendment.